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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12
SONUS PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	$125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1)	Title of each class of securities to which transaction applies: Common Stock
	2)	Aggregate number of securities to which transaction applies: 5,425,000
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):
        $3.63, based on the average of the high and low trading price of Sonus common stock on January 20, 2005.

	4)	Proposed maximum aggregate value of transaction: $19,692,750
	5)	Total fee paid: $2,317.84
☐	Fee paid previously by written preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

Dear Sonus Stockholders:

        On behalf of the Board of Directors of Sonus Pharmaceuticals, Inc., we are pleased to deliver this proxy statement and cordially invite you to attend a special meeting of stockholders of Sonus in relation to the proposed acquisition of Synt:em S.A., a company incorporated in France, to be held on                        , 2005.

        The purpose of the special meeting will be the approval of the issuance of that number of shares of our common stock necessary to consummate our proposed acquisition of Synt:em S.A. Sonus is offering to purchase all of the issued and outstanding capital stock of Synt:em S.A. in exchange for shares of our common stock. The acquisition would be effected pursuant to the terms of an Amended and Restated Stock Purchase Agreement executed on December 27, 2004, by and among Sonus, and the stockholders of Synt:em S.A., and certain warrant holders and option holders of Synt:em S.A. The consummation of the transaction will require the issuance of 5,425,000 shares of our common stock deliverable to the stockholders of Synt:em S.A., subject to satisfaction of the conditions described in the Amended and Restated Stock Purchase Agreement.

        We believe this acquisition will help build upon the foundation that we have established with TOCOSOL® Paclitaxel, our lead cancer product, and will help us expand our platform as a pharmaceutical development company. We anticipate the combination of Sonus and Synt:em S.A. will result in a stronger company with a broader product pipeline, expanded drug discovery and development capabilities and increased scientific expertise and resources, all of which we believe will enhance value for our shareholders. This is a milestone step in our ongoing effort to build a company that can generate sustainable value over the long-term with multiple product opportunities. The proposed acquisition reaffirms our confidence in our current product development pipeline, and positions us to take advantage of additional opportunities for future success.

        Approval of the issuance of our common stock requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the special meeting and voting thereon, provided that a quorum consisting of a majority of the shares of our common stock entitled to vote is present in person or by proxy.

        This booklet includes notice of the special meeting and the proxy statement. The proxy statement describes the business to be transacted at the special meeting and provides information about us and Synt:em S.A. and our proposed acquisition of Synt:em S.A. that you should consider when you vote your shares. We encourage you to read this proxy statement, which includes important information about the proposed acquisition. The section entitled "Risk Factors" beginning on page    of this proxy statement contains a description of some of the risks that you should consider in evaluating our proposed acquisition of Synt:em S.A.

        Sonus' Board of Directors has unanimously approved the Amended and Restated Stock Purchase Agreement and the issuance of 5,425,000 shares of our common stock, subject to satisfaction of the conditions described in the Amended and Restated Stock Purchase Agreement. ACCORDINGLY, YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE ISSUANCE OF 5,425,000 SHARES OF OUR COMMON STOCK PURSUANT TO THE AMENDED AND RESTATED STOCK PURCHASE AGREEMENT.

        Whether or not you plan to attend the meeting, your vote is very important. Please sign and submit your proxy as soon as possible so that your shares can be voted at the special meeting in accordance with your instructions. You can vote your shares via the Internet, by telephone, or by mailing the enclosed proxy card. Instructions for using these convenient services appear on the instructions on the enclosed proxy card. On behalf of Sonus, we look forward to seeing you at the special meeting and we thank your for your support.

Sincerely,
Michael A. Martino President, Chief Executive Officer and Director

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON                        , 2005

To the Stockholders of Sonus Pharmaceuticals, Inc.:

        NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Sonus Pharmaceuticals, Inc. will be held at the Hyatt Regency Bellevue, 900 Bellevue Way Northeast, Bellevue, Washington 98004 on                        , 2005, at             a.m. local time.

        The purpose of the Special Meeting will be:

  1.
  to approve the issuance of 5,425,000 shares of Sonus common stock representing the maximum number of shares issuable in connection our proposed acquisition of Synt:em S.A. pursuant to an Amended and Restated Stock Purchase Agreement executed on December 27, 2004, by and among Sonus, the stockholders of Synt:em S.A. and certain warrant holders and option holders of Synt:em S.A.; and

  2.
  to transact such other business as may properly come before the special meeting or any adjournment or postponement of the meeting, including, if submitted to a vote of our stockholders, a motion to adjourn or postpone the meeting to another time or place for the purpose of soliciting additional proxies or satisfying the conditions to closing the transaction.

        Please refer to the attached proxy statement, which forms a part of this notice and is incorporated herein by reference, for further information with respect to the business to be transacted at the special meeting.

        Only stockholders of record of Sonus common stock at the close of business on January 27, 2005, referred to as the record date for the Sonus special meeting, or their proxies are entitled to notice of and to vote at this special meeting or any adjournment or postponement of the special meeting. The presence, in person or by proxy, of a majority of the outstanding shares of Sonus common stock will be required to establish a quorum at the special meeting. The affirmative vote of a majority of the votes cast at the meeting (a quorum being present) is required to approve the issuance of Sonus common stock in the transaction.

        Your vote is important. Whether or not you expect to attend the special meeting in person, please complete, sign, date and return the enclosed proxy card as soon as possible to make sure that your shares are represented at the special meeting. Returning the proxy card does not deprive you of your right to attend the special meeting and to vote your shares in person. You may revoke your proxy at any time before it is actually voted at the meeting by; delivering written notice of revocation to Sonus' Secretary at 22026 20th Avenue SE, Bothell, Washington 98021; submitting a later dated proxy; or attending the special meeting and voting in person. For specific instructions on voting procedures and revocation of proxies, please refer to the section entitled "The Special Meeting" beginning on page    of this proxy statement and the instructions on the proxy card.

        The Sonus board of directors unanimously approved the Amended and Restated Stock Purchase Agreement and the transactions contemplated thereby and unanimously recommends that Sonus stockholders vote "FOR" the issuance of Sonus common stock in the transaction.

By order of the Board of Directors,
Alan Fuhrman Senior Vice President and Chief Financial Officer

Table of Contents

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON , 2005
PROXY STATEMENT	1
INTRODUCTION	1
VOTING SECURITIES	1
SUMMARY	2
The Companies	2
The Acquisition	2
Sonus' Reasons for the Acquisition; Recommendation of the Board of Directors	3
Stockholders Entitled to Vote; Vote Required	4
Stockholders Agreement	4
Employment Agreements	4
Opinion of the Financial Advisor to Sonus	4
Escrow and Indemnification	5
Listing of Sonus Common Stock	5
No Appraisal Rights	5
Conditions to Completion of the Acquisition	6
No Solicitation by Synt:em S.A.	6
Termination of the Amended and Restated Stock Purchase Agreement	6
Transaction Expenses	6
United States Federal Income tax Consequences of the Acquisition	6
Anticipated Accounting Treatment	7
Governmental and Regulatory Matters	7
Forward Looking Statements May Prove Inaccurate	7
QUESTIONS AND ANSWERS ABOUT THE ACQUISITION AND THE SPECIAL MEETING	8
QUESTIONS AND ANSWERS ABOUT THE ACQUISITION	8
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING	11
THE SPECIAL MEETING	15
Date, Time, Place and Purpose of the Special Meeting	15
Recommendation of the Board of Directors	15
Voting Procedures and Revocations of Proxies	15
Record Date and Shares Entitled to Vote	16
Quorum and Vote Required	16
Abstentions and Broker Non-Votes	16
Solicitations of Proxies and Expenses	16
Admission to the Special Meeting	16
Other Business	17
Assistance	17
SELECTED HISTORICAL FINANCIAL DATA OF SONUS	18
SELECTED HISTORICAL FINANCIAL DATA OF SYNT:EM S.A.	19
EXCHANGE RATE INFORMATION	21
SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA	22
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS—SYNT:EM S.A.	23
Business Overview	23
Results of Operations	23
Liquidity and Capital Resources	26
Critical Accounting Policies and Estimates	28
Research and Development Capitalization	28
Deferred Taxes	29
Revenue Recognition	29

Restructuring Costs	29
Retirement Liability	29
Recent Accounting Pronouncements	29
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK	29
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	30
RISK FACTORS	31
Risks Relating to the Acquisition	31
Risks Relating to the Combined Company After the Acquisition	33
PROPOSAL ONE: APPROVAL OF THE ISSUANCE OF COMMON STOCK IN CONNECTION WITH THE ACQUISITION OF SYNT:EM S.A.	43
THE ACQUISITION	43
Background of the Acquisition	43
Sonus' Reasons for the Acquisition	49
Opinion of Financial Advisor to Sonus	51
Governmental and Regulatory Matters	56
Federal Income Tax Considerations	56
Anticipated Accounting Treatment	56
Listing of Sonus Common Stock to Be Issued in the Acquisition	57
Restriction on Resale of Sonus Common Stock	57
THE AMENDED AND RESTATED STOCK PURCHASE AGREEMENT	58
Structure of the Acquisition	58
Stock Purchase Consideration	58
Escrow Deposits	60
Transaction Expenses	61
Restricted Shares of Sonus Common Stock	61
Representations and Warranties	61
Conditions to the Stock Purchase	63
Conduct of Business Prior to the Stock Purchase	64
No Solicitation	64
Indemnification	65
Termination Rights	65
Directors and Officers of Sonus After the Stock Purchase	66
Amendment and Waiver	66
RELATED TRANSACTION AGREEMENTS	67
Stockholders Agreement	67
Employment Agreements	67
INFORMATION CONCERNING SONUS	70
INFORMATION CONCERNING SYNT:EM S.A.	72
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS AND MANAGEMENT OF SONUS	75
NO DISSENTERS' RIGHTS OF APPRAISAL	77
STOCKHOLDER PROPOSALS	78
WHERE YOU CAN FIND MORE INFORMATION	79
INCORPORATION OF INFORMATION BY REFERENCE	80
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS	F-1
AMENDED AND RESTATED STOCK PURCHASE AGREEMENT	A-1
FORM OF STOCKHOLDERS AGREEMENT	B-1
FAIRNESS OPINION OF NEEDHAM & COMPANY, INC.	C-1

SONUS PHARMACEUTICALS, INC.
22026 20th Avenue S.E.
Bothell, Washington 98021

PROXY STATEMENT

INTRODUCTION

        This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Sonus Pharmaceuticals, Inc., a Delaware corporation ("Sonus" or the "Company"), for use at its Special Meeting of Stockholders ("Special Meeting") to be held on                        , 2005, at             a.m. local time, at the Hyatt Regency Bellevue, 900 Bellevue Way NE, Bellevue, Washington 98004. This proxy statement and the accompanying proxy are being mailed to stockholders on or about                        , 2005. The Company has engaged the proxy advisory group of Strategic Stock Surveillance, LLC, to assist in the solicitation of proxies and provide related informational support, for a services fee and the reimbursement of customary out-of-pocket expenses that are not expected to exceed $15,000 in the aggregate and will be borne by the Company. It is contemplated that this solicitation of proxies will be made primarily by mail; however, if it should appear desirable to do so in order to ensure adequate representation at the meeting, directors, officers and employees of the Company may communicate with stockholders, brokerage houses and others by telephone, telegraph or in person to request that proxies be furnished and may reimburse banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them. All expenses incurred in connection with this solicitation shall be borne by the Company. Representatives from Ernst & Young, LLP, the Company's independent registered public accounting firm, are expected to be present at the meeting, will be given the opportunity to make a statement if they wish to do so, and will be able to respond to appropriate questions.

        Stockholders who execute proxies retain the right to revoke them at any time before they are voted. Any proxy given by a stockholder may be revoked or superseded by executing a later dated proxy, by giving notice of revocation to the Secretary, Sonus Pharmaceuticals, Inc., 22026 20th Avenue SE, Bothell, Washington 98021 in writing prior to or at the meeting or by attending the meeting and voting in person. A proxy, when executed and not so revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted "FOR" the issuance of common stock.

VOTING SECURITIES

        The shares of common stock, $.001 par value, constitute the only outstanding class of voting securities of the Company. Only the stockholders of the Company of record as of the close of business on January 27, 2005 (referred to as the "Record Date") will be entitled to vote at the meeting or any adjournment or postponement thereof. As of the Record Date, there were            shares of common stock outstanding and entitled to vote. No shares of the Company's preferred stock, $0.001 par value, were outstanding. A majority of shares entitled to vote represented in person or by proxy will constitute a quorum at the meeting. Each stockholder is entitled to one vote for each share of common stock held as of the Record Date. The approval of the issuance of common stock in the acquisition requires the affirmative vote of a majority of the votes cast at the special meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present, but they will not be voted at the special meeting. Because abstentions and broker non-votes will not be considered votes cast, they will have no effect on the outcome of the proposal.

SUMMARY

        The following is a summary of information contained in this proxy statement. This summary may not contain all of the information about the acquisition that is important to you. For a more complete description of the acquisition, we encourage you to read carefully this entire proxy statement, including the attached appendices. In addition, we encourage you to read the information incorporated by reference into this proxy statement, which includes important business and financial information about Sonus. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions in the section entitled "Where You Can Find More Information."

The Companies (see page 70 and 72)

Sonus Pharmaceuticals, Inc.
22026 20th Avenue SE
Bothell, Washington 98021
(425) 487-9500

        Sonus Pharmaceuticals is focused on the development of novel drugs for the oncology and related markets that may offer improved administration, tolerability, safety and effectiveness. Our business strategy is to (1) develop novel, proprietary formulations of therapeutic drugs utilizing the TOCOSOL drug delivery technology; (2) apply the TOCOSOL® technology platform to additional oncology products and (3) identify and in-license new therapeutic opportunities for the treatment of cancer or related indications to expand the existing pipeline of Sonus. The lead product of Sonus is TOCOSOL Paclitaxel, a novel formulation of the anti-cancer drug paclitaxel.

Synt:em S.A.
Parc Scientifique
Georges Besse
30035 Nimes Cedex 1 France
33 (0) 466-048-666

        Synt:em S.A., based in Nimes, France, is a drug discovery company that uses its proprietary drug design technologies to discover and develop drug transport conjugates for the treatment of pain, cancer and diseases of the central nervous system. Synt:em S.A.'s primary focus is to create new chemical entities by re-engineering existing compounds and improving their pharmacological behavior. Synt:em S.A. uses its technology platform to design short peptide sequences, known as Pep:trans peptides, that are conjugated with clinically validated and other compounds in order to improve the transport of pharmaceutical agents to specific organs and enhance cellular uptake.

The Acquisition (see page 43)

        Sonus and the stockholders of Synt:em S.A. have agreed to the combination of Sonus and Synt:em S.A. under the terms of an Amended and Restated Stock Purchase Agreement as described in this proxy statement. We have attached the Amended and Restated Stock Purchase Agreement as Appendix A to this proxy statement. We encourage you to read the Amended and Restated Stock Purchase Agreement in its entirety.

        Under the terms of the Amended and Restated Stock Purchase Agreement Sonus will purchase all of the outstanding shares of capital stock of Synt:em S.A., as well as all of the shares of capital stock of Synt:em S.A. which are issued pursuant to the exercise of outstanding Synt:em S.A. options or warrants on or before the closing of the acquisition. Upon completion of the acquisition, Synt:em S.A. will become a wholly owned subsidiary of Sonus.

        According to the Amended and Restated Stock Purchase Agreement, Sonus agreed that it will issue 5,425,000 shares of Sonus common stock and deliver the shares into escrow at the closing, to be released at various times and upon certain conditions as described below to the stockholders of Synt:em S.A. The full amount of the shares will only be delivered if all of the contingent and earn-out consideration is paid. At closing, Sonus will issue shares of Sonus common stock having a value equal to the sum of $8.75 million, plus 864,454 Euros, plus the amount of cash and cash equivalents less debt for borrowed money as of December 31, 2004 of Synt:em S.A., and less the amount of any transaction expenses of Synt:em S.A. paid or payable or reimbursed or reimbursable by Sonus after December 31, 2004. It is estimated that the shares issuable at the closing will have an aggregate market value of approximately $13.8 million. The number of shares of Sonus common stock payable at the closing will be based on the average closing price of Sonus common stock for the 20 consecutive trading days ending two days before the closing date.

        Shares of Sonus common stock payable at the closing will be deposited into an escrow account and will be subject to reduction in the event of an increase in the market price of Sonus common stock after the announcement of one or both of two specified value events relating to TOCOSOL Paclitaxel. If such an event occurs, the number of shares reduced from the shares of Sonus common stock payable at closing will be added to the shares of Sonus common stock comprising the earn-out consideration that may be earned upon the achievement of specified milestones by Synt:em S.A. This reallocation of shares from the closing consideration to the earn-out consideration will be measured by comparing the value of the closing consideration, as calculated using the average closing price for the 20 trading days ending two days prior to closing, to the value of such shares using the average closing price for the 20 trading days after the first public announcement of the material terms of a value event relating to TOCOSOL Paclitaxel. For this purpose, a value event means the public announcement of reaching an agreement with the FDA of the material parameters for Phase 3 testing of TOCOSOL Paclitaxel, or the public announcement of entering into a corporate collaboration agreement relating to TOCOSOL Paclitaxel that includes the payment of material consideration to Sonus. If more than one value event occurs prior to September 30, 2005, the average closing price for the 20 trading days after the announcement of the last event to occur will be used to reallocate shares. If no value event occurs prior to September 30, 2005, then no reallocation will take place. Promptly following the final determination of the number of shares constituting the closing consideration, such shares of Sonus common stock comprising the closing consideration will be distributed to the stockholders of Synt:em S.A.

        An additional issuance of Sonus shares having a value of $500,000 is payable on the date that is 45 business days following the filing of the consolidated audited financial statements of Sonus for the fiscal year ended December 31, 2005 with the SEC, provided no claims for indemnification have been made by Sonus prior to such date.

        The remaining portion of the stock purchase consideration that is not included in the closing consideration or the $500,000 payment described above is payable only upon the achievement of specified milestones on or before eight years following the closing.

Sonus' Reasons for the Acquisition; Recommendation of the Board of Directors (see page 49)

        In reaching its determination to approve the acquisition of Synt:em S.A., and to recommend that the Sonus stockholders vote to approve the issuance of shares of Sonus common stock pursuant to the terms of the Amended and Restated Stock Purchase Agreement, the Sonus Board of Directors identified a number of potential benefits of the proposed acquisition for Sonus and its stockholders, including the combined company's ability to increase its technical platform and pipeline of drug development candidates and broaden the combined company's potential customer base. Synt:em S.A. has a highly efficient discovery program that utilizes a proprietary computer screening process (Acti:map) that effectively reduces time and risk factors. The Synt:em S.A. technology platform is synergistic with Sonus' and adds novel approaches to changing the bioavailability of drugs as well as the potential ability to enable selective drug uptake into certain cells and organs. The combined company's product focus will extend beyond oncology into related areas, providing the opportunity to address additional large markets. The acquisition also enhances Sonus' preclinical and discovery expertise, adding a substantial number of Ph.D.'s to the staff. The acquisition also provides Sonus with a European presence that will assist in future and ongoing clinical trial management. The Sonus Board of Directors consulted with the management of Sonus and the legal counsel of Sonus regarding the legal terms of the acquisition, and the financial advisors of Sonus regarding the financial aspects of the acquisition and the fairness, from a financial point of view, of the consideration to be paid by Sonus to the stockholders of Sonus.

        The Sonus Board of Directors unanimously approved the acquisition and recommends that Sonus stockholders vote "FOR" the proposal to issue Sonus common stock pursuant to the Amended and Restated Stock Purchase Agreement.

Stockholders Entitled to Vote; Vote Required (see page 16)

        You can vote at the special meeting if you owned Sonus common stock at the close of business on January 27, 2005, the Record Date for the special meeting. On that date, there were                        shares of Sonus common stock outstanding and entitled to vote. You can cast one vote for each share of Sonus common stock that you owned on that date. Approval of the proposal to issue shares of Sonus common stock pursuant to the Amended and Restated Stock Purchase Agreement requires the affirmative vote of a majority of the total votes cast at the special meeting by holders of Sonus common stock outstanding as of the Record Date provided a quorum is present.

Stockholders Agreement (see page 67)

        Pursuant to the Amended and Restated Stock Purchase Agreement, Synt:em S.A. stockholders who will receive Sonus common stock in the acquisition will be required to enter into a Stockholders Agreement. This agreement will provide certain transfer and other restrictions on the Sonus common stock that will be issued to the Synt:em S.A. stockholders and also provides the Synt:em S.A. stockholders with certain registration rights following the closing. This Stockholders Agreement is attached to this proxy statement as Appendix B.

Employment Agreements (see page 67)

        Pursuant to the Amended and Restated Stock Purchase Agreement, Sonus or Synt:em S.A., as applicable, will enter into employment agreements or modify existing agreements with certain significant employees of Synt:em S.A. which provide for restrictions on competitive activities for a period of 24 months following the consummation of the acquisition and the payment by Synt:em S.A. of a success bonus upon the consummation of the acquisition of Synt:em S.A. by Sonus in the amount of from six to 12 months base salary.

Opinion of the Financial Advisor to Sonus (see page 51)

        On October 22, 2004, Needham & Company, Inc. rendered an oral opinion to the Sonus Board of Directors, subsequently confirmed in writing as of October 22, 2004, that, as of the date of its opinion and based upon and subject to the various considerations set forth in its opinion, the consideration to be issued by Sonus in the acquisition pursuant to the terms and provisions of the original Stock Purchase Agreement entered into on November 3, 2004 was fair, from a financial point of view, to the stockholders of Sonus.

        The full text of the Needham & Company opinion, which sets forth, among other things, assumptions made, procedures followed, matters considered and limitations on the scope of the review under taken by Needham & Company in rendering its opinion, is attached as Appendix C to this proxy statement. Sonus stockholders are urged to, and should, read the Needham & Company opinion carefully and in its entirety. The Needham & Company opinion addresses only the fairness, from a financial point of view to the stockholders of Sonus, of the consideration to be paid by Sonus in connection with the transaction as of the date of the Needham & Company opinion, and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the acquisition. The Board of Directors of Sonus did not obtain an updated fairness opinion from Needham & Company with respect to the Amended and Restated Stock Purchase Agreement because the Board concluded that the revised terms of the transaction were superior from the standpoint of Sonus as compared to the terms of the original Stock Purchase Agreement.

Escrow and Indemnification (see page 60 and 64)

        Sonus will be entitled to indemnification or a partial reduction in the stock purchase consideration for damages arising from any breach of the representations or warranties or the failure by the stockholders of Synt:em S.A. or the managers, to perform any covenants made by such stockholders or managers. In addition, Sonus has agreed to indemnify the stockholders of Synt:em S.A. for certain damages that arise from any breach by Sonus of its representations or warranties or any failure by Sonus to perform its covenants. Claims for indemnification or reductions of stock purchase consideration are subject to certain limitations of time and amount. If claims are submitted more than 45 business days following the filing of the consolidated audited financial statements of Sonus for the fiscal year ended December 31, 2005 with the SEC, recoverable amounts are limited further. Generally, claims for damages or reduction of stock purchase consideration must be submitted prior to the date that is 18 months following the closing date of the proposed stock purchase.

        The parties have agreed that a portion of the stock purchase consideration will be deposited into a third-party escrow to secure obligations under the Amended and Restated Stock Purchase Agreement. Portions of the stock purchase consideration deposited into escrow will include shares of Sonus common stock securing claims for indemnification, shares of Sonus common stock representing the value of a research tax credit payable by the French tax authorities in the first half of 2005 in the amount of 864,454 Euros, and shares of Sonus common stock that may be issued under the terms of the Amended and Restated Stock Purchase Agreement upon the achievement of specified milestones.

Listing of Sonus Common Stock (see page 57)

        Sonus common stock is currently traded on the Nasdaq National Market under the symbol "SNUS." Pursuant to the Amended and Restated Stock Purchase Agreement, Sonus will prepare and file, within five business days following the closing of the acquisition, a Registration Statement on Form S-3 with respect to the resale of the shares issued by Sonus in connection with the acquisition.

        However, pursuant to the Amended and Restated Stock Purchase Agreement, Synt:em S.A. stockholders who will receive Sonus common stock in the acquisition will be required to enter into a Stockholders Agreement that will provide certain transfer and other restrictions on the Sonus common stock issued to them.

No Appraisal Rights (see page 77)

        Sonus stockholders are not entitled to dissenters' or appraisal rights in connection with the acquisition.

Conditions to Completion of the Acquisition (see page 63)

        In order to complete the acquisition, Sonus and Synt:em S.A. must satisfy a number of conditions, including, but not limited to, the following:

  •
  no governmental agency or court must have issued any order, decree, judgment or injunction that prevents or prohibits the completion of the acquisition or any other transaction contemplated by the Amended and Restated Stock Purchase Agreement;

  •
  Sonus stockholders must approve the issuance of Sonus common stock pursuant to the Amended and Restated Stock Purchase Agreement;

  •
  Sonus and Synt:em S.A. must enter into an Escrow Agreement pursuant to the terms of the Amended and Restated Stock Purchase Agreement; and

  •
  since the date of the Amended and Restated Stock Purchase Agreement, no event must have occurred that has a material adverse effect on Sonus or Synt:em S.A.

No Solicitation by Synt:em S.A. (see page 64)

        The stockholders of Synt:em S.A. have agreed that neither they nor Synt:em S.A. will solicit, encourage, negotiate or accept any other acquisition proposal for Synt:em S.A. and that they will notify Sonus of any inquiry, indication of interest or proposal that constitutes, or could reasonably be expected to lead to, such an acquisition proposal. The stockholders of Synt:em S.A. have agreed they will not permit the officers, directors, employees, agents, and other representatives of Synt:em S.A. to supply any third-party with any information which could reasonably be expected to lead to an acquisition proposal, nor initiate, solicit, encourage negotiate, accept or discuss any transaction that could reasonably be expected to impede, interfere with, prevent or materially delay the acquisition of Synt:em S.A. by Sonus.

Termination of the Amended and Restated Stock Purchase Agreement (see page 65)

        Sonus and the sellers' agent appointed by the stockholders of Synt:em S.A. can jointly agree to terminate the Amended and Restated Stock Purchase Agreement at any time by mutual agreement. Either company may also terminate the Amended and Restated Stock Purchase Agreement if the acquisition is not completed by February 28, 2005.

Transaction Expenses (see page 61)

        Subject to the limitation described below, Sonus has agreed to pay all of the transaction expenses incurred by Synt:em S.A. and the Synt:em S.A. stockholders, including fees and expenses of legal advisors, accountants, investment bankers, financial advisors, valuation firms or similar professionals, as well as all bonuses, success fees and severance payments to employees of Synt:em S.A. that are payable as a result of the stock purchase, in addition to the stock purchase consideration. However, the amount of the transaction expenses of Synt:em S.A. and the Synt:em S.A. stockholders paid or reimbursed by Sonus will reduce the amount of the closing consideration to be paid by Sonus, and will increase, by a corresponding amount, the contingent earn-out amounts payable by Sonus based upon achievement of the milestone events. In addition, the transaction expenses paid or reimbursed by Sonus will have the effect of reducing the amount of cash held by Sonus. In no event will the transaction expenses payable by Sonus exceed 1.72 million Euros.

United States Federal Income Tax Consequences of the Acquisition (see page 56)

        There are no material U.S. federal income tax consequences to our current stockholders that will result from our issuance of additional shares of our common stock in the acquisition.

Anticipated Accounting Treatment (see page 56)

        The acquisition will be accounted for as a "purchase" transaction for accounting and financial reporting purposes, in accordance with accounting principles generally accepted in the United States. After the transaction, the results of operations of Synt:em S.A. will be included in the consolidated financial statements of Sonus. The purchase price will be allocated based on the fair values of the assets acquired and the liabilities assumed. Pursuant to Statements of Financial Accounting Standards No. 141, "Business Combinations" and No. 142, "Goodwill and Other Intangible Assets," goodwill will be subject to at least annual assessment for impairment based on a fair value test. Identified intangible assets with finite lives are amortized over those lives. A final determination of the intangible asset values and required purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, has not yet been made. Sonus will determine the fair value of assets and liabilities and will make appropriate business combination accounting adjustments. However, for purposes of disclosing unaudited pro forma information in this proxy statement, Sonus has made a preliminary determination of the purchase price and the purchase price allocation, based upon current estimates and assumptions, which is subject to revision upon consummation of the transaction.

Governmental and Regulatory Matters (see page 56)

        Sonus and Synt:em S.A. will comply with applicable federal and state securities laws in connection with the issuance of the Sonus common stock pursuant to the acquisition, and with applicable provisions of Delaware law. Except for applicable filings with the U.S. Securities and Exchange Commission and the approval of our stockholders as described in this proxy statement, no federal or state or French regulatory filings, consents or approvals will be required to consummate the acquisition.

Forward Looking Statements May Prove Inaccurate

        Sonus has made forward-looking statements in this document (and in documents that are incorporated herein by reference) that are subject to risks and uncertainties. Forward-looking statements include expectations concerning matters that are not historical facts. Also, when we use words such as "believe," "expect," "anticipate" or similar expressions, we are making forward-looking statements. For more information regarding factors that could cause actual results to differ from these expectations, you should refer to the specific risks described under "Risk Factors" beginning on page 31 and to the documents referred to under "Documents Incorporated by Reference" on page 80.

QUESTIONS AND ANSWERS ABOUT THE
ACQUISITION AND THE SPECIAL MEETING

        This section highlights selected information from this proxy statement and may not contain all of the information that is important to you. To better understand the proposed transactions, you should read this entire proxy statement carefully, as well as those additional documents to which we refer you. You may obtain more information by following the instructions in the section captioned "Where You Can Find More Information" on page 79. We have included page references to direct you to more complete descriptions of the topics presented in this section.

QUESTIONS AND ANSWERS ABOUT THE ACQUISITION

Why am I receiving this proxy statement?

        Sonus and the stockholders of Synt:em S.A. have agreed to combine the businesses of the two companies in a strategic transaction under which Sonus will acquire all of the outstanding shares of Synt:em S.A. This transaction will be effected through the purchase of all of Synt:em S.A.'s shares pursuant to an Amended and Restated Stock Purchase Agreement, entered into on December 27, 2004, by and among Sonus and the stockholders of Synt:em S.A. and certain warrant holders and option holders of Synt:em S.A. The Amended and Restated Stock Purchase Agreement supersedes in its entirety the Stock Purchase Agreement entered into by the same parties on November 3, 2004.

Why are Sonus and Synt:em S.A. proposing this transaction?

        Sonus and the stockholders of Synt:em S.A. believe the acquisition will provide substantial strategic benefits to the stockholders of both companies. Sonus and Synt:em S.A. believe the combination will enhance the combined company's technical platform and pipeline of drug development candidates and will broaden the combined company's potential customer base. For a more detailed description of the reasons of Sonus for the acquisition, please see the section captioned "The Acquisition—Sonus Reasons for the Acquisition" on page 49 of this proxy statement.

What information is contained in these materials?

        The information included in this proxy statement relates to the proposal to be voted on at the special meeting of stockholders of Sonus related to the issuance of shares for the proposed acquisition of Synt:em S.A., along with information on the voting process and where to find additional information. Also included are audited financial statements of Synt:em S.A., pro forma condensed combined financial information for Sonus and Synt:em S.A. related to the proposed acquisition, a proxy card and a return envelope.

Why are Sonus stockholders being asked to approve the issuance of shares of common stock?

        We are proposing to combine with Synt:em S.A. by offering to purchase, all of the outstanding shares of Synt:em S.A. with the consideration comprised of shares of our common stock. We will issue 5,425,000 shares of our common stock, or approximately 25% of our total shares of common stock outstanding on the date of the Amended and Restated Stock Purchase Agreement, to Synt:em S.A. stockholders. The total number of shares issued and delivered will be contingent on certain adjustments and earn-out payments provided for under the terms of the Amended and Restated Stock Purchase Agreement.

        The Nasdaq Marketplace Rules require the approval of our stockholders prior to the issuance of additional shares of our common stock in any transaction if (1) the common stock has, or will have upon issuance, voting power in excess of 20% of the voting power outstanding before the issuance of such common stock or of securities convertible into or exercisable for common stock or (2) the number of shares of common stock to be issued is, or will be upon issuance, in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock. In calculating shares outstanding, we have assumed the issuance of all shares contemplated by the Amended and Restated Stock Purchase Agreement, including shares issued as a result of contingent milestone payments being paid. Therefore, your approval is required.

What are the terms of the Acquisition to Synt:em S.A. stockholders?

        According to the Amended and Restated Stock Purchase Agreement, Sonus agreed that it will issue 5,425,000 shares of Sonus common stock into escrow for the benefit of the stockholders of Synt:em S.A. Sonus shares issuable in connection with the transaction are deliverable to the stockholders of Synt:em S.A. in three installments, the first of which is payable at the closing, subject to the reallocation mechanism described in further detail below, the second of which is payable after filing of Sonus' audited financial statements with the SEC for fiscal year 2005 and the third of which is payable upon the achievement of certain milestones by Synt:em S.A. The maximum number of shares will only be issued and delivered if the earn-out milestones are achieved. Euro denominated values will be converted into U.S. Dollars at the applicable exchange rate on the day immediately prior to the date of closing.

        Shares of Sonus common stock payable at closing will be deposited into an escrow account and will be subject to reduction and reallocation to the common stock comprising the earn-out consideration in the event of an increase in the market price of Sonus common stock after the announcement of one or both of two specified value events relating to TOCOSOL Paclitaxel. For a more detailed description of the terms of the consideration to be paid to Synt:em S.A. stockholders, please see the section captioned "The Amended and Restated Stock Purchase Agreement—Stock Purchase Consideration" on page 58 of this proxy statement.

Are there any conditions to this proposed transaction?

        The consummation of the acquisition is conditioned, among other things, upon the following: (1) approval by our stockholders of the issuance of 5,425,000 shares of our common stock to Synt:em S.A. stockholders, subject to satisfaction of the conditions described in the Amended and Restated Stock Purchase Agreement, and (2) there has been no material adverse change in the condition of Sonus or Synt:em S.A. For a more detailed description of the conditions to the Acquisition, please see the section captioned "The Amended and Restated Stock Purchase Agreement—Conditions to the Acquisition."

Are there risks associated with this proposed transaction?

        Yes. The combined company may not achieve the expected benefits of this transaction because of the risks and uncertainties discussed in the section entitled "Risk Factors" beginning on page 31 of this proxy statement. In deciding whether to approve the issuance of additional shares of our common stock in connection with acquisition, we urge you to carefully read and consider the risk factors contained in the section captioned "Risk Factors."

How much of Sonus will current Synt:em S.A. stockholders own upon completion of the Acquisition?

        Following the completion of the acquisition, we estimate that Synt:em S.A. stockholders will hold approximately 20% of our outstanding common stock, based on shares outstanding as of the Record Date. The maximum number of shares issuable under the terms of the Amended and Restated Stock Purchase Agreement will only be issued if the earn-out milestones are achieved.

How does the Board of Directors of Sonus recommend that I vote?

        The Board of Directors of Sonus unanimously recommends that all stockholders vote "FOR" the proposal to approve the issuance of 5,425,000 shares of Sonus common stock to Synt:em S.A. stockholders, subject to satisfaction of the conditions described in the Amended and Restated Stock Purchase Agreement, in connection with the proposed acquisition of Synt:em S.A.

Why is the Board of Directors recommending that I vote for the issuance?

        To review the background of and reasons for the acquisition and the issuance of shares in connection with the acquisition, please see the section captioned "The Acquisition—Background of the Acquisition" on page 43, and "Reasons for the Acquisition" on page 49.

Was there a Fairness Opinion delivered to Sonus in connection with this transaction?

        In connection with the proposed transaction, the financial advisor of Sonus, Needham and Company, Inc. delivered a written opinion to the Board of Directors of Sonus as to the fairness to the stockholders of Sonus, from a financial point of view, of the consideration provided for in the Stock Purchase Agreement dated as of November 3, 2004 regarding the acquisition of Synt:em S.A. The full text of Needham's written opinion, dated October 22, 2004, is attached to this proxy statement as Appendix C. We encourage you to read this opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken. The Board of Directors of Sonus did not obtain an updated fairness opinion from Needham & Company with respect to the Amended and Restated Stock Purchase Agreement because the Board concluded that the revised terms of the transaction were superior from the standpoint of Sonus as compared to the terms of the original Stock Purchase Agreement.

        NEEDHAM'S OPINION IS ADDRESSED TO THE BOARD OF DIRECTORS OF SONUS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE WITH RESPECT TO THE ISSUANCE OF THE ADDITIONAL SHARES OF OUR COMMON STOCK RELATED TO THE ACQUISITION OR ANY OTHER MATTER.

Are there any material United States federal income tax consequences to Sonus' stockholders from the stock issuance or the proposed Acquisition?

        There are no material U.S. federal income tax consequences to our current stockholders that will result from our issuance of additional shares of our common stock in the acquisition.

How will the proposed acquisition of Synt:em S.A. be accounted for?

        The proposed acquisition of Synt:em S.A. will be accounted for using the purchase method of accounting following accounting principles generally accepted in the United States. For a more detailed discussion of the anticipated accounting treatment, please see the section captioned "The Acquisition—Anticipated Accounting Treatment" on page 56 of this proxy statement.

Are there any regulatory approvals required in connection with proposed acquisition?

        The issuance of shares of our common stock are subject to the approval of our stockholders as described in this proxy statement. No other regulatory approvals are required in connection with the proposed acquisition.

When do you expect the Acquisition to be completed?

        We currently anticipate that the acquisition will be completed on or about                             , 2005. However, the exact timing of the completion of the acquisition cannot be predicted because it is subject to stockholder approval and other conditions described in this proxy statement.

Are the stockholders of Sonus entitled to dissenters' rights?

        No. Under Delaware law and our Amended and Restated Certificate of Incorporation, holders of shares of Sonus, common stock are not entitled to any dissenters' rights to seek appraisal of their shares, or to any preemptive rights, in connection with the proposed acquisition.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

When and where will the special meeting be held and what business will occur at the meeting?

        Our special meeting of stockholders will be held at the Hyatt Regency Bellevue, 900 Bellevue Way Northeast, Bellevue, Washington, 98004, on                         , 2005, at         a.m. local time. At the special meeting, stockholders will consider and vote upon the issuance of 5,425,000 shares of our common stock in connection with the proposed acquisition of all the outstanding shares of Synt:em S.A. You do not need to be present at the special meeting to have your vote counted. By utilizing any one of the various voting procedures described in this proxy statement prior to the date of the special meeting, your vote will be counted and included in the final results.

Who may vote at the special meeting?

        The shares of common stock of Sonus constitute the only class of securities entitled to notice of, to attend and to vote at the special meeting of stockholders. Only stockholders of record at the close of business on January 27, 2005, the Record Date for the meeting, are entitled to receive notice of and to participate in the special meeting. As of January 27, 2005 there were                        shares of common stock issued and outstanding. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting. Each outstanding share of Sonus common stock will be entitled to one vote on each matter.

        As of the Record Date, the directors, executive officers and affiliates of Sonus held            shares of Sonus common stock.

What is the difference between holding shares as a stockholder of record or as a beneficial owner?

        Most stockholders of Sonus hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

        If your shares are registered directly in your name with the transfer agent of Sonus, U.S. Stock Transfer Corporation, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by Sonus. As the stockholder of record, you have the right to grant your voting proxy directly to Sonus or to vote in person at the special meeting. Sonus has enclosed a proxy card for you to use.

Beneficial Owner

        If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the special meeting. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee regarding how to vote your shares. The voting instruction card provides various alternative voting methods, such as via the Internet, by telephone or by mail.

How many votes may a stockholder cast?

        At the special meeting, each stockholder will be entitled to one vote per share of common stock owned by such stockholder as of the record date.

How can I vote my shares in person at the special meeting?

        Shares held directly in your name as the stockholder of record may be voted in person at the special meeting. If you choose to do so, please bring the enclosed proxy card and proof of identification. Even if you plan to attend the special meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the special meeting. Shares held in street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares in person.

How can I vote my shares without attending the special meeting?

        Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the special meeting. You may vote your directly held shares by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker, bank or nominee following the instructions on the form included with this package.

What vote is required to approve the proposal?

        In order to conduct business at the special meeting, a quorum must be present. The holders of a majority of the shares of common stock entitled to vote at the special meeting, either present in person or represented by proxy, constitutes a quorum under the bylaws of Sonus and Delaware law. We will treat shares of our common stock represented by a properly signed and returned proxy, including abstentions and broker non-votes, as present at the special meeting for the purposes of determining the existence of a quorum. If a quorum is not present, it is expected that the special meeting will be adjourned or postponed to solicit additional proxies.

        The approval of the issuance of common stock in the acquisition requires the affirmative vote of a majority of the votes cast at the special meeting, provided a quorum is present. Although abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present, they will not be counted as votes cast at the special meeting. Broker non-votes refer to unvoted proxies submitted by brokers who are not able to vote on a proposal absent instructions from the applicable beneficial owner. Because abstentions and broker non-votes will not be considered votes cast, they will have no effect on the outcome of the proposal.

What does it mean if I receive more than one proxy or voting instruction card?

        It means that your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

May I change my vote after I have given it?

        You may change your proxy instructions (and your vote) at any time prior to the vote at the special meeting. For shares held directly in your name, you may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) and delivering such new proxy to the Secretary of Sonus either by mail or by calling the phone number or accessing the Internet address listed on the proxy card or by attending the special meeting and voting in person. Attendance at the special meeting will not cause your previously granted proxy to be revoked unless you specifically request to do so. For shares held beneficially by you, you may accomplish this by submitting new voting instructions to your broker, bank or nominee.

Who bears the cost of soliciting proxies?

        We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. We have retained the services of Strategic Stock Surveillance, LLC, to aid in the solicitation of proxies from banks, brokers, nominees and intermediaries. We estimate that we will pay Strategic Stock Surveillance a fee not expected to exceed $15,000 for its services, plus out of pocket expenses. We will also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

How are votes counted?

        You may vote "FOR", "AGAINST" or "ABSTAIN." If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board of Directors of Sonus described in this proxy statement. Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

If my shares are held in "street name" by my broker, will my broker vote my shares for me?

        Your broker will vote your shares only if you provide instructions on how to vote. Included with this package, you should have received from your broker a voting instruction card with instructions on how to vote your shares and how to provide instructions to your broker on how you want your shares voted. If you have any questions regarding the procedures necessary for your broker to vote your shares, you should contact your broker directly. Please instruct your broker as to how you would like him or her to vote your shares following the procedures on the instruction card. If you do not instruct your broker how to vote your shares, your shares will not be voted by your broker.

What do Sonus stockholders need to do now?

        After carefully reading and considering the information contained in this proxy statement, you should either complete, sign and date your proxy card and voting instructions and return them in the enclosed postage-paid envelope, by phone or by the Internet as provided for on the voting instruction card included in this package, or vote in person at the special meeting. You can simplify your voting and save Sonus expense by either voting via the Internet or calling the toll-free number listed on the proxy card. Please vote your shares as soon as possible so that your shares will be represented at the special meeting.

Where can I find the voting results of the special meeting?

        We will announce preliminary voting results at the special meeting and we will issue a press release with the final results after the special meeting is completed. In addition, we will publish the final results in a current report filed on Form 8-K following the special meeting.

What will happen if the proposal is not approved?

        If the proposal is not approved, the acquisition of Synt:em S.A. cannot proceed because we cannot issue the requisite number of shares of our common stock under applicable Nasdaq Marketplace Rules to complete the acquisition.

Who can help answer my questions?

        If you have any questions about the acquisition of Synt:em S.A. or how to vote or revote your proxy, or if you need additional copies of this proxy statement, you should contact Alan Fuhrman, the Chief Financial Officer of Sonus, at 22026 20th Avenue SE, Bothell, Washington 98021, or by telephone at (425) 487-9500.

THE SPECIAL MEETING

Date, Time, Place and Purpose of the Special Meeting

The special meeting will be held as follows:

Date:	, 2005
Time:	: a.m. local time
Place:	Hyatt Regency Bellevue 900 Bellevue Way Northeast Bellevue, Washington, 98004

The special meeting will be held for the following purposes:

  1.
  to approve the issuance of 5,425,000 shares of Sonus common stock representing the maximum number of shares issuable in connection with our proposed acquisition of the outstanding shares of Synt:em S.A. pursuant to an Amended and Restated Stock Purchase Agreement, entered into on December 27, 2004, by and among Sonus, the stockholders of Synt:em S.A. and certain warrant holders and option holders of Synt:em S.A.; and

  2.
  to transact such other business as may properly come before the special meeting or any adjournment or postponement of the meeting, including, if submitted to a vote of our stockholders, a motion to adjourn or postpone the meeting to another time or place for the purpose of soliciting additional proxies or satisfying the conditions to closing the transaction.

        A copy of the Amended and Restated Stock Purchase Agreement is attached to this proxy statement as Appendix A.

Recommendation of the Board of Directors

        Our Board of Directors believes that the proposed issuance of common stock in connection with the acquisition of Synt:em S.A. is advisable and fair to, and in the best interests of, Sonus and its stockholders, and unanimously recommends that stockholders vote "FOR" the proposal.

Voting Procedures and Revocations of Proxies

        A proxy card is enclosed for your use. We ask that you sign, date and return the proxy card in the accompanying envelope, which is postage prepaid if you mail it in the United States. Unless there are different instructions on the proxy, all shares represented by valid proxies (and not revoked before they are voted) will be voted at the special meeting "FOR" the approval of the issuance of common stock pursuant to the Amended and Restated Stock Purchase Agreement. With respect to any other business that may properly come before the special meeting and be submitted to a vote of stockholders, proxies will be voted in accordance with the best judgment of the designated proxy holders.

        Stockholders of record may vote by completing and returning the enclosed proxy card or calling the phone number or accessing the Internet address listed on the proxy card prior to the special meeting, voting in person at the special meeting, or submitting a signed proxy card at the special meeting. Your vote is important. Accordingly, please sign, date and return the accompanying proxy card whether or not you plan to attend the special meeting in person.

        You may revoke your proxy at any time before it is actually voted at the meeting by:

    •
    delivering written notice to our Secretary at 22026 20th Avenue SE, Bothell, Washington 98021,

    •
    calling the phone number or accessing the Internet address listed on the proxy card with instructions to revoke your proxy,

    •
    submitting a later dated proxy, or

    •
    attending the special meeting and voting in person.

        Your attendance at the special meeting will not, by itself, constitute revocation of your proxy. You may also be represented by another person present at the special meeting by executing a form of proxy designating that person to act on your behalf. Shares may only be voted by or on behalf of the record holder of shares as indicated in our stock transfer records. If you are a beneficial owner but your shares are held of record by another person, such as a stock brokerage firm or a bank, that person must vote the shares as the record holder in accordance with the beneficial holder's instructions. All votes cast at the special meeting will be tabulated by the persons appointed by us to act as inspectors of election for the special meeting.

Record Date and Shares Entitled to Vote

        Each stockholder of record at the close of business on January 27, 2005 (the "Record Date"), will be entitled to one vote for each share of common stock. On the Record Date, there were                        shares of common stock issued and outstanding. These stockholders are entitled to cast one vote for each share of common stock held as of the Record Date on all matters properly submitted for the vote of stockholders at the special meeting.

Quorum and Vote Required

        A quorum of stockholders is necessary to hold a valid special meeting. The presence, in person or by proxy of the holders of a majority of the shares of common stock issued and outstanding and entitled to be voted at the special meeting is necessary to constitute a quorum at the special meeting. The approval of the issuance of common stock in the acquisition requires the affirmative vote of the majority of the votes cast at the special meeting assuming a quorum is present.

Abstentions and Broker Non-Votes

        Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present, but they will not be voted at the special meeting. Broker non-votes refer to unvoted proxies submitted by brokers who are not able to vote on a proposal absent instructions form the applicable beneficial owner. Because abstentions and broker non-votes will not be considered votes cast, they will have no effect on the outcome of the proposal.

Solicitations of Proxies and Expenses

        This solicitation is made on behalf of our Board of Directors and we will pay the costs of soliciting and obtaining the proxies, including the costs of reimbursing banks and brokers for forwarding proxy materials to their principals. Strategic Stock Surveillance, LLC, has been engaged to assist in the distribution and solicitation of proxies, and will be paid reasonable fees and expenses for its services. Proxies may be solicited, without extra compensation, by the our directors, officers and employees by mail, telephone, fax, personal interviews or other methods of communication. We will not pay any additional compensation to directors, officers or other employees for such services, but may reimburse them for reasonable out-of-pocket expenses in connection with the solicitation.

Admission to the Special Meeting

        Only stockholders as of the close of business on the Record Date and other persons holding valid proxies for the special meeting are entitled to attend the special meeting. Stockholders and their proxies should be prepared to present valid government issued photo identification. Stockholders who are not record holders but hold shares through a broker or nominee (i.e., in street name) should provide proof of beneficial ownership on the Record Date for the special meeting, such as their most recent account statement prior to the Record Date, or other similar evidence of ownership. Anyone who does not provide valid government issued photo identification or comply with the other procedures outlined above upon request may not be admitted to the special meeting.

Other Business

        As of the date of this proxy statement, our Board of Directors does not know of any matter that will be presented for consideration at the special meting other than as described in this proxy statement. However, if any matters are properly presented at the special meeting or any adjournment or postponement of the special meeting, including, if submitted to a vote of our stockholders, a motion to adjourn or postpone the meeting to another time or place for the purpose of soliciting additional proxies or satisfying the conditions to closing the acquisition, the persons named as proxies will be granted discretionary authority with respect to such matter.

Assistance

        If you need assistance in completing your proxy card or have questions regarding the special meeting please contact Alan Furhman, our Chief Financial Officer, at 22026 20th Avenue SE, Bothell, Washington 98021 or by telephone at (425) 487-9500.

        YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOUR PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD.

SELECTED HISTORICAL FINANCIAL DATA OF SONUS

        The following table sets forth a summary of selected historical consolidated financial data of Sonus for the periods indicated. This information is derived from, and should be read in conjunction with, the audited consolidated financial statements of Sonus. The operating results for the periods indicated are not necessarily indicative of the results for any future period. See the section "Where You Can Find More Information" on page 79.

	For the Nine Months Ended September 30,		Year Ended December 31,
	2004	2003	2003	2002	2001	2000	1999
	(unaudited)
	(in thousands, except per share data)
Statement of Operations Data:
Revenue	$—	$25	$25	$25	$8,749	$408	$12,050
Operating expenses	11,123	8,016	10,663	12,199	8,532	7,641	12,088
Net income (loss)	(10,952)	(7,861)	(10,467)	(11,636)	542	(2,147)	435
Net income (loss) per share:
Basic	$(0.55)	$(0.53)	$(0.68)	$(0.86)	$0.05	$(0.23)	$0.05
Diluted	(0.55)	(0.53)	(0.68)	(0.86)	0.05	(0.23)	$0.05
Shares used in calculation of net income (loss) per share:
Basic	19,776	14,701	15,504	13,564	10,288	9,146	8,836
Diluted	19,776	14,701	15,504	13,564	11,048	9,146	8,969
		As of December 31,
	As of September 30, 2004
		2003	2002	2001	2000	1999
	(unaudited)
	(in thousands)
Balance Sheet Data:
Cash, cash equivalents and marketable securities	$25,002	$19,664	$16,334	$15,124	$8,462	$11,804
Total assets	26,838	21,468	17,934	15,864	14,310	18,089
Long-term liabilities	49	121	272	—	—	—
Stockholders' equity	24,425	19,310	15,724	14,665	8,509	10,048

SELECTED HISTORICAL FINANCIAL DATA OF SYNT:EM S.A.

        The following tables set forth a summary of selected historical financial data of Synt:em S.A. presented in Euros, for the periods indicated. This information is derived from, and should be read in conjunction with, the audited financial statements of Synt:em S.A. This information has been prepared in accordance with generally accepted accounting principles in France, or "French GAAP". The tables also set forth for the two year period ended December 31, 2003 and for the unaudited nine month periods ended September 30, 2003 and September 30, 2004, a summary of selected historical financial data of Synt:em S.A. presented in conformance with U.S. GAAP. For a quantitative reconciliation of net (loss) and stockholders' equity to U.S. GAAP, and a discussion of significant differences between French GAAP and U.S. GAAP as they relate to the Synt:em S.A. financial statements, please refer to Note 20 of the notes to the Synt:em S.A. financial statements for the year ended December 31, 2003 included elsewhere in this proxy statement. The accompanying financial statments have been prepared assuming Synt:em S.A. will continue as a going concern. We draw your attention to the significant uncertainty described in note 1 of the notes to the Synt:em S.A. financial statments, which raises substantial doubt about Synt:em S.A.'s ability to continue as a going concern. The operating results for the periods indicated are not necessarily indicative of the results for any future period.

	Nine Months Ended September 30,		Year Ended December 31,
	2004	2003	2003	2002	2001	2000	1999
	French GAAP
	(unaudited)
	(in thousands)
Statement of Operations Data:
Revenue	€142	€351	€446	€949	€1,116	€1,097	€449
Operating expenses	7,451	7,318	11,016	9,512	7,957	4,831	3,644
Net (loss)	(2,987)	(1,956)	(3,985)	(3,412)	(1,652)	(1,455)	(1,503)
	Nine Months Ended September 30,		Year Ended December 31,
	2004	2003	2003	2002
	U.S. GAAP
	(unaudited)
	(in thousands)
Statement of Operations Data:
Revenue	€157	€366	€488	€995
Operating expenses	4,083	4,399	7,049	6,593
Net (loss)	(3,755)	(3,812)	(6,273)	(4,913)

	As of September 30,		As of December 31,
	2004	2003	2003	2002	2001	2000	1999
	French GAAP
	(unaudited)
	(in thousands)
Balance Sheet Data:
Cash and cash equivalents	€6,384	€12,426	€10,453	€15,520	€21,348	€21,379	€5,849
Research tax credits	2,876	2,748	2,911	2,788	1,908	1,435	938
Total assets	18,742	24,038	22,251	26,019	28,316	25,674	9,182
Total current liabilities	1,591	1,876	2,112	1,900	1,587	1,362	1,063
Long-term debt	1,210	1,210	1,210	1,210	808	808	983
Stockholders' equity	15,941	20,952	18,929	22,909	25,921	23,504	7,136
	As of September 30,		As of December 31,
	2004	2003	2003	2002
	U.S. GAAP
	(unaudited)
	(in thousands)
Balance Sheet Data:
Cash and cash equivalents	€6,384	€12,426	€10,453	€15,520
Research tax credits	2,876	2,748	2,911	2,788
Total assets	10,882	17,548	15,287	21,549
Total current liabilities	1,495	1,953	2,150	1,973
Long-term debt	1,210	1,210	1,210	1,210
Stockholders' equity	8,101	14,311	11,856	18,123

EXCHANGE RATE INFORMATION

        Unless otherwise indicated, all dollar amounts in this proxy statement are expressed in U.S. Dollars. The following table shows the rates of exchange for one Euro per U.S. Dollar in effect at the end of certain periods. At January 19, 2005, the exchange rate was 1.3036 Euros for one U.S. Dollar. The high and low rates of exchange for the periods and the average rate of exchange for the periods are also shown.

	Nine Months Ended September 30,		Years Ended December 31,
	2004	2003	2003	2002	2001	2000	1999
High for period	1.2853	1.1870	1.2597	1.0485	0.9535	1.0335	1.1812
Low for period	1.1801	1.0361	1.0361	0.8594	0.8425	0.8270	1.0016
Average for period	1.2243	1.1193	1.1411	0.9495	0.8909	0.9207	1.0588
End of period	1.2417	1.1650	1.2597	1.0485	0.8901	0.9388	1.0070

        In this proxy statement, amounts stated in U.S. Dollars and derived from Euros and amounts stated in Euros and derived from U.S. Dollars, unless otherwise indicated, have been translated at a fixed rate, solely for convenience. These translations should not be construed as a representation by Sonus that Euro amounts actually represent these U.S. Dollar amounts, or vice versa, or that a conversion could be made at the rate indicated, or any other rate, or at all. Certain amounts and percentages included in this proxy statement have been rounded and accordingly may not add up to the totals.

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

        The following selected unaudited pro forma combined financial data of Sonus and Synt:em S.A. were derived from the financial statements of Sonus and Synt:em S.A. and should be read in conjunction with these financial statements and the unaudited pro forma condensed combined financial statements and related notes thereto included or incorporated by reference in this proxy statement. For purposes of the selected unaudited pro forma combined financial data, Synt:em S.A. financial information has been translated into U.S. Dollars and is based on U.S. GAAP. The Synt:em S.A. amounts combined in the pro forma combined financial statements were translated to U.S. Dollars using a spot rate of 1.24174 as of September 30, 2004 and an average rate of 1.22284 and 1.11926 for the nine months ended September 30, 2004 and the year ended December 31, 2003, respectively.

        The selected unaudited pro forma combined operations data for the year ended December 31, 2003 gives effect to the acquisition as if it occurred on January 1, 2003, the first day of the period. The selected unaudited pro forma combined operations data for the nine month period ended September 30, 2004 gives effect to the acquisition as if it occurred on January 1, 2004, the first day of the period. The selected unaudited pro forma combined balance sheet data gives effect to the acquisition as if it occurred on September 30, 2004. The selected unaudited pro forma combined financial data is based on estimates and assumptions that are preliminary and does not purport to represent what the results of operations or financial position of Sonus actually would have been if the acquisition had been consummated on the date or for the period indicated or what such results will be for any future date or period. Investors are cautioned not to place undue reliance on this unaudited pro forma financial information.

	Nine Months Ended September 30, 2004	Year Ended December 31, 2003
	(in thousands, except per share data)
Statement of Operations Data:
Revenue	$192	$571
Operating expenses	16,115	18,552
Net loss	(15,543)	(17,487)
Basic and diluted net loss per share	$(0.64)	$(0.88)
Shares used in calculation of basic and diluted net loss per share	24,164	19,892
As of September 30, 2004
Balance Sheet Data:
Cash, cash equivalents and marketable securities	$32,929
Total assets	41,612
Long-term obligations	1,646
Stockholders' equity	31,947

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS—SYNT:EM S.A.

        The following discussion should be read in conjunction with the financial statements of Synt:em S.A. and the notes thereto included elsewhere in this proxy statement. Synt:em S.A.'s financial statements and the financial information discussed herein have been prepared in accordance with French GAAP, which differs in certain material respects from U.S. GAAP. For a discussion of the principle differences between French GAAP and U.S. GAAP, see note 20 of the notes to the financial statements of Synt:em S.A. for the year ended December 31, 2003. The financial statements referred to in the preceding sentence also refer to Synt:em S.A.'s ability to continue as a going concern; please refer to Note 1.

Business Overview

        Synt:em S.A. is a drug discovery company developing novel drugs using its proprietary drug design technologies to discover and develop drug transport conjugates. Synt:em S.A.'s principal focus is to create new chemical entities by re-engineering existing compounds and improving their pharmacological behavior in order to improve the transport of pharmaceutical agents to specific organs and enhance cellular uptake.

        Synt:em S.A. utilizes two proprietary technologies to pursue the discovery and development of new chemical entities (NCEs): Pep:trans and Acti:map.

  Pep:trans

        Pep:trans is a family of rationally designed, proprietary, peptides that can enable the transport of drugs across biological membranes and bring them more efficiently to their site of pharmacological action. Synt:em S.A. creates small proprietary peptides that are designed to transport drugs across targeted membranes or into particular cells including cancer cells.

  Acti:map

        Acti:map is an activity-driven, knowledge-based, computational discovery process, which consists of mapping, in a relevant multi-dimensional property space, molecules sharing a given activity to identify and optimize novel drug candidates. Acti:map is Synt:em S.A.'s design and optimization process that includes proprietary algorithms, software, know-how and analysis coupled with commercially available software and tools.

        Synt:em S.A.'s market focus is in the areas of pain, cancer, and diseases of the central nervous system. Synt:em S.A. has two compounds in pre-clinical trials and is conducting Phase 1 studies on a third compound.

Results of Operations

Period ending September 30, 2004 (unaudited) and September 30, 2003 (unaudited)

        Revenues for the nine month period ending September 30, 2004 were €0.1 million. Revenues for the nine month period ending September 30, 2003 were €0.4 million. The decrease in 2004 was due to the anticipated end of a three year, third party service contract that was signed in 2001.

        Historically, Synt:em S.A. has generated revenues by providing services to third parties. The Act:map technology is primarily used in-house to optimize Pep:trans molecules but the Company has also signed service contracts with three American biotechnology companies and three European companies for discovery, optimization and other applications using Acti:map. Pep:trans has also been used in early stage research contracts with third parties.

        Capitalized research and development expenses were €3.7 million for the nine month period ending September 30, 2004 compared to €4.1 million in the prior year.

        The decrease in capitalized research and development expenses was primarily due to a difference in timing and composition of capitalized research expenses. Under French GAAP, Synt:em S.A. capitalizes certain research and development expenses corresponding to distinct customized projects. Capitalized R&D costs include the direct costs of employees assigned to each project. Time spent by research staff is tracked using timesheets, then valued by taking into account each employee's fully charged salary rate multiplied by the number of hours actually devoted by the employee to each project. These costs may also include certain other expenses, which are directly imputable to each project such as active ingredients, chemical, synthetic, and consumable products, subcontracting costs (outside laboratories), and prototype costs. General overhead is not allocated to these projects.

        In line with the Company's internal project plans, manufacturing costs for the Syn1001 project were higher in 2003 than in 2004. The subcontracted preclinical work for Syn1002 was largely performed in 2004. The net of these two factors results in a higher capitalized research and development amount for the 2003 fiscal year compared to 2004. It is important to note that capitalized research and development under French GAAP does not include all R&D costs incurred. It only includes certain expenses relating directly to clearly defined projects (see Note 2 and Note 20 of the Synt:em S.A. Financial Statements included elsewhere in this document).

        Total expenses were €7.4 million for the nine month period ended September 30, 2004 compared to €7.3 million in the prior year. These expenses include the capitalized research and development amounts noted above along with other research and development costs that are not capitalized under French GAAP. Net of capitalized research and development, total expenses were €3.8 million for the nine months ended September 30, 2004 compared to €3.2 million in the prior period. This is due to significantly higher charges for amortization of capitalized research and development in 2004 due to the increase in capitalized research and development in 2003 compared to 2002, along with an increase in professional fees due to the Sonus transaction.

        Interest income, net of interest expense, was €0.1 million for the nine month period ended September 30, 2004 compared to €0.2 million for the prior period. The decrease in interest income was due to lower interest rates and lower levels of invested cash during 2004.

        Extraordinary income was €5,098 for the nine month period ended September 30, 2004 compared to €79,295 for the prior period. The company initiated a restructuring of operations in late 2002 which resulted in the termination of 7 employees (1 administrative assistant, 1 marketing manager, 1 IP portfolio manager and 4 scientists). Each terminated employee received standard termination benefits (as defined by our collective bargaining agreement) however, a portion of the costs (unworked notice period and standard ex-gratia payments) were paid in early 2003. A provision for restructuring of €85,124 was booked at year end 2002 to account for these payments due. This provision was then reversed in early 2003 as the payments were made and recorded in the 2003 accounts.

        Another extraordinary income difference between the period ended September 30, 2004 and the same period in 2003 relates to accruals for French Professional Tax rebate allowance. Synt:em S.A. generally qualifies for a partial rebate on the French Professional Tax ("Taxe Professionnelle") since the company is not profitable. This rebate is estimated at year end then reversed when the final tax declarations are filed and the rebate request is accepted in the following period.

        There were several immaterial extraordinary charges for the period ended September 30, 2004 amounting to €1,575 compared to €4,679 for the prior period. The variance is due to certain payments of employee fringe benefit taxes.

        As a non profitable entity, Synt:em S.A. had no corporate income tax liability in either the nine month period ended September 30, 2004 or ended September 30, 2003. However, there was a liability for the annual minimum tax ("impot forfaitaire annuelle") of approximately €3,000 which is due each year. Synt:em S.A. does qualify and does file for French research tax credits on an annual basis. The research tax credit figure for September 30, 2004 was €0.4 million compared to €0.5 million in the prior year. Under French GAAP, the research tax credit is booked to the income tax line of the balance sheet. Under U.S. GAAP, it is booked as a reduction to research and development period expenses as it is considered a "subsidy" rather than a tax credit. The total income tax benefit (research tax credit and annual minimum tax) under French GAAP was €420,819 for the nine month period ended September 30, 2004 and €484,524 for the nine month period ended September 30, 2003.

Years Ended December 31, 2003 and December 31, 2002

        Revenues for the year ended December 31, 2003 were €0.4 million compared to €0.9 million in the prior year. Revenues in 2002 were derived from four short-term tactical contracts and one longer-term relationship with Sangstat. In 2003, the short-term contracts gradually drew to a close with Sangstat continuing.

        Synt:em S.A. first worked with Sangstat in 1996 and 1997. At that time, using Acti:map, Synt:em S.A. participated in the discovery and optimization of RDP58 (rationally designed peptide 58). This molecule has since progressed through phase II trials at Sangstat and is now being developed by Proctor & Gamble.

        Capitalized research and development expenses were €5.5 million for the year ended December 31, 2003 compared to €3.6 million in the prior year. The increase in capitalized research and development was due to the entry into clinical phase I trials for Syn1001.

        Total expenses were €11.0 million for the year ended December 31, 2003 which is greater than the prior year expense of €9.5 million. Net of capitalized research and development, total expenses were €5.6 million for the year ended December 31, 2003 compared to €5.9 million in the prior year. This reduction was primarily attributable to lower headcount and a rigorous focusing of research and development efforts on specific strategic projects following a restructuring that occurred in 2002.

        Interest income, net of interest expense, was €0.3 million for the year ended December 31, 2003 compared to €0.6 million for the prior year. The decrease in interest income was due to lower interest rates and lower levels of invested cash during 2003.

        Extraordinary income was €153,354 for the twelve month period ended December 31, 2003 compared to €45,661 for the prior period. The provision for restructuring of €85,124 was utilized in early 2003 (which is why it is noted in both the interim and annual period MD&A for 2003). Other differences include the amount of the professional tax refund allowance accrual which totaled €39,815 in 2003 and €33,481 in 2002. This rebate is based on fixed asset values, salary payments and other items which vary year by year.

        Extraordinary charges were €2,175 for the twelve month period ended December 31, 2003 compared to €87,370 for the prior period. The accrual for restructuring for €85,124 was entered in late 2002.

        Income taxes (other than the minor minimum tax due) were income of €0.6 million of research tax credits for the year ended December 31, 2003 compared to €0.9 million for the prior year. Research tax credits are calculated primarily on the increase in research and development expenditures in the year compared to the average of the prior two years. The mix of costs between amounts paid to French research organizations and amounts incurred as depreciation of capitalized research and development also has an effect on the credit amount obtained.

Years Ended December 31, 2002 and December 31, 2001

        Revenues for the year ended December 31, 2002 were €0.9 million compared to €1.1 million in the prior year. Revenues in these periods were derived from business development efforts to secure external collaborations and fee for service revenues. These opportunistic approaches provided some income but also competed with internal projects for available people and equipment resources which generated proportionately high sales and marketing costs. The Company has since decided to focus more of its resources on building an internal product pipeline.

        Capitalized research and development expenses were €3.6 million for the year ended December 31, 2002 compared to €2.9 million in the prior year. This planned increase reflected the greater level of activity in the maturing internal product pipeline as Syn1001 advanced through regulatory preclinical trials.

        Total expenses were €9.5 million for the year ended December 31, 2002, which is greater than the prior year expense of €8.0 million. Net of capitalized research and development, total expenses were €5.9 million for the year ended December 31, 2002 compared to €5.0 million in the prior year. This increase was largely due to significantly higher charges for amortization of capitalized research and development in 2002. In 2001, the Company made a transition from a technology platform company to a product pipeline company. This significantly increased research and development costs which in turn led to an increase in capitalized research and development and amortization over the following three year period. A number of additional scientists were also employed during 2001. The annualized cost impact of this recruitment can be seen in the 2002 fiscal year. These new scientists, with expertise in preclinical, bioanalytical and clinical programs, were essential to the future development of the pipeline as the Company evolved from technology platform development to product development. Since the Company could not afford to incrementally increase overall headcount as it changed the profile mix of its research staff, certain other scientists were terminated in a restructuring that occurred in 2002.

        Interest income, net of interest expense, was €0.6 million for the year ended December 31, 2002 compared to €1.0 million for the prior year. The decrease in interest income was due to lower levels of invested cash during 2002.

        Extraordinary income for the year ended December 31, 2002 was €45,661 compared to €298,486 in the prior period. In 2001, Synt:em S.A. signed a technology transfer agreement whereby the company's know-how and expertise in peptide synthesis was provided to Epytop, a start-up company in Nimes. Epytop agreed to pay a fee of €243,918 for this technology transfer. Since Epytop had very little start up equity financing and the visibility on its ability to generate sufficient revenues through custom peptide synthesis for third parties was unclear, Synt:em S.A. recorded a contingency reserve for the entire amount of this technology transfer in 2001. The Epytop contract included a payment schedule which allocated the collection of the fee from September 2001 through December 2003. When payments are received, the reserve is reversed for an amount corresponding to the cash receipt (see note 11 of the notes to the financial statements of Synt:em S.A. for the year ended December 31, 2003). Epytop has been unable to make all payments according to this schedule.

        Extra ordinary charges for the year ended December 31, 2002 were €87,370. Extraordinary charges for the prior period were €35,147. The charge for 2002 includes the restructuring reserve.

        Income taxes (other than the minor minimum tax due) were €0.9 million of research tax credits for the year ended December 31, 2002 which is in line with the €0.9 million for the prior year.

Liquidity and Capital Resources

        Synt:em S.A. has historically financed operations with proceeds from equity financings and to a much lesser extent with subsidies, ANVAR conditional advances and revenue receipts under contractual agreements with third parties.

        The various private equity financings and amounts raised are listed below (note that this table does not include amounts raised through the sale or exercise of warrants):

Round	Date	Money Raised
Seed	5/95-12/97	€0.8m
Round 1	12/1997	€3m
Round 2	07/1999	€5.6m
Round 3	12/2000 02/2001	€22m

        At September 30, 2004 Synt:em S.A. had cash and cash equivalents of €6.4 million compared to €12.4 million at September 30, 2003. (Synt:em S.A. considers highly liquid investments with an original maturity of three months or less to be cash equivalents.)

        Management expects that cash requirements will increase in the future periods due to development costs associated with the pipeline of candidate molecules. Based on the current operating plan, Synt:em S.A. believes that existing cash and marketable securities along with loans that it intends to take against the research tax credit receivable on the balance sheet, will be sufficient to meet cash requirements through early 2005 based on current expense levels. Synt:em S.A. will need substantial additional funding to complete further preclinical and clinical trials of the candidate molecules in its portfolio.

        In France, a portion of annual expenses dedicated to research and development activities can generate a "research tax credit". This amount can be deducted from corporate income taxes due within a three year period. Should the company not have income taxes due, the amount is reimbursed by the French government at the end of the three year period following the filing of a research tax credit declaration. French GAAP classifies this credit (or "receivable") as a negative tax liability. For a company such as Synt:em S.A. that does not have income, it is equivalent to a subsidy as the credit is refunded directly to the company at the end of the three year period following the tax filing. The research tax credit received can also be used as a guarantee for a bank loan during the three year period prior to payment.

        Management can not give assurance that additional financing will be available on acceptable terms, if at all. Management can also not give assurance that the research tax credit receivable will be approved as a loan guarantee. If Synt:em S.A. is unable to raise additional financing, it will be financially at risk and required to curtail or delay the development of its products and new product research and development, which could seriously harm its business.

        Synt:em S.A. also has off balance sheet commitments in the form of scientific collaborations, software use, purchase order commitments, capital leases, operating leases and office rental arrangements.

        At September 30, 2004, Synt:em S.A. had approximately €1.2 million in ANVAR conditional advances, which are interest free. These are due to be repaid during the period from mid 2005 through 2008.

        Synt:em S.A. relies on external contract research organisations for certain regulatory preclinical and clinical studies which require commitments to reserve "research resource slots" in advance. As a result, there is often between €0.5 million and €1.3 million in off balance sheet purchase order commitments outstanding at any particular moment. This primarily reflects planned subcontracted research work and planned manufacturing of preclinical and clinical product batches.

        Synt:em S.A. has contractual contingent obligations to pay milestones and royalties to third parties should certain candidate molecules currently in research and development continue into later phases of development or some of the patents currently in international filing phases be confirmed.

        Synt:em S.A.'s primary milestone and royalty obligations involve the Syn1002 compound that Synt:em S.A. licensed from a partner. Synt:em S.A. will make milestone payments to this partner should the compound progress successfully through development. For 2004, the milestone amount due was €50,000. All milestone costs are recognized when incurred, no accruals are made for these events in advance.

        As part of a joint inventive contribution, the company has committed to pay certain co-inventors a combined total of:

  •
  €167,000 for the year 2001 (payments already made and expensed)

  •
  €137,000 payable in the future contingent upon issuance of the corresponding patent in two different geographic areas

  •
  Royalties of 3 to 6% payable in the future on Synt:em S.A. service or product revenue realized as a result of these patents, and

  •
  Royalties of 1 to 2% on net sales of products directly commercialized by Synt:em S.A.

        Synt:em S.A. has remaining contractual obligations through 2005 under certain capital leases and contractual obligations through 2009 under operating lease agreements. The office rental agreement represents a remaining contractual obligation through 2009 (with a break option in June 2006). The following table summarizes the off balance sheet contractual obligations as of December 31, 2003:

Euro 000's	Obligations due by period (excl. Purchase Order Commitments)
Contractual Obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Scientific collaborations	417	376	41
Operational leases	60	44	16
Capital leases	154	144	10
Office rental agreement	390	72	288	30
Equipment maintenance & other	176	176
ANVAR conditional advance	1,210		875	335

Critical Accounting Policies and Estimates

        The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgements including those related to revenue recognition and research and development costs. Management bases its estimates and judgements on historical experience and on various other factors that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions.

Research and Development Capitalization

        In the French GAAP accounts, certain research and development expenses are capitalized. Management determines the capitalization amount on a project by project basis. Only individual, clearly identified projects which Synt:em S.A.'s management believes could potentially reach commercial profitability have been capitalized. Should a project not perform as anticipated and the decision be made that the project has no potential, Company policy is stop research and development activities on that particular project and write off the associated capitalized research and development expenses. Note that all capitalized projects involve significant forward looking estimations. The accuracy of these predictions and the actual profitability of these projects can only be demonstrated in the future.

Deferred Taxes

        Synt:em S.A. has accumulated certain tax loss carryforwards (see note 13). These losses result in deferred tax assets. However due to the loss making history of the Company, a full valuation allowance has offset any such tax effects.

Revenue Recognition

        Synt:em S.A.'s cumulative revenue is made up of fee for services, technology access fees, license option fees, technology licence fees, technology transfer fees and minimum annual royalty payments. All service-based revenues are recognized linearly over the period during which the services are provided. Technology access fees are recognized over the duration of the period upon which services using the technology were provided. License option fees are recognized over the duration of the option period. Technology license fees are recognized upon payment of fees during the license period. Technology transfer fees are recognized at the moment of know-how transfer. Minimum annual royalty payments are invoiced and recognized at the date they become due.

Restructuring Costs

        At times, Synt:em S.A. records restructuring provisions as a result of programs that are implemented within its operations. These provisions are recorded in order for Synt:em S.A. to summarize the impacts of the programs and separate these costs from recurring operations. When the decisions are made to undertake restructuring activities, management develops a formal plan and presents this to the Supervisory Board for approval. Once the plan is approved, management raises a valid expectation in those affected that it will carry out the restructuring by starting to implement that plan or announcing its main features to those affected by it. The costs included in a provision for restructuring are only those costs that are either incremental and incurred as a direct result of the plan, or are the result of a continuing contractual obligation with no continuing economic benefit to the Company, or a penalty incurred to cancel the contractual obligation. These costs are estimated based on numerous significant assumptions including, but not limited to, the following assumptions:

(1)
Estimated number of employees to be terminated in order to carry out management's plans; and

(2)
Approximate termination costs for specific contracts, leases, etc.;

        Under U.S. GAAP, a liability for a cost associated with an exit or disposal activity is recognized when the liability is incurred, and can be measured at fair value. These costs include, but are not limited to, one-time benefits provided to current employees who are involuntarily terminated and costs to terminate contracts that are not capital leases. If employees are required to render service until they are terminated in order to receive the termination benefits, the cost under U.S. GAAP is recognized rateably over the future service period.

Retirement Liability

        Under French GAAP, no retirement accrual has been made. Under U.S. GAAP, a liability has been recorded using the projected unit credit method. In accordance with U.S. GAAP, Synt:em S.A. determines its retirement liability based on actuarial assumptions. The actuarial experience that differs from our assumptions and changes in management's assumptions can result in gains and losses that are not yet recognized in Synt:em S.A.'s consolidated financial statements.

Recent Accounting Pronouncements

        In December 2004, the Financial Accounting Standards Board (FASB) issued its final standard on accounting for share-based payments, FASB Statement No. 123R (revised 2004), Share-Based Payment (FAS 123R), that requires companies to expense the value of employee stock options and similar awards. The Company is currently determining the effect, if any, this pronouncement will have on our balance sheet, income statement, and cash flows.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

        The market risk inherent in the cash equivalent portfolio of Synt:em S.A. represents the potential loss arising from adverse changes in interest rates. If market rates hypothetically increase immediately and uniformly by 100 basis points from levels at September 30, 2004, the decline in the fair value of the cash equivalent portfolio would not be material. Synt:em does not expect its operating results or cash flows to be affected to any significant degree by a sudden change in market interest rates.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement includes certain "forward-looking" statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, relating to the benefits of the proposed acquisition, integration plans, anticipated future financial and operating performance and results, including estimates for growth, time to market for new products, satisfaction of conditions to closing and expectations for our products and plans for development and expansion. These statements reflect management's current expectations based upon information currently available to them and are subject to various risks, uncertainties and assumptions. Any other statements contained herein (including without limitation statements to the effect that Sonus or management "estimates," "expects," "anticipates," "plans," "believes," "projects," "continues," "may," "could" or "would" or statements concerning "potential" or "opportunity" or variations thereof or comparable terminology or the negative thereof) that are not statements of historical fact are also forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially. For example, we may be unable to obtain stockholder approval required for the acquisition; problems may arise in successfully integrating our businesses; the acquisition may involve unexpected costs; and our businesses may suffer as a result of uncertainty surrounding the acquisition. For additional risk factors, please refer to the section of this proxy statement entitled "Risk Factors" beginning on page 31 of this proxy statement. Sonus also notes that its reported financial performance and period to period comparisons are not necessarily indicative of the results that may be expected in the future and Sonus believes that such comparisons cannot be relied upon as indicators of future performance. Sonus also notes that the market price of its common stock has exhibited high levels of volatility and therefore may not be suitable for all investors. More detailed information on these and additional factors which could affect the operating and financial results of Sonus are described in the Form 10-K of Sonus for the fiscal year ended December 31, 2003, which was filed with the SEC on March 12, 2004, the Form 10-Q of Sonus for the quarter ended September 30, 2004, which was filed with the SEC on November 15, 2004 and other risks detailed from time to time in reports of Sonus filed with the SEC. Sonus urges all interested parties to read these reports to gain a better understanding of the many business and other risks that Sonus faces. Additionally, Sonus undertakes no obligation to publicly release the results of any revisions to these forward-looking statements which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

RISK FACTORS

        In deciding how to vote your Sonus shares on the matters described in this proxy statement, you should carefully consider the risks set forth below in addition to other information contained in this proxy statement.

Risks Relating to the Acquisition

We may not be able to achieve the anticipated strategic benefits of our proposed combination with Synt:em S.A.

        Among the factors considered by our Board of Directors in connection its approval of the Amended and Restated Stock Purchase Agreement were the anticipated strategic benefits of the combination of Sonus and Synt:em S.A. We are not able to guarantee that the combination of Sonus and Synt:em S.A. will result in the realization of the full benefits anticipated by the companies.

We may not be able to successfully integrate our business with the business of Synt:em S.A.

        This transaction involves the integration of two companies based in different countries that previously have operated independently, which is a complex, costly and time consuming process. Following the combination of Sonus and Synt:em S.A., we may encounter difficulties in integrating our operations, technology and personnel with those of Synt:em S.A. and this may continue for some time. The combined company may not successfully integrate the operations of Sonus and Synt:em S.A. in a timely manner, if at all. The failure to successfully integrate two companies' operations could undermine the anticipated benefits and synergies of the combination, which could adversely affect our business, financial condition and results of operations. These anticipated benefits and synergies are based on projections and assumptions, not actual experience, and assume a successful integration.

The market price of our common stock may decline as a result of the acquisition.

        In connection with the acquisition, we will issue and could deliver as many as 5,425,000 shares of our common stock to Synt:em S.A. stockholders, subject to satisfaction of the conditions described in the Amended and Restated Stock Purchase Agreement. The acquisition of our shares by Synt:em S.A. stockholders who may not wish to hold shares in a U.S. company, as well as the increase in the outstanding number of shares of our common stock, may lead to sales of such shares or the perception that such sales may occur, either of which may adversely affect the market for, and the market price of, our common stock. In addition, the market price of our common stock may decline following the closing of the acquisition for a number of reasons, including if the integration of Synt:em S.A.'s business is unsuccessful or we do not achieve the anticipated financial and strategic benefits or our combination with Synt:em S.A. as rapidly or to the extent anticipated by stock market analysts or investors. The closing price of our common stock was $2.65 on November 2, 2004, the last day of trading prior to the announcement of the proposed acquisition. Since that date, our stock has fluctuated from a low of $2.18 to a high of $            . In addition, the closing price of our common stock was $3.10 on December 27, 2004, the last day of trading prior to the announcement of the revised terms of the proposed acquisition. On                        , 2005, the closing price of our common stock was $            .

Our stockholders will suffer immediate dilution to their equity and voting interests as a result of the issuance of our common stock to the Synt:em S.A. stockholders.

        In connection with the acquisition, we will issue and could deliver as many as 5,425,000 shares of our common stock should all milestones be met. This means that Synt:em S.A. stockholders may own approximately 20% of the total number of shares of our outstanding common stock following the completion of the acquisition. Accordingly, the issuance of our common stock to the Synt:em S.A.

stockholders will have the effect of reducing the percentage of equity and voting interest held by each of our current stockholders.

The Synt:em S.A. stockholders may be able to influence our company significantly following the acquisition.

        After the acquisition, and if milestones are achieved, former Synt:em S.A. stockholders could own approximately 20% of the total number of shares of our outstanding common stock, based on shares outstanding as of the Record Date. While no single former Synt:em S.A. stockholder or affiliated group of Synt:em S.A. stockholders will own more than 5% or more of the total outstanding shares of Sonus after completion of the acquisition, Synt:em S.A. stockholders as a group may be able to exercise substantial influence on the election of directors and other matters submitted for approval by our stockholders. The potential concentration of ownership of our common stock could make it difficult for our other stockholders to successfully approve or defeat matters submitted for stockholder action. Such concentrated ownership may also have the effect of delaying, deterring or preventing a change in control of Sonus without the consent of the former Synt:em S.A. stockholders.

Unanticipated costs relating to the acquisition and resulting combination of Sonus and Synt:em S.A. could reduce our future earnings.

        We believe that we have reasonably estimated the likely costs of the acquisition and integration of our operations with the operations of Synt:em S.A. and that such costs will range from $            to $            . It is possible that unexpected future operating expenses, such as increased personnel costs or unexpected severance costs, as well as other types of unanticipated developments, could adversely impact our business and reduce our cash and underlying capital.

The uncertainties associated with our acquisition of Synt:em S.A. may cause Synt:em S.A. or us to lose key personnel.

        Current and prospective Sonus and Synt:em S.A. employees may experience uncertainty about their future roles with the combined company until or after strategies with regard to the combined company are announced or executed. In the case of Synt:em S.A. employees, this is a particular concern since they will be subject to U.S.-based management following the acquisition. This uncertainty may adversely affect Sonus' and Synt:em S.A.'s ability to attract and retain key personnel. In addition, our ability to successfully integrate the two companies may be adversely affected if a significant number of key personnel depart before the completion of the acquisition or during the integration period following the acquisition.

Acquisition-related accounting charges may delay or reduce our profitability.

        We are accounting for the acquisition of Synt:em S.A. as a purchase following accounting principles generally accepted in the United States. Under the purchase method of accounting, the purchase price of Synt:em S.A. will be allocated to the fair value of the identifiable tangible and intangible assets and liabilities that we acquire from Synt:em S.A. The excess of the purchase price over Synt:em S.A.'s tangible assets will be allocated to goodwill and intangible assets. We are required to perform periodic impairment tests on goodwill and certain intangibles to evaluate whether the intangible assets and goodwill that we acquire from Synt:em S.A. continue to have fair values that meet or exceed the amounts recorded on our balance sheet. If the fair values of such assets decline below their carrying value on our balance sheet, we may be required to recognize an impairment charge related to such decline. We cannot predict whether or when there will be an impairment charge, or the amount of such charge, if any. However, if the charge is significant, it could cause the market price of our common stock to decline.

Assumption of unknown liabilities as a result of the acquisition with limited recovery to the escrow may reduce our future earnings.

        It is possible that unknown liabilities of Synt:em S.A. will be assumed in the acquisition. Although Sonus may be entitled to recover damages for such liabilities from the escrow account established as part of the acquisition, recovery from the escrow may be insufficient to cover such liabilities, and any excess liabilities which become the obligation of Sonus could adversely impact our business and reduce our cash and underlying capital.

We will incur substantial costs whether or not the acquisition is completed.

        We will incur substantial costs related to the acquisition whether or not the acquisition is completed. These costs include fees for financial advisors, attorneys and accountants, filing fees and financial printing costs. We currently expect to incur approximately from $            to $            in total costs, excluding contingent fees payable to our financial advisors.

Risks Relating to the Combined Company After the Acquisition

If we fail to develop products, then we may never realize revenue from product commercialization.

        A key element of our business strategy is to utilize our technologies for the development and commercialization of products that utilize our drug delivery technology. Most of our attention and resources are directed to the development of TOCOSOL, a drug delivery technology that provides a novel approach to the formulation of water insoluble compounds for therapeutic applications. Significant expenditures in additional research and development, clinical testing, regulatory, manufacturing, and sales and marketing activities will be necessary in order for us to demonstrate the efficacy of our products, or commercialize any products developed with our technology. There can be no assurance that TOCOSOL Paclitaxel or any of our other current products under development or any future products will be safe or efficacious. If TOCOSOL or any of our other current products under development are ultimately ineffective in treating specific medical conditions, do not receive the necessary regulatory approvals or do not obtain commercial acceptance, we will be materially adversely affected.

        Similarly, Synt:em S.A. has focused much of its attention and resources on the development of its Pep:trans technology, or more specifically, the development of peptide-based technologies for transporting drugs across complex biological membranes and across the blood brain barrier. It is not possible to predict with any reasonable degree of certainty whether the conjugation of any particular drug to Synt:em S.A.'s Pep:trans peptide will result in a better, safer or more efficacious new drug. In addition there is no evidence that positive results observed in animals in vivo will correlate with results in humans, including safety or efficacy in transporting drugs across complex biological membranes such as the blood brain barrier. Pep:trans technology has been validated in animals, but there is no evidence that the technology will be effective or safe for use by humans, or that the technology can be successfully commercialized. Significant expenditures in additional research and development, clinical testing, regulatory, manufacturing and sales and marketing activities will be necessary in order for the combined company to demonstrate the efficacy of and to commercialize the Pep:trans technology, and there can be no assurance that prior positive results observed by Synt:em S.A. will result in safe or efficacious products for humans or that such products will obtain commercial acceptance.

        Even if we are successful in developing our products, there is no assurance that such products will receive regulatory approval or that a commercially viable market will develop. While it is our strategy to develop additional products under our drug delivery technology by entering into feasibility study agreements with companies who own active compounds, there can be no assurance that we will enter into any feasibility studies. Moreover, there can be no assurance that these feasibility studies will result in development or license agreements. Without feasibility studies or development or license agreements, we may need to scale back or terminate our efforts to develop other products using our drug delivery technology.

Peptide based pharmaceutical products show particular behavior which may adversely impact their commercialization.

        Most peptide based products suffer a short half-life in vivo and are usually restricted to a systemic (either sc or iv) route of administration. The consequence of a parenteral systemic administration restricts application of the technology to acute indications or severe or life threatening chronic diseases or indications where there is a strong medical need. There is no evidence that for our peptide based drugs we will be able to develop alternative routes of administration such as nasal, sub-lingual or intradermal which could broaden markets and improve our ability to commercialize such products. Failure to develop an acceptable formulation could adversely impact our business, operations and financial condition.

As a result of the acquisition, we will conduct more of our business internationally, which will expose us to additional and increased risks.

        We will significantly increase our international operations as a result of the acquisition, particularly in Europe. There are many risks that will impact our international business and multinational operations. These risks include the following:

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  compliance with multiple and potentially conflicting regulations in Europe and the United States, including export requirements, tariffs, import duties, and other trade barriers, health and safety requirements and requisite regulatory approvals;

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  potential labor strikes, lockouts, work slowdowns and work stoppages at U.S. and international ports;

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  differences in intellectual property protections in Europe and the U.S.;

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  difficulties in staffing and managing foreign operations in Europe;

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  restrictions on downsizing foreign operations in Europe and expenses and delays associated with such activities;

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  currency fluctuations and resulting losses on currency translations;

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  terrorists attacks on U.S. companies;

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  competition for foreign-based suppliers in Europe;

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  overlapping or differing tax structures;

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  cultural and language differences between the U.S. and Europe;

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  longer accounts receivable collection cycles in Europe; and

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  political or civil turmoil.

        A failure on our part to manage these risks effectively could adversely impact our business.

Upon completion of the acquisition, we will be a larger and broader organization and we may not be able to effectively integrate the business and operations of Synt:em S.A., which may cause our operating results to suffer.

        As a result of our acquisition of Synt:em S.A., we will face challenges inherent in efficiently managing an increased number of employees over a large geographic distance, including the need to implement appropriate systems, policies, benefits and compliance programs. Our inability to successfully manage the geographically more diverse and larger combined organization, or any significant delay in achieving successful management, could have a material adverse effect on our results of operations after the acquisition and, as a result, on the market price of our common stock. The integration of Synt:em S.A. with our operations involves substantial risks, including:

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  our ability to finance the increased costs associated with development of the Synt:em S.A. operations and product development;

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  our ability to integrate the products of Synt:em S.A. so they complement our own;

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  our ability to continue the production and development of the Synt:em S.A. products and underlying technology;

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  our ability to manufacture and pursue the development of the Synt:em S.A. products;

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  our ability to integrate the international operations of Synt:em S.A.;

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  our ability to expand our financial and management controls and reporting systems and procedures including those related to the Sarbanes-Oxley Act of 2002, necessary for the integration and management of Synt:em S.A.;

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  diversion of management's time and attention; and

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  administrative integration.

        We may choose in the future not to pursue the development of certain product candidates of Synt:em S.A., which could require us to record losses relating to the termination of such programs. Any of the foregoing risks could materially harm our business, financial conditions and results of operations.

We have a history of operating losses which we expect will continue and we may never become profitable.

        We have experienced significant accumulated losses since our inception, and are expected to incur additional losses for the foreseeable future. These losses have resulted primarily from expenses associated with our research and development activities, including nonclinical and clinical trials, and general and administrative expenses. As of September 30, 2004, our accumulated deficit totaled $61.7 million. We anticipate that our operating losses will continue as we further invest in research and development for our products. Similarly, Synt:em S.A. has experienced significant accumulated losses since its inception, resulting primarily from expenses associated with research and development, preclinical, manufacturing and clinical activities relating to the development of its Pep:trans technology. As of September 30, 2004, Synt:em S.A.'s accumulated deficit was approximately $25.1 million. We will incur additional costs and expenses in connection with the acquisition and continuing operations of Synt:em S.A. We will not generate any product revenues unless and until we receive regulatory approval, which is not likely to occur in the near future. Even if we generate significant product revenues, there can be no assurance that we will be able to achieve or sustain profitability. Our results of operations have varied and will continue to vary significantly and depend on, among other factors:

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  timing and costs of preclinical development, clinical trials and regulatory approvals;

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  entering into new collaborative or product license agreements;

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  timing and costs of technology transfer associated with manufacturing and supply agreements;

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  our ability to obtain and timing of payments, if any, under collaborative partner agreements; and

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  costs related to obtaining, defending and enforcing patents.

        In addition, Synt:em S.A. relies on an annual research and development tax credit provided for under French law that is estimated to be approximately $700,000 in 2004. Changes to French tax law that would eliminate or substantially reduce this credit could have an adverse impact on the combined company's financial condition.

Governmental regulatory requirements are lengthy and expensive and failure to obtain necessary approvals will prevent us or our partners from commercializing a product.

        We are subject to governmental regulatory requirements and a lengthy approval process for our products prior to any commercial sales of our products. The development and commercial use of our products are regulated by the U.S. Food and Drug Administration, or FDA, the European Medicines Evaluation Agency, or EMEA, and comparable regulatory agencies in other countries. The regulatory approval process for new products is lengthy and expensive. Before we can file an application with the FDA and comparable international agencies, a product candidate must undergo extensive testing, including animal studies and human clinical trials that can take many years and require substantial expenditures. Data obtained from such testing may be susceptible to varying interpretations, which could delay, limit or prevent regulatory approval. In addition, changes in regulatory policy for product approval may cause additional costs in our efforts to secure necessary approvals.

        Our drug delivery products are in the early to middle stages of development. The results of pre-clinical and clinical testing of our products are uncertain and regulatory approval of our products may take longer or be more expensive than anticipated, which could have a material adverse effect on our business, financial condition and results of operations. While the FDA has informally indicated that it is appropriate for Sonus to submit a TOCOSOL Paclitaxel New Drug Application under a 505(b)(2) regulatory mechanism, there can be no assurance that the FDA will agree to our proposed 505(b)(2) regulatory strategy. In addition, there is pending litigation attacking the utilization of the 505(b)(2) regulatory strategy generally. There can be no assurance that such litigation will not be successful. A 505(b)(2) application permits us to rely upon the FDA's findings of safety and efficacy for a previously approved drug product without requiring us to obtain a right of reference from the original applicant. In addition to permitting reliance upon the FDA's prior findings of safety and effectiveness for previously approved drugs, section 505(b)(2) continues to allow reliance on third-party data that is available in published literature and which establishes the safety and effectiveness of a drug. However, we are required to provide any additional clinical data necessary to demonstrate the safety and effectiveness of differences between the original drug and the 505(b)(2) drug, so while unnecessary duplication of preclinical and certain human studies is avoided, specific studies may be required to establish the relevance and applicability of prior findings for our particular product formulation. We cannot predict if or when any of our products under development will be commercialized.

Future U.S. or international legislative or administrative actions also could prevent or delay regulatory approval of our products.

        Even if regulatory approvals are obtained, they may include significant limitations on the indicated uses for which a product may be marketed. A marketed product also is subject to continual FDA, EMEA and other regulatory agency review and regulation. Later discovery of previously unknown problems or failure to comply with the applicable regulatory requirements may result in restrictions on the marketing of a product or withdrawal of the product from the market, as well as possible civil or criminal sanctions. In addition, if marketing approval is obtained, the FDA, EMEA or other regulatory agency may require post-marketing testing and surveillance programs to monitor the product's efficacy and side effects. Results of these post-marketing programs may prevent or limit the further marketing of a product.

We will need additional capital in the future, and if it is not available on terms acceptable to us, or at all, we may need to scale back our development and commercialization activities.

        Our development efforts to date have consumed and will continue to require substantial amounts of cash. Based on our current operating plan, including planned clinical trials, other product development costs, and operations of Synt:em S.A., we estimate that existing cash, cash equivalents and short-term investments will be sufficient to meet our cash requirements for at least the next nine months. Our current operating plans include obtaining additional equity financing this fiscal year, which if successful, will provide us with a minimum of 12 months of cash. If we are unable to raise additional cash this fiscal year through either an equity financing or business partnerships, we have the ability to scale back operations such that we should have at least 12 months of cash. We will need additional capital to complete the development of TOCOSOL Paclitaxel and other product candidates as well as any product candidates based on Synt:em S.A.'s Pep:trans technology. Our future capital requirements depend on many factors including:

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  timing and costs of preclinical development, the scope and timing of clinical trials, and regulatory approvals;

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  entering into new collaborative or product license agreements;

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  timing and costs of technology transfer associated with manufacturing and supply agreements;

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  our ability to obtain and timing of payments, if any, under collaborative partner agreements; and

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  costs related to obtaining, defending and enforcing patents.

        Any future equity financing, if available, may result in substantial dilution to existing stockholders, and debt financing, if available, may include restrictive covenants. If we are unable to raise additional financing, we will have to substantially reduce our expenditures, scale back the development of our products and new product research and development, or license to others products that we otherwise would seek to commercialize ourselves, which could seriously harm our business, and explore other strategic alternatives.

We depend on third parties for funding, clinical development, manufacturing and distribution.

        We are dependent, and may in the future be dependent, on third parties for funding or performance of a variety of key activities including research, clinical development, manufacturing, marketing, sales and distribution of our products. Our current business strategy is to enter into agreements with third parties both to license rights to our potential products and to develop and commercialize new products. We currently do not have any arrangements with third parties in place, which will provide any funding to us. If we are unable to establish these arrangements with third parties, if they are terminated or the collaborations are not successful, we will be required to identify alternative partners to fund or perform research, clinical development, manufacturing, marketing, sales and/or distribution, which could have a material adverse effect on our business, financial condition and results of operations. Our success depends in part upon the performance by these collaborators of their responsibilities under these arrangements. We have no control over the resources that any potential partner may devote to the development and commercialization of products under these collaborations and our partners may fail to conduct their collaborative activities successfully or in a timely manner.

The development of pharmaceutical products in general, and the development of paclitaxel reformulations and peptide-based drugs in particular, is extremely competitive, and if we fail to compete effectively, it would negatively impact our business.

        Competition in the development of pharmaceutical products is intense and expected to increase. We also believe that other medical and pharmaceutical companies will compete with us in the areas of research and development, acquisition of products and technology licenses, and the manufacturing and marketing of our products. Success of products in these fields will be based primarily on:

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  obtaining, defending and enforcing patents.

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  safety;

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  price;

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  ease of administration;

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  breadth of approved indications; and

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  physician, healthcare payor and patient acceptance.

        Several other companies are developing paclitaxel reformulations with a goal of delivering a more effective and tolerable therapy than the approved paclitaxel products. Some of these products are further along in development than TOCOSOL Paclitaxel and may achieve regulatory approval before our product. The FDA recently approved Abraxane™, a taxane product developed by American Pharmaceutical Partners, Inc., for the treatment of metastatic breast cancer. In addition, Aventis has a taxane product, Taxotere®, which is similar to paclitaxel and is marketed for the treatment of breast and non-small cell lung cancers.

        Similarly, several other companies are developing peptide-based drugs for the treatment of inflammatory and neuropathic pain, and competition in the development of brain delivery technologies is expected to increase. Some of these products are further along in development and may achieve regulatory approval before Synt:em S.A.'s products. There can be no assurance that the Synt:em S.A. products will be more effective or safer than existing drugs and even so there is no evidence that they will be able to successfully commercialize their products.

        Many of our competitors and potential competitors, including large pharmaceutical, chemical and biotechnology concerns and universities and other research institutions, have substantially greater financial, technical and human resources than we do and have substantially greater experience in developing products, obtaining regulatory approvals and marketing and manufacturing medical products. Accordingly, these competitors may succeed in obtaining FDA approval for their products more rapidly than us. In addition, other technologies or products may be developed that have an entirely different approach that would render our technology and products noncompetitive or obsolete. If we fail to compete effectively, it would have a material adverse effect on our business, financial condition and results of operations.

We rely on third-party suppliers and manufacturers to produce products that we develop and failure to retain such suppliers and manufacturers would adversely impact our ability to commercialize our products.

        We currently rely on third parties to supply the chemical ingredients necessary for our drug delivery products. We have entered into supply agreements for the supply of GMP, or good manufacturing practices, grade paclitaxel, which is the active pharmaceutical ingredient in TOCOSOL Paclitaxel. The chemical ingredients for our products are manufactured by a limited number of vendors. The inability of these vendors to supply medical-grade materials to us could delay the manufacturing of, or cause us to cease the manufacturing of our products. We also rely on third parties to manufacture our products for research and development and clinical trials. SICOR Pharmaceuticals, Inc. is our primary manufacturer of TOCOSOL Paclitaxel for clinical studies and has also agreed to manufacture TOCOSOL Paclitaxel for commercialization. We previously manufactured clinical supplies of TOCOSOL Paclitaxel at other GMP certified contract laboratories. Suppliers and manufacturers of our products must operate under GMP regulations, as required by the FDA, and there are a limited number of contract manufacturers that operate under GMP regulations. Our reliance on independent manufacturers involves a number of other risks, including the absence of adequate capacity, the unavailability of, or interruptions in, access to necessary manufacturing processes and reduced control over delivery schedules. If our manufacturers are unable or unwilling to continue manufacturing our products in required volumes or have problems with commercial scale-up, we will have to identify acceptable alternative manufacturers. The use of a new manufacturer may cause significant interruptions in supply if the new manufacturer has difficulty manufacturing products to our specifications. Further, the introduction of a new manufacturer may increase the variation in the quality of our products.

        Similarly, Synt:em S.A. relies on third parties to supply all of Synt:em S.A.'s pre-clinical and clinical supplies, including the supply of M6G, the active pharmaceutical ingredient necessary for the development and manufacture of several Synt:em S.A. products. The M6G manufacturing process is covered by patents either held by or licensed to certain third-party companies. Synt:em S.A. has supply agreements with [several] suppliers and Synt:em S.A. believes that each of Synt:em S.A.'s suppliers manufactures in accordance with Synt:em S.A.'s specifications and GMP guidelines. However there are few sources of supply for the M6G necessary for Synt:em S.A.'s products and the inability of Synt:em S.A. to obtain sufficient quantities of M6G from one of these suppliers could have a material adverse effect on our business.

        In addition, Synt:em S.A. has evaluated and selected appropriate contract manufacturing organizations (CMOs) for key manufacturing activities. Agreements have been established with each CMO in order to secure Synt:em S.A.'s materials requirements; however, Synt:em S.A. has no direct control over the resources devoted to its projects and reliance on such third parties involves a number of risks, including the possibility that such third parties may fail their development work, may fail to perform on an effective or timely basis or may terminate the contracts. Synt:em S.A. believes that its existing agreements are sufficient to satisfy its current needs for preclinical and clinical requirements for peptide based compounds. However, to Synt:em S.A.'s knowledge, therapeutic products based on peptides coupled to organic compounds have never been manufactured on a commercial scale. There can be no assurance that Synt:em S.A.'s partners will be able to manufacture sufficient quantities of M6G in a timely manner and at an acceptable price and quality.

If we fail to secure adequate intellectual property protection or become involved in an intellectual property dispute, it could significantly harm our financial results and ability to compete.

        Our success will depend, in part, on our ability to obtain and defend patents and protect trade secrets. As of September 30, 2004, six United States patents have been issued pertaining to our TOCOSOL drug delivery platform and other technologies. A patent covering our TOCOSOL drug delivery platform has also been issued in Taiwan. Additional patent applications are pending in the United States and counterpart filings have been made in Europe and key countries in Asia and Latin America. Similarly, Synt:em S.A. has patents issued in Europe and Australia. Synt:em S.A. also has patent applications pending in Europe, Australia, the United States, Canada and Japan. The patent position of medical and pharmaceutical companies is highly uncertain and involves complex legal and factual questions. There can be no assurance that any claims which are included in pending or future patent applications will be issued, that any issued patents will provide us with competitive advantages or will not be challenged by third parties, or that the existing or future patents of third parties will not have an adverse effect on our ability to commercialize our products. Furthermore, there can be no assurance that other companies will not independently develop similar products, duplicate any of our products or design around patents that may be issued to us. Litigation may be necessary to enforce any patents issued to us or to determine the scope and validity of others' proprietary rights in court or administrative proceedings. Any litigation or administrative proceeding could result in substantial costs to us and distraction of our management. An adverse ruling in any litigation or administrative proceeding could have a material adverse effect on our business, financial condition and results of operations.

Our commercial success will depend in part on not infringing patents issued to competitors.

        There can be no assurance that patents belonging to competitors will not require us to alter our products or processes, pay licensing fees or cease development of our current or future products. Any litigation regarding infringement could result in substantial costs to us and distraction of our management, and any adverse ruling in any litigation could have a material adverse effect on our business, financial condition and results of operations. Further, there can be no assurance that we will be able to license other technology that we may require at a reasonable cost or at all. Failure by us to obtain a license to any technology that we may require to commercialize our products would have a material adverse effect on our business, financial condition and results of operations. In addition, to determine the priority of inventions and the ultimate ownership of patents, we may participate in interference, reissue or re-examination proceedings conducted by the U.S. Patent and Trademark Office or in proceedings before international agencies with respect to any of our existing patents or patent applications or any future patents or applications, any of which could result in loss of ownership of existing, issued patents, substantial costs to us and distraction of our management.

Reimbursement procedures and future healthcare reform measures are uncertain and may adversely impact our ability to successfully sell pharmaceutical products.

        Our ability to successfully sell any pharmaceutical products will depend in part on the extent to which government health administration authorities, private health insurers and other organizations will reimburse patients for the costs of future pharmaceutical products and related treatments. In the United States, government and other third-party payers have sought to contain healthcare costs by limiting both coverage and the level of reimbursement for new pharmaceutical products approved for marketing by the FDA. In some cases, these payers may refuse to provide any coverage for uses of approved products to treat medical conditions even though the FDA has granted marketing approval. Healthcare reform may increase these cost containment efforts. We believe that managed care organizations may seek to restrict the use of new products, delay authorization to use new products or limit coverage and the level of reimbursement for new products. Internationally, where national healthcare systems are prevalent, little if any funding may be available for new products, and cost containment and cost reduction efforts can be more pronounced than in the United States.

If our products are not accepted by the medical community our business will suffer.

        Commercial sales of our proposed products will substantially depend upon the products' efficacy and on their acceptance by the medical community. Widespread acceptance of our products will require educating the medical community as to the benefits and reliability of the products. Our proposed products may not be accepted, and, even if accepted, we are unable to estimate the length of time it would take to gain such acceptance.

If we lose our key personnel or are unable to attract and retain qualified scientific and management personnel, we may be unable to become profitable.

        We are highly dependent on our key executives. The loss of any of these key executives or the inability to recruit and retain qualified scientific personnel to perform research and development and qualified management personnel could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that we will be able to attract and retain such personnel on acceptable terms, if at all, given the competition for experienced scientists and other personnel among numerous medical and pharmaceutical companies, universities and research institutions.

The businesses in which we engage have a risk of product liability, and in the event of a successful suit against us, our business could be severely harmed.

        The testing, marketing and sale of pharmaceutical products entails a risk of product liability claims by consumers and others. While we currently maintain product liability insurance, which we believe to be adequate for current applications of our products, such insurance may not continue to be available at a reasonable cost or may not be sufficient to fully cover any potential claims. In the event of a successful suit against us, the lack or insufficiency of insurance coverage could have a material adverse effect on our business and financial condition.

Since we use hazardous materials in our business, we may be subject to claims relating to improper handling, storage or disposal of these materials.

        Our research and development activities involve the controlled use of hazardous materials, chemicals and various radioactive compounds. We are subject to foreign, federal, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of such materials and certain waste products. Although we believe that our safety procedures for handling and disposing of such materials comply with the standards prescribed by state and federal regulations, the risk of accidental contamination or injury from these materials cannot be eliminated completely. In the event of such an accident, we could be held liable for any damages that result and any such liability not covered by insurance could exceed our resources. Compliance with environmental laws and regulations may be expensive, and current or future environmental regulations may impair our research, development or production efforts.

Failure to satisfy Nasdaq National Market Listing requirements may result in our common stock being delisted from The Nasdaq National Market.

        Our common stock is currently listed on the Nasdaq National Market under the symbol "SNUS." For continued inclusion on the Nasdaq National Market, we must maintain among other requirements stockholders' equity of at least $10.0 million, a minimum bid price of $1.00 per share and a market value of our public float of at least $5.0 million; or market capitalization of at least $50 million, a minimum bid price of $3.00 per share and a market value of our public float of at least $15.0 million. As of September 30, 2004, we had stockholders' equity of approximately $24.4 million. In the event that we fail to satisfy the listing standards on a continuous basis, our common stock may be removed from listing on the Nasdaq National Market. If our common stock were delisted from the Nasdaq National Market, our common stock may be transferred to the Nasdaq SmallCap Market if we satisfy the listing criteria for the Nasdaq SmallCap Market or trading of our common stock, if any, may be conducted in the over-the-counter market in the so-called "pink sheets" or, if available, the National Association of Securities Dealer's "Electronic Bulletin Board." In addition, delisting from Nasdaq may subject our common stock to so-called "penny stock" rules. These rules impose additional sales practice and market making requirements on broker-dealers who sell and/or make a market in such securities. Consequently, broker-dealers may be less willing or able to sell and/or make a market in our common stock. Additionally, an investor would find it more difficult to dispose of, or to obtain accurate quotations for the price of, our common stock. As a result of a delisting, it may become more difficult for us to raise funds through the sale of our securities.

Market volatility may affect our stock price and the value of an investment in our common stock may be subject to sudden decreases.

        The trading price for our common stock has been, and we expect it to continue to be, volatile. The price at which our common stock trades depends upon a number of factors, including our historical and anticipated operating results, preclinical and clinical trial results, market perception of the prospects for biotechnology companies as an industry sector and general market and economic conditions, some of which are beyond our control. Factors such as fluctuations in our financial and operating results, changes in government regulations affecting product approvals, reimbursement or other aspects of our or our competitors' businesses, FDA review of our product development activities, the results of preclinical studies and clinical trials, announcements of technological innovations or new commercial products by us or our competitors, developments concerning key personnel and our intellectual property rights, significant collaborations or strategic alliances and publicity regarding actual or potential performance of products under development by us or our competitors could also cause the market price of our common stock to fluctuate substantially. In addition, the stock market has from time to time experienced extreme price and volume fluctuations. These broad market fluctuations may lower the market price of our common stock. Moreover, during periods of stock market price volatility, share prices of many biotechnology companies have often fluctuated in a manner not necessarily related to the companies' operating performance. Also, biotechnology stocks may be volatile even during periods of relative market stability. Accordingly, our common stock may be subject to greater price volatility than the stock market as a whole.

PROPOSAL ONE

APPROVAL OF THE ISSUANCE OF COMMON STOCK IN CONNECTION WITH THE
ACQUISITION OF SYNT:EM S.A., S.A.

General

        Sonus seeks your approval pursuant to Nasdaq Marketplace Rule 4350(i)(1)(D) which requires Nasdaq-listed companies to obtain shareholder approval before issuing 20% or more of their common stock or 20% or more of their voting power, in connection with an acquisition of the stock or assets of another company, other than in a public offering for cash. For purposes of the Nasdaq Marketplace Rules the percentage of outstanding shares is calculated before giving effect to the issuance of the shares in question.

        Sonus entered into an Amended and Restated Stock Purchase Agreement on December 27, 2004, with the stockholders of Synt:em S.A., and certain option and warrant holders of Synt:em S.A. The Amended and Restated Stock Purchase Agreement supercedes in its entirety a Stock Purchase Agreement entered into by the same parties on November 3, 2004. The Amended and Restated Stock Purchase Agreement provides for the purchase by Sonus of all the issued and outstanding shares of capital stock of Synt:em S.A. directly from the stockholders of Synt:em S.A. According to the Amended and Restated Stock Purchase Agreement, Sonus agreed that it will issue 5,425,000 shares of Sonus common stock to the stockholders of Synt:em S.A. if all of the contingent consideration is earned. You are being asked to approve the issuance by Sonus of shares of common stock as the consideration in the acquisition of Synt:em S.A. If the issuance of the common stock is not approved by you, the acquisition cannot occur. The actual terms of the acquisition of Synt:em S.A. are contained in the Amended and Restated Stock Purchase Agreement, which Sonus has filed with the SEC as an exhibit to Form 8-K on December 28, 2004. You can review this Form 8-K and the Amended and Restated Stock Purchase Agreement on the SEC's website, www.sec.gov. The Amended and Restated Stock Purchase Agreement is also attached to this proxy statement as Appendix A.

THE ACQUISITION

        This section of the proxy statement describes the material aspects of the proposed acquisition of Synt:em S.A., including the Amended and Restated Stock Purchase Agreement. While we believe that the description covers the material terms of the acquisition and the Amended and Restated Stock Purchase Agreement, this summary may not contain all of the information that is important to you. You should read carefully this entire document and the other documents to which we refer, including the Amended and Restated Stock Purchase Agreement that is attached as Appendix A for a more complete understanding of the acquisition and the Amended and Restated Stock Purchase Agreement.

Background of the Acquisition

        The Board of Directors and senior management of Sonus regularly assess the competitive position of our products, technologies, workforce, manufacturing and distribution capabilities, and markets. Sonus has a strategic goal of expanding its approach to the development of drugs for the oncology and complementary markets, and as a result, Sonus continuously explores strategic opportunities to strengthen our business.

        In January 2004, at an investor conference in San Francisco, George Dunbar, a member of the Board of Directors of Sonus, was introduced to Michel Kaczorek, Chief Executive Officer of Synt:em S.A., Gordon Waldron, Vice President and Chief Financial Officer and Laurent Ganem, President of the Supervisory Board, by a former advisor to a Synt:em S.A. shareholder. The former advisor recommended an informal discussion between the companies to discuss the strategic benefits of a possible transaction between the two companies.

        On February 2, 2004, Sonus and Synt:em S.A. executed a mutual confidentiality agreement and on February 16, 2004, the parties held an initial teleconference to discuss a possible business combination of Synt:em S.A. with Sonus. Representatives of Synt:em S.A. on the call included Michel Kaczorek, Gordon Waldron, Jamal Temsamani, Synt:em S.A.'s Vice President of Preclinical Research and Development and Luc-Andre' Granier, Synt:em S.A.'s Vice President of Clinical Development and Medical Director. Representatives of Sonus on the call included Lynn Collins-Gold, Vice President of Research and Process Development for Sonus, Neile Grayson, Sonus' Vice President of Business Development, and Dean Kessler, Sonus' Vice President for Pre-clinical Development. The Synt:em S.A. representatives provided the Sonus team with a brief history of the Synt:em S.A. business and discussed current financials. The parties also discussed at length Synt:em S.A.'s Pep:trans and Acti:map technology platforms, as well as current preclinical and clinical candidates.

        On March 11, 2004, the parties conducted an in-person meeting in Basel, Switzerland. Representatives of Sonus included Neile Grayson, and Mark Low, Vice President of Business and Market Development for Sonus and Dr. Kaczorek represented Synt:em S.A. Several hours were spent discussing the TOCOSOL technology of Sonus and the most advanced product of Sonus, TOCOSOL Paclitaxel. A confidential presentation on TOCOSOL Paclitaxel was provided to Dr. Kaczorek.

        On April 4, 2004, Michael Martino, President and Chief Executive Officer of Sonus, and Pam Dull, the Director of Investor Relations for Sonus, attended a meeting in Boston with representatives of Adams, Harkness & Hill, financial advisor to Synt:em S.A., to discuss whether Sonus had an interest in pursuing a potential business combination between Sonus and Synt:em S.A.

        On April 8, 2004, the parties conducted a teleconference attended by Mr. Martino and Dr. Grayson of Sonus, a representative of Adams, Harkness & Hill and Dr. Kaczorek and Mr. Waldron of Synt:em S.A. The parties discussed certain procedural aspects for moving forward with discussions regarding a potential combination of the companies, as well as certain process and timing issues for due diligence efforts. The parties agreed to conduct an in-person meeting in London in May, 2004, as it was determined that representatives from each company would be present in London during that time for other business reasons.

        From April 9 through May 5, 2004, representatives of the parties conducted a series of due diligence discussions via teleconference and email focusing on technical issues concerning the parties' respective products and technologies and intellectual property.

        At a regularly scheduled meeting of the Board of Directors of Sonus held on May 5, 2004, Mr. Martino presented Synt:em S.A. as a candidate for a possible strategic combination. The Board of Directors authorized management to continue to pursue discussions with Synt:em S.A. regarding a possible acquisition of Synt:em S.A. by Sonus.

        On May 12, 2004, Mr. Martino and Dr. Grayson met with Dr. Kaczorek and Mr. Waldron in London to continue discussions concerning a possible transaction between the two companies. The parties also discussed Synt:em S.A.'s progress with Syn1001 and Syn1002 development. Adams, Harkness & Hill then presented proposed company comparables for Synt:em S.A. in a first discussion of valuation.

        On May 18, 2004, a teleconference was attended by Mr. Martino and Dr. Grayson of Sonus and representatives of Adams, Harkness & Hill. Adams, Harkness & Hill representatives advised that Synt:em S.A. was progressing in its discussions with other companies concerning a potential strategic combination with Synt:em S.A. and the need for Sonus to engage representation of a financial advisor to assist in negotiations. Dr. Grayson requested additional Synt:em S.A. financial and sales information.

        From May 21 through June 2, 2004, additional technical, business and financial due diligence information was provided by each of the parties to the other party.

        On June 8 and 9, 2004, Dr. Temsamani, Dr. Kaczorek, and Mr. Waldron of Synt:em S.A. toured the Sonus headquarters in Bothell, Washington and met with Mr. Martino, Dr. Grayson, Dr. Collins-Gold, Elaine Waller, Dean Kessler and Mark Low of Sonus. The purpose of the meeting was to review the Sonus product development pipeline. A number of break-out due diligence meetings were also conducted.

        On July 8, 2004, the parties conducted a teleconference attended by Mr. Martino, Mr. Eudy, and Dr. Grayson of Sonus, Dr. Kaczorek and Mr. Waldron of Synt:em S.A., and representatives of Adams, Harkness & Hill. Also participating in the call were representatives of Needham & Company, the recently engaged financial advisor to Sonus. The parties agreed that Sonus would prepare a draft of an initial term sheet setting forth proposed material terms of an acquisition of Synt:em S.A. by Sonus. The parties also had preliminary valuation and structure discussions.

        On July 15 and 16, 2004, Dr. Collins-Gold and Mr. Kessler of Sonus, together with a representative of Needham & Company, made an initial technical due diligence visit to Synt:em S.A.'s facilities in Nimes, France. Meetings were conducted with Dr. Granier, Dr. Temsamani, and Dr. Lahana and Caroline Roussel, Vice President and Director of Operations of Synt:em S.A., with discussions focused on the Synt:em S.A. clinical, preclinical and discovery product candidate pipeline, and the Pep:trans and Acti:map technologies. Manufacturing practices and current out-sourced processes were also reviewed, and the discussion concerning a combination of the companies' technology platforms also occurred.

        On August 11, 2004, the Board of Directors of Sonus ratified the engagement of Needham & Company.

        On August 17, 2004, a meeting among the parties was held at the offices of Adams, Harkness & Hill in Boston. Attendees at the meeting were representatives of Needham & Company, Dr. Kaczorek and Mr. Waldron of Synt:em S.A. and Mr. Martino and Dr. Grayson of Sonus. Discussions ensued concerning progress of the Synt:em S.A. pipeline. Further detail of the Synt:em S.A. pro forma financials was also reviewed and the parties discussed the expectation of a letter of interest from Sonus to be delivered within two weeks of the meeting.

        On August 24, 2004, Sonus delivered a non-binding letter of intent to Synt:em S.A. and Adams, Harkness & Hill for the purchase of 100% of the outstanding capital stock of Synt:em S.A. Proposed terms included an initial payment of $8 million of Sonus common stock followed by two subsequent milestone payments of up to $2.8 million each, payable in either Sonus common stock or cash, upon treatment of a first patient in Phase 1 clinical trials for Syn1001 or Syn1002. An additional $8.4 million payment in Sonus common stock or cash, at Sonus' discretion, would be payable upon signing of a partnership agreement for further clinical trials with a qualified commercial entity for either Syn1001 or Syn1002, with mutually agreeable minimum parameters. Share re-sale restrictions on the initial payment and the milestone payments were proposed.

        On August 27, 2004, Dr. Kaczorek sent an e-mail to Mr. Martino indicating that the letter of intent provided by Sonus was not acceptable to the Synt:em S.A. shareholders. In particular, Dr. Kaczorek indicated that the Synt:em S.A. shareholders did not agree with the overall valuation and the concept of earn-out milestones.

        During the next several days, several conversations occurred between representatives of Needham & Company and Adams, Harkness & Hill concerning the deal structure and valuation.

        On August 31, 2004, during a telephone conversation between Mr. Waldron and Dr. Grayson, Mr. Waldron emphasized that total valuation was important to the Synt:em S.A. shareholders and that ownership of one-third of the combined entity would be appropriate. Mr. Waldron again stressed that the concept of earn-out milestones was not acceptable to the Synt:em S.A. shareholders and he indicated that Sonus would receive a letter of response from Synt:em S.A. management within 24 hours.

        On September 1, 2004, a written response was received by Mr. Martino from Dr. Kaczorek which indicated that valuation and milestone earn-out payments were the biggest concern for Synt:em S.A.'s shareholders.

        On September 9 and 10, 2004, Mr. Martino and Dr. Grayson attended a meeting of the Supervisory Board of Synt:em S.A. in Paris to deliver a presentation on the technology of Sonus and the product potential of TOCOSOL Paclitaxel. Following the Supervisory Board meeting, Mr. Martino and Dr. Grayson met with Dr. Kaczorek and Mr. Waldron to discuss a draft term sheet prepared by Stradling Yocca Carlson & Rauth, Sonus' outside counsel. Several issues were raised by the Synt:em S.A. representatives, including the concept of representations and warranties to be made by Synt:em S.A. shareholders and the amount of Synt:em S.A. net cash required at the closing of a transaction. Neither concern was satisfactorily resolved at this meeting.

        On September 14 and 16, 2004, discussions were held by representatives of Sonus and Synt:em S.A. regarding financial and accounting matters.

        On September 20, 2004, Sonus delivered a proposed term sheet to Synt:em S.A. The proposal included a total consideration of $30 million of Sonus common stock for the purchase of 100% of the outstanding capital stock of Synt:em S.A., subject to upper and lower collars of 29% and 26% of the outstanding shares of Sonus, payable in an upfront payment consisting of $8 million plus Synt:em S.A. net cash at closing, followed by two equal earn-out milestone payments for the remainder of the consideration, on the initiation of the first human dosing in a Phase 1 clinical trial under a U.S. Investigational New Drug Application of any currently identified Synt:em S.A. product candidate. In addition, share resale restrictions were proposed for all shares of Sonus common stock delivered in the transaction.

        On September 21, 2004, Sonus provided Synt:em S.A. with a revised term sheet containing additional language suggested by Adams, Harkness & Hill clarifying that the earn-out milestones do not need to be based solely upon a U.S. Investigational New Drug Application, but could also be earned upon approval by an appropriate ministry of health as Sonus in its discretion determines is appropriate. The non-binding term sheet was executed by Sonus and Synt:em S.A. on September 22, 2004.

        From September 28 through October 8, 2004, the parties continued due diligence activities including on-site visits by representatives of each party and review of all material contracts, and other written information of the other party. In addition, representatives of the parties engaged in several discussions concerning the integration of the two companies.

        On October 7, 2004, a draft Stock Purchase Agreement was delivered by Stradling Yocca Carlson & Rauth to Brown Rudnick Berlack Israels, LLP, U.S. counsel for Synt:em S.A. The parties' legal representatives had numerous discussions concerning the provisions of the Stock Purchase Agreement, and on October 15, 2004, a revised version of the Stock Purchase Agreement was delivered by Stradling Yocca Carlson & Rauth and shared with the major Synt:em S.A. shareholders for review and comment.

        On October 20, 2004, a memo was sent from Stradling Yocca Carlson & Rauth to Brown Rudnick Berlack Israels, LLP, outlining certain open issues to be resolved between the parties in order to finalize the Stock Purchase Agreement, including, among other things, issues regarding the indemnification escrow, earn-out payments, Synt:em S.A. outstanding options and warrants, payment of Synt:em S.A.'s transaction expenses, timing of the issuance of the earn-out shares, the date of calculation of cash at closing, termination date of the Stock Purchase Agreement and governing law.

        On October 21, 2004, a letter was sent from Dr. Ganem, the President of Synt:em S.A.'s Supervisory Board and a representative of a major Synt:em S.A. shareholder, to Mr. Martino regarding major unresolved issues from the point of view of Synt:em S.A. These included: representations and warranties to be made by Synt:em S.A. shareholders, termination date of the Stock Purchase Agreement, and Synt:em S.A. management compensation post-transaction. Dr. Ganem's letter led to a telephone conversation later the same day between Dr. Ganem and Mr. Martino regarding these issues as well as the earn-out payments and terms and conditions for arbitration and mediation. The amount and time limit of the indemnification escrow was also a point of discussion.

        On October 22, 2004, a second letter was sent by Dr. Ganem to Mr. Martino regarding additional unresolved issues from the point of view of Synt:em S.A., including structure of the earn-out payments, termination date of the Stock Purchase Agreement, management benefits, and the indemnification escrow. Later that same day, a special meeting of the Board of Directors of Sonus was held to discuss the proposed transaction. The Board spent considerable time discussing results of Sonus' due diligence investigation of Synt:em S.A., including intellectual property protection of the Synt:em S.A. product candidates which would trigger the earn-out payments, as well as to other criteria relating to the product candidates such as technical merit, potential market, and economic viability. Representatives of Needham & Company provided the Board of Directors of Sonus with an analysis of the financial implications of the terms of the proposed acquisition. Representatives of Needham & Company also delivered to the Sonus Board of Directors Needham & Company's oral opinion, subsequently confirmed in writing on October 22, 2004, that the consideration to be paid by Sonus under the terms of the draft Stock Purchase Agreement dated October 19, 2004, was fair, from a financial point of view, to the stockholders of Sonus. Following discussion, the Board of Directors of Sonus voted to conditionally approve the transaction, pending satisfactory resolution of certain open issues identified by Dr. Ganem to Mr. Martino.

        On October 24, 2004, a revised version of the Stock Purchase Agreement was delivered by Stradling Yocca Carlson & Rauth to Synt:em S.A. management and counsel for review and comment.

        On October 25, 2004, a teleconference was attended by Mr. Martino, Dr. Ganem and outside legal counsel for each party to discuss the registration process for shares to be issued to Synt:em S.A. shareholders in the acquisition. The content and extent of Synt:em S.A. shareholder representations and warranties was also reviewed.

        On October 26, 2004, a telephone conversation was held between Dr. Ganem and Mr. Martino regarding the upcoming Synt:em S.A. shareholders meeting. Later that day, a revised version of the Stock Purchase Agreement was delivered by Stradling Yocca Carlson & Rauth.

        On October 27, 2004, a special telephonic meeting of the Board of Directors of Sonus was held to discuss the resolution of outstanding issues, including the indemnification escrow, earn-out provisions, treatment of Synt:em S.A. options and warrants, and termination date of the Stock Purchase Agreement. After discussion, the Board unanimously voted to approve the transaction as negotiated by management.

        On October 29, 2004, a special meeting of the Supervisory Board of Synt:em S.A. was held, during which the Synt:em S.A. Supervisory Board discussed the transaction.

        On October 29, 2004, a final version of the Stock Purchase Agreement was delivered to the parties by Stradling Yocca Carlson & Rauth. Later that day, at a special meeting of the Synt:em S.A. stockholders, the Stock Purchase Agreement was unanimously endorsed by all Synt:em S.A. stockholders and their legal representatives. On November 3, 2004, the Stock Purchase Agreement was executed by Sonus, all of the stockholders of Synt:em S.A. and certain option holders and warrant holders of Synt:em S.A. and Sonus issued a press release in connection with its quarterly earnings conference call announcing the transaction.

        From November 4, 2004 through November 10, 2004, representatives of Sonus, including Michael Martino, Alan Fuhrman, Senior Vice President and Chief Financial Officer of Sonus, and Pamela Dull had meetings with a number of institutional stockholders of Sonus. At these meetings, a substantial majority of the stockholders indicated that they were not in favor of the terms of the proposed acquisition and would not vote in favor of it at a stockholders meeting to be convened to consider the matter. Factors noted by such stockholders were the overall valuation of Synt:em S.A., in light of the upper and lower collars on the shares of Sonus common stock to be delivered, the timing of the transaction in relation to the current market price of Sonus common stock and the milestone metrics that triggered the earn-out payments. Following these meetings, Sonus management concluded that it was unlikely that stockholders holding a majority of the votes cast at a meeting of the stockholders of Sonus would approve the proposed acquisition.

        On November 23, 2004, Mr. Martino informed Dr. Ganem of Sonus' need to revise the terms of the acquisition in order to address concerns expressed by the stockholders of Sonus. The main areas of discussion included the timing of certain earn-out payments and the nature of the events triggering such payments, the total percentage ownership that Synt:em S.A. stockholders would have in Sonus at the closing of the acquisition, and the need for Sonus stockholders to retain any increases in the value of Sonus' stock resulting from achievement of certain near-term Sonus milestones.

        On November 30 and December 1, 2004, Mr. Martino, Mr. Fuhrman, and Dr. Grayson from Sonus, Dr. Kaczorek and Mr. Waldron from Synt:em S.A., Dr. Ganem and outside counsel and financial advisors for the parties, met in Paris to discuss the proposed revisions to the terms of the Stock Purchase Agreement.

        From December 4 through December 7, 2004, Mr. Martino and Dr. Ganem engaged in numerous telephonic discussions regarding the proposed revisions to the terms of the acquisition including the structure of lock-up provisions and payment of transaction fees.

        On December 8, 2004, at a regularly scheduled meeting, the Board of Directors of Sonus discussed and considered the proposed revisions to the Stock Purchase Agreement and unanimously authorized management to pursue the negotiation of an Amended and Restated Stock Purchase Agreement.

        On December 13, 2004, the Board of Directors of Sonus held a telephonic meeting where the proposed revised terms were further discussed and management was unanimously authorized to finalize negotiations.

        On December 14, 2004, Stradling Yocca Carlson & Rauth circulated to all parties a proposed Summary of Terms of Amendment to Stock Purchase Agreement for discussion and comment. The proposed Summary of Terms provided among other things, that the maximum aggregate consideration to be received by the Synt:em S.A. stockholders would be 20% of the fully diluted (based on the treasury stock method) outstanding common stock of Sonus and the elimination of any lower or upper collars of the shares of common stock to be delivered by Sonus.

        On December 14, 2004, the Synt:em S.A. Board of Directors discussed the most recent proposal from Sonus.

        On December 17, 2004, the Board of Directors of Sonus held a telephonic conference meeting to consider the final terms of the proposed amendment to the Stock Purchase Agreement. The Board discussed the changes to the existing Stock Purchase Agreement proposed by the amended terms, including the revised consideration, the elimination of upper and lower collars, the change of earn-out milestones from Phase 1 to Phase 2 clinical trials for qualified Synt:em S.A. products, the reallocation of closing consideration to contingent earn-out consideration of any appreciation of the shares of Sonus common stock resulting from the announcement of FDA agreement to Phase 3 clinical trials of TOCOSOL Paclitaxel or a corporate partnership, and changes to the lock-up periods for the shares to be delivered to the Synt:em S.A. shareholders. Representatives of Stradling Yocca Carlson & Rauth

and Needham & Company reviewed the proposed terms in comparison to the original Stock Purchase Agreement. Following discussions with legal and financial advisors, the Board concluded that the revised terms of the transaction, both in terms of value and structure, were superior from the standpoint of Sonus as compared to the terms of the Stock Purchase Agreement dated as of November 2, 2004. In light of the foregoing, and in the absence of any material changes to the factors considered and relied upon by Needham & Company in rendering a fairness opinion on October 22, 2004 with respect to the November 3, 2004 Stock Purchase Agreement, the Board concluded that there would not be any significant benefit in obtaining an updated fairness opinion from Needham & Company with respect to the Amended and Restated Stock Purchase Agreement. Following that discussion, the Sonus Board unanimously approved the terms of the Amended and Restated Stock Purchase Agreement.

        On December 20, 2004, Dr. Kaczorek and Mr. Waldron presented to Synt:em S.A. stockholders the Amended and Restated Stock Purchase Agreement.

        On December 22, 2004, the Synt:em S.A. Supervisory Board held a meeting to discuss the transaction. Later the same day, there was a meeting of the stockholders of Synt:em S.A. in Paris, France to discuss the final Amended and Restated Stock Purchase Agreement.

        By December 27, 2004, the Amended and Restated Stock Purchase Agreement was executed by Sonus, by all of the stockholders of Synt:em S.A. and certain option holders and warrant holders of Synt:em S.A. and on December 28, 2004, Sonus issued a press release announcing the amended terms of the acquisition and the execution of the Amended and Restated Stock Purchase Agreement.

Sonus' Reasons for the Acquisition

        In reaching its determination to approve the acquisition of Synt:em S.A., and to recommend that the Sonus stockholders vote to approve the issuance of shares of Sonus common stock pursuant to the terms of the Amended and Restated Stock Purchase Agreement, the Board of Directors of Sonus identified several potential benefits of the proposed acquisition for Sonus and its stockholders. These potential benefits include the following:

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  the belief that the expanded product portfolio of the combined company will provide an improved platform for future growth;

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  the strengthening of Sonus' pipeline and capabilities in oncology and extension to other related, large markets;

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  the ability to leverage Synt:em S.A.'s highly efficient discovery program that utilizes a proprietary computer screening process (Acti:map) that effectively reduces time and many risk factors generally associated with drug discovery;

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  the addition of the Synt:em S.A. technology platform which will add novel approaches to changing the bioavailability of drugs, as well as the potential ability to enable selective drug uptake into certain cells and organs;

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  the expectation that the complementary nature of the technologies and products of Sonus and Synt:em S.A. would enhance the combined company's ability to increase its pipeline of drug development candidates; and

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  the ability of Sonus to leverage the knowledge and skills of the experienced scientific personnel of Synt:em S.A., adding a substantial number of Ph.D.'s to the Sonus staff.

        In reaching its decision to approve the Amended and Restated Stock Purchase Agreement and the share issuance, the Board of Directors of Sonus consulted with management of Sonus, legal counsel of Sonus regarding the legal terms of the acquisition, and financial advisors of Sonus regarding the financial aspects of the acquisition and the fairness, from a financial point of view, of the consideration to be paid by Sonus, to the stockholders of Synt:em S.A. The factors that the Board of Directors of Sonus considered in its deliberations included the following:

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  the strategic and other expected benefits of the acquisition described above;

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  information and presentations by Sonus management and legal and financial advisors concerning the business, technology, products, operations, financial condition, organizational structure and competitive position of Sonus and Synt:em S.A., on both an historical and prospective basis;

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  Sonus management's view of the business and prospects of Sonus and Synt:em S.A. as stand-alone companies and as a combined company;

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  Sonus management's view of the financial condition, results of operations and businesses of Sonus and Synt:em S.A. before and after giving effect to the acquisition;

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  other strategic alternatives for Sonus, including the potential to enter into strategic relationships with third parties or acquire or combine with third parties;

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  the belief that the terms of the acquisition agreement are reasonable; and

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  the presentation by Needham & Company and its oral opinion presented on October 22, 2004, subsequently confirmed by delivery of its written opinion dated as of October 22, 2004, to the effect that, as of such date, and based upon and subject to the factors and assumptions set forth therein, the consideration to be paid by Sonus under the original Stock Purchase Agreement dated November 3, 2004 was fair from a financial point of view to the stockholders of Sonus.

        The Board of Directors of Sonus also identified and considered a variety of potentially negative factors in its deliberations concerning the Amended and Restated Stock Purchase Agreement, including the following:

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  the risk that the potential benefits sought in the acquisition may not be fully realized;

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  the risk that integration of the businesses, products and personnel of the two companies may not be successfully implemented in a timely and efficient manner, or at all;

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  the possibility that the acquisition might not be approved by the stockholders of Sonus, or otherwise not be consummated;

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  the risk that as a result of the announcement of the acquisition, existing relationships with suppliers and investors of Sonus could be impaired;

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  the possibility that the market price of Sonus common stock could decrease sharply if the acquisition was not viewed favorably by stockholders, financial analysts and the press, generally;

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  the significant costs incurred by Sonus or the combined company as a result of the acquisition, including costs of integrating the businesses and transaction expenses arising from the acquisition;

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  the diversion of management's time and attention from the existing business of Sonus;

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  the perception of Sonus as a viable, independent company may be damaged;

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  the risks associated with owning a French company, including being subject to French regulations and laws that differ from those applicable in the United States, and the difficulty of managing the business of Synt:em S.A. due to geographic locations;

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  the risk of the potential loss of key employees; and

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  various other risks associated with the acquisition and the businesses of Sonus, Synt:em S.A. and the combined company described in this proxy statement under "Risk Factors" and in the corresponding section in documents incorporated by reference into this proxy statement.

        After due consideration, the Board of Directors of Sonus concluded, however, that overall, the potential benefits to Sonus and its stockholders of the acquisition outweighed the risks associated with the acquisition.

        The above discussion of the factors considered by the Board of Directors of Sonus is not intended to be exhaustive, but is believed to set forth the principal factors considered by the Board of Directors of Sonus. The Board of Directors of Sonus collectively reached the conclusion, by unanimous vote, to approve the Amended and Restated Stock Purchase Agreement in light of the various factors described above and other factors that each member of the Board of Directors of Sonus felt were appropriate. In view of the wide variety of factors considered by the Board of Directors of Sonus in connection with its evaluation of the acquisition and the complexity of these matters, the Board of Directors of Sonus did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. Rather, the Board of Directors of Sonus made its recommendation based on the totality of information presented to and the investigation conducted by it. In considering the factors discussed above, individual directors may have given different weights to different factors.

        After careful consideration of all of the information and factors discussed in this section, the Board of Directors of Sonus, by unanimous vote, approved the acquisition, the Amended and Restated Stock Purchase Agreement and the other transactions contemplated by the Amended and Restated Stock Purchase Agreement. The Board of Directors of Sonus unanimously recommends that Sonus stockholders vote "FOR" the proposal to issue shares of Sonus common stock to the Synt:em S.A. stockholders pursuant to the terms of the Amended and Restated Stock Purchase Agreement.

Opinion of Financial Advisor to Sonus

        Sonus and Needham & Company, Inc. entered into an engagement letter dated as of July 7, 2004, pursuant to which Sonus retained Needham & Company to (i) act as its financial advisor in connection with the acquisition of all of the outstanding securities of Synt:em S.A. (the "Transaction"), and (ii) render an opinion to the Board of Directors of Sonus as to the fairness, from a financial point of view, to the stockholders of Sonus of the total consideration payable by Sonus pursuant to the terms of the draft Stock Purchase Agreement dated October 14, 2004 (the "October Purchase Agreement"). Needham & Company was selected by the Board of Directors of Sonus to render an opinion to the Board of Directors of Sonus because Needham & Company is an internationally recognized investment banking firm and because, as part of its investment banking business, Needham & Company is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

        On October 22, 2004, Needham & Company delivered its oral opinion (which was followed up by its written opinion dated as of October 22, 2004) to the Board of Directors of Sonus, to the effect that, as of that date and based upon and subject to the assumptions and other matters described in the opinion, the total consideration of up to $30 million to be paid by Sonus in connection with the Transaction in accordance with the terms of the October Purchase Agreement was fair to the Sonus shareholders from a financial point of view. In connection with rendering its opinion, Needham & Company assumed that the Transaction, including each of the two earn-out events described in the October Purchase Agreement would be consummated upon the terms and conditions set forth in the October Purchase Agreement. The Needham & Company opinion is addressed to the Board of

Directors of Sonus, is directed only to the financial terms of the October Purchase Agreement and does not constitute a recommendation to any Sonus stockholder as to how that stockholder should vote on, or take any other action relating to, the combination. The amount and form of consideration to be paid in the combination was determined through arm's length negotiations between Sonus and Synt:em S.A. and not by Needham & Company. Needham & Company expressed no opinion as to what the value of Sonus common stock will be when issued to the securityholders of Synt:em S.A. pursuant to the October Purchase Agreement or the prices at which the Sonus common stock will actually trade at any time. In addition, Needham & Company was not asked to consider, and the Needham & Company opinion does not address the underlying business decision of Sonus to engage in the combination, the relative merits of the combination as compared to other business strategies that might exist for Sonus, or the effect of any other transaction in which Sonus might engage. Needham & Company expressed no opinion or recommendation as to whether or not stockholders of Synt:em S.A. should vote in favor of the Transaction.

        The complete text of the Needham & Company opinion, which sets forth the assumptions made, matters considered, limitations on and scope of the review undertaken by Needham & Company, is attached to this proxy statement as Appendix C and is incorporated herein by reference. The summary of the Needham & Company opinion set forth in this proxy statement is qualified in its entirety by reference to the Needham & Company opinion. Sonus stockholders are urged to read the Needham & Company opinion carefully and in its entirety for a description of the procedures followed, the factors considered, and the assumptions made by Needham & Company.

        In arriving at its opinion, Needham & Company, considered and reviewed such financial and other matters as it deemed relevant, including, among other things:

        (1)   publicly available business and financial information relating to Sonus and Synt:em S.A. that Needham & Company deemed to be relevant;

        (2)   financial forecasts and other information relating to the business, earnings, cash flow, cash and other resource requirements, assets, liabilities and financing and other prospects of Sonus and Synt:em S.A. furnished to Needham & Company by Sonus and Synt:em S.A.;

        (3)   discussions with members of senior management and representatives of Sonus concerning the current and future business prospects of Sonus and the joint prospects for the combined company, including synergies that may be achieved by the combined company;

        (4)   the trading characteristics and historical and current market prices of Sonus and certain publicly traded companies that Needham & Company deemed to be relevant;

        (5)   the proposed financial terms of the Transaction and the financial terms of other transactions that Needham & Company deemed to be relevant;

        (6)   discussions and negotiations among representatives of Sonus and Synt:em S.A. and their respective financial and legal advisors;

        (7)   a draft of the October Purchase Agreement dated October 19, 2004; and

        (8)   other financial studies and analyses and other matters as Needham & Company deemed necessary, including Needham & Company's assessment of general economic, market and monetary conditions.

        In conducting its review and arriving at its opinion, Needham & Company, with the consent of Sonus, assumed and relied, without independent investigation, upon the accuracy and completeness of all financial and other information provided to it by Sonus and Synt:em S.A., respectively, or which was publicly available. Needham & Company did not undertake any responsibility for the accuracy, completeness or reasonableness of, or independently verify, this information. Needham & Company further relied upon the assurance of the managements of Sonus and Synt:em S.A. that they were unaware of any facts that would make the information provided to Needham & Company incomplete or misleading in any material respect. Needham & Company, with the consent of Sonus, assumed that the forecasts and the description of the expected synergies which Needham & Company examined were reasonably prepared by the managements of Sonus and Synt:em S.A. on bases reflecting the best currently available estimates and good faith judgments of such managements as to the future performance of Sonus and Synt:em S.A. and that such projections, and the combined company forecasts used in Needham & Company's analyses, provide a reasonable basis for its opinion.

        Needham & Company did not make or obtain any independent evaluations, valuations or appraisals of the assets or liabilities of Sonus or Synt:em S.A., nor was Needham & Company furnished with these materials. With respect to all legal matters relating to Sonus, Needham & Company relied on the advice of legal counsel to Sonus; however, counsel for Sonus was not asked to, nor did it, provide any legal advice to Needham & Company. Needham & Company's services to Sonus in connection with the combination consisted of rendering an opinion from a financial point of view of the total consideration to be paid by Sonus in connection with the Transaction as described in the October Purchase Agreement. Needham & Company's opinion was necessarily based upon economic and market conditions and other circumstances as they existed and could be evaluated by Needham & Company on the date of its opinion. It should be understood that although subsequent developments may affect its opinion, Needham & Company does not have any obligation to update, revise or reaffirm its opinion and Needham & Company expressly disclaims any responsibility to do so. Needham & Company was not asked by the Board of Directors of Sonus to update, revise or reaffirm its opinion dated October 22, 2004 as a result of or in connection with the execution of the Amended and Restated Stock Purchase Agreement, and Needham & Company's opinion and its analyses related thereto are not based on the Amended and Restated Stock Purchase Agreement or the transactions contemplated thereby.

        In rendering its opinion on October 22, 2004, Needham & Company assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the October Purchase Agreement were true and correct, that each party would perform all of the covenants and agreements required to be performed by it under the October Purchase Agreement and that all conditions to the consummation of the combination would be satisfied without any material waiver, amendment or modification thereof. Needham & Company assumed that the final form of the Stock Purchase Agreement would be substantially similar to the October Purchase Agreement. Needham & Company also assumed that all governmental, regulatory and other consents and approvals contemplated by the October Purchase Agreement would be obtained and that, in the course of obtaining any of those consents, no restrictions would be imposed or waivers made that would have an adverse effect on the contemplated benefits of the combination.

        The following is a summary of the principal financial analyses performed by Needham & Company to arrive at its opinion. Some of the summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses. Needham & Company performed certain procedures, including each of the financial analyses described below, and reviewed with the management of Sonus the assumptions on which such analyses were based and other factors, including the historical and projected financial results of Sonus and Synt:em S.A. No limitations were imposed by the Sonus Board of Directors with respect to the investigations made or procedures followed by Needham & Company in rendering its opinion.

        The implied equity values set forth in the following sections compare to the Transaction's total consideration of up to $30 million to be paid by Sonus pursuant to the terms of the October Purchase Agreement, which included an initial payment at closing of approximately $10.4 million, which is the sum of $8 million and Synt:em S.A.'s net cash at closing, estimated to be approximately $2.4 million. The balance of the consideration was based on the achievement of the two earn-out events described in the October Purchase Agreement. For purposes of its analysis and in arriving at its opinion, Needham & Company assumed that the Transaction, including each of the earn-out events, would be consummated upon the terms and subject to the conditions set forth in the October Purchase Agreement. Based on the foregoing, the implied equity value for the Transaction described in the October Purchase Agreement was $30 million and the implied enterprise value was $27.6 million.

  Selected Comparable Public Companies Analysis.

        Using publicly available information, Needham & Company compared selected financial and other data of Synt:em S.A. to corresponding data for selected publicly traded companies with operations that for purposes of this analysis may be considered reasonably comparable to the operations of Synt:em S.A., based on the stage of development of their pharmaceutical compounds. Needham & Company compared Synt:em S.A. with the companies listed below.

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  Alnylam Pharmaceuticals, Inc.

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  Arena Pharmaceuticals, Inc.

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  ArQule, Inc.

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  Array Biopharma, Inc.

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  Avigen, Inc.

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  Compugen, Ltd.

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  Curis, Inc.

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  Ecopia Biosciences, Inc.

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  Memory Pharmaceuticals Corp.

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  Momenta Pharmaceuticals, Inc.

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  Pro-Pharmaceuticals, Inc.

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  StemCells, Inc.

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  Tapestry Pharmaceuticals, Inc.

        For each of these comparable companies, Needham & Company calculated equity value and the enterprise value, based on closing stock prices on October 18, 2004. The following table sets forth information concerning the valuations resulting from Needham & Company's analysis.

($ in millions)	Equity Value	Enterprise Value
Mean	$113.0	$66.4
Median	110.1	53.5
High	204.1	166.7
Low	38.0	(9.7)

        Although the analysis of the selected comparable public companies was used for comparison purposes, none of the companies is directly comparable to Synt:em S.A.

  Selected Merger Transactions Analysis.

        Using publicly available information, Needham & Company reviewed and analyzed certain financial and operating data relating to selected biotechnology acquisition transactions in which the target was at a similar development stage to Synt:em S.A. These transactions were (listed as acquirer / target):

    Genta, Inc. / Salus Therapeutics, Inc.
    GenVec, Inc. / Diacrin, Inc.
    Incyte Genomics, Inc. / Maxia Pharmaceuticals, Inc.
    Protein Design Labs, Inc. / Eos Biotechnology, Inc.
    Sangamo BioSciences, Inc. / Gendaq Ltd.

        The following table sets forth information concerning the equity value and enterprise value at closing with and without additional consideration paid upon the assumed achievement of disclosed milestones.

	At Closing without Assumed Milestones		At Closing with Assumed Milestones
($ in millions)	Equity Value	Enterprise Value	Equity Value	Enterprise Value
Mean	$29.0	$21.1	$35.2	$27.3
Median	29.6	25.1	36.3	30.8
High	42.1	32.2	42.1	39.1
Low	13.0	4.5	29.6	4.5

        Although the analysis in the selected transactions were used for comparison purposes, none of those transactions is directly comparable to the Transaction, and none of the companies in those transactions is directly comparable to Sonus or Synt:em S.A. Accordingly, an analysis of the results of such a comparison is not purely mathematical, but instead involves complex considerations and judgments concerning differences in historical financial and operating characteristics of the companies involved and other factors that could affect the acquisition value of such companies or Synt:em S.A. to which they are being compared. Needham & Company noted that, as of October 22, 2004, based on the implied enterprise value of Synt:em S.A. in the Transaction and the then current fully-diluted market value of Sonus, and assuming that all earn-out events were achieved, Synt:em S.A. securityholders would own approximately 28.2% of the combined company.

        The summary set forth above does not purport to be a complete description of the analyses performed by Needham & Company in connection with the rendering of its opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Needham & Company did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Needham & Company believes, and has advised the Board of Directors of Sonus, that its analyses must be considered as a whole and that selecting portions of its analyses or the factors it considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Needham & Company made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Sonus and Synt:em S.A. These analyses performed by Needham & Company are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable. Additionally, analyses relating to the values of businesses or assets do not purport to be appraisals or necessarily reflect the prices at which businesses or assets may actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty, being based upon numerous factors or events beyond the control of Sonus or Synt:em S.A. or their respective advisors. None of Sonus, Synt:em S.A., Needham & Company or any other person assumes responsibility if future results are materially different from those projected. Needham & Company's opinion and its related analyses were only one of many factors considered by the Board of Directors of Sonus in its evaluation of the Transaction as described in the October Purchase Agreement and should not be viewed as determinative of the views of the Board of Directors with respect to the fairness of the total consideration to Synt:em S.A. securityholders.

        In the ordinary course of its business, Needham & Company and its affiliates trade the equity securities of Sonus for their own accounts and for the accounts of their customers, and, accordingly, may at any time hold a long or short position in such securities. Needham & Company and its affiliates in the ordinary course of business have from time to time provided, and in the future may continue to provide, commercial and investment banking services to Sonus, including serving as a financial advisor on potential acquisitions and as an underwriter on equity offerings, and have received and may in the future receive fees for the rendering of such services.

        If the combination as described in the Amended and Restated Stock Purchase Agreement is completed during the period Needham & Company is retained by Sonus, or within twelve months thereafter, Sonus will pay Needham & Company a total of $650,000 for its services as the financial advisor of Sonus. If the combination is not completed during that period, Sonus will pay Needham $300,000 for rendering its opinion as to fairness of the consideration payable by Sonus in connection with the Transaction, from a financial point of view, to the stockholders of Sonus. Sonus also will reimburse Needham for its reasonable out-of-pocket expenses. Additionally, Sonus agrees to indemnify Needham & Company against certain liabilities, including liabilities under the federal securities laws. The terms of the fee arrangement with Needham & Company, which are customary in transactions of this nature, were negotiated at arm's length between Sonus and Needham & Company, and the Board of Directors of Sonus was aware of the arrangement, including the fact that a significant portion of the fee payable to Needham & Company is contingent upon the completion of the Transaction.

Governmental and Regulatory Matters

        Sonus and Synt:em S.A. will comply with applicable federal and state securities laws in connection with the issuance of the Sonus common stock pursuant to the acquisition, and with applicable provisions of Delaware law. Except for applicable filings with the U.S. Securities and Exchange Commission and the approval of our stockholders as described in this proxy statement, no federal, state or French regulatory filings, consents or approvals will be required to consummate the acquisition.

Federal Income Tax Considerations

        There are no material U.S. federal income tax consequences to our current stockholders that will result from our issuance of additional shares of our common stock in the acquisition.

Anticipated Accounting Treatment

        The acquisition will be accounted for as a "purchase" transaction for accounting and financial reporting purposes, in accordance with accounting principles generally accepted in the United States. After the transaction, the results of operations of Synt:em S.A. will be included in the consolidated financial statements of Sonus. The purchase price will be allocated based on the fair values of the assets acquired and the liabilities assumed. Pursuant to Statements of Financial Accounting Standards No. 141, "Business Combinations" and No. 142, "Goodwill and Other Intangible Assets," goodwill will be subject to at least annual assessments for impairment based on a fair value test. Identified intangible assets with finite lives are amortized over those lives. A final determination of the intangible asset values and required purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, has not yet been made. Sonus will determine the fair value of assets and liabilities and will make appropriate business combination accounting adjustments. However, for purposes of disclosing unaudited pro forma information in this proxy statement, Sonus has made a preliminary determination of the purchase price and purchase price allocation, based upon current estimates and assumptions, which is subject to revision upon consummation of the transaction.

Listing of Sonus Common Stock to Be Issued in the Acquisition

        The shares of common stock issued to Synt:em S.A. stockholders in the acquisition will be listed on the Nasdaq National Market. Pursuant to the Stockholders Agreement, Sonus will agree to register for resale the shares of the Sonus common stock issuable under the Amended and Restated Stock Purchase Agreement on a registration statement on Form S-3 to be filed with the SEC within five business days following the closing date.

Restriction on Resale of Sonus Common Stock

        The shares of Sonus common stock issued under the Amended and Restated Stock Purchase Agreement have not been registered under the Securities Act of 1933, as amended (the "Act"), and the Synt:em S.A. stockholders may not sell or transfer such shares except pursuant to an exemption from registration under the Act. Pursuant to the Stockholders Agreement, Sonus will agree to register for resale the shares of the Sonus common stock issuable under the Amended and Restated Stock Purchase Agreement on a registration statement on Form S-3 to be filed with the SEC within five business days following the closing date. In addition, certain stockholders of Synt:em S.A. who are "affiliates" of Synt:em S.A. may be subject to additional resale restrictions pursuant to Rule 145 of the Act.

        The Stockholders Agreement also includes a lock-up provision, pursuant to which each stockholder of Synt:em S.A. will agree not to sell or otherwise transfer shares of Sonus common stock received under the Amended and Restated Stock Purchase Agreement. The restrictions on transfer will lapse on December 31, 2005.

        If Sonus does not register the shares of Sonus common stock issued under the Amended and Restated Stock Purchase Agreement for resale or the registration statement is not declared effective by the SEC within nine months following the closing date, the restrictions on transfer imposed by the lock-up shall terminate on the date that is nine months following the closing date.

THE AMENDED AND RESTATED STOCK PURCHASE AGREEMENT

        The following summary describes aspects of the proposed stock purchase, including material provisions of the Amended and Restated Stock Purchase Agreement. This summary may not contain all of the information that is important to you. To understand the stock purchase fully, and for a more complete description of the legal terms of the stock purchase, you are urged to read the Amended and Restated Stock Purchase Agreement carefully. A copy of the Amended and Restated Stock Purchase Agreement is attached as Appendix A.

Structure of the Acquisition

        The Amended and Restated Stock Purchase Agreement provides for the purchase by Sonus of all of the shares of capital stock of Synt:em S.A. owned by each of the stockholders of Synt:em S.A. The Amended and Restated Stock Purchase Agreement was entered into on December 27, 2004 by Sonus as the buyer, stockholders of Synt:em S.A. as the sellers, Michel Kaczorek and Caroline Roussel, each of whom is an officer and stockholder of Synt:em S.A., as managers, certain option holders and warrant holders of Synt:em S.A. and                    , as the sellers' agent. The Amended and Restated Stock Purchase Agreement supercedes in its entirety a Stock Purchase Agreement entered into by the same parties on November 3, 2004. Upon consummation of the stock purchase, Synt:em S.A. will become a wholly owned subsidiary of Sonus. The stock purchase will be effected promptly following approval of the issuance of shares of Sonus common stock under the Amended and Restated Stock Purchase Agreement by the stockholders of Sonus. It is anticipated that the stockholders meeting will be held and the stock purchase will be consummated in                        , 2005.

Stock Purchase Consideration

        According to the Amended and Restated Stock Purchase Agreement, Sonus agreed that it will issue 5,425,000 shares of Sonus common stock to the stockholders of Synt:em S.A. and deliver the shares into escrow at the closing, to be released at various times and upon certain conditions as described below. The full amount of the shares will only be delivered upon the achievement of specified milestones. Sonus shares issuable in connection with the transaction are payable in three installments, the first of which is payable at the closing (subject to the reallocation mechanism described below), the second of which is payable after receipt of audited financial statements for fiscal year 2005 and the third of which is payable upon the achievement of specified milestones. The maximum number of shares will only be delivered if the earn-out milestones are achieved. Euro denominated values will be converted into U.S. Dollars at the applicable exchange rate on the day immediately prior to the date of closing.

        Closing Consideration.    At closing, Sonus will issue shares of Sonus common stock having a value of $8.75 million, plus 864,454 Euros, plus the amount of cash and cash equivalents less debt for borrowed money as of December 31, 2004 of Synt:em S.A., and less the amount of any transaction expenses of Synt:em S.A. paid or payable, reimbursed or reimbursable by Sonus after December 31, 2004. It is estimated that the shares issuable at the closing will have an aggregate market value of approximately $12 million. The number of shares of Sonus common stock payable at the closing will be based upon the average closing price of Sonus common stock for the 20 consecutive trading days ending two days before the closing date.

        Shares of Sonus common stock payable at the closing will be deposited into an escrow account and will be subject to reduction in the event of an increase in the market price of Sonus common stock after the announcement of one or both of two specified value events relating to TOCOSOL Paclitaxel. If such an event occurs, the number of shares reduced from the shares of Sonus common stock payable at closing will be added to the shares of Sonus common stock comprising the earn-out consideration that may be earned upon the achievement of specified milestones. This reallocation of shares from the closing consideration to the earn-out consideration will be measured by comparing the value of the closing consideration, as calculated using the average closing price for the 20 trading days ending two days prior to closing, to the value of such shares using the average closing price for the 20 trading days after the first public announcement of the material terms of a value event relating to TOCOSOL Paclitaxel. For this purpose, a value event means the public announcement of reaching an agreement with the FDA of the material parameters for Phase 3 testing of TOCOSOL Paclitaxel, or the public announcement of entering into a corporate collaboration agreement relating to TOCOSOL Paclitaxel that includes the payment of material consideration to Sonus. If more than one value event occurs prior to September 30, 2005, the average closing price for the 20 trading days after the announcement of the latest to occur of the events will be used to reallocate shares. If no value event occurs prior to September 30, 2005, then no reallocation will take place. Promptly following the final determination of the number of shares constituting the closing consideration, such shares of Sonus common stock comprising the closing consideration will be distributed to the stockholders of Synt:em S.A.

        Contingent Consideration.    An additional issuance of Sonus shares having a value of $500,000 is payable on the date that is 45 business days following the receipt of the consolidated audited financial statements of Sonus from its independent auditor for the fiscal year ended December 31, 2005. At the closing these shares will be deposited into an escrow account and will be subject to claims for indemnification by Sonus under the terms of the Amended and Restated Stock Purchase Agreement. If no claims are made prior to the payment date of such payment, then 100% of such shares will be distributed to the stockholders of Synt:em S.A.

        Earn-out Consideration.    The remaining portion of the stock purchase consideration that is not included in the closing consideration or the contingent consideration is payable only upon the achievement of specified earn-out events on or before eight years following the closing. Half of the earn-out consideration is payable on the date of initiation of the first human dosing in a Phase 2 clinical trial of a qualified Synt:em S.A. product candidate under a U.S. Investigational New Drug application or such other drug application, approvable by the applicable ministry of health as Sonus, in its discretion, determines. The remaining portion of the earn-out consideration will be paid upon the occurrence of any of the following events:

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  initiation of the first human dosing in a Phase 2 clinical trial of a second qualified Synt:em S.A. product candidate under a U.S. Investigational New Drug application or such other drug application approvable by the applicable ministry of health as Sonus determines; or

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  initiation of Phase 3 clinical trials of a Synt:em S.A. qualified product candidate.

        Regardless of a whether a qualified Synt:em S.A. product candidate becomes the subject of Phase 2 or Phase 3 clinical trials, the total amount of the earn-out consideration will be paid upon entering into a definitive collaboration agreement with respect to the development or commercialization of any Synt:em S.A. qualified product candidate that includes the payment of material consideration to Sonus or Synt:em S.A.

        To facilitate achievement of the earn-out events, Sonus agreed that for a period of up to five years, or until all earn-out payments have been made, Sonus will fund and support at least two regulatory pre-clinical programs of Sonus and Synt:em S.A. running continuously. The decision of which pre-clinical programs to pursue will be made by the Board of Directors of Sonus and strategic and project committees to be established by Sonus. In making a determination, the Board of Directors of Sonus and strategic and project committees of Sonus will evaluate scientific viability, market opportunity and economic feasibility of product candidates. Additionally, an earn-out event will be deemed to occur if any of the following occurs:

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  with respect to half of the earn-out consideration, Sonus terminates the clinical, pre-clinical or development program for a product candidate that has been determined to satisfy the scientific viability, market opportunity and economic feasibility tests;

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  with respect to half of the earn-out consideration, Sonus sells, assigns or licenses a product candidate and such sale, assignment or license would result in Sonus losing control over the clinical and development program of the product candidate; or

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  with respect to the total amount of the earn-out consideration or any remaining portion not yet paid, Sonus liquidates Synt:em S.A. or substantially reduces its activities and work force.

        However, Sonus can reduce the funding or support of a pre-clinical program for a product candidate, without causing an earn-out event, if the Board of Directors of Sonus determines that it is in the best interests of Sonus and its stockholders to reduce such funding or support and that the failure to take such action could reasonably be determined to result in a breach of the fiduciary duties of the Board of Directors of Sonus. Any period of time during which Sonus reduces or suspends funding or support shall extend the earn-out period for the period of reduction or suspension.

        Holders of Synt:em S.A. options and warrants who are a party to the Amended and Restated Stock Purchase Agreement will be required to deliver to Sonus an irrevocable waiver of their right to exercise outstanding options or warrants held by them. In addition, the parties have agreed to use commercially reasonable efforts prior to the closing of the acquisition to obtain agreement from holders of options and warrants who are not a party to the Amended and Restated Stock Purchase Agreement to waive their right to exercise and terminate any outstanding options and warrants held by them.

Escrow Deposits

        In order to secure the indemnification obligations of the Synt:em S.A. stockholders, as described below, portions of the stock purchase consideration will be deposited into a third-party escrow account. Portions of the escrow deposits will be released to Sonus in the event Sonus prevails on a claim for indemnification from the Synt:em S.A. stockholders and any remaining balance in the escrow deposits not distributed to Sonus, and not subject to a claim for indemnification prior to the expiration of the escrow, will be distributed to the stockholders of Synt:em S.A. The escrow deposits include a deposit account for a portion of the closing consideration, a deposit account for the amount of the research tax credit payable in the first quarter of 2005 and a deposit account for consideration payable upon achievement of the earn-out events described above.

  Indemnification Escrow.

        At the closing, Sonus will deposit into an escrow account shares of Sonus common stock having a value of $500,000. Such shares will be subject to claims for indemnification by Sonus under the terms of the Amended and Restated Stock Purchase Agreement. If no claims are made prior to the date that is 45 business days following the filing of the consolidated audited financial statements of Sonus for the fiscal year ended December 31, 2005 with the SEC, then 100% of such shares will be distributed to the stockholders of Synt:em S.A. If Sonus prevails on a claim for indemnification under the Amended and Restated Stock Purchase Agreement, shares of Sonus having a value equal to the indemnification claim, based upon the average closing price of Sonus common stock for the 20 consecutive trading days ending two days before the closing date, will be returned to Sonus and any remaining shares of Sonus will be distributed to the stockholders of Synt:em S.A.

  Research Tax Credit Escrow.

        At the closing, Sonus will deposit into an escrow account shares of Sonus common stock having a value of 864,454 Euros. Such shares will be held by an escrow agent pending the receipt by Synt:em S.A. of an equal amount from the French tax authorities in the first quarter of 2005. In the event that the amount of the research tax credit paid to Synt:em S.A. is less that 864,454 Euros, then shares of Sonus common stock having a value equal to the deficiency, based on the average trading price of Sonus common stock for the 20 days ending two days prior to the closing date, will be returned to Sonus. For purposes of calculating the value of the deficiency, Euro denominated values will be converted into U.S. Dollars at the applicable exchange rate on the day immediately prior to the date of closing.

  Earn-Out Consideration Escrow.

        At the closing, Sonus will deposit into an escrow account the maximum number of shares of Sonus common stock payable upon achievement of the earn-out payments described above. Subject to claims for indemnification made by Sonus described below, shares deposited into this escrow account will be distributed to the stockholders of Synt:em S.A. upon the occurrence of the earn-out events described above. In the event the earn-out events do not occur within eight years following the closing date, all such shares will be returned to Sonus for cancellation.

Transaction Expenses

        Subject to the limitation described below, Sonus will pay or reimburse all of the transaction expenses incurred by Synt:em S.A. and the Synt:em S.A. stockholders, including fees and expenses of legal advisors, accountants, investment bankers, financial advisors, valuation firms or similar professionals, as well as all bonuses, success fees and severance payments to employees of Synt:em S.A. that are payable as a result of the stock purchase; however, in no event will the transaction expenses payable by Sonus exceed 1.72 million Euros. The amount of the transaction expenses of Synt:em S.A. and the Synt:em S.A. stockholders will reduce the closing consideration, but will not reduce the total number of shares of Sonus common stock that may be paid to Synt:em S.A. stockholders. Therefore, the transaction expenses of Synt:em S.A. and the Synt:em S.A. stockholders have the effect of reallocating shares of Sonus common stock from the closing consideration to the earn-out consideration, but do not reduce the aggregate purchase price if all earn-out consideration is earned.

Restricted Shares of Sonus Common Stock

        All shares of Sonus common stock issued pursuant to the Amended and Restated Stock Purchase Agreement will be restricted shares and will not be available for public resale unless such shares are registered under the Securities Act or sold pursuant to an exemption from registration under the Securities Act. See "Related Transaction Agreements—The Stockholders Agreement."

Representations and Warranties

        Each of the managers appointed by the stockholders of Synt:em S.A., individually and not severally, made a number of representations and warranties covering each manager's authority to enter into the Amended and Restated Stock Purchase Agreement and to consummate the transactions contemplated thereby and with respect to the following topics as they relate to Synt:em S.A.:

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  due organization and good standing;

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  capital structure and French capital requirements;

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  absence of undisclosed conflicts with organizational documents and material agreements;

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  necessary regulatory approvals;

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  financial statements;

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  absence of undisclosed liabilities since the date of Synt:em S.A.'s most recent balance sheet;

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  absence of undisclosed litigation or other legal proceedings;

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  compliance with law and governmental authorities;

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  employees and employment benefit matters;

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  filing and payment of taxes;

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  performance under material contracts;

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  interests in real property owned and leased;

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  title to assets;

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  intellectual property rights;

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  absence of certain changes since the date of Synt:em S.A.'s most recent balance sheet;

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  insurance policies;

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  compliance with environmental laws;

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  maintenance of books and records;

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  finders or brokers engaged in connection with the stock purchase;

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  reserves for and collectibility of accounts receivable;

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  relationships with customers and suppliers;

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  condition of inventories;

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  transactions between Synt:em S.A. and officers, directors or affiliates of Synt:em S.A.;

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  absence of improper payments; and

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  absence of undisclosed product liability claims.

        In addition, each of the stockholders of Synt:em S.A., individually and not severally, made a number of representations and warranties in the Amended and Restated Stock Purchase Agreement regarding each stockholder's ownership of shares of Synt:em S.A. being purchased by Sonus, authority to enter into the Amended and Restated Stock Purchase Agreement and to consummate the transactions contemplated thereby, consents required to consummate the stock purchase and the absence of litigation.

        Sonus made a number of representations and warranties covering its authority to enter into the Amended and Restated Stock Purchase Agreement and to consummate the transactions contemplated thereby and with respect to the following topics as they relate to Sonus:

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  due organization and good standing;

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  absence of conflicts with organizational documents and material agreements;

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  necessary regulatory approvals;

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  capital structure;

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  valid issuance of shares of Sonus common stock to be issued pursuant to the Amended and Stated Stock Purchase Agreement;

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  reports filed by Sonus with the SEC;

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  absence of undisclosed liabilities since the date of the most recent balance sheet of Sonus;

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  absence of certain changes since the date of Sonus' most recent balance sheet;

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  receipt of a fairness opinion from Needham & Company;

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  filing and payment of taxes;

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  absence of undisclosed litigation or legal proceedings;

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  intellectual property rights;

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  finders or brokers engaged in connection with the stock purchase;

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  compliance with law and governmental authorities;

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  compliance with environmental laws;

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  absence of improper payments;

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  insurance policies;

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  absence of triggering events under Sonus' rights agreement;

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  absence of any delisting notice from Nasdaq;

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  maintenance of books and records; and

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  eligibility to register shares for resale on a Form S-3 registration statement.

        The representations and warranties in the Amended and Restated Stock Purchase Agreement are complicated and not easily summarized. You are urged to carefully read the representations and warranties in the Amended and Restated Stock Purchase Agreement.

Conditions to the Stock Purchase

        The obligations of Sonus and the stockholders of Synt:em S.A. under the Amended and Restated Stock Purchase Agreement are subject to the satisfaction or waiver of certain conditions described in the Amended and Restated Stock Purchase Agreement. These conditions include, but are not limited to:

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  the absence of any order, decree or ruling or any statute or regulation which would prohibit the stock purchase, requires the divestiture of certain assets of Sonus or Synt:em S.A. or seeks the payment of material damages;

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  the receipt of all permits or authorizations from any governmental entities having jurisdiction over the transaction;

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  approval by the stockholders of Sonus of the issuance of the shares issuable under the Amended and Restated Stock Purchase Agreement;

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  the accuracy of representations and warranties that are not qualified by materiality in all material respects and the accuracy of representations and warranties that are qualified by materiality in all respects;

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  the performance of and compliance with covenants in all material respects;

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  the absence of litigation that could prevent consummation of the stock purchase or which could reasonably be expected to have a material adverse effect on Synt:em S.A. or Sonus;

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  the absence of any material adverse change to the business, financial condition or results of operations of Synt:em S.A. or Sonus or any event that would materially and adversely affect the ability of Sonus to consummate the stock purchase;

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  Sonus and the stockholders of Synt:em S.A. shall have entered into an escrow agreement;

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  Sonus and the stockholders of Synt:em S.A. shall have entered into the Stockholders Agreement in form attached as an exhibit to the Amended and Restated Stock Purchase Agreement;

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  each of the stockholders of Synt:em S.A. shall have executed and delivered an investment representation statement in the form attached as an exhibit to the Amended and Restated Stock Purchase Agreement;

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  the holders of options or warrants to purchase shares of capital stock of Synt:em S.A. who are parties to the Amended and Restated Stock Purchase Agreement shall have executed and delivered irrevocable waivers in the form attached as an exhibit to the Amended and Restated Stock Purchase Agreement;

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  the receipt of all consents required under material contracts of Synt:em S.A.;

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  Sonus and Michel Kaczorek shall have entered into a mutually acceptable employment agreement and Sonus and certain designated key employees of Synt:em S.A. shall have entered into amendments to such key employees' employment agreements and non-competition agreements; and

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  the amount of cash and cash equivalents of Synt:em S.A. shall not be less than 2.5 million Euros if the closing occurs on or before January 31, 2005, 1.4 million Euros if the closing occurs after January 31, 2005 but on or before February 28, 2005, or 700,000 Euros if the closing occurs after February 28, 2005 but on or before March 31, 2005.

Conduct of Business Prior to the Stock Purchase

        Synt:em S.A.    During the period between the date of the Amended and Restated Stock Purchase Agreement and the closing of the stock purchase, Michel Kaczorek and Caroline Roussel, as the designated managers under the Amended and Restated Stock Purchase Agreement, agreed to cause Synt:em S.A. to conduct its business and maintain its business relationships in a manner that is consistent with the ordinary and usual course of business of Synt:em S.A. and to cause Synt:em S.A. to not take certain specified actions that might materially affect Synt:em S.A. or which could reasonably be expected to cause a material breach of the representations or warranties of the stockholders or managers of Synt:em S.A. made in the Amended and Restated Stock Purchase Agreement without the prior written consent of Sonus.

        Sonus.    During the period between the date of the Amended and Restated Stock Purchase Agreement and the closing of the stock purchase, Sonus agreed to conduct its business and maintain its business relationships in a manner that is consistent with the ordinary and usual course of business of Synt:em S.A. and to not take certain specified actions that might materially affect Sonus or which could reasonably be expected to cause a material breach of the representations or warranties of Sonus made in the Amended and Restated Stock Purchase Agreement without the prior written consent of the sellers' agents for the stockholders of Synt:em S.A.

No Solicitation

        Synt:em S.A. has agreed that it will not solicit, encourage or facilitate any other acquisition proposal for Synt:em S.A. and that it will notify Sonus of any inquiry, expression of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, such an acquisition proposal.

Synt:em S.A. has agreed to cause each of its officers, directors, employees, agents, and other representatives to not solicit, encourage or facilitate any acquisition proposal for Synt:em S.A.

Indemnification

        Claims for Indemnification.    Each of the stockholders of Synt:em S.A. has agreed to indemnify Sonus for all damages that arise from any breach of such stockholder's representations or warranties or the failure by such stockholder to perform any covenants made by such stockholder. In addition, the stock purchase consideration will be reduced by an amount equal to all damages that arise from any breach of the representations or warranties made by the managers appointed by the Synt:em S.A. stockholders under the Amended and Restated Stock Purchase Agreement or the failure by the managers to perform any covenants made by the managers. Further, Sonus has agreed to indemnify the stockholders of Synt:em S.A. for all damages that arise from any breach by Sonus of its representations or warranties or any failure by Sonus to perform its covenants.

        Expiration of Claims.    Any claim for indemnification or reduction of the stock purchase consideration must be made prior the date that is 18 months following the closing date, at which time the right to state a claim for damages will expire, except for claims relating to title of the shares held by the Synt:em S.A. stockholders, claims of fraud or willful breach or claims arising from the failure to pay transaction expenses incurred by or on behalf of Synt:em S.A. or the Synt:em S.A. stockholders, for which there is no expiration date other than limitations imposed under applicable law.

        Limitations on Amount.    The parties to the Amended and Restated Stock Purchase Agreement agreed to certain limitations on the amount of damages that will be subject to claims for indemnification or reduction of consideration. No claim may be made unless the aggregate amount of all damages incurred exceeds $20,000, in which event all damages may be recoverable. In addition, no party will be entitled to indemnification or be able to reduce the consideration by more than the sum of $500,000 plus 12.5% of the earn-out consideration. In the event the first earn-out payment is not earned prior to expiration of the right to make a claim, no portion of such amount will be subject to indemnification. Further, no party will be able to recover damages in excess of 12.5% of the earn-out consideration if the claim for damages is made more than 45 business days following receipt of the consolidated audited financial statements of Sonus from its independent auditor for the fiscal year ended December 31, 2005. Claims for indemnification or reduction in the stock purchase consideration are the exclusive remedies available to the parties, except for claims relating to title of the shares held by the Synt:em S.A. stockholders, claims of fraud or willful breach or claims arising from the failure to pay transaction expenses incurred by or on behalf of Synt:em S.A. or the Synt:em S.A. stockholders, for which the parties may be entitled to other remedies.

Termination Rights

        The Amended and Restated Stock Purchase Agreement may be terminated under certain circumstances, at any time prior to the consummation of the stock purchase, whether prior to or after approval of the issuance of shares of Sonus common stock by the Sonus stockholders, as summarized below:

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  by mutual written consent of Sonus and the sellers' agent;

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  by Sonus if the stockholders of Sonus fail to approve the issuance of shares of Sonus common stock in accordance with the Amended and Restated Stock Purchase Agreement;

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  by the sellers' agent if Sonus fails to file the Sonus proxy statement prior to January 31, 2005, unless such failure is not within the control of Sonus or its advisors;

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  by the sellers agent if Sonus fails to hold its stockholder meeting at which the transaction described in this proxy statement is submitted for approval on or before February 28, 2005, or April 28, 2005 if the Sonus proxy statement is reviewed by the SEC;

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  by Sonus or the sellers' agent if the stock purchase has not been consummated by February 28, 2005, or March 31, 2005 if the Sonus proxy statement is reviewed by the SEC, other than as a result of a breach by the terminating party; provided, that Sonus may extend the date to April 30, 2005 if the proxy statement is reviewed by the SEC, holding the stockholders meeting prior to March 31, 2005 is not practical as a result of such review and Sonus extends a loan in the amount of 500,000 Euros to Synt:em S.A., which loan will be forgiven if the stock purchase is not consummated by April 30, 2005;

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  by Sonus if any of the stockholders of Synt:em S.A. has breached or failed to perform in any material respect any of its representations, warranties or covenants and such breach or failure to perform has not been cured within 30 days after receiving notice of such breach or failure; or

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  by the sellers' agent if Sonus has breached or failed to perform in any material respect any of its representations, warranties or covenants and such breach or failure to perform has not been cured within 30 days after receiving notice of such breach or failure.

Directors and Officers of Sonus After the Stock Purchase

        The directors and officers of Sonus prior to the stock purchase will continue to be directors and officers of Sonus after the stock purchase. In addition, Michel Kaczorek, the Chief Executive Officer of Synt:em S.A., will be appointed to the Board of Directors of Sonus and will assume the position of Chief Science and Technology Officer of Sonus.

Amendment and Waiver

        The Amended and Restated Stock Purchase Agreement may be amended only be a written agreement duly signed by Sonus and the sellers' agent. Any waiver must be in writing and signed by the party against whom enforcement is sought. The sellers' agent may effect a waiver on behalf of the stockholders of Synt:em S.A.

RELATED TRANSACTION AGREEMENTS

        The following is a brief summary of certain aspects of a Stockholders Agreement that will be entered into at the closing among Sonus and the stockholders of Synt:em S.A. This summary may not contain all of the information that is important to you. To understand the Stockholders Agreement fully, and for a more complete description of the legal terms of the Stockholders Agreement, you are urged to read the Stockholders Agreement carefully. A copy of the Stockholders Agreement is attached as Appendix B. The following also includes a brief summary of certain aspects of employment and non-competition agreements that will be entered into at the closing between Sonus and certain employees of Synt:em S.A.

Stockholders Agreement

  Registration Rights

        As a condition to closing the stock purchase under the Amended and Restated Stock Purchase Agreement, Sonus and the stockholders of Synt:em S.A. will enter into a Stockholders Agreement, a form of which is attached to this proxy statement as Appendix B. Pursuant to the Stockholders Agreement, Sonus will agree to register for resale the shares of the Sonus common stock issuable under the Amended and Restated Stock Purchase Agreement on a registration statement on Form S-3 to be filed with the SEC within five days following the closing date.

        At any time prior to the date that is eight years after the closing of the stock purchase, if Sonus proposes to file a registration statement in an underwritten offering, then each of the holders of Sonus common stock received in the stock purchase may request to have such holder's shares included in the registration statement. Such registration opportunities are unlimited, but the number of shares that can be registered may be eliminated entirely or reduced in certain situations at the request of the underwriters managing the offering of shares being registered.

        The registration rights will terminate on the earlier to occur of such time as all shares issued under the Amended and Restated Stock Purchase Agreement have been sold pursuant to an effective registration statement or in accordance with Rule 144, or such time as all shares issued under the Amended and Restated Stock Purchase Agreement may be sold under Rule 144 without limitations on the number of shares that may be sold.

  Lock-Up on Shares of Sonus Common Stock

        The Stockholders Agreement also includes a lock-up provision, pursuant to which each stockholder of Synt:em S.A. will agree not to sell or otherwise transfer shares of Sonus common stock received at the closing under the Amended and Restated Stock Purchase Agreement. The restrictions on transfer will lapse on December 31, 2005.

        If Sonus does not register the shares of Sonus common stock issued under the Amended and Restated Stock Purchase Agreement for resale or the registration statement is not declared effective by the SEC within nine months following the closing date, the restrictions on transfer imposed by the lock-up shall terminate on the date that is nine months following the closing date.

Employment Agreements

        As a condition to closing the stock purchase under the Amended and Restated Stock Purchase Agreement, Sonus or Synt:em S.A. will enter into employment agreements on substantially the following terms with each of the following individuals:

        Michel Kaczorek will be employed as our Senior Vice President and Chief Science and Technology Officer pursuant to an employment letter agreement. Under the employment agreement, Dr. Kaczorek is entitled to receive an annual base salary of 152,068 Euros and is eligible to participate in the bonus plan established by our Board of Directors for our executive officers, with a target bonus of 35% of Dr. Kaczorek's base salary. Dr. Kaczorek's base salary will increase to 180,000 Euros upon the successful completion of a qualified financing of Sonus, and this increase will be paid retroactively to the date of the closing of the stock purchase under the Amended and Restated Stock Purchase Agreement. In addition, Dr. Kaczorek is entitled to receive a one-time bonus equal to six-months base salary upon the successful completion of the stock purchase under the Amended and Restated Stock Purchase Agreement. Dr. Kaczorek will also receive options to purchase 165,000 shares of our common stock, subject to approval by our Board of Directors.

        Gordon Waldron will be employed as Synt:em S.A.'s Managing Director pursuant to an employment agreement. Under the employment agreement, Mr. Waldron is entitled to receive an annual base salary of 112,050 Euros and is eligible to participate in the bonus plan established by our Board of Directors for our executive officers, with a target bonus of 25% of Mr. Waldron's base salary. Mr. Waldron's base salary will increase to 135,000 Euros upon the successful completion of a qualified financing of Sonus, and this increase will be paid retroactively to the date of the closing of the stock purchase under the Amended and Restated Stock Purchase Agreement. In addition, Mr. Waldron is entitled to receive a one-time bonus equal to twelve-months base salary upon the successful completion of the stock purchase under the Amended and Restated Stock Purchase Agreement.

        Caroline Roussel will be employed as Synt:em S.A.'s Vice President, Director of Operations, pursuant to an employment agreement. Under the employment agreement, Ms. Roussel is entitled to receive an annual base salary of 81,900 Euros and is eligible to participate in the bonus plan established by our Board of Directors for our executive officers, with a target bonus of 25% of Ms. Roussel's base salary. Ms. Roussel's base salary will increase to 95,000 Euros upon the successful completion of a qualified financing of Sonus, and this increase will be paid retroactively to the date of the closing of the stock purchase under the Amended and Restated Stock Purchase Agreement. In addition, Ms. Roussel is entitled to receive a one-time bonus equal to six-months base salary upon the successful completion of the stock purchase under the Amended and Restated Stock Purchase Agreement.

        Jamal Temsamani will be employed as Synt:em S.A.'s Vice President, Pre-clinical Research and Development, pursuant to an employment agreement. Under the employment agreement, Dr. Temsamani is entitled to receive an annual base salary of 99,244 Euros and is eligible to participate in the bonus plan established by our Board of Directors for our executive officers, with a target bonus of 25% of Dr. Temsamani's base salary. Dr. Temsamani's base salary will increase to 125,000 Euros upon the successful completion of a qualified financing of Sonus, and this increase will be paid retroactively to the date of the closing of the stock purchase under the Amended and Restated Stock Purchase Agreement. In addition, Dr. Temsamani is entitled to receive a one-time bonus equal to six-months base salary upon the successful completion of the stock purchase under the Amended and Restated Stock Purchase Agreement.

        Luc-Andre Granier will be employed as Synt:em S.A.'s Vice President, Clinical Development and Medical Director, pursuant to an employment agreement. Under the employment agreement, Dr. Granier is entitled to receive an annual base salary of 112,050 Euros and is eligible to participate in the bonus plan established by our Board of Directors for our executive officers, with a target bonus of 25% of Dr. Granier's base salary. Dr. Granier's base salary will increase to 130,000 Euros upon the successful completion of a qualified financing of Sonus, and this increase will be paid retroactively to the date of the closing of the stock purchase under the Amended and Restated Stock Purchase Agreement. In addition, Dr. Granier is entitled to receive a one-time bonus equal to six-months base salary upon the successful completion of the stock purchase under the Amended and Restated Stock Purchase Agreement.

        Roger Lahana will be employed as Synt:em S.A.'s Vice President, Discovery, pursuant to an employment agreement. Under the employment agreement, Dr. Lahana is entitled to receive an annual base salary of 99,244 Euros and is eligible to participate in the bonus plan established by our Board of Directors for our executive officers, with a target bonus of 25% of Dr. Lahana's base salary. Dr. Lahana's base salary will increase to 110,000 Euros upon the successful completion of a qualified financing of Sonus, and this increase will be paid retroactively to the date of the closing of the stock purchase under the Amended and Restated Stock Purchase Agreement. In addition, Dr. Lahana is entitled to receive a one-time bonus equal to six-months base salary upon the successful completion of the stock purchase under the Amended and Restated Stock Purchase Agreement.

        The terms of the employment agreements with each of the above persons are still in the process of being finally negotiated. It is possible that the final terms may vary from those set forth above. Pursuant to the terms of the foregoing employment agreements, each employee is eligible to participate in all plans providing general benefits for Synt:em S.A. employees in France. Each of the foregoing employment agreements also contains non-competition and confidentiality provisions. The non-competition provisions generally provide for restrictions on competitive activities concerning the development of peptide-conjugated drugs for a period of 24 months from the date of termination of employment.

INFORMATION CONCERNING SONUS

Business

        Sonus Pharmaceuticals, Inc. is focused on the development of novel drugs for the oncology market that may offer improved administration, tolerability, safety and effectiveness. Our business strategy is as follows:

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  develop proprietary formulations of therapeutic drugs utilizing our TOCOSOL® drug delivery technology;

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  apply the TOCOSOL technology platform to additional oncology products; and

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  identify and acquire additional therapies and technologies in oncology and related fields in order to expand our product pipeline and corporate capabilities.

        Our proprietary TOCOSOL technology platform has been designed to address the formulation challenges of therapeutic drugs. Development of drugs with our TOCOSOL technology may result in products with improved preparation and dosing convenience, decreased incidences of side effects and equivalent or better efficacy. The TOCOSOL technology uses vitamin E oil (tocopherol) and tocopherol derivatives to solubilize and stabilize drugs, making them easier to formulate and deliver into the body. While the TOCOSOL technology is particularly suited to injectable drugs that are poorly soluble in water, research continues into the application of new versions of this technology that could prove applicable to oral or other routes of delivery.

        Our lead product, TOCOSOL Paclitaxel, is a novel formulation of paclitaxel, one of the world's most widely prescribed anti-cancer drugs. Paclitaxel, a member of the taxane family of cancer drugs, is the active ingredient in Taxol, which is approved in the United States for the treatment of breast, ovarian and non-small cell lung cancers and Kaposi's sarcoma. Our product, TOCOSOL Paclitaxel, is a ready-to-use, injectable paclitaxel emulsion. We believe that clinical trials to date have demonstrated that TOCOSOL Paclitaxel compares favorably with approved taxane products and other new paclitaxel formulations under development (safety and efficacy remain to be proven); offers the convenience of a ready-to-use formulation that does not require time consuming preparation prior to administration; can be administered to patients by a short 15-minute infusion, compared to the one- to three-hour infusion that is typically required with the currently marketed taxane products; does not require any special intravenous tubing, filters or other apparatus; and does not require dilution, which results in administration of small volumes of 25 to 35 milliliters compared to several hundred milliliters for Taxol.

        We continue to invest in the research and development of new products, including those that could extend the application of our TOCOSOL drug delivery technology. We are currently evaluating a number of early stage therapeutic drug formulations utilizing the TOCOSOL technology, including potential product candidates based on the camptothecin molecule. The camptothecin molecule family is poorly soluble and difficult to formulate for administration to humans. There are currently two marketed hydrophilic (water-based) camptothecin analogs that are based on chemical modifications to the camptothecin molecule. Irinotecan, which is marketed under the name Camptosar, is indicated for treatment of colorectal cancer. Topotecan, which is marketed under the name Hycamtin, is indicated for treatment of ovarian and non-small cell lung cancers. Our research and development efforts on these product candidates are preliminary and we cannot give any assurance that any of these compounds will be successful or that they will progress to clinical trials. Advancing one or more of these potential products into human clinical trials is dependent on several factors including technological feasibility and commercial opportunity.

        We believe that the pending acquisition of Synt:em S.A. offers the opportunity to expand our technology base and product candidate pipeline. In addition to our internal research and development efforts, we may consider other acquisitions of complementary products and technologies to expand our product pipeline.

Additional Information

        A detailed description of the business of Sonus and other matters related to Sonus is incorporated by reference in this proxy statement. For additional information, see "Where You Can Find More Information" on page 79.

INFORMATION CONCERNING SYNT:EM S.A.

        Synt:em S.A. is a drug discovery company developing novel drugs using its proprietary drug design technologies to discover and develop drug transport conjugates. Synt:em S.A.'s principal focus is to create new chemical entities by re-engineering existing compounds and improving their pharmacological behavior. Synt:em S.A. employs its technology platform to design short peptide sequences, known as Pep:trans peptides, that are conjugated with clinically validated and other compounds in order to improve the transport of pharmaceutical agents to specific organs and/or enhance cellular uptake. Synt:em S.A. has initially focused on applying its expertise to the development of novel therapeutics for the treatment of pain, cancer, and diseases of the central nervous system.

        Synt:em S.A. was founded in 1995 initially as a peptide synthesis and molecular modeling company (the former initially known as In Silico Screening, later as Acti:map™). In 1997, a second technology platform known as Pep:trans was initiated. This is a family of proprietary peptides that are able to cross complex biological membranes such as the blood brain barrier or cell membranes. Synt:em S.A.'s approach is to covalently link active moieties like existing or new drugs to Pep:trans in order to improve their pharmacological behavior and create a proprietary new chemical entity (NCE).

        Synt:em S.A. currently has three development projects underway. Syn1001, an analgesic product for acute pain, is in Phase 1 clinical trial to achieve the first human proof of concept of the Pep:trans technology. A second product for inflammatory and neuropathic pain, Syn1002, is in late preclinical development. A third product in early preclinical stage, Syn1003, is in evaluation for chronic and / or acute pain treatment.

        Several other drug candidates are under investigation including an anti-neoplastic agent for brain cancer, an anti-angiogenic molecule for solid tumors and two risk-sharing programs partnered with other biotechnology companies. Synt:em S.A. believes that additional product candidates can be taken through in vitro proof-of-concept and the most promising compounds through further in vivo validation and future clinical development. Synt:em S.A. continues to invest in research and development of other candidates using its Pep:trans technology in oncology to develop new medicines for the treatment of brain and lung cancer.

        Synt:em S.A. is based in Nîmes, France where the company has its headquarters and its leased facilities for research and development in computing, chemistry and synthesis, biochemistry and bio-analysis. Synt:em S.A. has its cell and animal biology units in Montpellier at the Institut de Génétique Moléculaire on the research campus of the CNRS (France's National Scientific Research Center) and the University of Montpellier.

        Synt:em S.A. is aware of a number of competitors developing peptide-based delivery technologies, including large pharmaceutical, chemical and biotechnology concerns and universities and other research institutions. These competitors have substantially greater financial, technical and human resources than Synt:em S.A. and have substantially greater experience in developing products, obtaining regulatory approvals and marketing and manufacturing medical products.

Senior Management

Michel Kaczorek, Ph.D., President & Chief Executive Officer

        Dr. Kaczorek has over 20 years of experience in the biotechnology industry, and was a founder of Synt:em S.A. in 1995. Dr. Kaczorek received a Ph.D. in Microbiology and a Ph.D. in Virology at the University of Paris. In addition, he trained as a post-doctorate at Harvard Medical School and at the Institut Pasteur in Paris. Dr. Kaczorek was in charge of research and development at Pasteur Vaccins in the area of recombinant vaccines. He was also one of the co-founders of Protéine Performance, SA, where he was the scientific director. He has published numerous scientific articles in international journals and has jointly filed 10 patent applications. He is a non-executive director on the board of

Clinigenetics, a French-based biotech company involved in vascular diseases. He is also a member of the Board of France Biotech, the French professional biotech association.

Gordon Waldron, Vice President, Finance & Chief Financial Officer

        Mr. Waldron joined Synt:em S.A. as Chief Financial Officer in 1997. Mr. Waldron is a graduate of Duke University. Prior to joining Synt:em S.A., Mr. Waldron had 10 years of diversified finance experience in France, the United Kingdom and the United States. He spent four years as Controller (both in France and the United States) with Spie Batignolles, a large French industrial conglomerate. In 1992, he joined Texas Instruments Software (Paris) as Finance Director and then served as Group Finance Manager for Texas Instruments Software EMEA (London) consolidating several entities across Europe, Africa and the Middle East. He has been a team member in various acquisition and sale projects, has negotiated financing and commercial transactions. Mr. Waldron is a non-executive director on the board of Molecular Cytogenetics Laboratories, a private French biotechnology company.

Dr. Jamal Temsamani, Ph.D., Vice President, Pre-clinical Research & Development

        Dr. Temsamani joined Synt:em S.A. in March 1998 and is currently the Vice President of Pre-clinical Research & Development. Dr. Temsamani received his Ph.D. in Molecular Biology in 1989 from The University of Montpellier in France. After completing a post-doctoral fellowship at the Worcester Foundation for Biomedical Research, he joined Hybridon, Inc. (Boston), where he served as Senior Research Scientist, Associate Director, and Director of Discovery Group. In 1997, he was appointed Scientific Director of Hybridon Europe, where he was responsible for supervising and coordinating European collaborations. He has published several scientific articles and is co-inventor of more than 15 patents.

Dr. Roger Lahana, Ph.D., Vice President, Discovery

        Dr. Lahana joined Synt:em S.A. in 1997 and is currently the Vice President of Discovery. Dr. Lahana holds two Ph.D.s, one in molecular chemistry and one in coordination chemistry, both from the Paul Sabatier University, Toulouse, France. Previous posts have been as a senior scientist at the CNRS, head of computational chemistry at Pierre Fabre Medicament and Managing Director at Oxford Molecular (Southern Europe). Dr. Lahana has published several articles in scientific journals or conference proceedings. He has created and developed the Acti:map™ technology and he is a co-inventor of three patents. He is also a scientific adviser to the CNRS, an associate editor of Drug Discovery Today, a member of the American Chemical Society and of the QSAR Society, as well as the President of GGMM (the French Molecular Modeling Society).

Dr. Luc-Andre Granier, M.D., Ph.D., Vice President, Clinical Development and Medical Director

        Dr. Granier joined Synt:em S.A. in 2001 as Vice President, Clinical Development and Medical Director. Dr. Granier has extensive experience in managing the clinical development of central nervous system medicines. He has run a large number of clinical research studies and has led several drug development programs for new medicines for the treatment of neurological disorders including pain, migraine, Parkinson's disease, Alzheimer's disease and depression. Prior to joining Synt:em S.A., Dr. Granier was Senior Clinical Research Physician / Clinical Pharmacologist at Eli Lilly & Co. Dr. Granier received his M.D. and his three Ph.Ds. from the University Louis Pasteur of Strasbourg, France.

Caroline Roussel, Vice President, Director of Operations

        Ms. Roussel is a co-founder of Synt:em S.A. and joined Synt:em S.A. in October 1995. She is currently the Company's Director of Operations. Ms. Roussel was trained as an engineer in industrial biology at the University of Compiègne and graduated from the European Institute for Entrepreneurial Activity management school in Montpellier. In 1993, she was sales manager at Protéine Performance interfacing between researchers and partners from industry and academia for recombinant protein expression projects. In addition, she has marketing and sales experience with a variety of biotechnology products. From 1995 to 1999, she acted as Marketing Director for Synt:em S.A. where she was in charge of the custom peptide business unit, setting up the facilities and was strongly involved in research and development project coordination.

Scientific Advisory Board

        Synt:em S.A. also has an international Scientific Advisory Board of seven industry experts who hold M.D. or Ph.D. degrees and who have expertise on drug discovery and development, including preclinical trials and manufacturing and formulation. Experts from both Europe and the United States advise Synt:em S.A. on its primary focus of pain management and oncology.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS AND
MANAGEMENT OF SONUS

        Set forth below is certain information as of January 24, 2005 regarding the beneficial ownership of the common stock of Sonus by (i) any person who was known by Sonus to own more than five percent (5%) of the voting securities of Sonus, (ii) all directors and nominees, (iii) the Chief Executive Officer and the other most highly compensated executive officers of Sonus, and (iv) all current directors and executive officers as a group.

Beneficial Owners	Amount and Nature of Beneficial Ownership(1)	Percent of Class(1)
5% Owners
S.A.C. Capital Associates, LLC(2) S.A.C. Healthco Fund, LLC(2) 777 Long Ridge Road Stamford, Connecticut 06902	1,825,702	8.6%
Domain Public Equity Partners, L.P.(3) One Palmer Square, Suite 515 Princeton, New Jersey 08542	1,824,003	8.5%
Welch Capital Partners, LLC(4) 101 East 52nd Street New York, New York 10022	1,273,126	6.0%
Executive Officers and Directors
Michael A. Martino(5)	755,705	3.5%
Michael B. Stewart(6)	111,584	*
Alan Fuhrman(7)		*
Michelle Burris(8)	15,000	*
George W. Dunbar, Jr.(9)	106,633	*
Robert E. Ivy(10)	91,833	*
Dwight Winstead(11)	115,133	*
All executive officers and directors as a group(11)	1,195,888	5.6%

*
Less than 1%

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options and warrants currently exercisable, or exercisable within 60 days of the Record Date, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)
Includes 1,162,851 shares, 110,475 of which are issuable upon exercise of warrants, held by S.A.C. Capital Associates, LLC ("Associates") and 662,851 shares, 110,475 of which are issuable upon exercise of warrants, held by S.A.C. Healthco Fund, LLC ("Healthco"). The warrants are exercisable only to the extent that the exercise would not cause the aggregate number of shares owned by Associates and Healthco to exceed 9.99% of the outstanding shares of Common Stock of the Company. S.A.C. Capital Advisors, LLC ("Advisors") and S.A.C. Capital Management, LLC ("Management") share voting and investment power with respect to shares held by Associates and

  Healthco. Steven A. Cohen is the managing member of Advisors and the owner of Management. Mr. Cohen disclaims beneficial ownership of the shares held by Associates and Healthco.

(3)
Includes 428,262 warrants exercisable within 60 days of the Record Date.

(4)
Includes 275,638 warrants exercisable within 60 days of the Record Date.

(5)
Consists of 212,199 shares owned directly and 543,506 options exercisable within 60 days of the Record Date.

(6)
Consists of 3,981 shares owned directly and 107,603 options exercisable within 60 days of the Record Date.

(7)
Mr. Fuhrman has no shares exercisable within 60 days of the Record Date.

(8)
Consists of 15,000 options exercisable within 60 days of the Record Date.

(9)
Consists of 1,500 shares owned directly and 105,133 options exercisable within 60 days of the Record Date.

(10)
Consists of 1,700 shares owned directly and 90,133 options exercisable within 60 days of the Record Date.

(11)
Consists of 115,133 options exercisable within 60 days of the Record Date.

(12)
Includes 976,508 options exercisable within 60 days of the Record Date.

NO DISSENTERS' RIGHTS OF APPRAISAL

        Under Delaware law, the holders of Common Stock are not entitled to dissenters' rights of appraisal in connection with the proposed issuance of shares to the Synt:em S.A. stockholders or the acquisition of Synt:em S.A.

STOCKHOLDER PROPOSALS

        Sonus stockholders may submit proposals for consideration at future stockholders meetings. The time for Sonus stockholders to submit proposals for the 2005 annual meeting of stockholders has passed. However, with respect to the 2006 annual meeting of stockholders, proposals of stockholders of Sonus that such stockholders desire to have included in Sonus' proxy statement relating to such meeting must be received at Sonus' principal executive offices no later than 120 calendar days prior to the anniversary of the mailing date of the proxy statement for Sonus' 2005 annual meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested person should refer. Sonus anticipates that its 2006 annual meeting will be held in April or May 2006.

        Proxies submitted to Sonus will confer discretionary authority to vote on matters proposed by stockholders if a proponent of a proposal fails to notify the Company at least 45 days prior to the anniversary of mailing of the prior year's proxy statement, without any discussion of the matter in the proxy statement. With respect to the Company's 2005 Annual Meeting of Stockholders, if the Company has not been provided with notice of a stockholder proposal by January 31, 2005, the Company will be allowed to use is voting authority as described above.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statement and other information with the SEC. You can read and copy any materials we file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access at www.sec.gov. Our electronic SEC filings are also available through our website at www.sonuspharma.com. Information contain on our website is not incorporated into this proxy statement and does not constitute a party of this proxy statement.

        Statements contained in this proxy statement regarding the contents of any contract or other document are not necessarily complete and each such statement is qualified in its entirety by reference to such contract or other document file as an exhibit with the SEC.

        This proxy statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom or from whom it is unlawful to make such proxy solicitation in such jurisdiction. You should rely only on the information we have provided to vote your shares at the special meeting. We have not authorized any person to provide information other than that provided in this proxy statement. We have not authorized anyone to provide you with different information. This proxy statement is dated                        , 2005. You should not assume that the information in this proxy statement is accurate as of any date other than that date or that any information contained in any document we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, and the mailing of this proxy statement to stockholders does not create any implication to the contrary.

INCORPORATION OF INFORMATION BY REFERENCE

        The following information contained in documents filed by the Company with the United States Securities and Exchange Commission are hereby incorporated by reference in this proxy statement:

        1.     Our Annual Report on Form 10-K, filed on March 12, 2004.

        2.     Our Quarterly Report on Form 10-Q, filed on April 21, 2004.

        3.     Our Quarterly Report on Form 10-Q, filed on August 16, 2004.

        4.     Our Quarterly Report on Form 10-Q, filed on November 15, 2004.

                      By Order of the Board of Directors

                      Michael A. Martino
                       President and Chief Executive Officer

                        , 2005

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

        The following Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2004 and the Unaudited Pro Forma Condensed Combined Statement of Operations data for the nine months ended September 30, 2004 and the year ended December 31, 2003 are based on the historical financial statements of Sonus and Synt:em S.A. after giving effect to the proposed acquisition using the purchase method of accounting and applying the estimates, assumptions and adjustments described in the accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements. The historical financial information of Synt:em S.A. was prepared in accordance with accounting principles generally accepted in France ("French GAAP") presented in Euros. Accordingly, the Synt:em S.A. amounts have been adjusted to reflect differences between French GAAP and accounting principles generally accepted in the United States (U.S. GAAP), and were translated to U.S. dollars. The unaudited pro forma condensed combined financial data is based on estimates and assumptions which are preliminary. The Unaudited Pro Forma Condensed Combined Financial Statements do not purport to represent what Sonus' financial position or results of operations would actually have been if the proposed acquisition had in fact occurred on the dates indicated or to project Sonus' financial position or results of operations as of any future date or for any future period. Investors are cautioned not to place undue reliance on this unaudited pro forma financial information.

        For pro forma purposes:

  •
  Sonus' balance sheet as of September 30, 2004 has been combined with Synt:em S.A.'s balance sheet as of September 30, 2004 as if the proposed acquisition had occurred on September 30, 2004;

  •
  Sonus' unaudited statement of operations for the nine months ended September 30, 2004 has been combined with Synt:em S.A.'s unaudited statement of operations for the nine months ended September 30, 2004 as if the proposed acquisition had occurred on January 1, 2003; and

  •
  Sonus' statement of operations for the year ended December 31, 2003 has been combined with Synt:em S.A.'s statement of operations for the year ended December 31, 2003 as if the proposed acquisition had occurred on January 1, 2003.

        The Synt:em S.A. amounts combined in the pro forma combined financial statements referred to above were translated to U.S. dollars using a spot rate of 1.24174 as of September 30, 2004 and an average rate of 1.22284 and 1.11926 for the nine months ended September 30, 2004 and the year ended December 31, 2003, respectively, except for property and equipment and stockholders' equity, which have been translated using historical exchange rates.

        Under the purchase method of accounting, the total estimated pro forma purchase price of approximately $15.4 million, calculated as described in Note 1 to these Unaudited Pro Forma Condensed Combined Financial Statements, is allocated to the net tangible and intangible assets acquired in connection with the acquisition, based on their estimated fair values as of September 30, 2004. These amounts, which are based on management's judgment, are estimates of fair values of the net assets reflected in these Unaudited Pro Forma Condensed Combined Financial Statements. A final determination of these fair values will be based on an independent third party's estimate of the fair values of the intangible assets and management's estimates of the fair values of the remaining net assets. This final valuation will be based on the actual net tangible and intangible assets of Synt:em S.A. that exist as of the closing date. In addition, the actual closing consideration will be determined based on certain factors and conditions at closing and then subject to further adjustments through September 30, 2005 if certain milestones are met by Sonus. The effect of the final valuation and the final determination of the closing consideration could cause material differences to the following pro forma information.

        These Unaudited Pro Forma Condensed Combined Financial Statements and accompanying notes should be read in conjunction with the historical financial statements and the related notes thereto of Synt:em S.A. and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Synt:em S.A.," included in this proxy statement. This data should also be read in conjunction with Sonus' historical financial statements and related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations," which are incorporated herein by reference to Sonus' Annual Report on Form 10-K for the year ended December 31, 2003 and Quarterly Report on Form 10-Q for the nine months ended September 30, 2004.

Sonus Pharmaceuticals, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
September 30, 2004
(U.S. GAAP basis, in thousands)

	Sonus Pharmaceuticals, Inc.	Synt:em S.A.	Pro Forma Adjustments	Note 2	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$1,712	$7,927	$—		$9,639
Marketable securities	23,290	—	—		23,290
Other current assets	261	2,369	—		2,630

Total current assets	25,263	10,296	—		35,559
Property and equipment, net	1,523	392	—		1,915
Goodwill, net	—	—	1,564	(A)	1,564
Other assets	52	2,522	—		2,574

Total assets	$26,838	$13,210	$1,564		$41,612

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$2,253	$1,834	$3,799	(B)	$7,886
Current portion of lease obligations	111	22	—		133

Total current liabilities	2,364	1,856	3,799		8,019
Lease obligations, less current portion	49	—	—		49
Long-term debts	—	1,503	—		1,503
Other liabilities	—	94	—		94
Commitments and contingencies
Shareholders' equity:
Common stock	86,177	30,083	(30,083)	(C)	99,955
			13,778	(D)
Accumulated deficit	(61,732)	(24,632)	24,632	(C)	(67,988)
			(6,256)	(E)
Accumulated other comprehensive income	(20)	4,306	(4,306)	(C)	(20)

Total shareholders' equity	24,425	9,757	(2,235)		31,947

Total liabilities and shareholders' equity	$26,838	$13,210	$1,564		$41,612

See accompanying notes.

Sonus Pharmaceuticals, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
Nine Months Ended September 30, 2004
(U.S. GAAP basis, in thousands, except per share amounts)

	Sonus Pharmaceuticals, Inc.	Synt:em S.A.	Pro Forma Adjustments	Pro Forma Combined
Revenue:
Contract and licensing revenue	$—	$192	$—	$192
Operating expenses:
Research and development	7,630	3,739	—	11,369
General and administrative	3,493	1,253	—	4,746

Total operating expenses	11,123	4,992	—	16,115
Operating loss	(11,123)	(4,800)	—	(15,923)

Other income, net	171	213	—	384

Loss before income taxes	(10,952)	(4,587)	—	(15,539)
Income tax expense	—	4	—	4

Net loss	$(10,952)	$(4,591)	$—	$(15,543)

Basic and diluted net loss per common share	$(0.55)			$(0.64)

Shares used in calculation of basic and diluted net loss per common share	19,776		(Note 3 4,388)	24,164

See accompanying notes.

Sonus Pharmaceuticals, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
Year Ended December 31, 2003
(U.S. GAAP basis, in thousands, except per share amounts)

	Sonus Pharmaceuticals, Inc.	Synt:em S.A.	Pro Forma Adjustments	Pro Forma Combined
Revenue:
Contract and licensing revenue	$25	$546	$—	$571
Operating expenses:
Research and development	7,653	6,488	—	14,141
General and administrative	3,010	1,401	—	4,411

Total operating expenses	10,663	7,889	—	18,552
Operating loss	(10,638)	(7,343)	—	(17,981)

Other income, net	171	325	—	496

Loss before income taxes	(10,467)	(7,018)	—	(17,485)
Income tax expense	—	2	—	2

Net loss	$(10,467)	$(7,020)	$—	$(17,487)

Basic and diluted net loss per common share	$(0.68)			$(0.88)

Shares used in calculation of basic and diluted net loss per common share	15,504		(Note 3 4,388)	19,892

See accompanying notes.

Notes to Unaudited Pro Forma
Condensed Combined Financial Statements

Note 1.    Description of Acquisition and Pro Forma Purchase Price

        The Unaudited Pro Forma Condensed Combined Financial Statements reflect the acquisition of all the outstanding Synt:em S.A. ordinary shares for approximately $15.4 million.

        The estimated purchase price for pro forma purposes is based on the assumption that 4.4 million shares of Sonus stock will ultimately be issued for the acquisition of Synt:em S.A. The estimate of these shares was based on certain account balances of Synt:em S.A. at September 30, 2004 and the average closing price of Sonus common stock for the 20 consecutive trading days ending two days before September 30, 2004. The actual shares of Sonus to be issued for the acquisition of Synt:em S.A. will be determined based on the certain account balances of Synt:em S.A. at the closing date and the average closing price of Sonus common stock for the 20 consecutive trading days ending two days before the closing date, as defined in the Agreement.

        The estimated pro forma purchase price excludes the potential impact of certain provisions of the Agreement that may reduce the number of shares to be issued by Sonus if certain milestones and other conditions are met by Sonus. In addition, the estimated pro forma purchase price also excludes the potential impact of certain provisions of the Agreement that may increase the number of shares to be issued by Sonus if certain milestones are achieved by Synt:em S.A.

        The total pro forma purchase price of the proposed acquisition is as follows (in thousands):

Total value of Sonus common stock	$13,778
Estimated direct transaction costs of Sonus	1,663

Total estimated purchase price	$15,441

        Under the purchase method of accounting, the total estimated purchase price as shown in the table above will be allocated to Synt:em S.A.'s net tangible and intangible assets based on their estimated fair values as of the closing date. Based on the initial estimates, provided by management, and subject to material changes upon completion of a final valuation and other factors as described in the introduction to these unaudited pro forma condensed combined financial statements, the allocation of the pro forma purchase price is as follows (in thousands):

Fair Value of Net Assets Acquired
Cash and cash equivalents	$7,927
Other current assets	2,369
Property and equipment, net	392
Goodwill	1,564
Other assets	2,522
Accounts payable and accrued expenses, including direct transaction costs of Synt:em S.A.	(3,970)
Lease obligations	(22)
Long term debt	(1,503)
Other liabilities	(94)
Acquired in-process research and development	6,256

Total	$15,441

        Identified intangible assets are expected to include in-process research and development. The Company will have an independent third party valuation performed after the closing date to determine the final values assigned to intangible assets associated with the transaction. Due to the nature of the non-recurring charges, the charge for purchased in-process research and development has been reflected as a reduction of shareholders' equity and is excluded from the Unaudited Pro Forma Condensed Combined Statement of Operations. Other identified intangible assets, if identified upon completion of the final valuation report, will be amortized over their estimated useful lives. Acquired in-process research and development was estimated for the purposes of the preliminary pro forma condensed combined financial statements.

        In accordance with the Stock Purchase Agreement, Sonus may be required to issue up to 5,425,000 shares of common stock for the acquisition if Synt:em S.A. meets certain milestones. The additional 1,037,000 shares in excess of the estimated closing consideration have not been reflected in the accompanying pro forma information. If such shares were issued, the additional purchase price of $3,256,000 would be recorded as additional goodwill on a pro forma basis.

Note 2.    Pro Forma Adjustments

        Pro forma adjustments are necessary to reflect the estimated purchase price, to reflect Sonus' transaction costs, and to eliminate Synt:em S.A.'s historical equity accounts. The amounts presented to reflect the historical accounts of Synt:em S.A. reflect the historical accounts reported in Euros in accordance with French GAAP and converted to U.S. GAAP via adjustments described in Note 2 and then translated to U.S. dollars using a spot rate of 1.24174 as of September 30, 2004 and an average rate of 1.22284 and 1.11926 for the nine months ended September 30, 2004 and the year ended December 31, 2003, respectively, except for property and equipment and stockholders' equity, which have been translated using historical exchange rates.

        The unaudited pro forma condensed combined financial statements do not include any adjustments for liabilities relating to Emerging Issues Task Force (EITF) No. 95-3, Recognition of Liabilities in Connection with a Purchase Business Combination. Sonus has no current plans to exit any business activities of Synt:em S.A. or to terminate any of its employees. We do anticipate incurring costs to integrate the two companies related to training and infrastructure, but these do not fall under the guidance of EITF No. 95-3 and will be accounted for in the periods incurred.

        Sonus has not identified any pre-acquisition contingencies where the related asset, liability or impairment is probable and the amount of the asset, liability or impairment can be reasonably estimated. Prior to the end of the purchase price allocation period, if information becomes available which would indicate it is probable that such events have occurred and the amounts can be reasonably estimated, such items will be included in the purchase price allocation.

        The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows (in thousands, except for per share data):

  (A)
  To record the goodwill acquired by Sonus of $1,564.

  (B)
  To reflect Sonus' ($1,663) and Synt:em S.A.'s ($2,136) transaction costs, consisting primarily of financial advisory, legal and accounting fees totaling $3,799. Sonus has agreed to pay the transaction costs of Synt:em S.A. and therefore they are included in the pro forma adjustment. Only the direct costs of Sonus are included in the determination of the pro forma purchase price.

  (C)
  Adjustment to eliminate Synt:em S.A.'s historical shareholders' equity accounts.

  (D)
  To reflect the issuance of approximately 4,388,000 shares of Sonus common stock valued at $3.14 per share, or $13,778.

  (E)
  To reflect the write off of in-process research and development acquired by Sonus of $6,256.

Note 3.    Pro Forma Loss Per Share

        The pro forma combined share and net loss per share data was prepared using an estimated number of Sonus common stock to be issued as closing consideration in connection with the transaction of approximately 4,388,000 shares of common stock assumed to be issued on January 1, 2003 for the year ended December 31, 2003 and for the nine months ended September 30, 2004. The impact of outstanding stock options has been excluded from the calculation of diluted net loss per share as the effect would be anti-dilutive.

Note 4.    Historical Financial Information of Synt:em S.A.

        The following historical balance sheet information as of September 30, 2004 and the historical statement of operations information for the nine months ended September 30, 2004 and the year ended December 31, 2003 of Synt:em S.A. are based on the historical financial statements of Synt:em S.A. prepared in accordance with French GAAP and presented in Euro. We have converted this financial information to U.S. GAAP and translated them to U.S. dollars. The accompanying Synt:em S.A. financial information was translated to U.S. dollars using a spot rate of 1.24174 at September 30, 2004, and the average rates of 1.22284 and 1.11926 for the nine months ended September 30, 2004 and the year ended December 31, 2000, respectively, except for property and equipment and stockholders' equity, which have been translated using historical exchange rates.

        Balance sheet information as of September 30, 2004:

	Synt:em S.A.	U.S. GAAP Adjustments	Footnote	Synt:em S.A. U.S. GAAP	Synt:em S.A. U.S. GAAP
	(Euro)	(Euro)		(Euro)	USD
Assets
Current assets:
Cash and cash equivalents	€6,384	€—		€6,384	$7,927
Other current assets	2,024	(116)	(A)	1,908	2,369

Total current assets	8,408	(116)		8,292	10,296
Property and equipment, net	218	341	(D),(E)	559	392
Capitalized research and development	7,279	(7,279)	(B)	—	—
Other assets	2,837	(806)	(C)	2,031	2,522

	€18,742	€(7,860)		€10,882	$13,210

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued expenses	€1,591	€(114)	(A)	€1,477	$1,834
Current portion of lease obligations	—	18	(D)	18	22
Current maturities of long-term debt	—	—		—	—

Total current liabilities	1,591	(96)		1,495	1,856
Lease obligations, less current portion	—	—		—	—
Long-term debt	1,210	—		1,210	1,503
Other liabilities	—	76	(F)	76	94
Stockholders' equity:
Preferred stock	—	—		—	—
Common stock	31,894	—		31,894	30,083
Accumulated deficit and capital surplus	(15,953)	(7,840)	(A),(B),(C)	(23,793)	(24,632)
Accumulated other comprehensive income (loss)	—	—	(D),(E),(F)	—	4,306

Total stockholders equity	15,941	(7,840)		8,101	9,757

Total liabilities and stockholders' equity	€18,742	€(7,860)		€10,882	$13,210

        Statement of operations information for the nine months ended September 30, 2004:

	Synt:em S.A.	U.S. GAAP Adjustments	Footnote	Synt:em S.A. U.S. GAAP	Synt:em S.A. U.S. GAAP
	(Euro)	(Euro)		(Euro)	USD
Revenue	€142	€15	(A)	€157	$192
Capitalized research and development	3,701	(3,701)	(B)	—	—
Grants and other	94	(94)	(C)	—	—

Total revenue	3,937	(3,780)		157	192

Operating expenses:
Research and development	6,426	(3,368)	(B),(C),(D), (E),(F),(G), (H)	3,058	3,739
General and administrative	1,025	—		1,025	1,253

Total operating expenses	7,451	(3,368)		4,083	4,992

Operating income (loss)	(3,514)	(412)		(3,926)	(4,800)
Total other income, net	106	68	(A),(E),(F), (I)	174	213

Income (loss) before taxes	(3,408)	(344)		(3,752)	(4,587)
Income tax expense (benefit)	(421)	424	(G)	3	4

Net income (loss)	€(2,987)	€(768)		€(3,755)	$(4,591)

        Statement of operations information for the year ended December 31, 2003:

	Synt:em S.A.	U.S. GAAP Adjustments	Footnote	Synt:em S.A. U.S. GAAP	Synt:em S.A. U.S. GAAP
	(Euro)	(Euro)		(Euro)	USD
Revenue	€446	€42	(A)	€488	$546
Capitalized research and development	5,464	(5,464)	(B)	—	—
Grants and other	56	(56)	(C)	—	—

Total revenue	5,966	(5,478)		488	546

Operating expenses:
Research and development	9,764	(3,967)	(B),(C),(D), (E),(F),(G), (H)	5,797	6,488
General and administrative	1,252	—		1,252	1,401

Total operating expenses	11,016	(3,967)		7,049	7,889

Operating income (loss)	(5,050)	(1,511)		(6,561)	(7,343)
Total other income, net	418	(128)	(A),(E),(H), (I)	290	325

Income (loss) before taxes	(4,632)	(1,639)		(6,271)	(7,018)
Income tax expense (benefit)	(647)	649	(G)	2	2

Net income (loss)	€(3,985)	€(2,288)		€(6,273)	$(7,020)

        The following adjustments reconcile Synt:em S.A.'s historical financial statements to U.S. GAAP and to conform to the accounting policies of Sonus:

          (A)  Epytop Revenue—Under French GAAP, Synt:em has considered the revenue generated from a peptide synthesis technology transfer to Epytop S.A. to be "Other income." Under US GAAP this has been reclassified as Revenue.

          Synt:em has taken a full reserve against the Epytop receivable. This is entered as an accrued liability in French GAAP. For the US GAAP accounts, the reserve has been reclassified to "Other current assets" (to net off against the receivable asset).

          (B)  R&D Costs—Under French GAAP, Synt:em capitalizes certain research and development expenses corresponding to distinct customized projects. Amortization is recognized on a straight-line basis over 3 years. For US GAAP presentation, these capitalized R&D expenses are expensed as incurred.

          (C)  Patents—According to French GAAP, registration, prosecution and legal counsel costs regarding patents owned by the company are capitalized as incurred, then depreciated over 20 years using a straight-line method. In order to conform to Sonus policies, these capitalized patent expenses and the associated amortization have been reversed under U.S. GAAP.

          (D)  Capital Leases—In French GAAP, capital leases are treated in the same manner as operating leases. The value of the leased materials is not capitalized and the monthly payments due to the vendor are charged directly to the expense in the period they are incurred. Under US GAAP, equipment acquired under capital leases is capitalized and depreciated over the estimated useful life. A lease obligation liability is recognized at the time the lease is executed. Periodic payments required under the lease have both a principle and an interest component.

          (E)  Depreciation—Under French GAAP, certain equipment is depreciated using a declining method. To conform to the policies of Sonus, these items have been identified and the depreciation recalculated using a straight line method under U.S. GAAP.

          (F)  Retirement Accrual—In the French GAAP accounts, no accrual has been made for lump sum retirement benefits due. Under US GAAP, a liability has been recorded using the projected unit credit method.

          (G)  Research Tax Credits—In France, a portion of annual expenses dedicated to Research & Development activities can generate a "Research Tax Credit". This amount can be deducted from corporate income taxes due within a 3 year period. Should the company not have income taxes due, the amount is reimbursed by the French government at the end of the three year period following the filing of a Research Tax Credit declaration. French GAAP classifies this credit (or "receivable") as a negative tax liability. Under U.S. GAAP, we have considered this tax credit as a Research & Development subsidy to effectively reduce the net R&D expenditure rather than considering it a tax benefit.

          (H)  Reclassification of restructuring accrual and charges transferred—In French GAAP, the utilization of a restructuring accrual recorded in 2002 (utilized in 2003) was booked to other income. For US GAAP presentation, this utilization has been reclassified to "Operating Expenses" (in order to net out against the restructuring expense that was incurred as "Operating Expenses" in 2003).

          In French GAAP, certain fringe benefit charges are booked as a gross up of payroll then credited as other income. For US GAAP, these charges have been reclassified to "Operating Expense" (in order to net out against the grossed up payroll expense that was incurred as Operating Expenses).

          (I)   Reclassification of Grants and Other Income—In French GAAP, certain grants and other miscellaneous income are taken as income to offset operating costs. Under US GAAP, these items have been reclassified to the "Other Income" line below the operating loss on the statement of operations.

SYNT:EM S.A.

FINANCIAL STATEMENTS

Report of Independent Auditors

To the Board of Directors and Shareholders of Synt:em S.A.:

        We have audited the accompanying balance sheets of Synt:em S.A. (the "Company") as of December 31, 2003 and 2002, and the related statement of operations for each of the three years in the period ended December 31, 2003, all expressed in euros and prepared in conformity with accounting principles generally accepted in France. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Synt:em S.A. at December 31, 2003 and 2002, and the results of their operations for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in France.

        The accompanying financial statements have been prepared assuming the Group will continue as a going concern. We draw your attention to the significant uncertainty described in Note 1, which raises substantial doubt about the Group's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

        Accounting principles generally accepted in France vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 20 to the financial statements.

PricewaterhouseCoopers Entreprises.

Luc Deschamps

Montpellier, France
January 24, 2005

SYNT:EM S.A.

BALANCE SHEET

(EURO)

	At September 30,		At December 31,
	2004	2003	2003	2002
(unaudited)
Assets
Long-term assets :
Costs of research and development	7 278 999	6 085 707	6 507 910	4 405 555
Patents	810 398	857 405	841 703	624 835
Tangible assets :
Buildings, net	19 005	26 377	24 455	32 144
Plant and machinery, other fixtures and fittings, tools and equipment, net	185 051	234 796	208 089	317 377
	14 024	27 208	15 417	64 017
Financial assets :
Other	15 991	37 454	37 454	37 454

Total Long Term Assets	8 323 468	7 268 947	7 635 028	5 481 382

Inventory :
Raw material and consumables net	391 998	804 315	313 885	781 501
Debtors :
Trade debtors and related accounts net	17 571	56 745	69 565	265 131
Other net	3 349 302	3 245 577	3 532 609	3 580 029
Cash and cash equivalents	6 384 065	12 426 238	10 453 308	15 519 820
Prepayments	275 601	236 546	245 970	390 805

Total Other Assets	10 418 537	16 769 421	14 615 337	20 537 286

Unrealized exchange losses			243

Total Assets	18 742 005	24 038 368	22 250 608	26 018 668

Liabilities
Capital (of which paid up 5,478,688) :	5 478 688	5 478 688	5 478 688	5 478 688
Premiums on share issues	26 414 636	26 414 636	26 414 636	26 414 636
Retained (losses)	(13 010 774)	(9 025 760)	(9 025 760)	(5 614 012)

(Loss) for the financial year	(2 986 596)	(1 955 654)	(3 985 014)	(3 411 748)

Investment grants	44 885	40 404	46 630	41 525

Total Equity	15 940 839	20 952 314	18 929 180	22 909 089

Conditional advances	1 209 796	1 209 796	1 209 796	1 209 796

Total Conditional Advances	1 209 796	1 209 796	1 209 796	1 209 796

Provisions for liabilities	115 545	158 069	130 364	172 079
Provisions for charges	0	0	0	85 124

Total Provisions	115 545	158 069	130 364	257 203

Sundry loans and financial creditors	208 192	446 116
Trade creditors and related accounts	795 755	650 066	1 312 699	799 698
Tax and social benefit creditors	450 691	475 462	534 405	577 933
Deferred income	21 187	146 545	131 579	264 949

Total Liabilities	1 475 825	1 718 189	1 978 683	1 642 580

Unrealized exchange gains			2 585

Total Liabilities & Equity	18 742 005	24 038 368	22 250 608	26 018 668

See accompanying notes.

SYNT:EM S.A

STATEMENT OF OPERATIONS

(EURO)

	For the 9 months ended September 30,		For the year ended December 31,
	2004	2003	2003	2002	2001
(unaudited)
Income
Sales	141 514	351 433	446 089	948 784	1 115 755
Net turnover	141 514	351 433	446 089	948 784	1 115 755
Own work capitalised	3 701 239	4 097 875	5 463 834	3 617 846	2 930 510
Operating grants	31 194	30 680	872	31 496	68 636
Provisions (and depreciation) written back, charges transferred	62 858	111 933	53 242	69 509	46 695
Other income	535		1 475	1 689	45

Total Income	3 937 340	4 591 921	5 965 512	4 669 324	4 161 641

Expenses
Purchases of inventory raw materials and other supplies	209 297	735 471	1 221 824	1 252 236	923 774
Change in stocks	(78 115)	(22 815)	467 618	(742 413)	(7 695)
Other purchases and external charges	2 451 691	2 093 237	3 115 543	3 398 034	2 470 983
Taxes, levies and similar payments	105 546	126 805	171 518	101 647	102 823
Wages and salaries	1 174 528	1 441 347	1 852 991	2 209 494	1 869 942
Social benefit costs	528 075	622 330	809 753	931 887	781 026
Appropriations to depreciation and provisions :
Depreciation on fixed assets	3 058 889	2 321 371	3 325 499	2 354 043	1 542 555
Provisions related to currents assets					5 728
Provisions for liabilities and charges			244		243 918
Other charges	1 380		51 106	7 634	24 380

Total Expenses	7 451 291	7 317 746	11 016 096	9 512 562	7 957 434

Operating Loss	(3 513 951)	(2 725 825)	(5 050 584)	(4 843 238)	(3 795 793)

Financial Income
Other interest and similar income	103 669	212 607	246 423	579 761	936 739
Exchange gains	11 154	14 829	19 057	10 583	20 625
Net gains on realisation of investments held as current assets		9 608	29 789	12 548	13 978

Total Financial Income	114 823	237 044	295 269	602 892	971 342

Financial Expenses
Interest and similar charges				755	3 158
Exchange losses	11 810	26 013	27 647	6 838	5 824
Total Financial Expenses	11 810	26 013	27 647	7 593	8 982
Financial Profit	103 013	211 031	267 622	595 299	962 360
Operating (Loss) Before Taxes	(3 410 938)	(2 514 794)	(4 782 962)	(4 247 939)	(2 833 433)
Extraordinary Items
Operating transactions	936	(9 160)	39 815	33 481	37 120
Capital subsidies and sale of fixed assets	1 744	1 121	26 204	10 579	259 765
Provisions written back and charges transferred	2 418	87 334	87 335	1 601	1 601

Extraordinary Income Total	5 098	79 295	153 354	45 661	298 486

Extraordinary Charges
Operating transactions		2 504		71
Appropriation to depreciation and provisions	1 575	2 175	2 175	87 299	35 147

Extraordinary Expense	1 575	4 679	2 175	87 370	35 147

Extraordinary Profit Or Loss	3 523	74 616	151 179	(41 709)	263 339

Income Tax	(420 819)	(484 524)	(646 769)	(877 900)	(917 748)

NET LOSS	(2 986 596)	(1 955 654)	(3 985 014)	(3 411 748)	(1 652 346)

See accompanying notes.

SYNT:EM S.A.

NOTES TO THE FINANCIAL STATEMENTS

(All amounts in Euros)

NOTE NO 1. General Accounting Principles, Evaluation Methods, Comparability Of Accounts, And Major Facts Characteristic Of The Fiscal Year

        The balance sheet and statement of operations of Synt:em S.A. (the "Company) are prepared in compliance with legal provisions, as well as the principles and methods of establishing and presenting annual accounts as defined by the Plan Comptable Général (French general chart of accounts) and French accounting principles.

        The method generally used for evaluating recorded items in accounting is the historical cost convention.

        No major changes in accounting principles have been made during the periods presented.

        The accompanying financial statements have been prepared on a going concern basis which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the ordinary course of business and do not reflect adjustments that might result if the Company is unable to continue as a going concern. Continuing on a going concern basis is dependent upon, among other things, the Company's formulation of an acceptable plan of financing, the success of future business operations, and the generation of sufficient cash from operations and financing sources to meet the Debtors' obligations. The financial statements do not reflect the realizable value of assets on a liquidation basis or their availability to satisfy liabilities.

        The preparation of financial statements in accordance with French GAAP requires extensive use of management's estimates and assumptions that affect the reported amounts of assets and liabilities. In management's opinion, all adjustments necessary for a fair presentation have been reflected in the financial statements. The unaudited interim financial statements furnished reflect all adjustments which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented.

        During the course of 2003, the company underwent a Customs audit. The company was informed orally that this would not generate any kind of reassessment. To date, the company is still waiting for correspondence from Customs confirming its verbal conclusions. Management does not believe that provision needs to be made for any potential assessment.

NOTE NO. 2: Fixed Assets

a.
Intangible Fixed Assets

1.
Software

        Purchased software is depreciated on the straight-line method over a period of 12 to 36 months.

2.
Research And Development Costs

        The costs of applied research and development corresponding to distinct customized projects representing future profitability potential have been capitalized. These costs are depreciated on the straight-line method over 3 years.

        Capitalized costs include the direct costs of employees assigned to each project. The time spent by research staff is tracked using timesheets, then valued by taking into account each employee's fully charged salary rate multiplied by the number of hours actually devoted by the employee to each project.

        These fixed costs also include the acquisition costs of active ingredients, of chemical, synthetic, and consumable products directly imputable to fixed projects, subcontracting costs (outside laboratories), and prototype costs. General overhead is not allocated to these projects.

        Research and development costs are broken down as follows for the year ended December 31, net value :

	2003	2002	2001
Pep:trans Project	1 705 141	1 411 435	1 068 913
Acute pain Project (Syn1001)	3 694 272	2 040 437	1 076 386
Brain Cancer Project (Syn 2001)	425 805	359 416	160 468
Actimap Project	299 192	408 300	537 960
Neuroprotection Project (Syn 3001)	164 131	170 390	72 333
Inflammatory pain Project (Syn1002)	135 103	8 205
Mult. Sclerosis Project (Syn 5001)	41 814	7 372
Lung Cancer Project	42 452

TOTAL	6 507 910	4 405 555	2 916 060

3.
Patents

        Registration and legal costs regarding patents filed by the company are amortized over 20 years on the straight-line basis.

b.
Tangible Fixed Assets

        Tangible fixed assets are recorded at their acquisition cost (purchase price and incidental expenses).

        Depreciation is calculated on the straight-line and declining method. Estimated useful lives are :

  •
  Industrial fixtures, fittings, plant machinery, and equipment : 3—5 years

  •
  Office and data processing equipment : 3—5 years

c.
Financial Assets : Other

        Composed primarily of the security deposit on the commercial lease of the registered office (15,916 €) and a security deposit placed with a customer (21,462 €).

NOTE NO. 3 : Inventory

        Inventory consists of raw materials valued at the lower of cost or market.

NOTE NO. 4 : Receivables

        Receivables are recorded at their face value. Doubtful accounts are provided for on the basis of anticipated collections.

NOTE NO. 5 : Other Receivables At December 31,

	2003	2002
Subsidies	63 344	82 503
Conditional Advance	120 000	360 000
Research Tax Credit	2 910 546	2 787 666
Annual Minimum Tax	4 350	4 385
Net VAT	229 576	104 883
Professional Tax Refund	49 830	35 283
Epytop Technology Transfer	150 421	200 562
Other	4 542	4 747

TOTAL	3 532 609	3 580 029

NOTE NO. 6 : Cash And Cash Equivalents

        The company considers highly liquid investments with an original maturity of three months or less to be cash equivalents

NOTE NO. 7 : Prepaid Expenses At December 31,

	2003	2002
Operating costs	245 970	390 805

NOTE NO. 8 : Capital Stock

        There were no changes in Capital during the fiscal year 2003. At December 31, Capital Stock amounted to 5,478,688 € divided into 5,478,688 shares.

        It is fully paid up.

        The warrants 97 N°2 and the warrants issued on November 4, 1998 expired during the course of fiscal year 2003. Certain Stock Options were cancelled after some employees were terminated.

NUMBER OF OUTSTANDING WARRANTS AND STOCK OPTIONS AT DECEMBER 31, 2003

        This table lists i). All outstanding warrants and options as of December 31, 2003, ii). The number of potential shares able to be created through the exercise of these warrants and options along with iii). The par value capital increase should these instruments be exercised and iv). The date at which the instruments lapse. There have been no new warrants or Stock Options issued since December 31, 2003.

Date	N° Options / Warrants Outstanding	N° Potential Shares	Potential Capital Increase (excluding share premium) KEURO	Expiration date
30/11/1999	11 850 warrants	189 600	190	29/11/2009
12/05/2000	6 912 warrants	110 592	111	29/11/2009
20/12/2000	99 008 warrants "00 N°1"	3 512 576	3 513	(1)
20/12/2000	10 810 Options "00"	172 960	173	19/12/2010
27/02/2001	958 Options "01"	15 328	15	19/12/2010
27/02/2001	22 796 warrants "01 N°1"	808 736	809	(1)
23/05/2002	16 000 warrants	16 000	16	23/05/2007
	SUBTOTAL	4 825 792	4 827
	Current Number of Shares	5 478 688	5 479
	Potential Total	10 304 480	10 306

(1)
The 00 No.1 and 01 No.1 warrants are for anti-dilution protection. They are only valid in the event the company does a defensive financing round (a round at a per share price which is below the per share price of the round where the warrants were created). In a defensive round, a formula would apply to enable those investors holding these warrants to exercise a certain number at par value in order to preserve a portion of their holding in Synt:em S.A. These warrants expired on 31/12/2004.

NOTE NO. 9 : Capital And Operating Subsidies

        Subsidies are booked to deferred income and other receivables upon notification. Capital subsidies are amortized proportionately to the depreciation of the fixed assets which they finance. Operating subsidies are amortized as the subsidized project costs are incurred (for example, salary payments or research and development costs within subsidized projects).

        The item is analyzed as follows at December 31, :

	2003	2002
Gross capital subsidies	221 649	191 841
Reversal for amounts taken to income	-175 019	-150 316

	46 630	41 525

NOTE NO. 10 : Conditional Advances

        The company has been granted two recoverable advances by ANVAR (a French Government agency for the promotion of innovation). Both advances relate to development projects relating to the Pep:trans technology. The ANVAR advances are interest free and are repayable in full to ANVAR in the event the project is successful. Should the sponsored project not succeed, a minimum repayment is due to Anvar with the balance of the advance forgiven. The schedule of receipts and anticipated reimbursements is as follows (it has been assumed here that the full advance will be reimbursed) :

					Schedule of Future Payments
Period Ending, (EURO 000)	Dec '02	Interim Sep '03 unaudited	Dec '03	Interim Sep '04 unaudited	Dec '04	Dec '05	Dec '06	Dec '07	Dec '08	TOTAL
ANVAR I
OPENING BALANCE (1/1/xx)	808	610	610	610	610	610	305	0	0
REIMBURSEMENTS	198					305	305			808
RECEIPTS										0
CLOSING BAL (31/12/xx)	610	610	610	610	610	305	0	0	0
ANVAR II
OPENING BALANCE (1/1/xx)	0	240	480	480	480	600	485	335	175
REIMBURSEMENTS						115	150	160	175	600
RECEIPTS	240	240			120					600
CLOSING BAL (31/12/xx)	240	480	480	480	600	485	335	175	0
ANVAR RECEIVABLE	360	120	120	120

TOTAL	1 210	1 210	1 210	1 210	1 210	790	335	175	0	0

NOTE NO. 11 : Provisions For Liabilities And Charges As At December 31,

	2003	2002
Provision for annual minimum tax ("IFA") losses	4 350	4 385
Provision for eventual credit losses (Epytop)	126 014	167 694
Provision for operational restructuring		85 124

	130 364	257 203

NOTE NO. 12 : Accounts Payable And Accrued Expenses As At December 31,

	2003	2002
Trade creditors	483 899	379 628
Accrued expenses	828 800	420 070

	1 312 699	799 698

NOTE NO. 13 : Prepaid Expenses (Deferred Income) As At December 31,

	2003	2002
Operating revenue :
Subsidies	55 741	72 145
3rd party technology access fee (for an Acti:map contract)	68 216	185 182
Misc.	7 622	7 622

	131 579	264 949

NOTE NO. 14 : Increases And Reductions Of Future Tax Liabilities

1.
Tax losses carried forward at January 1, 2004 :

Origin December 31, 1999	1,315,125
Origin December 31, 2000	995,884
Origin December 31, 2001	778,292
Origin December 31 2002	2,017,836
Origin December 31 2003	1,348,244

6,455,381

        Due to the tax loss position of the Company, deferred tax debits have not been recorded.

2.
Research and Development Tax Credit

Total accounts receivable (see following note for detail)	2,910,546

3.
Loss related to depreciation, indefinitely carried forward

Total at December 31, 2003	9,763,746

NOTE NO. 15 : Research And Development Tax Credit

        The following receivables were reported :

Origin:
December 31, 2000	458,000
December 31, 2001	864,454
December 31, 2002	939,112
December 31, 2003	648,980

Receivable shown on the balance sheet	2,910,546

        The amount of €458,000 originating in 2000 was repaid on July 12, 2004.

NOTE NO. 16 : Detail Of Extraordinary Items At Period Ending,

a.
Income

	Sept 2004	Sept 2003	Dec 2003	Dec 2002
	Unaudited	Unaudited
French Professional Tax Allowance	936	-10 014	39 815	33 481
Sales of fixed assets			1 500
Prior Period Fringe Adjustment		854
Capital subsidies	1 744	1 121	24 704	10 579
Cancellation of provision for loss of minimum tax ("IFA")	2 418	2 210	2 211	1 601
Cancellation of provision for restructuring		85 124	85 124

TOTAL EXTRAORDINARY INCOME	5 098	79 295	153 354	45 661

b. Charges
Provision loss of yearly minimum corporation tax ("IFA")	1 575	2 175	2 175	2 175
Miscellaneous adjustments		2 504		71
Provision / restructuring				85 124

TOTAL EXTRAORDINARY CHARGES	1 575	4 679	2 175	87 370

        The company initiated a restructuring of operations in late 2002 which resulted in the termination of 7 employees (1 administrative assistant, 1 marketing manager, 1 IP portfolio manager and 4 scientists). These people all received the standard terms and conditions associated with such a departure (as defined by our collective bargaining agreement) however, a portion of the costs (unworked notice period and standard ex-gratia payments) were paid in early 2003. A provision for restructuring of €85,124 was booked at year end 2002 to account for these payments due. This provision was then reversed in early 2003 as the payments were made and recorded in the 2003 accounts.

NOTE NO. 17 : Off Balance Sheet Financial Commitments

1.
Commercial lease

        A commercial lease was signed with the SENIM in Nîmes, France as of June 8, 2000.

        This lease is for a 9-year term, with a triennial cancellation provision.

        The future rent to be paid (excluding taxes and charges) at December 31, 2003 is as follows :

• at less than a year	72,120
• from 1 to 5 years	288,480
• at over 5 years	30,050

390,650

2.
Capital and operational leases at December 31, 2003 :

• at less than a year	187,791
• from 1 to 5 years	26,573
• at over 5 years	0

214,364

3.
Scientific partnerships

Academic Collaborations

        At December 31, 2003, the company had committed to certain scientific collaborations with various organizations. The total for these off balance sheet commitments at December 31, 2003 amounted to approximately 376,000 € at less than a year and approximately 41,000 € from one to 5 years.

        These are fixed rate and fixed duration scientific collaborations in conjunction with our ongoing projects.

Licensed Compounds

        The company has in-licensed a compound from a partner and will make "milestone payments" to this partner contingent on Synt:em S.A.'s decision to pursue development of the in-licensed molecule and the compound's successful progress through predefined stages of development. For 2004, the milestone amount due was 50,000 €. All milestone costs are recognised when earned, no accruals are made for these events in advance.

Patent Rights

        As part of a joint inventive contribution, the company has committed to pay certain co-inventors a combined total of :

  •
  167,000 € for the year 2001 (payments already made)

  •
  137,000 € payable in the future but contingent upon issuance of the corresponding patent in two different geographic areas , and

  •
  Royalties of 3 to 6% payable in the future on sales realized as a result of these patents

        The contingent patent issuance payment and royalties on sales are not accrued in advance.

Technology Access Fees

        The company signed a cooperation agreement with an American partner in order to allow the latter to access a technology developed by Synt:em S.A. This agreement provided for a technology access fee payable which amounts to a total of 300,000 $ and was paid in a lump sum at the start of the joint project. Since the project had a three year duration, the revenue derived from this access fee payment was recognized linearly over three years (project finished in July 2004). This revenue was evaluated at 68,000 € at for the fiscal year 2003 with the remaining amount held in the balance sheet "deferred income" account.

4.
Software Licences and Equipment Maintenance

        The company has entered into an agreement for the use of certain software products. This agreement is for a three year period with the total cost allocated over 3 years. At December 31, 2003, the amount of residual off balance sheet cost commitment for this software use amounted to 86,799 Euros which can be broken down as follows :

    • 41 268 € for the year 2004

    • 45 531 € for the year 2005

5.
Miscellaneous off balance sheet commitments as at December 12, 2003 :

        Commitments regarding retirement compensation (career wind-down benefits) are not significant considering low staff seniority levels and the recent formation of the company. There is no accrual for these payments in the French GAAP accounts.

Purchase Order Commitments

        The Company has purchase order commitments for synthesis and manufacturing of products required for preclinical and clinical trials along with additional orders for research services that are subcontracted to external expert organisations. The total of these specific off balance sheet commitments amounts to approximately 320,000 € (excluding tax) at December 31, 2003. These commitments are made in advance in order to secure and reserve "time slots" in the subcontractor's schedule (in line with customary business practice for the sector). If these purchase orders are cancelled by Synt:em S.A., there is a cancellation penalty due. Accruals are made once services are performed or manufactured product has been delivered.

        Software user fees : The company has committed to use certain external technical software programs. This amounts to 26,000 € (from 01/01/2003 to 31/12/2004).

NOTE NO. 18 : Average Work Force For The 2003 Fiscal Year (Unaudited)

Salaried employees
• Management and scientists	23
• Administration and technicians	14

Total	37

NOTE NO. 19 : Subsequent Event

        The Synt:em S.A. shareholder's signed a share purchase agreement with Sonus Pharmaceuticals on November 3rd, 2004. Following a renegotiation of the terms, a revised share purchase agreement was signed with Sonus Pharmaceuticals on December 27th, 2004. Under the terms of this agreement 100% of the outstanding shares will be exchanged for shares of Sonus should the Sonus shareholders approve the transaction.

Note No. 20 : Accounting Principles Generally Accepted In The United States Of America

        Synt:em S.A.'s financial statements have been prepared in accordance with accounting principles generally accepted in France ("French GAAP"). French GAAP varies in certain significant respects from accounting principles generally accepted in the the United States of America ("U.S. GAAP"). A reconciliation of differences as they relate to Synt:em S.A. between French GAAP and U.S. GAAP relating to net (loss) for the years ended December 31, 2002 and 2003 and the nine month periods ended September 30, 2003 (unaudited) and 2004 (unaudited) along with shareholders' equity as of the same periods is as follows :

EUR 000's. Years ended December 31	2002	2003	interim sept-03 9 months	interim sept-04 9 months
			Unaudited	Unaudited
Net loss in accordance with FRENCH GAAP	-3 412	-3 985	-1 956	-2 987
U.S. GAAP adjustments:
R&D costs	-1 483	-2 097	-1679	-618
Patents	-92	-227	-242	-120
Equipment leases	67	79	59	17
Depreciation	22	-45	2	-28
Retirement Accruals	-15	2	4	-19
Total U.S. GAAP adjustments	-1 501	-2 288	-1 856	-768
Net loss in accordance with U.S. GAAP	-4 913	-6 273	-3 812	-3 755

Shareholders' equity in accordance with FRENCH GAAP	22 909	18 929	20 952	15 941
U.S. GAAP adjustments:
R&D costs	-4 412	-6 508	-6 090	-7 125
Patents	-614	-841	-856	-961
Equipment Leases	107	186	166	203
Depreciation	192	147	194	119
Retirement Accruals	-59	-57	-55	-76
Total U.S. GAAP adjustments	-4 786	-7 073	-6 641	-7 840
Shareholders' equity in accordance with U.S. GAAP	18 123	11 856	14 311	8 101

R&D Costs

        Under French GAAP, Synt:em S.A. capitalizes certain research and development expenses corresponding to distinct customized projects. Capitalized R&D costs include the direct costs of employees assigned to each project. Time spent by research staff is tracked using timesheets, then valued by taking into account each employee's fully charged salary rate multiplied by the number of hours actually devoted by the employee to each project.

        These costs may also include certain other expenses, which are directly imputable to each project such as active ingredients, chemical, synthetic, and consumable products, subcontracting costs (outside laboratories), and prototype costs. General overhead is not allocated to these projects.

        Amortization is performed on a straight-line basis over 3 years.

        Under U.S. GAAP, R&D expenses are expensed as incurred.

Patents

        Registration, prosecution and legal counsel costs regarding patents owned by the company are capitalized under French GAAP as incurred, and then depreciated over 20 years using the straight-line method. Internal costs incurred in generating this intellectual property are not included in the capitalized patent costs as these are capitalized on a per project basis (see R&D Costs).

        Under U.S. GAAP, these patent expenses are expensed as incurred.

Equipment Leases

        In French GAAP, capital leases are treated in the same manner as operating leases. The value of the leased materials is not capitalized and the monthly payments due to the vendor are charged directly to the Profit and Loss statement.

        Under U.S. GAAP, certain leases meet the capital lease criteria provided by FAS 13, Accounting for Leases. As such, the Company has capitalized the respective leased equipment and recognized a liability for the future minimum lease payments. The equipment is being depreciated over the respective lease term and interest has been recognized on the lease obligation.

Depreciation

        Under French GAAP, certain equipment is depreciated using a declining method.

        Under U.S. GAAP, these same items are depreciated using the straight-line method.

Retirement Accrual

        In France, retirement is largely managed by the French State with employee and company contributions taking the form of mandatory "payroll taxes" on the current active workforce which are then redistributed by Government agencies to current retirees.

        The only liability a company has other than these "payroll taxes" is to pay a one-time retirement lump sum to a person leaving the Company at retirement. This payment is anywhere between 0 and 9 months of salary per employee and is based on seniority within the Company and total years worked.

        In the French GAAP accounts, no accrual has been made for this lump sum as the average age of current Synt:em S.A. employees is 35 years of age and biotech company personnel turnover rates would imply that many of the current employees will not still be employed by Synt:em S.A. upon their retirement.

        Under U.S. GAAP, a liability has been recorded using the projected unit credit method.

Research Tax Credits

        In France, a portion of annual expenses dedicated to Research & Development activities can generate a "Research Tax Credit". This amount can be deducted from corporate income taxes due within a 3 year period. Should the company not have income taxes due, the amount is reimbursed by the French government at the end of the three year period following the filing of a Research Tax Credit declaration. French GAAP classifies this credit (or "receivable") as a negative tax liability. Under U.S. GAAP, we have considered this tax credit as a Research & Development subsidy to effectively reduce the net R&D expenditure rather than considering it a tax benefit.

Stock Options

        The company has granted stock options to certain employees. These stock options were authorised in conjunction with the December 2000 and February 2001 private equity financings of the company. There was no discount to market value, therefore no compensation benefit was booked (the exercise price of the options was identical to the price per share issued at the financings). Under U.S. GAAP, the company has followed the provisions of APB 25, Accounting for Stock Issued to Employees. Under this method, if the exercise price of the options is equal to or greater than the market price, no expense is recognized for the options.

Deferred Taxes

        Synt:em S.A. has accumulated certain tax loss carryforwards (see Note No 13 above). These losses result in deferred tax assets, however due to the loss making history of the Company, a full valuation allowance has offset any such tax effects.

Related Party Transactions

        The company makes payments to CP Conseil (represented by Dr. Christian Policard) for consulting in industrial and commercial strategy, Supervisory Board and Scientific Advisory Board meeting attendance. Dr. Christian Policard is a member of Synt:em S.A.'s Supervisory Board. In 2003, the company paid 21 527 Euros (before VAT) to CP Conseil and booked 23 104 Euros to consulting expenses over the same period.

Revenue Recognition

        Synt:em S.A.'s cumulative revenue has been made up of fee for services, technology access fees, licence option fees, technology licence fees, technology transfer fees and minimum annual royalty payments. All service based revenues are recognised linearly over the period during which the services are provided. Technology access fees have been recognised over the duration of the period upon which services using the technology were provided. Licence option fees have been recognised over the duration of the option period. Technology licence fees have been recognised upon payment of fees during the licence period. Technology transfer fees have been recognised at the moment of know-how transfer. Minimum annual royalty payments have been recognised at the date they are due given that they are due in the event that the client did not make any royalty payments based on its revenues when using the licensed technology.

Significant Customers

        From time to time Synt:em S.A. generates revenues either by performing services to third parties or by providing third parties with access to Synt:em S.A. technologies. It is important to note that give the small number of customers at any particular time, it is frequent that the revenues generated by a single client represent more than 10% of total revenue for the period.

Recent Accounting Pronouncements

        In December 2004, the Financial Accounting Standards Board (FASB) issued its final standard on accounting for share-based payments, FASB Statement No. 123R (revised 2004), Share-Based Payment (FAS 123R), that requires companies to expense the value of employee stock options and similar awards. The Company is currently determining the effect, if any, this pronouncement will have on our balance sheet, income statement, and cash flows.

Statement of Cash Flows Under U.S. GAAP

			Year Ended
	Nine Months Ended September 30, 2004	Nine Months Ended September 30, 2003	December 31, 2003	December 31, 2002
	Unaudited	Unaudited
	(€ '000)
Cash Flows From Operating Activities:
Net loss	-3 755	-3 812	-6 273	-4 913
Adjustments to reconcile net (loss) to netcash (used) in operating activities:
Depreciation	227	263	344	446
Changes in operating assets and liabilities:
Other current assets	113	661	816	(2 043)
Accounts payable and accrued expenses, other liabilities	(483)	(16)	247	372

Net cash (used) in operating activities	(3 898)	(2 904)	(4 866)	(6 138)
Investing activities:
Purchases of capital equipment and leasehold improvements	(59)	(11)	(15)	(266)
Proceeds from disposals of property plant equipment and other assets	54	—	53	8

Net cash provided by (used) in investing activities	(5)	(11)	38	(258)
Financing activities:
Payments on lease obligations and long term debts	(166)	(179)	(239)	—
Increase in Common Stock	—		—	393
Proceeds from long term debts				175
Net cash (used) in financing activities	(166)	(179)	(239)	568

(Decrease) in cash and cash equivalents for the period	(4 069)	(3 094)	(5 067)	(5 828)
Cash and cash equivalents at beginning of period	10 453	15 520	15 520	21 348

Cash and cash equivalents at end of period	6 384	12 426	10 453	15 520

Appendix A

AMENDED AND RESTATED
STOCK PURCHASE AGREEMENT

by and among
SONUS PHARMACEUTICALS, INC.
and
SELLERS
MANAGERS
COMPANY OPTION HOLDERS
COMPANY WARRANT HOLDERS
and
SELLERS' AGENT
Dated as of December 22, 2004

EXHIBITS
Exhibit A	Form of Stockholders Agreement, as Amended
Exhibit B	Form of Investment Statement
Exhibit C	Form of Irrevocable Waivers of Company Options and Company Warrants
Exhibit D	Buyer Options
SCHEDULES
Schedule 1	List of Sellers, Managers, certain Company Option Holders and Company Warrant Holders and Allocation of the Purchase Price (Part 1, Part 2, Part 3, Part 4)
Schedule 5.22	Certain Derivative Security Holders
Managers' Disclosure Schedule
Buyer's Disclosure Schedule
APPENDIX
Appendix 1.4(b)(i)

AMENDED AND RESTATED
STOCK PURCHASE AGREEMENT

        AMENDED AND RESTATED STOCK PURCHASE AGREEMENT, dated as of 22 December, 2004 ("Agreement"), by and among (i) the individuals listed in part 1 of Schedule 1 (the "Managers"); (ii) the individuals and legal entities listed in part 2 of Schedule 1 (collectively, the "Sellers" and, individually, a "Seller"); (iii) the individuals listed in part 3 of Schedule 1 (the "Company Option Holders"); (iv) the individuals listed in part 4 of Schedule 1, but excluding the Company Option Holders and Company Warrant Holders set forth on Schedule 5.22 hereof (the "Company Warrant Holders") (together with the Company Option Holders, collectively the "Derivative Securities Holders" and individually a "Derivative Securities Holder"); (v) such Person to be designated by the Sellers, subject to the approval of the Buyer, which approval shall not be unreasonably withheld, within fifteen (15) days following the date of this Agreement, which Persons shall agree to become parties to this Agreement as Sellers' true and lawful agent (the "Sellers Agent") pursuant to Section 5.18 of this Agreement, on the one hand, and (vi) Sonus Pharmaceuticals, Inc., a Delaware corporation (the "Buyer"), on the other hand. Sellers, Managers, Derivative Securities Holders, Sellers' Agent and Buyer are referred to herein collectively as the "Parties" and individually as a "Party". Certain capitalized and other terms used in this Agreement have the meanings given to them in ARTICLE XI.

RECITALS:

        WHEREAS, the Sellers own, collectively, all of the outstanding shares (the "Shares") of capital stock of Synt:em S.A., a French société anonyme with a share capital of 5 478 688 Euros which has its registered office in Nîmes (30900—France)—Parc Scientifique et Technique Georges Besse—Allée Charles Babbage (the "Company").

        WHEREAS, the Company Options held by Company Option Holders and the Company Warrants held by the Company Warrant Holders together with the Company Options and Company Warrants held by the persons set forth on Schedule 5.22 hereof constitute all of the outstanding Company Options and Company Warrants issued by the Company (collectively, the "Derivative Securities").

        WHEREAS, the Sellers desire to sell to the Buyer and the Buyer desires to purchase from the Sellers, the outstanding Shares in the amounts set opposite their respective names on Schedule 1, and the Derivative Securities Holders accept to waive their Derivative Securities unless exercised on or prior to the Closing Date hereunder; and

        WHEREAS, at the Closing, the Shares and Derivative Securities will represent all of the issued and outstanding shares of the capital stock and other securities of the Company.

        WHEREAS, Buyer, the Manager, the Sellers, the Derivative Security Holders and the Sellers' Agent entered into that certain Stock Purchase Agreement dated November 2, 2004 (the "Prior Stock Purchase Agreement").

        WHEREAS, the Parties do desire to amend and restate the Prior Stock Purchase Agreement pursuant to the terms and provisions set forth herein.

        WHEREAS, Buyer, the Manager, the Sellers and the Derivative Security Holders entered into that certain Stock Purchase Agreement dated November 2, 2004 (the "Prior Stock Purchase Agreement").

        WHEREAS, the Parties do desire to amend and restate the Prior Stock Purchase Agreement pursuant to the terms and provisions set forth herein.

        NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration,

the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
SALE AND EXCHANGE OF SHARES

        Section 1.1.    Acquisition Price, Sale and Exchange of Shares.    Upon the terms and subject to the conditions of this Agreement, at the Closing, the Sellers shall sell, convey, assign, transfer and deliver to the Buyer free and clear of all Liens, and the Buyer shall purchase, acquire and accept from the Sellers, the Shares, in exchange for the consideration specified in Section 1.2. (the "Transaction").

        Section 1.2.    Consideration for Shares.    Upon the terms and subject to the conditions of this Agreement, the Buyer shall deliver to the Sellers in the proportions set opposite their respective names on Schedule 1, a fixed number of shares of common stock of Buyer equal to 5,425,000 (five million four hundred and twenty-five thousand shares of common stock of Buyer) (the "Consideration Shares"). To the extent the holders of Derivative Securities exercise their Derivative Securities, the Parties agree to amend Schedule 1 to reflect such exercises prior to the Closing, and each such holder shall be deemed to be a "Seller" for the purposes of this Agreement.

        Section 1.3.    Closing Date Purchase Price.

          (a)   Calculation of Closing Date Purchase Price.    Upon the terms and subject to the conditions of this Agreement, the Buyer shall issue and deposit in accordance with Section 1.3(c), that number of Consideration Shares (not to exceed the maximum number of Consideration Shares) exchanged for Shares, equal to $8,750,000 plus the Adjusted Cash, and less the amount of Transaction Expenses, if any, which have not been taken into account in calculating the Adjusted Cash (the "Closing Date Purchase Price"), divided by the Average Closing Price. The "Average Closing Price" means the average closing price per share of Buyer Common Stock as reported on the NASDAQ for each of the twenty (20) consecutive full trading days in which such shares are traded on the NASDAQ ending on the second trading day prior to, but not including, the Closing Date. The Buyer and Sellers' Agent shall mutually determine the amount of Adjusted Cash, with the participation of the Buyer's and the Company's respective auditors, and shall provide the Parties with a written report setting forth the calculation of Adjusted Cash at least five Business Days prior to the Closing Date. In determining the amount of Adjusted Cash, the amount of the Research Tax Credit shall be valued at 864,454 Euros. The determination of the amount of Adjusted Cash, subject to adjustments to the Research Tax Credit, shall be binding on the Parties. The Average Closing Price shall be calculated to the nearest one-hundredth of one cent. In the event that anytime prior to the Closing Date the outstanding shares of the Buyer Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Buyer by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend, or other change in the capital structure of the Buyer, then corresponding adjustments shall be made to the Average Closing Price.

          (b)   Research Tax Credit Escrow.    Upon the terms and subject to the conditions of this Agreement, at Closing, the Buyer shall deposit (the "Research Tax Credit Escrow Deposit") such number of the Consideration Shares included in the Closing Date Purchase Price, equal to the amount of the US$ value of the Research Tax Credit (864,454 Euros) (converted into US$ as provided in Section 10.14), divided by the Average Closing Price, to the Escrow Agent, which deposit shall be held by the Escrow Agent in accordance with the terms of the Escrow Agreement, in a sub-escrow account (the "Research Tax Credit Escrow Sub-Account"), pending the receipt by the Company of the final amount of the Research Tax Credit, with instructions to release and deliver to the Reallocation Escrow Sub-Account as provided in Section 1.3(c) below, or the

  Earn-Out Escrow Sub-Account as provided in Section 1.4(d) below, in accordance with the following:

              (i)  If the final amount of the Research Tax Credit received by the Company is equal to the amount set forth in Section 1.3(a), then the Escrow shall release and deliver to the Reallocation Escrow Sub-Account as provided in Section 1.3(c) below, 100% of the Consideration Shares held in the Research Tax Credit Escrow Sub-Account.

             (ii)  If, by contrast, the final amount of the Research Tax Credit received by the Company is less than that amount set forth in Section 1.3(a), then the Escrow Agent shall release and deliver (A) to the Reallocation Escrow Sub-Account as provided in Section 1.3(c) below, 100% of the Consideration Shares held in the Research Tax Credit Escrow Sub-Account less an amount equal to the difference between the Research Tax Credit set forth in Section 1.3(a) and the final amount of the Research Tax Credit received by the Company with the Consideration Shares valued at the Average Closing Price, and (B) to the Earn-Out Escrow Sub-Account as provided in Section 1.4(d) below, as part of the Earn-Out Amount, the remaining Consideration Shares held in the Research Tax Credit Escrow Sub-Account. Buyer shall or shall cause the Company to promptly notify the Escrow Agent of the receipt of the final amount of the Research Tax Credit in the form of a written certificate.

          (c)   Closing Date Purchase Price Reallocation Escrow.    Upon the terms and subject to the conditions of this Agreement, at Closing, the Buyer shall deposit the Consideration Shares constituting the Closing Date Purchase Price into an escrow account (the "Reallocation Escrow Deposit"), which deposit shall be held by the Escrow Agent in accordance with the terms of the Escrow Agreement, in a sub-escrow account (the "Reallocation Escrow Sub-Account") pending the determination of any reallocation of Consideration Shares from the Closing Date Purchase Price to the Earn-Out Payments as provided below. In the event one or more Value Events (as hereinafter defined) shall occur on or before September 30, 2005, and the average closing price per share of Buyer Common Stock as reported on the NASDAQ for each of the twenty (20) consecutive full trading days in which such shares are traded on the NASDAQ after the first public announcement of the material terms of the last Value Event to occur on or before September 30, 2005 (the "Average Value Event Trading Price") shall exceed the Average Closing Price, then a number of shares shall be reallocated from the Consideration Shares constituting the Closing Date Purchase Price to the Earn Out Payments as set forth in Section 1.4 hereunder, which shall result in the aggregate market value of the Consideration Shares constituting the Closing Date Purchase Price (based upon the Average Value Event Price) equaling the aggregate market value of the Consideration Shares constituting the Closing Date Purchase Price prior to such reallocation (based upon the Average Closing Price). In such event, the reallocated Consideration Shares shall be removed from the Reallocation Escrow Sub-Account and delivered into the Earn-Out Escrow Sub-Account. For the purposes herein, "Value Event" shall mean either or both of (i) the public announcement by Buyer of the acknowledgement and agreement with the FDA of the material parameters of Phase 3 clinical trials for one or more indications of TOCOSOL Paclitaxel, or (ii) the public announcement by Buyer of a collaboration agreement between Buyer and a third party with respect to the development, marketing or manufacturing of TOCOSOL Paclitaxel which includes material present or future consideration payable by such third party to Buyer, whether in the form of up front payments, future milestone payments, reimbursements of clinical trial or other development expenses, royalties or investments. Promptly following the final determination of the number of Consideration Shares, if any, to be reallocated from the Closing Date Purchase Price to the Earn-Out Payments, the resulting Consideration Shares constituting the Closing Date Purchase Price shall be released from the Reallocation Escrow Sub-Account by the Escrow Agent and delivered to Sellers and the Derivative Securities Holders who exercise their Derivative Securities on or before Closing Date in the proportions set opposite their respective names on Schedule 1.

          (d)   Payment of Transaction Expenses.    Upon the terms and subject to the conditions of this Agreement, at Closing, an amount equal to the Reimbursed Expenses shall be paid by the Buyer to the Persons set forth in the Transaction Expenses Notice pursuant to the provisions of Section 1.8 below, by wire transfer of immediately available funds to the bank accounts identified therein. The Transaction Expenses Notice delivered pursuant to Section 1.8 shall provide written instructions to Buyer setting forth the exact amounts and payment instructions for such Reimbursed Expenses and Buyer will make such payments in accordance with such instructions at Closing.

        Section 1.4.    Earn-Out Payments After the Closing.

          (a)   Earn-Out Payments. On the terms and subject to the conditions of this Section 1.4, the Buyer shall issue and deliver to the Sellers, and the Derivative Securities Holders who exercise their Derivative Securities on or before the Closing Date, following the Closing, in the proportions set opposite their respective names on Schedule 1, the Consideration Shares, if and to the extent earned as provided in this Section 1.4, in an aggregate amount equal to the total Consideration Shares, less (i) the Consideration Shares constituting the Closing Date Purchase Price after the reallocation as provided in Section 1.3(c) above, and (ii) the Consideration Shares constituting the Contingent Consideration (the "Earn-Out Amount"), which shall be due and payable in two equal installments as follows:

              (i)  The first 50% of the Earn-Out Amount (the "First Earn-Out Payment") shall be due upon the occurrence of the First Earn-Out Event on or before eight (8) years following the Closing Date. The second 50% of the Earn-Out Amount (the "Second Earn-Out Payment", and together with the First Earn-Out Payment, collectively, the "Earn-Out Payments", and individually an "Earn-Out Payment") shall be due upon the occurrence of the Second Earn-Out Event on or before eight (8) years following the Closing Date.

             (ii)  The First Earn-Out Event or the Second Earn-out Event means any one of the following events, whichever occurs first: the initiation of the first human dosing in a Phase 2 clinical trial (A) under a U.S. Investigational New Drug Application, or (B) such other drug application, approvable by the applicable ministry of health, as Buyer in its sole discretion determines is appropriate for any currently identified Company product candidate, including a second-generation version of Syn 1001, Syn 1002, Syn 2001, Syn 2002 or any variation thereof, as well as any additional product candidates derived in whole or in part from the Company's product pipeline or research and development technology platform which additional product candidate(s) are mutually acceptable to Buyer and Sellers' Agent (each a "Qualified Product Candidate").

            (iii)  The foregoing notwithstanding, any remaining unpaid portion of the Earn-Out Amount shall be deemed earned and shall be due and payable to Sellers in the event of the occurrence on or before eight (8) years following the Closing Date of either of (A) the initiation of Phase 3 clinical trials of a Qualified Product Candidate, subject to review and approval of the FDA or other applicable ministry of health as Buyer in its discretion deems is appropriate, or (B) the entering into of a definitive collaboration agreement between Buyer or the Company and a third party with respect to the development or commercialization of any Qualified Product Candidate which includes material present or future consideration payable by such third party to the Buyer or the Company, whether in the form of upfront payments, future milestone payments, reimbursements of clinical trials or other development expenses, royalties or investments. (The First Earn-Out Event, the Second Earn-Out Event and the events set forth in the foregoing clauses (A) and (B) are herein referred to collectively as the "Earn-Out Events", and individually as an "Earn-Out Event")."

            (iv)  Anything herein to the contrary notwithstanding, no Consideration Shares shall be delivered to Sellers from the Reallocation Escrow Sub-Account or the Earn-Out Escrow Sub-Account until the final determination of the reallocation, if any, of any Consideration Shares from the Closing Date Purchase Price to the Earn-Out Payments as provided in Section 1.3(c) above.

          (b)   Covenants Regarding Earn-Out Payments.    From the Closing Date until such date as each of the Earn-Out Payments has been paid by Buyer in accordance with the provisions of Section 1.4(a), Buyer shall:

              (i)  Until the earlier to occur of such time as the entire Earn-Out Amount has been paid, or for a period not to exceed five (5) years from the Closing Date (the "Earn-Out Period"), fund and support at least two regulatory pre-clinical programs running continuously pursuant to the criteria generally described in attached Appendix 1.4(b)(i) (the "Agreed Resources"). Anything herein to the contrary notwithstanding, the Company and the Sellers acknowledge that the Company's research and development team will report to and will be responsible for performing the directions set forth by the Buyer's Project Committee, Strategic Committee and Board of Directors, and, in the event that the Buyer's Board of Directors determines that it is in the best interests of the Buyer and all of its stockholders to reduce the Agreed Resources, and that the failure to take such action could reasonably be determined to result in a breach of the fiduciary duties of Buyer's Board of Directors, then the Buyer may reduce the Agreed Resources until such time as the continuation of providing such Agreed Resources could not reasonably be determined to result in a breach of the fiduciary duties of Buyer's Board of Directors, at which time Buyer shall resume providing the Agreed Resources. Any period of time during which the Agreed Resources are reduced or suspended shall extend the Earn-Out Period for the period of such reduction or suspension unless the Earn-Out Amount has already been paid. Subject to the above, a milestone event triggering the payment of the related Earn-Out Payment will be deemed completed in the event of: (A) the termination of any clinical, pre-clinical or development program of any Qualified Product Candidate identified by the Closing Date under this Agreement despite the Buyer's Project Committee, Strategic Committee and Board of Directors or the arbitrators pursuant to Section 1.4(c), having determined that such Qualified Product Candidate satisfies the criteria of having scientific viability, market opportunity and economic feasibility; (B) the sale, assignment or out-licensing of any potential Qualified Product Candidates which results in the termination of, or loss of control of the Buyer over, the clinical and development program of such Qualified Product Candidate; or (C) any material liquidation of the Company or substantial reduction in its activities and work force.

             (ii)  Provide, or cause to be provided, to Sellers' Agent, at least semi-annually a written report generally describing the status of the Qualified Product Development programs and any known significant actions, events, circumstances or occurrences which are likely, to the Buyer's reasonable judgment, to accelerate or delay any Earn-Out Event; provided, however, that such report shall not contain any material non-public information unless each Seller shall agree in writing to be bound by Buyer's Insider Trading Policy.

            (iii)  Promptly notify Sellers' Agent and Escrow Agent of the occurrence of any Earn-Out Event.

            (iv)  Promptly notify Sellers' Agent of any event that would trigger an early payment of any Earn-Out Payment or of any decision by the Buyer's Board of Directors to reduce the Agreed Resources due to a determination that failure to do so could reasonably be determined to result in a breach of their fiduciary duties, along with a reasonably detailed explanation of such actions.

             (v)  Promptly notify Sellers' Agent when the Agreed Resources have been resumed after any event or time period during which the Buyer's Board of Directors has reduced or suspended the Agreed Resources due to a determination that failure to do so could reasonably be determined to result in a breach of their fiduciary duties.

          (c)   Dispute Resolution.    The Parties shall initially attempt in good faith to resolve any controversy, claim, allegation of breach or dispute arising out of or relating to any portion of the Earn-Out Amount (hereinafter collectively referred to as a "Dispute") through non-binding mediation between an executive officer of Buyer and the Sellers' Agent which may be initiated by either Party upon written notice to the other Party. If the Dispute is not resolved within thirty (30) Business Days (or such other period of time mutually agreed upon by the Parties) of notice of the Dispute (the "Mediation Period"), then the Parties agree to submit the Dispute to binding arbitration. Unless otherwise mutually agreed by the Parties, only if the Dispute is not resolved through non-binding mediation as set forth herein, may a Party resort to arbitration. All Disputes relating in any way to the Earn-Out Amount shall be resolved exclusively through binding arbitration conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association as then in effect. The arbitration hearing shall be held as soon as practicable after the expiration of the Mediation Period. The arbitration hearing shall be held in New York, New York and shall be before a panel of three arbitrators. The Parties agree that each of the Buyer, on the one hand, and the Sellers' Agent, on the other hand, shall appoint one arbitrator, and that these two arbitrators shall appoint a third arbitrator. If one or more of these persons cannot or will not serve as arbitrators, the arbitrators shall be selected by the Parties in accordance with the Commercial Arbitration Rules of the American Arbitration Association pursuant to its rules on selection of arbitrators. The arbitrators shall render a formal, binding non-appealable resolution and award on each issue as expeditiously as possible but not more than ten (10) Business Days after the hearing. In any arbitration, the prevailing Party shall be entitled to reimbursement of its reasonable attorney fees and the Parties shall use all reasonable efforts to keep arbitration costs to a minimum.

          (d)   Earn-Out Escrow.    Upon the terms and subject to the conditions of this Agreement, at Closing, the Buyer shall deposit (the "Earn-Out Escrow Deposit") the Earn-Out Amount with the Escrow Agent, which deposit shall be held by the Escrow Agent in a sub-escrow account (the "Earn-Out Escrow Sub-Account") in accordance with the Escrow Agreement, with instructions to the Escrow Agent to deliver to the Sellers and the holders of any Derivative Securities who exercise their Derivative Securities on or before the Closing Date, in the proportions set opposite their respective names in Schedule 1, in accordance with the following:

              (i)  Subject to the limitation set forth below, 50% of the Earn-Out Amount held in the Earn-Out Escrow Sub-Account upon receipt either of (A) the notice sent by the Buyer pursuant to Section 1.4(b)(iii) stating that either the First Earn-Out Event or the Second Earn-Out Event has occurred, or (B) of joint written instructions from Sellers' Agent and Buyer stating that the First Earn-Out Event or Second Earn-Out Event has occurred, or (C) of a written certificate from either Sellers' Agent or Buyer (with a copy to Buyer, in the case of a certificate by Sellers' Agent, or to Sellers' Agent, in the case of a certificate by Buyer) attaching thereto a copy of the final arbitration award issued pursuant to Section 1.4(c) resolving that a First Earn-Out Event or Second Earn-Out Event has occurred.

             (ii)  Subject to the limitations set forth below, any remaining unpaid portion of the Earn-Out Amount held in the Earn-Out Escrow Sub-Account upon receipt either of (A) the notice sent by Buyer pursuant to Section 1.4(b)(iii) that either of the events set forth in Section 1.4(a)(iii) has occurred, or (B) of joint written instructions from Sellers' Agent and Buyer stating that either of the events set forth in Section 1.4(a)(iii) has occurred, or (C) of a written certificate from either Sellers' Agent or Buyer (with a copy to Buyer in the case of a certificate by Sellers' Agent, or to Sellers' Agent, in the case of a certificate by Buyer) attaching thereto a copy of the arbitration award issued pursuant to Section 1.4(c) resolving that either of the events set forth in Section 1.4(a)(iii) has occurred.

            (iii)  The foregoing provisions notwithstanding, if the First Earn-Out Payment becomes due and payable on or before 18 months following the Closing Date, 25% of the Consideration Shares representing the First Earn-Out Payment held in the Earn-Out Escrow Sub-Account shall continue to be held by the Escrow Agent in a sub-escrow account (the "Earn-Out Escrow Indemnification Sub-Account") until 18 months following the Closing Date. The Escrow Agent shall release 100% of the Consideration Shares held in the Earn-Out Escrow Indemnification Sub-Account 18 months following the Closing Date, provided the Escrow Agent has not received from the Buyer a Buyer Escrow Claim Notice before 18 months following the Closing Date. If, however, the Escrow Agent has received from the Buyer one or more Buyer Escrow Claim Notices before 18 months following the Closing Date, the Escrow Agent (A) shall (1) continue holding in escrow, after 18 months following the Closing Date, an amount of Consideration Shares equal to the total amount of the claims stated in such Buyer Escrow Claim Notices divided by the Average Closing Price, until the Final Resolution of such claims, (2) promptly notify once a year the Sellers' Agent and the Buyer of such continuous holding, and (B) 18 months following the Closing Date shall forthwith deliver to the Sellers a number of Consideration Shares equal to 100% of the Consideration Shares held by the Escrow Agent in the Earn-Out Escrow Indemnification Sub-Account, less an amount equal to the total amount of the claims stated in the Buyer Escrow Claim Notices divided by the Average closing Price, and (C) upon joint written instructions of the Buyer and the Sellers' Agent or a Final Resolution of any such claim, shall forthwith deliver to the Sellers or the Buyer, as applicable, a number of Consideration Shares still held in the Earn-Out Escrow Indemnification Sub-Account with respect to such claim valued on the Average Closing Price in accordance with the Final Resolution.

            (iv)  Without prejudice to the extension provided at Section 1.4(b)(i) above, all Consideration Shares remaining in the Earn-Out Escrow Sub-Account eight (8) years following the Closing Date shall be returned to the Buyer and cancelled.

        Section 1.5.    Contingent Consideration after Closing.

          (a)   Contingent Consideration.    On the terms and subject to the conditions of this Section 1.5, the Buyer shall, following Closing, issue and deliver to the Sellers, in the proportions set opposite their respective names on Schedule 1, such additional number of Consideration Shares, if and to the extent earned as provided in this Section 1.5 and in Section 7.6, in an amount equal to US$500,000 divided by the Average Closing Price, subject to the adjustments set forth in Section 1.5(b) and in Section 7.6 (the "Contingent Consideration").

          (b)   Contingent Consideration Escrow.    At Closing, the Buyer shall deposit (the "Contingent Consideration Escrow Deposit") a number of Consideration Shares equal to US$500,000 divided by the Average Closing Price to the Escrow Agent, which deposit shall be held by the Escrow Agent in a sub-escrow account (the "Contingent Consideration Escrow Sub-Account") in accordance with the Escrow Agreement, with instructions to the Escrow Agent to deliver them to the Sellers, in the proportions set opposite their respective names in Schedule 1, or to the Buyer, as applicable, in accordance with the following:

              (i)  On the date that is 45 Business Days after the receipt by Buyer of the audited financial statement from Ernst & Young, LLP ("Ernst & Young"), or the Buyer's then current auditor, of the combined operations of Buyer and the Company for the fiscal year-ending December 31, 2005 (the "2005 Audit Date"), the Escrow Agent shall release 100% of the Consideration Shares held by the Escrow Agent in the Contingent Consideration Escrow

    Sub-Account, provided that the Escrow Agent has not received from the Buyer a Buyer Escrow Claim Notice before the 2005 Audit Date.

             (ii)  If, by contrast, the Escrow Agent receives from the Buyer one or more Buyer Escrow Claim Notices before the 2005 Audit Date, the Escrow Agent (A) shall (1) continue holding in escrow, after the 2005 Audit Date, an amount of the Consideration Shares equal to the total amount of the claims stated in such Buyer Escrow Claim Notices divided by the Average Closing Price, until the Final Resolution of such claims, (2) promptly notify once a year the Sellers' Agent and the Buyer of such continuous holding, and (B) on the 2005 Audit Date, shall forthwith release and deliver to the Sellers a number of Consideration Shares equal to 100% of the Consideration Shares held by the Escrow Agent in the Contingent Consideration Escrow Sub-Account less an amount equal to the total amount of the claims stated in the Buyer's Escrow Claim Notices divided by the Average Closing Price, and (C) upon a Final Resolution of any such claim, shall forthwith distribute and deliver to the Sellers or Buyer, as applicable, a number of Consideration Shares still held in the Contingent Consideration Escrow Sub-Account, in accordance with the following:

              A.    If an outstanding claim stated in such Buyer Escrow Claim Notices is resolved by mutual agreement of Sellers' Agent and Buyer, then upon receipt of joint written instructions from Sellers' Agent and Buyer, the Escrow Agent shall make such releases and deliveries in accordance with such written instructions; or

              B.    If, by contrast, such outstanding claim stated in such Buyer Escrow Claim Notices is resolved pursuant to Final Resolution in accordance with the provisions of the Agreement or in the event of a third-party action, then upon receipt of a written certificate from either Sellers' Agent or Buyer (with a copy to Buyer, in the case of a certificate by Sellers' Agent, or to Sellers' Agent, in the case of a certificate by Buyer) stating that the claim in question has been finally resolved and attaching thereto a copy of the Final Resolution, then the Escrow Agent shall release and deliver that number of Consideration Shares equal to the amount of such claim stated in the relevant Buyer's Escrow Claim Notice, as awarded to the Sellers or the Buyer, as applicable, divided by Average Closing Price, to either the Sellers or the Buyer, as applicable.

        Section 1.6.    Escrow Agreement.    Upon the terms and subject to the conditions of this Agreement:

          (a)   Escrow Agent.    The Sellers and the Buyer shall, at least ten (10) Business Days prior to Closing, jointly choose an escrow agent (the "Escrow Agent").

          (b)   Escrow Deposits.    The Parties and the Escrow Agent shall execute an escrow agreement in a form mutually agreeable prior to or concurrently with the Closing (the "Escrow Agreement"). The Buyer shall deposit, at Closing, the Research Tax Credit Escrow Deposit, the Reallocation Escrow Deposit, the Earn-Out Escrow Deposit and the Contingent Consideration Escrow Deposit (collectively the "Escrow Deposits") to be held, administered, disbursed and otherwise dealt with by the Escrow Agent pursuant to the terms and conditions set forth herein and the Escrow Agreement.

          (c)   Notice.    The Buyer will notify the Escrow Agent and the Sellers' Agent of receipt by Buyer of the audited financial statements of the combined operations of Buyer and the Company for the fiscal year ending December 31, 2005 promptly following completion of such audit, which audit shall occur no later than ninety (90) days following the end of such fiscal year.

        Section 1.7.    Waiver to Exercise Derivative Securities.    Upon the terms and subject to the conditions of this Agreement, at Closing, each Derivative Securities Holder shall irrevocably waive his right to exercise all his Company Warrants and Company Options, each of them holds, as applicable, as set forth opposite their respective names on Schedule 1.

        Section 1.8.    Transaction Expenses.    At least three Business Days prior to the Closing Date, the Sellers' Agent shall deliver to the Buyer a written notice (the "Transaction Expenses Notice"), setting forth, and representing in good faith to the Buyer the total Transaction Expenses to be paid after December 31, 2004, together with an itemization and description of such Transaction Expenses in reasonable detail. Buyer shall pay the Transaction Expenses which will be listed on the Transaction Expenses Notice, not to exceed, after adding Transaction Expenses paid up through December 31, 2004, an aggregate of 1,720,000 Euros (the "Reimbursed Expenses"), no more than 1,500,000 Euros of which shall be paid at or prior to Closing. The Sellers severally and not jointly shall indemnify and hold the Buyer harmless for all Transaction Expenses. For the purposes of this Agreement, "Transaction Expenses" means any and all out of pocket fees and expenses due and payable in connection with the transactions contemplated by this Agreement, that have not been paid by the Company by December 31, 2004, whether paid or payable thereby prior to, on or after the Closing Date, including to the extent paid or payable, the fees and expenses of legal advisors, accountants, investment bankers, financial advisors, valuation firms or similar professionals and bonuses, success fees and severance payments to employees or management of the Company, provided that the Transaction Expenses shall not include the total amount of the fees and expenses incurred and paid by the Company on or before December 31, 2004 and which have therefore been included in the determination of Adjusted Cash. The Buyer will pay any and all Transaction Expenses that become due in connection with the Earn-Out Amount to investment bankers as instructed in writing by the Sellers' Agent at least five (5) Business Days prior to the payment of any applicable Earn-Out Payment.

        Section 1.9.    Time and Place of Closing.    Upon the terms and subject to the conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Stehlin & Associés, 48, Avenue Victor Hugo, 75116 Paris on the third Business Day following the date on which all of the conditions to each Party's obligations hereunder have been satisfied or waived, or at such other date, place or time as the Parties may agree. Subject to the provisions of ARTICLE VIII, failure to consummate the transactions contemplated by this Agreement on the date and time and at the place determined under this Section 1.9 will not result in the termination of this Agreement, and will not relieve any Party of its obligations under this Agreement. The date on which the Closing occurs and the transactions contemplated hereby become effective is referred to herein as the "Closing Date."

        Section 1.10.    Deliveries by the Sellers, Managers, and Derivative Security Holders.    Subject to the terms and conditions hereof, at the Closing, the Sellers, the Managers, and the Derivative Security Holders shall, as applicable, deliver or cause to be delivered the following to the Buyer:

          (a)   Each Seller shall deliver to Buyer:

              (i)  Duly completed and executed transfer forms (ordres de mouvement) providing for the transfer of legal title to and possession of all Shares and Derivative Securities held by such Seller;

             (ii)  If applicable, such Sellers' resignation as member of the Executive Board (Directoire) or the Surveillance Board (Conseil de Surveillance), as the case may be;

            (iii)  Counterparts to the Escrow Agreement, duly executed by each Seller, the Sellers' Agent and Escrow Agent;

            (iv)  Counterparts to the Stockholders Agreement in substantially the form of Exhibit A attached hereto (the "Stockholders Agreement") with respect to the resale of Consideration Shares delivered hereunder;

             (v)  Counterparts of a short form stock purchase agreement, in the French language, mutually agreed upon by the Sellers and the Buyer, for French Transfer Tax purposes (for the avoidance of doubt, this Agreement shall remain the sole binding agreement between the Parties in the event of any discrepancies); and

            (vi)  An Investment Representation statement substantially in the form of Exhibit B.

          (b)   The Managers shall deliver, or cause the Company to deliver to the Buyer:

              (i)  An "Extrait K-bis" and a "Certificat de non-faillite" issued by the Companies' Registrar no more than 5 Business Days before the Closing Date;

             (ii)  A certificate of the Secretary or Assistant Secretary of the Company, in customary form, certifying as to true and complete copies as in effect as of the Closing Date of the applicable governing or incorporation documents of the Company;

            (iii)  All other documents, instruments, writings or other deliverables required to be delivered by the Sellers or the Sellers' Agent or the Company on or prior to the Closing Date pursuant to this Agreement, whether or not any of the same are specifically identified in Section 1.10 above.

          (c)   Each Derivative Securities Holder shall deliver to the Buyer:

              (i)  An irrevocable waiver to exercise the outstanding Derivative Securities that such Derivative Securities Holder holds, in substantially the form attached as Exhibit C.

        Section 1.11.    Deliveries by the Buyer.    Subject to the terms and conditions hereof, at the Closing, the Buyer shall deliver or cause to be delivered to the Escrow Agent the Escrow Deposits, and shall deliver or cause to be delivered the following to the Sellers or Derivative Securities Holders, as applicable:

          (a)   Consideration.    Shares for the Closing Date Purchase Price (as adjusted under Section 1.3, if applicable and less the Research Tax Credit Escrow Deposit), in the manner set forth in Section 1.3(a);

          (b)   The officer's certificate provided for in Section 6.2(g);

          (c)   A counterpart to the Escrow Agreement, duly executed by the Buyer;

          (d)   Evidence satisfactory to the Sellers' Agent that the Buyer has made all the Escrow Deposits with the Escrow Agent;

          (e)   A counterpart of the Stockholders Agreement duly executed by the Buyer;

          (f)    Counterparts of a short form stock purchase agreement, in the French language, mutually agreed upon by the Sellers and the Buyer, for French Transfer Tax purposes (for the avoidance of doubt, this Agreement shall remain the sole binding agreement between the Parties in the event of any discrepancies); and

          (g)   All other documents, instruments, writings or other deliverables required to be delivered by the Buyer on or prior to the Closing Date pursuant to this Agreement, whether or not any of the same are specifically identified in Section 1.11 above.

        Section 1.12.    Books and Records of the Company.    The Managers shall provide access or cause the Company to provide access to the Buyer at, or as soon as practicable after the Closing, of all books and records, including the books of account, minute books and stock books, of the Company.

        Section 1.13.    Required Withholding.    Each of the Escrow Agent, the Buyer and the Company or any paying agent of the aforementioned Parties shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement such amounts as may be required to be deducted or withheld therefrom under any applicable Law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF EACH SELLER

        Each Seller and Derivative Securities' Holder hereby individually and not severally not jointly (individuellement, et pas conjointement ni solidairement) represents and warrants to the Buyer as follows:

        Section 2.1.    Ownership of Stock and Derivative Securities.

          (a)   Such Seller is the lawful and record and beneficial owner of all of the Shares which are set forth opposite such Seller's name on Schedule 1, which Shares are and as of the Closing shall be free and clear of all Liens. The purchase and sale of such Seller's Shares by the Buyer at the Closing in the manner provided in ARTICLE I will, at the Closing, convey to the Buyer good title to the Shares sold by such Seller, free and clear of all Liens, except for Liens created by the Buyer or arising out of ownership of the Shares by the Buyer. Such Seller has no other equity or ownership interest in the Company except as set forth on Schedule 1.

          (b)   Such Derivative Securities Holder is the lawful and record and beneficial owner of all of the Derivative Securities which are set forth opposite such Derivative Securities Holder's name on Schedule 1, which Derivative Securities are and as of the Closing and prior to their waiver, shall be free and clear of all Liens. Such Derivative Securities Holder has no claim or interest in any equity security of the Company other than as set forth in Schedule 1 hereto. Following the Closing, all of the Derivative Securities held by such Derivative Securities Holder shall be cancelled and terminated, and such Derivative Security Holder shall have no rights or claims against the Company with respect to such Derivative Securities or the cancellation and termination thereof.

        Section 2.2.    Authorization and Validity of Agreement.    Such Seller or such Derivative Securities Holder has the corporate or other power and authority to execute and deliver this Agreement and the other Transaction Agreements to which it is or will be a party, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by such Seller and such Derivative Securities Holder of this Agreement and the consummation by such Seller and such Derivative Securities Holder of the transactions contemplated hereby have been, and the execution and delivery of the other Transaction Agreements to which such Seller and such Derivative Securities Holder is or will be a party by such Seller and such Derivative Securities Holder and the consummation by such Seller and such Derivative Securities Holder of the transactions contemplated thereby has been or will at the Closing be, duly and validly authorized by all requisite corporate or other action on the part of such Seller and such Derivative Securities Holder if such Seller and such Derivative Securities Holder is not an individual natural Person. This Agreement has been duly and validly executed and delivered by such Seller and such Derivative Securities Holder, and assuming this Agreement has been duly authorized, executed and delivered by the Buyer, this Agreement constitutes a valid and binding agreement of such Seller and such Derivative Securities Holder, enforceable against such Seller and such Derivative Securities Holder in accordance with its terms, except that (a) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other Laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief, may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Each other Transaction Agreement to which such Seller and such Derivative Securities Holder is or will be a party has been or will at the Closing be duly and validly executed by such Seller and such Derivative Securities Holder and, assuming such Transaction Agreement is duly authorized, executed and delivered by the other Parties thereto (other than such Seller and such Derivative Securities Holder), such Transaction Agreements do or will constitute valid and binding agreements of such Seller and such Derivative Securities Holder, enforceable against such Seller and such Derivative Securities Holder in accordance with their respective terms, except that (i) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other Laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief, may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

        Section 2.3.    Consents and Approvals; No Violations.    Subject to the provisions of the Sellers Stockholder Agreement in effect on the date hereof and subject to applicable Law: none of the execution and delivery of this Agreement or the Transaction Agreements by such Seller, such Derivative Securities Holder or the consummation by such Seller or such Derivative Securities Holder of the transactions contemplated hereby and thereby do or will, directly or indirectly, (a) require, under any applicable Law or Government Entity requirement or under any agreement to which such Seller is a Party, such Seller or such Derivative Securities Holder to give any notice to, or obtain any Consent from any Person (including any Governmental Entity), (b) conflict with, or result in any breach of any provision of the certificate of incorporation or by-laws (or any similar governing or constituent document) of, or any resolution adopted by the board of directors (or similar governing body) or the stockholders of such Seller or such Derivative Securities Holder, (c) cause the Buyer, the Company to become subject to, or to become liable for the payment of any Tax, (d) result in the creation or imposition of any Lien upon or with respect to any of the assets owned or used by the Company or the Company's Subsidiaries or (e) result in a material violation or breach of, or constitute a default under, any material note, bond, mortgage, indenture, agreement, or other instrument or obligation to which such Seller or Derivative Securities Holder is subject, which violations, breaches or defaults could reasonably be expected, individually or in the aggregate, to prevent such Seller from performing its obligations under this Agreement or establish any condition to the consummation by such Seller or such Derivative Securities Holder of the transactions contemplated hereby and by the Transaction Agreements.

        Section 2.4.    Allocation of the Acquisition Price.    The allocation of the Closing Date Purchase Price, the Research Tax Credit, the Earn-out Payments and the Contingent Consideration set forth in the manner set forth in Schedule 1 reflects the allocation proportions amongst the Sellers respectively of the Closing Date Purchase Price, the Research Tax Credit, the Earn-out Payments, the Contingent Consideration, and the Sellers' Transaction Costs as agreed by (a) himself/itself and the other Sellers; (b) he/it has agreed to deduct from the Closing Date Purchase Price an amount equal to Transaction Expenses in the proportions set forth opposite his/its name in Schedule 1; and (c) he/it has agreed to authorize Buyer to pay, acting on behalf of Sellers, the Reimbursed Expenses; and

        Section 2.5.    Litigation.    There is no pending Proceeding, or to the Knowledge of such Seller threatened, against or involving such Seller by or before any Governmental Entity, which would adversely affect the ability of such Seller to consummate the transactions contemplated hereby and by the other Transaction Documents.

        Section 2.6.    No Other Representations or Warranties.    Except for the representations and warranties contained in ARTICLE II, such Seller has not made and does not make any other express or implied representation or warranty on behalf of such Seller, and such Seller hereby disclaims any such representation or warranty whether by the Managers, the Company or any of its officers, directors, employees, agents or representatives or any other Person, in connection with, or with respect to, the execution, delivery or performance of this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE MANAGERS

        Each Manager hereby individually, not joint or severally, represents and warrants to the Buyer as follows:

        Section 3.1.    Organization; Qualification and Corporate Power.    The Company (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has all requisite corporate power and authority to own, lease and operate all of its properties and assets and to carry on its business substantially as it is now being conducted, and (c) is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership, operation or leasing of its properties makes such qualification necessary, except in the case of the preceding clause (c) for such failures to be so qualified and/or in good standing as would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company does not have any Subsidiaries. Except as set forth in Schedule 3.1 of the Managers Disclosure Schedule, the Company does not own any equity, ownership or similar interest in any Person. Section 3.1 of the Managers Disclosure Schedule contains true and correct copies of the articles of incorporation and by-laws or similar organizational or constituent documents of the Company, the Sellers Stockholders Agreement as in effect on the date hereof and a K-bis excerpt dated within five days from the date hereof.

        Section 3.2.    Authorization of Transaction.    The execution and delivery of this Agreement by the Managers and the consummation of the transactions contemplated hereby have been, and the execution and delivery of the other Transaction Agreements and the consummation of the transactions contemplated thereby by the Managers will at the Closing be, duly and validly authorized by all requisite action on the part of the Managers. This Agreement has been duly and validly executed and delivered by the Managers, and assuming this Agreement has been duly authorized, executed and delivered by the Buyer, this Agreement constitutes a valid and binding agreement of the Managers, enforceable against the Managers in accordance with its terms, except that (a) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally, and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

        Section 3.3.    Capitalization; Ownership of Shares.

          (a)   The authorized and outstanding equity securities of the Company are as set forth in Schedule 3.3 to the Managers Disclosure Schedule. The Shares represent all of the outstanding capital stock in the Company. All of the Shares are validly issued, fully paid and non assessable. Except as set forth in Schedule 3.3(a) of the Managers Disclosure Schedule, the Company satisfies all minimum capital requirements under French Law. The transactions contemplated by this Agreement shall not increase the minimum capital requirements under French Law. Except for the Shares and the Derivative Securities and as set forth in Schedule 3.3(a) of the Managers Disclosure Schedule (which schedule includes all Derivative Securities), at the Closing there will not be any capital stock or other equity interests in the Company issued or outstanding or any authorized or outstanding subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating the Company to issue or sell any of its capital stock or other equity interests, or to the Knowledge of the Managers, any agreements, arrangements, or understandings granting any Person any rights in the Company similar to capital stock or other equity interests.

          (b)   None of the Shares was issued in violation of applicable securities laws, nor are they subject to, or were they issued in violation of the preemptive rights under the Company's articles of incorporation, statutory law, or, to the Knowledge of the Managers, otherwise, or to the

  Knowledge of the Managers, rights of first refusal or similar rights of any Person. Except as set forth in Schedule 3.3(b) of the Managers Disclosure Schedule, there are and will at the Closing be no outstanding stock appreciation or similar rights with respect to the Company granted by the Company which obligates the Company to make any payment to any Person based upon the value of capital stock of the Company.

        Section 3.4.    Consents and Approvals; No Violations.

          (a)   Except as set forth in Schedule 3.4(a) of the Managers Disclosure Schedule, none of the execution and delivery of this Agreement or the other Transaction Agreements by the Managers, or the consummation by the Managers of the transactions contemplated hereby or thereby do or will, directly or indirectly (with or without notice or lapse of time or both) (i) conflict with or result in any breach of any provision of the articles of incorporation or by-laws (or any similar governing or constituent document) of, or any resolution adopted by the Conseil de surveillance or the stockholders of the Company, (ii) result in a material violation or breach of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or require any Consent under, any Applicable Contract subject to Section 3.11(a) below, (iii) violate or contravene any Law or Order or Governmental Authorization applicable to the Company or any of its businesses, properties or assets, (iv) require any filing by the Company with, or the obtaining by the Company of any permit, authorization, Consent or approval of, any Governmental Entity, (v) cause the Company to become subject to, or to become liable for the payment of, any French Tax (subject to the consequences of the election made under Section 5.14(a)), or (vi) result in the imposition or creation of any Lien upon or with respect to any of the assets owned or used by the Company.

          (b)   Except (i) such filings, notifications and authorizations as may be required by the French Ministry of Economy and Finance, (ii) such filings, authorizations, orders and approvals as may be required under French securities law, and (iii) as set forth in Schedule 3.4(b) of the Managers Disclosure Schedule, the Company is not, nor will be, required to give any notice to, or obtain any Consent from any Person (including any Governmental Entity) in connection with the execution and delivery of this Agreement and the other Transaction Agreements or the consummation or performance of the other transactions contemplated hereby or thereby.

        Section 3.5.    Financial Statements.

          (a)   Schedule 3.5(a) of the Managers Disclosure Schedule contains (i) the audited balance sheet (liasse fiscale) (the "Balance Sheet") of the Company as of December 31, 2003 and the related audited statements of income, changes in stockholders' equity and cash flows of the Company for the fiscal year of the Company then ended, together with the report thereon of Price Waterhouse & Co., independent certified public accountants (commissaire aux comptes) (collectively, the "Annual Financial Statements"), and (ii) an unaudited balance sheet (the "Interim Balance Sheet") of the Company as of September 30, 2004, and the related unaudited statements of income, changes in stockholders' equity and cash flows of the Company for the three months then ended (collectively, the "Unaudited Financial Statements"). Except as set forth in Schedule 3.5(a) of the Managers Disclosure Schedule, the Annual Financial Statements and the Unaudited Financial Statements present fairly in accordance with French GAAP the financial condition and results of operation, changes in stockholders' equity and cash flow of the Company as of the respective dates and for the respective periods referred to in such financial statements (subject in the case of the Unaudited Financial Statements to normal audit adjustments (the effect of which would not, individually or in the aggregate, be materially adverse)).

          (b)   The Annual Financial Statements, including the notes thereto, and the Unaudited Financial Statements have all been prepared in accordance with French GAAP applied consistently throughout the periods involved (except as disclosed therein and, in the case of the Unaudited

  Financial Statements, as disclosed in Section 3.5(b) of the Managers Disclosure Schedule). No financial statements of any Person other than the Company are required to be included in the financial statements of the Company. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with French GAAP applicable to French private companies.

        Section 3.6.    No Undisclosed Liabilities.    Except as set forth on Schedule 3.6 of the Managers Disclosure Schedule, since September 30, 2004, the Company has not incurred any liabilities or obligations (whether known or unknown and whether absolute, accrued, contingent, or otherwise) of the type required by French GAAP to be disclosed on a balance sheet or in the notes thereto, except for liabilities and obligations (a) specifically reflected or reserved for on the Balance Sheet or the Interim Balance Sheet, (b) incurred in the Ordinary Course of Business since the date of the Interim Balance Sheet, or (c) which individually or in the aggregate do not exceed 100,000 Euros.

        Section 3.7.    Legal Proceedings.    Except as set forth in Schedule 3.7 of the Managers Disclosure Schedule, there is no pending Proceeding or, to the Knowledge of the Managers, investigation by any Person or Governmental Entity, threatened, against or involving the Company by or before any court or Governmental Entity, which (a) seeks injunctive or similar relief, (b) seeks Damages in any amount or (c) could reasonably be expected, individually or in the aggregate, if determined in a manner adverse to the Company, to have a Company Material Adverse Effect.

        Section 3.8.    Compliance with Law; Governmental Authorizations.

          (a)   Except as set forth in Schedule 3.8(a) of the Managers Disclosure Schedule:

              (i)  the Company is, and at all times since January 1, 2002 has been, in compliance in all material respects with each applicable Law or any Order that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets ("Applicable Law");

             (ii)  to the Knowledge of the Managers, no event has occurred or, circumstance exists, that (with or without notice or lapse of time) (A) could reasonably be expected to constitute or result in a material violation by the Company of, or a material failure on the part of the Company to comply with, any Applicable Law, or (B) could reasonably be expected to give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

            (iii)  the Company has not received, at any time since January 1, 2002, any notice (mise en demure) or other written communication from any Governmental Entity or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Applicable Law, or (B) any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

          (b)   Schedule 3.8(b) of the Managers Disclosure Schedule contains a complete and accurate list of each material Governmental Authorization that is held by the Company or that otherwise relates to the business of, or to any of the assets owned or used by, the Company. Each material Governmental Authorization listed or required to be listed in Schedule 3.8(b) of the Managers Disclosure Schedule is, and will as of the Closing be, valid and in full force and effect. Except as set forth in Schedule 3.8(b) of the Managers Disclosure Schedule:

              (i)  The Company is, and at all times since January 1, 2002 has been, in compliance in all material respects with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Schedule 3.8(b) of the Managers Disclosure Schedule;

             (ii)  to the Knowledge of the Managers no event has occurred or, circumstance exists that (with or without notice or lapse of time) (A) could reasonably be expected to constitute or result, directly or indirectly, in a material violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Schedule 3.8(b) of the Managers Disclosure Schedule, or (B) could reasonably be expected to result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any material modification to, any material Governmental Authorization listed or required to be listed in Schedule 3.8(b) of the Managers Disclosure Schedule;

            (iii)  the Company has not received, at any time since January 1, 2002, any notice or other communication from any Governmental Entity or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Schedule 3.8(b) of the Managers Disclosure Schedule, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or material modification to any Governmental Authorization listed or required to be listed in Schedule 3.8(b) of the Managers Disclosure Schedule; and

            (iv)  all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Schedule 3.8 of the Managers Disclosure Schedule have been duly filed on a timely basis with the appropriate Governmental Entities, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Entities.

The Governmental Authorizations listed in Schedule 3.8(b) of the Managers Disclosure Schedule collectively constitute all of the material Governmental Authorizations necessary to permit the Company to lawfully conduct and operate its business in the manner they currently conduct and operate such business, and to permit the Company to own and use its assets in the manner in which it currently owns and uses such assets.

          (c)   Without limiting the generality of the representations and warranties made in this Section 3.8, the Company is in compliance in all material respects with all current compulsory applicable laws, statutes, rules, regulations, standards or orders administered, issued or enforced by the Governmental Entity having regulatory authority or jurisdiction over the development of the Company's products and the operations of the Company. The Company's drug development, laboratory practices and clinical practices have been conducted in compliance with the regulations of the applicable Governmental Entity having authority over such operations by the Company, all studies required to be performed have been completed or are ongoing in accordance with applicable requirements of the applicable Governmental Entity having authority over such operations by the Company, and all adverse events required to be reported to the applicable Governmental Entity having authority over such matters have been so reported in a timely manner. The Company has not received, and the Company has no knowledge of any facts which would furnish any reasonable basis for, any notice of adverse findings, inspectional observations, regulatory letters, notices of violations, warning letters, criminal proceeding notices, or any other similar communication from the Governmental Entity having authority over the business and operations of the Company.

        Section 3.9.    Employee Matters.

          (a)   Schedule 3.9(a) of the Managers Disclosure Schedule contains a true and complete list of all employees information and rights either provided for by French Law (other than regular French Law applicable generally to all companies) or as a result or an internal collective agreement, individual or company retirement or insurance plans, bonus, deferred compensation, stock purchase, stock option (including warrants), insurance, incentive compensation, severance pay, or other fringe benefit plan, program or arrangement, written or otherwise, as defined and governed by the provisions of the applicable National Collective Bargaining Agreement, French Labour Code, Company-wide agreements, individual employment contracts and company practices applicable to the Company employees immediately prior to the Acquisition (the "Plans"), which is currently maintained or contributed to or required to be contributed to by the Company for the benefit of any employee of the Company. Schedule 3.9(a) of the Managers Disclosure Schedule contains complete and accurate copies of each of the Plans, including all amendments thereto.

          (b)   Each Plan has at all times, in form, operation and administration, complied in all material respects with its terms and Applicable Laws.

          (c)   Except as set forth in Schedule 3.9(c) of the Managers Disclosure Schedule, the transactions contemplated by this Agreement will not accelerate the time of payment or vesting or increase the amount of any compensation due to any employee or former employee (including severance or termination pay) and will not directly or indirectly result in any payment made to or on behalf of any person which may not be deductible by the Company for tax purposes or otherwise subject the Company to adverse tax consequences.

          (d)   There are no unpaid contributions due prior to the date hereof with respect to any Plan that are required to have been made under the terms of the Plan or any applicable Law and all contributions and premium payments required to be made in connection with any Plan as of the date hereof have been timely made.

          (e)   There is no action, suit or claim pending (other than routine claim for benefits, with respect to any Plan) nor is there to the Knowledge of the Managers any application or other matter pending with or before any court or Governmental Entity, with respect to any Plan, Benefit, Social Security contribution, Employment Contract or their termination thereof and more generally with respect to any employment, workers representative or social security issue.

          (f)    Except as set forth in Schedule 3.9(f) of the Managers Disclosure Schedule, (i) there is no labor strike, dispute slowdown, stoppage or lockout pending, or, to the Knowledge of the Managers, threatened against the Company and (ii) the Company has complied in all material respects with all Applicable Laws relating to employment and social security, wages, work hours including with respect to "Lois Aubry I & II" and their respective implementing decrees, benefits, collective bargaining agreements, internal collective agreements, the payment of social security and similar taxes, elections of workers representative institutions and their functioning thereof, occupational safety and health, and plant closing. The Company is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Applicable Laws. Except as set forth in Schedule 3.9(f), the transactions contemplated by this Agreement will not result in any substantial liability, cost or expense to the Company as a result of any applicable employment, labor or similar law or regulation.

          (g)   Schedule 3.9(g) of the Managers Disclosure Schedule sets forth a complete and accurate list of the following information for each director or employee of the Company, including each such employee on leave of absence or layoff status: (i) employer; (ii) name; (iii) job title; (iv) current compensation paid or payable (including any bonus or similar arrangements) and any change in compensation since September 30, 2004; (v) vacation accrued; and (vi) service credited for purposes of vesting and eligibility to participate under the Plans.

          (h)   To the Knowledge of the Managers, no officer, or other key employee of the Company identified in Schedule 3.9(h) intends to terminate his or her employment with the Company, whether as a result of the transactions contemplated hereby or otherwise.

          (i)    Schedule 3.9(i) of the Managers Disclosure Schedule also contains a complete and accurate list of the following information for each retired employee or director of the Company, or their dependents, if any, receiving benefits or scheduled to receive benefits in the future: (i) name, (ii) pension benefit, (iii) pension option election, (iv) retiree medical insurance coverage, (v) retiree life insurance coverage, and (vi) other benefits.

          (j)    Neither information nor consultation with the workers representative institutions is required under all Labour Law regulations applicable in conjunction with the execution and the consummation of the contemplated transaction.

        Section 3.10.    Tax Matters.    Except as set forth on Schedule 3.10 of the Managers Disclosure Schedule:

          (a)   The Company (i) has timely filed (or there has been timely filed on its behalf) with the appropriate Taxing Authorities all Tax Returns required to be filed, and all such Tax Returns are true, correct and complete, and (ii) has paid or will pay (as applicable) all Taxes that have become due and payable on or before the Closing Date and (iii) has kept all documentation and justification needed to file all Tax Returns and which may be requested by French Tax Authorities. The Company has made available to the Buyer true and complete copies of income Tax Returns and all other material Tax Returns filed with respect to the Company since January 1, 2001.

          (b)   There are no outstanding waivers in writing or comparable Consents regarding the extension or tolling of the application of any statute of limitations in respect of Taxes of the Company.

          (c)   There is no Proceeding, claim or assessment pending or proposed in writing (or as to which Managers have Knowledge based on written communications with agents of any Taxing Authority or other Governmental Entity) with respect to Taxes of the Company.

          (d)   There are no Liens for Taxes upon the assets of the Company, except for Liens relating to current Taxes not yet due and payable or Liens for Taxes being contested in good faith.

          (e)   The Company is not a party to any French Tax consolidation agreement or to any de facto partnership agreement ("société en participation").

          (f)    The Company has duly collected and timely paid all Taxes required to be collected from and paid by the Company on behalf of others or, to the extent required by Law, deducted and withheld from any amount paid to employees or others.

          (g)   The current unpaid Taxes of the Company (i) did not, as of the date of the Balance Sheet, exceed the reserve for Taxes (not including any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Balance Sheet (other than in any notes thereto) that are to be accounted for under French GAAP, and (ii) will not, as of the Closing Date, exceed such reserve or accounts reflected on the books and records of the Company through the Closing Date that are to be accounted for under French GAAP.

          (h)   The Company has not (i) applied for any Tax ruling (such as "rescrit", "agrément fiscal", or (ii) entered into a settlement agreement with any French Taxing Authority or other French Governmental Entity.

          (i)    The Company has not been informed or notified that any of its income, business, assets, operations or activities is subject to Tax by any Taxing Authority or other Governmental Entity where the required Tax Return(s) have not been filed by the Company.

          (j)    The transactions contemplated by this Agreement will not cause there to be an increase in any French Tax liability of the Company from those which have been disclosed to the Buyer.

          (k)   The Company is not party to or the beneficiary of any contract, agreement or other arrangement with a Governmental Authority that provides for the relief from or reduction of Taxes, as provided in particular by Article 44 sexies, 44 sexies-0A, 44 octies, 1461 and 1462, 1465 and 1466, 1383A, 1464B and 1464C, 1383D and 1466D of French Tax Code.

          (l)    During the two years preceding the date hereof the Company has not engaged in any exchange under which the gain realized on such exchange was deferred and not currently recognized due to applicable French statute or regulation, such as Article 210 A and following Article 38-7 and 38-7 bis of French Tax Code.

        Section 3.11.    Applicable Contracts.

          (a)   Schedule 3.11(a) of the Managers Disclosure Schedule contains a complete and accurate list, and the Managers have delivered or caused to be delivered to the Buyer true and complete copies, of (A) each Applicable Contract which, in the good faith judgment of the senior officers of the Company, is material to the business, properties or assets of the Company, and (B) each of the following:

              (i)  each Applicable Contract that involves performance of services or delivery or purchase of goods, equipment or materials by or to the Company of an amount or value in excess of 20,000 Euros;

             (ii)  each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of the Company in excess of 20,000 Euros;

            (iii)  each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property of an amount or value in excess of 20,000 Euros;

            (iv)  each licensing agreement or other Applicable Contract with respect or relating to patents, trademarks, copyrights, or other Intellectual Property;

             (v)  each collective bargaining agreement and other Applicable Contract to or with any labor union or other representative of a group of employees;

            (vi)  each joint venture, partnership, and other Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person;

           (vii)  each Applicable Contract containing covenants that in any way imposes an exclusivity, noncompetition or nonsolicitation covenant from the Company;.

          (viii)  each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods or services of an amount or value in excess of 20,000 Euros;

            (ix)  each Applicable Contract concluded directly or indirectly between the Company thereof, on the one hand, and any Seller or Related Person of any Seller or other Affiliate or Stockholder holding more than 10% of the shares in the Company or any member of the Supervisory Board or the Directorate of the Company, on the other hand and more generally any Applicable Contract covered by Article L225-86 of the French Commercial Code on interrelated parties agreement;

             (x)  each Applicable Contract regarding indebtedness for borrowed money (including guaranties of the obligations of others with respect thereto) or any capitalized lease obligation or similar arrangement, or under which a Lien on any tangible or intangible asset of the Company or any of its capital stock or equity securities is imposed;

            (xi)  each Applicable Contract under which the Company has advanced or loaned money to any of its officers, directors and employees, other than advancement of expenses in the Ordinary Course of Business;

           (xii)  each Applicable Contract covering the employment, compensation or severance, of or otherwise relating to, any employee, officer or director of the Company;

          (xiii)  each Applicable Contract for joint, collaborative or shared research, development or research and development, clinical trials or the production of scientific papers or studies;

          (xiv)  each Applicable Contract that obligates the Company to act as a guarantor or surety, or to otherwise provide credit support for any Person other than the Company, irrespective of the amount involved or type of underlying liability or obligation;

           (xv)  each Applicable Contract, other than contracts entered into in the Ordinary Course of Business, that contains obligations of the Company to indemnify third parties against any type of liability, whether known, unknown, fixed, contingent or otherwise; and

          (xvi)  each amendment, supplement and modification in respect of any of the foregoing or any Contract, agreement or commitment to enter into amend, supplement or modify any of the foregoing.

          (b)   The Managers have delivered to the Buyer a true and correct copy of each written Applicable Contract listed in Schedule 3.11(a) of the Managers Disclosure Schedule, as in effect on, and as amended through the date hereof. With respect to each such Applicable Contract: (i) the Company and, to the Knowledge of the Managers, any other Party thereto, are not in material breach or default, and, to the Knowledge of Managers, no event has occurred or circumstances exist which (with or without notice or lapse of time or both) could reasonably be expected to constitute a material breach or default of, or permit termination, modification or acceleration under, the Applicable Contract; (ii) no Party has repudiated any provision of the Applicable Contract; (iii) the agreement is legally valid and binding against the Company and, to the Knowledge of the Managers, any other Parties thereto; and (iv) the Company has not given to, or received from any other Person, any notice or other communication regarding any actual or alleged violation or breach thereof or default thereunder. The Applicable Contracts relating to the sale, manufacture or provisions of products or services by the Company have been entered into in the Ordinary Course of Business and, to the Knowledge of the Managers, have been entered into without any action by the Company that would be in a material violation of Applicable Law.

        Section 3.12.    Real Property.

          (a)   Owned Real Property.    The Company does not own any real property.

          (b)   Leased Real Property.    Schedule 3.12(b) of the Managers Disclosure Schedule contains a complete and accurate list of all real property leased or subleased to or by the Company and the leases or subleases, rental or occupancy agreements, or similar Contracts relating to the use, lease or sublease by the Company of real property, true and correct copies of which are contained in Section 3.12(b) of the Managers Disclosure Schedule.

        Section 3.13.    Assets; Title to Assets; Sufficiency of Assets.

          (a)   The buildings, plants, structures, equipment and other tangible assets of the Company, a complete and accurate list of which as of September 30, 2004 is set forth in Schedule 3.13 of the Managers Disclosure Schedule, are structurally sound, are in good operating condition and repair given their age, ordinary wear and tear excepted, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, equipment and other tangible assets is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures, equipment and other tangible assets of the Company are sufficient for the continued conduct of the businesses of the Company in substantially the same manner as currently conducted.

          (b)   The Company owns or has the right to use all the properties and assets (whether tangible or intangible) set forth on the Balance Sheet. Except as set forth on Schedule 3.13(b) of the Managers Disclosure Schedule, all properties and assets reflected in the Balance Sheet or acquired by the Company since the date thereof are owned by the Company free and clear of all Liens except for Permitted Liens.

        Section 3.14.    Intellectual Property.

          (a)   To the Knowledge of the Managers, except as set forth in Schedule 3.14(a) of the Managers Disclosure Schedule, the conduct of the business of the Company does not infringe upon or violate, and has not infringed upon or violated the Intellectual Property of any other Person. Except as set forth in Schedule 3.14(a) of the Managers Disclosure Schedule, to the Knowledge of the Managers, no Person is currently infringing or has infringed upon any of the Intellectual Property Assets. Except as set forth in Section 3.14(a) of the Managers Disclosure Schedule, there are no Proceedings pending or, to the Knowledge of the Managers threatened, against the Company challenging the ownership or use by the Company of any Intellectual Property. To the Knowledge of the Managers, the Company owns (or possesses enforceable licenses or other rights to use) all Intellectual Property used in its business as presently conducted, free and clear of all Liens, other than as set forth in Schedule 3.14(a) of the Managers Disclosure Schedule. Schedule 3.14(a) to the Managers Disclosure Schedule lists all material Intellectual Property owned, used or licensed for use by the Company in the conduct of its business. Except as set forth in Schedule 3.14(a) of the Managers Disclosure Schedule, no Person has a right to receive any royalty or similar payment in respect of any item of Intellectual Property from the Company. No current or former employee, stockholder, officer, director, consultant, affiliate or independent consultant of or to the Company has any claim or interest in or with respect to any of the Intellectual Property Assets. The Company has taken commercially reasonable and customary measures and precautions to protect and maintain the confidentiality of all Intellectual Property Assets (except such Intellectual Property Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the Intellectual Property Assets.

          (b)   "Intellectual Property" means any and all United States, French or foreign: (i) patents (including, without limitation, utility patents, design patents, industrial designs, plant patents, inventors' certificates and utility models) and patent applications (including docketed patent disclosures awaiting filing, reissues, divisions, continuations, continuations-in-part and extensions), patent disclosures awaiting filing determination, inventions and improvements thereto; (ii) trademarks, service marks, trade names, trade dress, logos, business and product names, slogans, and registrations and applications for registration thereof; (iii) copyrights and registrations thereof; (iv) domain names; (v) inventions, processes, designs, formulae, trade secrets, know-how, industrial models, confidential and technical information, manufacturing, engineering and technical drawings, product specifications, preclinical and clinical plans and studies, customer profiles; and (vi) intellectual property rights similar to any of the foregoing.

          (c)   Except as set forth in Schedule 3.14(c) of the Managers Disclosure Schedule, all former and current employees of and consultants to the Company have executed written Contracts with the Company that assign all rights to any inventions, improvements, discoveries, or information relating to the business of the Company, except to the extent they cannot transfer the title of which under Applicable Law. To the Knowledge of the Managers, no employee of or consultant to the Company has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee or consultant may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than one or more of the Company.

        Section 3.15.    No Company Material Adverse Effect.    Since the date of the Balance Sheet, to the Knowledge of the Managers, there has not been any Company Material Adverse Effect and no events have occurred or circumstances exist that, individually or in the aggregate, could reasonably be expected (with or without the giving of notice or the passage of time) to result in a Company Material Adverse Effect.

        Section 3.16.    Insurance.    Schedule 3.16 of the Managers Disclosure Schedule sets forth the following information with respect to each insurance policy to which the Company is a party, a named insured, or otherwise the beneficiary of coverage a statement from the insurance agent for the Company setting forth:

          (a)   the name of the insurer and the name of each covered insured;

          (b)   the policy number, the period of coverage and a general description of the coverage; and

          (c)   a statement that the policies are in full force and effect.

With respect to each such insurance policy, the Company is not in material breach or default (including with respect to the payment of premiums), and no claim for coverage has been denied. Each such insurance policy is and will at the Closing be in full force and effect. Since January 1, 2002, the Company has not received any refusal to provide insurance coverage, or any notice of cancellation or intent to cancel or notice of increase or intent to increase premiums in any material respect with respect to such insurance policies. All such insurance policies, taken together, are sufficient for compliance in all material respects with all Applicable Laws in accordance with the custom and practice of similar companies in similar industries.

        Section 3.17.    Environmental Matters.    Except as set forth in Schedule 3.17 of the Seller Disclosure Schedule:

          (a)   The Company is, and at all times has been, in compliance in all material respects with all applicable Environmental Laws. The Company has not, nor to the Knowledge of the Managers has any other Person for whose conduct it is or may be held to be responsible received, any actual or threatened order, notice, or other communication from (i) any Governmental Entity or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential material violation or failure to comply in any material respect with any Environmental Law, or of any actual or threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Company has or had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by the Company, or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

          (b)   There are no pending or, to the Knowledge of the Managers, threatened claims, Liens, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or materially affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which the Company has or had an interest.

          (c)   The Company has not nor, to the Managers' Knowledge, has any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to (i) Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply in any material respect with any Environmental Law, or (ii) any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Company has an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by the Company, or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

          (d)   To the Knowledge of the Managers, neither the Company nor any other Person for whose conduct it is or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facilities or with respect to any other properties and assets (whether real, personal, or mixed) in which the Company (or any predecessor), has or had an interest, or at any property geologically or hydroponically adjoining the Facilities or any such other property or assets.

          (e)   To the Knowledge of the Managers, there are no Hazardous Materials present on or in the Environment at the Facilities or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. To the Knowledge of the Managers, neither the Company, or any other Person for whose conduct it is or may be held responsible, or any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Company has or had an interest except in compliance in all material respects with all applicable Environmental Laws.

          (f)    There has been no Release or, to the Knowledge of the Managers, Threat of Release, of any Hazardous Materials at or from the Facilities or, to the Knowledge of the Managers, at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which the Company has or had an interest, or any geologically or hydrologically adjoining property, whether by the Company, or any other Person.

          (g)   The Company has delivered to the Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by any Seller or the Company, if any, pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by the Company, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

        Section 3.18.    Books and Records.    The books of account, minute books, stock record books, and other records of the Company, all of which have been made available to Buyer, are complete and correct in all material respects and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of the Company contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Conseil de surveillance and committees of the Conseil de surveillance, and no meeting of any such stockholders, Conseil de surveillance, or committee has been held for which minutes have not been prepared and are not contained in such minute books except as set forth in Schedule 3.18 of the Managers Disclosure Schedule. The Company's independent auditor (expert comptable) files on behalf of the Company certain of its Tax returns over the Internet.

        Section 3.19.    Brokers; Finders and Fees.    Except as set forth in Schedule 3.19 of the Managers Disclosure Schedule and except for Adams, Harkness, Inc., the Company has not employed any investment banker, broker or finder or incurred any liability for any investment banking fees, brokerage fees, commissions or finders' fees in connection with this Agreement or the transactions contemplated hereby.

        Section 3.20.    Accounts Receivable.    Subject to any reserves set forth in the Audited Financial Statements or the Unaudited Financial Statements or the accounting records of the Company as of the Closing Date, the accounts receivable shown on such financial statements and on the accounting records of the Company as of the Closing Date (the "Accounts Receivable") (a) do or will represent valid obligations for bona fide sales and deliveries of goods, performance of services and other business transactions in the Ordinary Course of Business, and (b) are not, except as set forth in Schedule 3.20 of the Managers Disclosure Schedule, subject to any prior assignment, Lien or security interest and are not, to the Knowledge of the Managers, subject to valid defenses, set-offs or counterclaims, and (c) are or will be as of the Closing Date (unless paid prior to the Closing Date), as applicable, current and collectible at least to 90% of the net value thereof within 120 days from the date thereof. The reserves for doubtful accounts on the Audited Financial Statements and the Unaudited Financial Statements and on the accounting records of the Company as of the Closing Date have been or will be in all material respects, as applicable, adequate and booked in accordance with French GAAP applied in a manner consistent with the Company's past practice, and, in the case of the reserve as of the Closing Date, will not represent a materially greater percentage of such Accounts Receivable as of the Closing Date, than the reserve reflected in the Interim Balance Sheet represented of such Accounts Receivable reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging.

        Section 3.21.    Guaranties.    Except as set forth in Schedule 3.21 of the Managers Disclosure Schedule, the Company is not and will not at the Closing be, a guarantor or surety for, with respect to any indebtedness or other liability or obligation of any nature of any Person other than the Company, whether known, unknown, fixed, contingent or otherwise.

        Section 3.22.    Customers and Suppliers.    Schedule 3.22 of the Managers Disclosure Schedule sets forth a complete and accurate list of (a) each of the top 10 suppliers to the Company, measured by reference to the aggregate payments made by the Company thereto for the twelve month period ended September 30, 2004, and (b) each of the sole suppliers or manufacturers of any drug, compound, or material for any of the Company's existing products, products under development or products proposed to be developed ((a) and (b) the "Major Suppliers"). No Major Supplier has or will as of the Closing Date have (i) canceled or otherwise terminated its relationship with the Company or materially decreased its services or supplies to the Company other than at the request of the Company or, (ii) to the Knowledge of the Managers, threatened to cancel or otherwise terminate its relationship with the Company or to materially decrease its services or supplies to the Company other than at the request of the Company.

        Section 3.23.    Inventories.    All clinical supplies and related materials of the Company, whether or not reflected in the Balance Sheet or the Interim Balance Sheet satisfies the specifications for such clinical supplies and materials and is usable and in the Ordinary Course of Business, except for items below-standard quality, or which have expired, all of which have been written off or written down to net realizable value in the Balance Sheet or the Interim Balance Sheet in accordance with French GAAP applied in a manner consistent with the Company's past practice. The expiration dates for such clinical supplies and materials by category is set forth in Schedule 3.23 of the Managers Disclosure Schedule.

        Section 3.24.    Interested Party Transactions.    Except as disclosed on Schedule 3.24 of the Managers Disclosure Schedule, (a) the Company is not directly or indirectly indebted to any member of the Supervisory Board or of the Directorate, Affiliate, stockholder holding more than 10% of the shares in the Company or employee of the Company (except for amounts due as normal salaries and bonuses and in reimbursement of expenses incurred in the Ordinary Course of Business) or any Related Person

of any of the foregoing, and no such Person is indebted to the Company and (b) any agreement entered into, either directly or through an intermediary, between the Company and a member of the Directorate or of the Supervisory Board, one of its stockholders holding a fraction of the voting rights greater than 10% or, in the case of a corporate stockholder, the Company which controls or any agreement in which a person referred to above has an indirect interest have been validly authorized in accordance with Article L225-86 of the French Commercial Code. Agreements entered into between the Company and another firm whenever a member of the Directorate or of the Supervisory Board is the owner, an indefinitely liable partner, a manager, a director or a member of that firm's supervisory board or, more generally, is in any way involved in its management, have also been validly authorized in accordance with said Article.

        Section 3.25.    Certain Payments.    Neither the Company nor to Knowledge of Managers, any director, officer, agent, or employee of any such Person, or any other Person associated with or acting for or on behalf of Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of Company, or (iv) in violation of any applicable Law, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company as required by French GAAP.

        Section 3.26.    Disclosure.    To the Knowledge of the Managers, no representation or warranty of the Managers in this ARTICLE III and no statement in the Managers Disclosure Schedule omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

        Section 3.27.    Product Liability.    No product liability or similar claims have been made against the Company since inception. Set forth in Schedule 3.27 of the Managers Disclosure Schedule is a list of all product liability insurance policies currently in effect or providing coverage for occurrences in prior periods. Except as set forth in Schedule 3.27 of the Managers Disclosure Schedule, there is no Proceeding or to the Knowledge of Managers any inquiry or investigation, by or before any court of Governmental Entity, pending, or to the Knowledge of the Managers threatened, against or involving the Company, relating to any product manufactured or sold or proposed to be sold by the Company and alleged to have been defective or improperly designed or manufactured. Schedule 3.27 of the Managers Disclosure Schedule contains a complete and accurate list of any recall by the Company affected since inception with respect to any of its products, including a description of the circumstances relating to such recall in reasonable detail.

        Section 3.28.    No Other Representations or Warranties.    Except for the representations and warranties contained in ARTICLE III, no Managers has made any other express or implied representation or warranty on behalf of the Managers, the Sellers or the Company, and Managers hereby disclaim any such representation or warranty whether by the Company or any of its officers, directors, employees, agents or representatives or any other Person, in connection with, or with respect to, the execution, delivery or performance of this Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE BUYER

        The Buyer hereby represents and warrants to the Sellers as follows:

        Section 4.1.    Organization; Etc.    The Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

        Section 4.2.    Authority Relative to this Agreement and Other Transaction Agreements.    The Buyer has the corporate power and authority to execute and deliver this Agreement and the other Transaction Agreements to which it is or will be party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been, and the execution and delivery of the other Transaction Agreements to which the Buyer is to be a party will at the Closing be, duly and validly authorized by all requisite corporate action on the part of the Buyer except for the consent of the stockholder of Buyer as provided in Section 4.3 below. This Agreement has been and as of the Closing the other Transaction Agreements to which the Buyer is to be party will be duly and validly executed and delivered by the Buyer and, assuming this Agreement has been duly authorized, executed and delivered by the Sellers and the Company, this Agreement constitutes, and as of the Closing such other Transaction Agreements will constitute, a valid and binding agreement of the Buyer, enforceable against the Buyer in accordance with their respective terms, except that (a) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally, and (b) the remedy of specific performance and injunctive and other forms of equitable relief, may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

        Section 4.3.    Consents and Approvals; No Violations.

          (a)   Except (i) as set forth in Schedule 4.3(a) of the disclosure schedule being delivered by the Buyer to the Sellers concurrently herewith (the "Buyer Disclosure Schedule"), (ii) the filing with the SEC of the Proxy Statement and such other reports and information under the Exchange Act and the rules and regulations promulgated thereunder, (iii) such filings, authorizations, orders and approvals as may be required under foreign securities laws, state securities laws and the rules of NASDAQ, (iv) such filings, notifications and authorizations as may be required by the French Ministry of Economy and Finance, (v) the consent of the stockholders of Buyer, and (vi) where the failure to obtain or make such consents, approvals, orders, authorizations or filings would not reasonably by likely to have a Buyer Material Adverse Effect, none of the execution and delivery of this Agreement or the other Transaction Agreement by the Buyer or the consummation by the Buyer of the transactions contemplated hereby or thereby do or will, directly or indirectly (with or without notice or lapse of time or both), (i) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws of, or any resolution adopted by the board of directors or the stockholders of the Buyer, (ii) result in a violation or breach of, or constitute a default (or give rise to any right of termination, cancellation, or acceleration) under, or require any Consent under, any material indenture, license, Contract, agreement, or other instrument or obligation to which the Buyer or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, (iii) violate or contravene any Order or Law or Governmental Authorization applicable to the Buyer, any of its Subsidiaries or any of their respective properties or assets, (iv) require any filing with, or the obtaining of any permit, authorization, Consent or approval of, any Governmental Entity, or (v) require the Buyer to give any notice to, or obtain any Consent from, any Person (including any Governmental Entity).

        Section 4.4.    Capitalization.

          (a)   The entire authorized capital stock of Buyer consists of (i) Seventy Five Million (75,000,000) shares of Buyer Common Stock, US$.001 par value ("Buyer Common Stock"), of which, as of October 26, 2004, 21,347,977 shares were issued and outstanding, and (ii) Five Million (5,000,000) shares of Preferred Stock US$.001 par value, 500,000 of which shares are designated Series A Junior Participating Preferred Stock, none of which are issued or outstanding (the foregoing, the "Buyer Securities"). All of the outstanding Buyer Securities are duly authorized, validly issued, fully paid and non assessable and free of preemptive rights. As of September 30, 2004, (A) an aggregate of Nine Hundred Thousand (900,000) shares of Buyer Common Stock were reserved for issuance pursuant to Buyer's 1999 Stock Incentive Plan, of which Four Hundred Forty-Nine Thousand Two Hundred Thirty-One (449,231) such shares were issuable upon or otherwise deliverable in connection with the exercise of outstanding stock options issued by Buyer, (B) an aggregate of Two Million Six Hundred Sixteen Thousand One Hundred Thirty-Three (2,616,133) shares of Buyer Common Stock were reserved for issuance pursuant to Buyer's 2000 Stock Incentive Plan, of which 1,627,482 shares were issuable upon or otherwise deliverable in connection with the exercise of outstanding stock options issued by Buyer, (C) an aggregate of 200,000 shares of Buyer Common Stock were reserved for issuance under Buyer's Employee Stock Purchase Plan and 401(k) plan, 135,563 of which have been issued and delivered in accordance with such plans, and (D) 1,828,116 shares of Buyer Common Stock are reserved for issuance under all other outstanding options and warrants, and other outstanding securities convertible into or exercisable into Buyer Common Stock.

          (b)   Except as set forth above in subsection (a) of this Section 4.4 or in Schedule 4.4(b) of the Buyer Disclosure Schedule, as of the date hereof there are outstanding (i) no shares of capital stock or other securities of Buyer, (ii) no securities of Buyer convertible into or exchangeable or exercisable for, shares of capital stock or other securities of Buyer, (iii) no options, warrants or other rights to acquire from Buyer, and no obligations of Buyer to issue, any capital stock or other securities or securities convertible into or exchangeable or exercisable for capital stock or other securities of Buyer, and (iv) no equity equivalent interests in the ownership or earnings of Buyer or other similar rights. All of the outstanding Buyer Securities were issued (A) in compliance in all material respects with the Securities Act, and applicable state or foreign securities laws, and (B) not in violation of any preemptive rights, rights of first refusal or similar rights. As of the date hereof, there are no outstanding rights or obligations of Buyer to repurchase, redeem or otherwise acquire any outstanding shares of its respective capital stock or other ownership interests. Except as set forth in Schedule 4.4(b) of the Buyer Disclosure Schedule, there are no stockholder agreements, voting trusts or other arrangements or understandings to which Buyer, or its Board of Directors, is a party, and to Buyer's Knowledge, there are no other agreements, voting trusts or other arrangements or understandings, relating to the voting or registration of any shares of capital stock or other securities of Buyer.

          (c)   The sale and issuance of the Consideration Shares will not under Certificate of Incorporation or Bylaws, or any agreement to which the Buyer is a Party or bound, (i) obligate Buyer to issue any additional shares of its capital stock or any securities convertible into or evidencing the right to subscribe for any shares of its capital stock, (ii) obligate Buyer to issue any subscriptions, warrants, options or other rights to purchase or acquire additional shares of its capital stock or any securities convertible into or evidencing the right to subscribe for any shares of its capital stock, (iii) trigger any anti-dilution, preemptive, accelerated vesting or increases in the number of available subscriptions, warrants, options or other rights to purchase or acquire additional shares of its capital stock or any securities convertible into or evidencing the right to subscribe for any shares of its capital stock.

        Section 4.5.    Authorization and Issuance of Stock Consideration.    The Consideration Shares comprising the Acquisition Price under this Agreement are duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, free from all Taxes and Liens with respect to the issue thereof, will not be subject to preemptive rights or other similar rights of stockholders of Buyer, and will not impose personal liability on the holders thereof.

        Section 4.6.    SEC Reports; Financial Statements.    Buyer has filed all required forms, reports and documents ("Buyer SEC Reports") with the Securities and Exchange Commission ("SEC") during the past three (3) years, each of which complied at the time of filing in all material respects with all applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended

(the "Exchange Act"), and each other Applicable Law as in effect on the dates such forms, reports and documents were filed. None of such Buyer SEC Reports, including any financial statements or schedules included or incorporated by reference therein, contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading, except to the extent superseded or amended by a Buyer SEC Report filed subsequently and prior to the date hereof. The consolidated financial statements of Buyer included in the Buyer SEC Reports (the "Buyer Financial Statements") fairly presented in all material respects, in conformity with U.S. GAAP consistently applied (except as may be indicated in the notes thereto and except that unaudited statements do not contain footnotes in substance or form required to the extent permitted by Form 10-Q of the Exchange Act), the consolidated financial position of Buyer and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended.

        Section 4.7.    No Undisclosed Liabilities.    Buyer has no material obligations or liabilities which are required to be reflected or reserved on a balance sheet in conformity with U.S. GAAP applied on a basis consistent with the preparation of the Buyer Financial Statements, or any claim, liability or assessment of any nature (matured, unmatured, fixed or contingent) material to Buyer or any fact or circumstance which is reasonably likely to lead to such a claim, liability or assessment being asserted, for which an unfavorable outcome is reasonably possible, of any nature other than (a) those set forth or adequately provided for in the most recent Buyer Financial Statements, (b) those incurred since the most recent Buyer Financial Statements in the Ordinary Course of Business, (c) material obligations or liabilities which, individually or in the aggregate do not exceed US$100,000, and (d) those set forth on Schedule 4.7 of the Buyer Disclosure Schedule.

        Section 4.8.    Absence of Certain Changes.    Since June 30, 2004 through the date of this Agreement, there has been no material adverse change in the assets, liabilities, business, properties, operations, financial condition, prospects or results of operations of Buyer, and Buyer has not (a) varied its business plan or practices, in any material respect, from past practices, (b) entered into any material financing, joint venture, license or similar arrangements or (c) suffered or permitted to be incurred any liability or obligation against any of its properties or assets that would limit or restrict Buyer's ability to perform its obligations hereunder.

        Section 4.9.    Fairness Opinion.    Buyer has received the opinion of Needham & Company, Inc. dated on or before the date of this Agreement to the effect that, the Acquisition Price is fair to Buyer from a financial point of view.

        Section 4.10.    Taxes.    Buyer has filed all Tax Returns required to have been filed by it, and has paid, all Taxes required to have been shown on such Tax Returns. The current unpaid Taxes of the Buyer (i) did not, as of the date of the most recent financial statements contained in the Buyer's SEC Reports, exceed the reserve for Taxes (not including any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of such financial statements (other than in any notes thereto) that are to be accounted for under U.S. GAAP, and (ii) will not, as of the Closing Date, exceed such reserve or accounts reflected on the books and records of the Buyer through the Closing Date that are to be accounted for under U.S. GAAP. No material deficiencies for any Taxes have been proposed, asserted or assessed against Buyer or any of its subsidiaries.

        Section 4.11.    Acquisition of Shares for Investment; Ability to Evaluate and Bear Risk.

          (a)   The Buyer is acquiring the Shares for investment and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling such Shares. The Buyer agrees that the Shares may not be sold, transferred, offered for sale, pledged, hypothecated, or otherwise disposed of without registration under the Securities Act and any applicable state or foreign securities Laws, except pursuant to an exemption from such registration under the Securities Act and such Laws.

          (b)   The Buyer (i) is able to bear the economic risk of holding the Shares for an indefinite period, (ii) can afford to suffer the complete loss of its investment in the Shares, and (iii) has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the investment in the Shares.

        Section 4.12.    Litigation.    There is no claim or Proceeding or, to the Knowledge of the Buyer, investigation by any Person or Governmental Entity pending or, to the Knowledge of the Buyer, threatened against the Buyer or any of its Subsidiaries by or before any court or Governmental Entity which (a) seeks injunctive or equitable relief, (b) would adversely affect the ability of the Buyer to consummate the transactions contemplated hereby or the other Transaction Documents, or (c) seeks damages in any amount which, individually or in the aggregate, could reasonably be expected to have a Buyer Material Adverse Effect. As used in this Agreement, the term "Buyer Material Adverse Effect" shall mean an event, change or circumstance which would materially and adversely affect the ability of the Buyer to consummate the transactions contemplated hereby, or a material adverse change in, or effect on, the business, financial condition, or results of operations of the Buyer.

        Section 4.13.    Intellectual Property.

          (a)   To the Knowledge of the Buyer, the conduct of the business of the Buyer does not infringe upon or violate, and has not infringed upon or violated the Intellectual Property of any other Person. To the Knowledge of the Buyer, no Person is currently infringing or has infringed upon any of the Buyer Intellectual Property. There are no Proceedings pending or, to the Knowledge of the Buyer threatened, against the Buyer or any of its Subsidiaries challenging the ownership or use by the Buyer or its Subsidiaries of any Intellectual Property. To the Knowledge of the Buyer, the Buyer and its Subsidiaries own (or possess enforceable licenses or other rights to use) all Intellectual Property necessary for the operation of their respective businesses as presently conducted, free and clear of all Liens. To the Knowledge of Buyer, no current or former employee, stockholder, officer, director, consultant, affiliate or independent consultant of the Buyer has any claim or interest in or with respect to any of the Buyer's material Intellectual Property. The Buyer has taken commercially reasonable and customary measures and precautions to protect and maintain the confidentiality of all material Intellectual Property (except such Intellectual Property whose value would be unimpaired by public disclosure) and otherwise to maintain and protect its material Intellectual Property.

          (b)   All current employees of the Buyer have executed written Contracts with the Buyer that assign to the Buyer all rights to any inventions, improvements, discoveries, or information relating to the business of the Buyer. To the Buyer's Knowledge, no employee of the Buyer has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than the Buyer.

        Section 4.14.    Brokers; Finders and Fees.    Except for the engagement of Needham & Company, Inc., neither the Buyer nor any of its Affiliates has employed any investment banker, broker or finder or incurred any liability for any investment banking, financial advisory or brokerage fees, commissions or finders' fees in connection with this Agreement or the transactions contemplated hereby.

        Section 4.15.    Compliance with Law.    Except as set forth in Schedule 4.15 of the Buyer Disclosure Schedule, the Buyer is in compliance in all material respects with each applicable Law or any Order that is or was applicable to it or the conduct of the operation of its business, or the ownership or use of any of its assets which could reasonably be expected to give rise to any obligation which could reasonably be expected to have a Buyer Material Adverse Effect. Buyer has not received any notice or other communication from any Governmental Entity or any other Person regarding (a) any actual, alleged, possible or potential violation of, or failure to comply with, any Law or any Order, or (b) any actual, alleged, possible or potential obligation on the part of the Buyer to undertake or bear all or any portion of the cost of any remedial action of any nature which could reasonably be expected to have a Buyer Material Adverse Effect.

        Section 4.16.    No Buyer Material Adverse Effect.    Since September 30, 2004, there has not been any Buyer Material Adverse Effect and, to the Knowledge of the Buyer, no events have occurred or circumstances exist that, individually or in an aggregate, could reasonably be expected (with or without the giving of notice or the passage of time) to result in a Buyer Material Adverse Effect.

        Section 4.17.    Environmental Matters.    The Buyer is in compliance in all material respects with all Environmental Laws. The Buyer has not, nor to the Buyer's Knowledge, has any other Person for whose conduct it is or may be held responsible, or received any actual or threatened Order, notice or other communication from (a) any Governmental Entity or private citizen acting in the public interest, or (b) the current or prior owner or operator of any facilities of the Buyer, of any actual or potential material violation or federal compliance in any material respect with any Environmental Law, or any actual or threatened obligation undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to any of the facilities of Buyer or any other property or assets, which the Buyer has or had an interest or with respect to a property or facility of the Buyer or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by the Buyer, or any other Person, for whose conduct the Buyer is or may be held responsible, or from which Hazardous Materials have been transported, treated, handled, transferred, disposed, recycled or received.

        Section 4.18.    Certain Payments.    Neither the Buyer, nor any director, officer, agent or employee of the Buyer, or to the Buyer's Knowledge, any other person associated with or acting for or on behalf of the Buyer, as directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business, (iii) to obtain special concessions or for special concessions already obtained, for in or in respect of the Buyer, or any of its affiliates, or (iv) in violation of any Law, or (b) established or maintained any fund or assets that has not be recorded in the books or records of Buyer.

        Section 4.19.    Insurance.    The Buyer presently carries insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks and in amounts as are customarily carried by companies engaged in similar businesses or similar size and owning similar properties in the same general areas in which the Buyer operates. With respect to each such insurance policy, the Buyer is not in material breach or default (including with respect to the payment of premiums), and no material claim for coverage has been denied. Each such insurance policy is and will at the Closing be in full force and effect. Since January 1, 2004, the Buyer has not received any refusal to provide insurance coverage, or any notice of cancellation or intent to cancel or notice of increase or intent to increase premiums in any material respect with respect to such insurance policies. All such insurance policies, taken together, are sufficient for compliance in all material respects with all applicable Laws.

        Section 4.20.    Buyer Rights.    Assuming (i) none of the Sellers beneficially owns any shares of Buyer's Common Stock prior to closing, (ii) the Sellers own only such shares of the Company's capital stock as is set forth on Schedule 1, and (iii) none of the Sellers files a Schedule 13D or 13G pursuant to Regulation 13D-G promulgated under the Exchange Act, the Buyer Rights will not be triggered by the execution of this Agreement or the consummation of the transactions contemplated therein.

        Section 4.21.    NASDAQ Delisting.    The NASDAQ has not informed Buyer, in writing or orally, of the possible delisting of Buyer Common Stock from the NASDAQ.

        Section 4.22.    Books and Records.    The books and other records of the Buyer have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls.

        Section 4.23.    Reporting Status; Eligibility to Use Form S-3.    The Buyer Common Stock is registered under Section 12g of the Exchange Act. The Buyer currently meets the "registrant eligibility" requirements set forth in the general instructions to Form S-3 to enable the registration of the Registrable Securities, as defined in the Stockholders Agreement.

        Section 4.24.    Disclosure.    No representation or warranty of the Buyer in this Agreement and no statement in the Buyer Disclosure Schedule omits to state a material fact necessary to makes these statements herein or therein, in light of the circumstances in which they were made, taken as a whole, not misleading.

ARTICLE V
COVENANTS OF THE PARTIES

        Section 5.1.    Conduct of Business of the Company.    During the period from the date of this Agreement to the Closing Date, except as otherwise expressly contemplated by this Agreement or as consented to by the Buyer in advance in writing, the Managers, acting severally and not jointly, each to the extent the acts or omissions in this Section 5.1 are within their control, shall cause the Company:

          (a)   to conduct its business and operations only in the Ordinary Course of Business and to use its commercially reasonable best efforts to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with material customers, suppliers, distributors, licensors, licensees and others having material or significant business relationships with it;

          (b)   to pay its accounts payable and collect its accounts receivable only in the Ordinary Course of Business;

          (c)   to pay all of its debts and Taxes, and to pay or perform any of its other material obligations, when due in the Ordinary Course of Business, subject to good faith disputes with respect to the same; and

          (d)   not to:

              (i)  sell, lease, license or dispose of, or mortgage, pledge or permit the imposition of any Lien upon, any of its material tangible or intangible properties or assets, including any Intellectual Property Assets, except for sales of inventory in the Ordinary Course of Business;

             (ii)  make any loans, advances or capital contributions to, or investments in, any other Person;

            (iii)  terminate or materially amend, or waive any material term of any material Applicable Contracts or licenses or Governmental Authorizations;

            (iv)  enter into any new Applicable Contract involving costs or expenses in excess of an aggregate of US$25,000 or exceeding one year in duration other than the renewal of existing Applicable Contracts in the Ordinary Course of Business;

             (v)  make capital expenditures, capital additions or capital improvements other than in the Ordinary Course of Business, not to exceed US$25,000, in the aggregate;

            (vi)  increase the compensation of any of the officers or other employees of the Company, except for such increases as are granted in the Ordinary Course of Business in accordance with customary practices of the Company (which shall include normal periodic performance reviews and related compensation and benefit increases, in any event not to exceed increases of more than 5%);

           (vii)  except as set forth on Schedule 5.1(d), adopt, grant, extend or increase the rate or terms of any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any officers or employees of the Company, except increases required by any applicable Law and increases in the Ordinary Course of Business;

          (viii)  make any change in any of its present accounting methods and practices, except as required by changes in French GAAP;

            (ix)  license any Intellectual Property to or from any Person pursuant to an arrangement other than in the Ordinary Course of Business;

             (x)  settle or compromise any material Tax liability;

            (xi)  declare or pay any dividends or declare or pay any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect or, or in lieu of, or in substitution for shares of its capital stock, or repurchase or otherwise acquire for value, directly or indirectly, any shares of its capital stock;

           (xii)  amend or cause or permit any amendments to its articles of association or by-laws or other governing or constituent documents;

          (xiii)  incur any indebtedness for borrowed money (including guaranties of any such indebtedness of others) or enter into any capitalized lease or similar obligations, except for borrowings not exceeding US$25,000 in the aggregate under existing credit facilities;

          (xiv)  cancel or waive any claims or rights with a value in excess of US$10,000;

           (xv)  issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of the Company's common stock pursuant to the exercise of stock options or warrants outstanding as of the date of this Agreement;

          (xvi)  materially reduce the amount of any insurance coverage provided by, or terminate, any insurance policies existing on the date of this Agreement;

         (xvii)  grant any severance or termination pay or benefits (A) to any director or officer except in accordance with written agreements in effect on the date of this Agreement and disclosed on Schedule 3.9 of the Managers Disclosure Schedule, or (B) to any other employees except in the Ordinary Course of Business, consistent with currently effective written policy of the Company;

        (xviii)  commence any lawsuit, action or other Proceeding other than (A) for the routine collection of bills, (B) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business; provided, that it consults with the Buyer before the filing of such a suit or (C) for breach of this Agreement;

          (xix)  acquire or agree to acquire by merging or consolidating with, or by purchasing all or any substantial portion of the assets or equity of, or by other manner, any business or any other Person or division thereof or otherwise agree to acquire or acquire directly or indirectly any assets which are material, individually or in the aggregate, to the Company and its business;

           (xx)  revalue any of its assets, including writing down the value of any accounts receivable, other than in the Ordinary Course of Business or as required by changes in French GAAP;

          (xxi)  engage in any transaction with, or make any payment to any director or officer of the Company or any of their respective Affiliates or Related Persons, except as disclosed on Schedule 3.26 of the Managers Disclosure Schedule;

         (xxii)  manage and/or value the inventory of the Company other than in the Ordinary Course of Business or take any extraordinary write-downs with respect to such inventory except as required by French GAAP; or

        (xxiii)  take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(i) through 5.1(xxii) above, or any action which could reasonably be expected to cause a material breach of the representations or warranties contained in ARTICLE II or ARTICLE III or prevent the Company or any Seller from materially performing or cause any of them not to materially perform their respective covenants and agreements hereunder, to the extent that Managers have control over the same.

        Section 5.2.    Access to Information for the Buyer.

          (a)   From the date of this Agreement to the Closing, in order to permit the Buyer to conduct a comprehensive and complete business, legal, financial and other due diligence investigation of the Company, the Managers shall cause the Company to (i) give the Buyer and its authorized representatives reasonable access to all books, records, personnel, offices, Applicable Contracts and other facilities, information and properties of the Company, (ii) permit the Buyer and its authorized representatives to make such copies and inspections, as applicable, thereof as the Buyer may reasonably request, and (iii) cause the officers, employees, accountants, counsel and other representatives and advisors of the Company to furnish the Buyer and its authorized representatives with such financial and operating data and other documentation, data and information with respect to the business, operations and properties of the Company as the Buyer may from time to time reasonably request; provided, however, that any such access shall be conducted at the Buyer's expense, at reasonable times and in such a manner as to maintain the confidentiality of this Agreement and the transactions contemplated hereby, and not to interfere unreasonably with the operation of the business of the Company, and further provided that the Buyer shall be responsible for compliance with this Section 5.2(a) by its authorized representatives.

          (b)   From and after the date of this Agreement and whether or not the Closing occurs, the Sellers and, until the Closing Date, the Buyer will, and will cause their respective Affiliates, directors, officers, employees, agents and advisors to, maintain in strict confidence, and not disclose any written, oral or other information of a confidential or proprietary nature or otherwise obtained in confidence from another party or the Company in connection with this Agreement or the transactions contemplated hereby, unless (i) such information is already known to such Party or such information becomes publicly available through no fault of such Party, (ii) the use of such information is necessary or appropriate in making any filing or obtaining any Consent required for the consummation of the transactions contemplated hereby, or (iii) the furnishing or use of such information is required by legal proceedings or required pursuant to regulatory filings or filings with stock exchanges or fund subscribers or is required by any Governmental Entity.

          (c)   If the transactions contemplated hereby are not consummated, each Party will return or destroy as much of such written information as the other Party may reasonably request, to the extent however they are authorized to do so by any applicable Law of requirements of any Governmental Entity to which they are subject.

        Section 5.3.    SEC Filings.

          (a)   The Managers will cause the Company to promptly provide all information relating to the business or operations of the Company, and each Seller will promptly provide all information relating to itself or himself necessary for inclusion in the Proxy Statement to be filed by the Buyer (the "Proxy Statement") to satisfy all requirements of applicable state and federal securities laws relating to the stockholders' meeting of Buyer to approve the issuance of the Consideration Shares hereunder. Each Seller shall be solely responsible for any statement, information or omission in the Proxy Statement relating respectively to such Seller, and such Seller or their respective Affiliates based upon written information furnished by such Seller.

          (b)   As soon as practicable after the execution of this Agreement, but no later than January 31, 2005, the Buyer will prepare and file with the SEC the Proxy Statement; provided, however, that failure to file the Proxy Statement within the time set forth above shall not be deemed a breach of this Section 5.3 (b) if such failure was the result of actions or omissions to act outside of the control of Buyer or Buyer's advisors. The Buyer will respond to any comments of the SEC, will use its commercially reasonable best efforts to have the Proxy Statement approved by the SEC as promptly as practicable after such filing and the Buyer will cause the Proxy Statement to be mailed to its stockholders at the earlier practicable time after the Proxy Statement is approved by the SEC. The Buyer will use its commercially reasonable best efforts to provide the Sellers' Agent a reasonable opportunity to review and comment on any amendment or supplement to the Proxy Statement; provided, however, that the foregoing shall not prevent or unreasonably delay the Buyer from filing any such amendment or supplement should the Buyer determine upon advice of counsel that such filing is necessary or appropriate.

          (c)   The Buyer will notify the Sellers' Agent promptly upon the receipt of any comments from the SEC or its staff or any other government officials in connection with any filing made pursuant hereto and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement or any other filings or for additional information and will supply the Sellers' Agent with copies of all correspondence between such Party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement, or any other filing. Each of the Buyer and the Sellers will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 5.3 to comply in all material respects with all applicable requirements of Law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement or any other filing, the Buyer will promptly inform the Sellers' Agent of such occurrence and cooperate in filing with the SEC or its staff or any government officials.

        Section 5.4.    Form S-3 Resale Registration Statement.    As provided in the Stockholders Agreement, within five Business Days following the Closing, the Buyer will prepare and file with the SEC a Registration Statement on Form S-3 with respect to the resale of the Consideration Shares by Sellers (the "S-3 Registration Statement"). Sellers shall provide all information relating to Sellers necessary for inclusion in the S-3 Registration Statement to satisfy all requirements of applicable state and federal securities laws. The Buyer and Sellers shall be solely responsible for any statement, information or omission in the S-3 Registration Statement relating respectively to the Buyer and such Seller or their respective Affiliates based upon written information furnished by the Buyer or Sellers. The Buyer will respond to any comments of the SEC and will use its commercially reasonable best efforts to have the

S-3 Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. The Buyer will use its commercially reasonable best efforts to provide the Sellers' Agent a reasonable opportunity to review and comment on any amendment or supplement to the S-3 Registration Statement; provided, however, that the foregoing shall not prevent or unreasonably delay the Buyer from filing any such amendment or supplement should the Buyer determine upon advice from counsel that such filing is necessary or appropriate.

        Section 5.5.    Foreign Securities.    The Company and Sellers shall use their commercially reasonable best efforts to assist the Buyer to the extent reasonably necessary to comply with the securities and blue sky laws of France and all other jurisdictions which are applicable in connection with the transaction contemplated by this Agreement.

        Section 5.6.    Conduct of Business of the Buyer.    During the period from the date of this Agreement to the Closing Date, except as otherwise expressly contemplated by this Agreement or as consented to by the Sellers' Agent in advance in writing, the Buyer shall:

          (a)   conduct its business and operations only in the Ordinary Course of Business and use commercially reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with material customers, suppliers, distributors, licensors, licensees and others having material or significant business relationships with it; and

          (b)   not:

              (i)  make any change in any of its present accounting methods and practices, except as required by changes in U.S. GAAP;

             (ii)  amend or cause or permit any amendments to its certificate of incorporation or bylaws or other governing or constituent documents;

            (iii)  declare, set aside or pay any cash or stock dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any of its capital stock; provided, however, that the Buyer may repurchase shares of Buyer Common Stock held by employees, officers, directors, consultants, independent contractors, advisors, or other persons performing services for Buyer or a subsidiary that are subject to agreements under which Buyer has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment or services;

            (iv)  acquire or agree to acquire by merging or consolidating with, or by purchasing all or any substantial portion of the assets or equity of, or by other manner, any business or any other Person or division thereof or otherwise agree to acquire directly or indirectly any assets which are material, individually or in the aggregate, to the Buyer and its business and which could reasonably be expected to materially adversely affect the consummation of the transactions contemplated herein; or

             (v)  take, or agree in writing or otherwise to take, any of the actions described in Sections 5.6(i) through 5.6(iv) above, or any action which could reasonably be expected to cause a material breach of the representations or warranties contained in ARTICLE IV or prevent the Buyer from materially performing or cause Buyer not to materially perform its covenants and agreements hereunder.

        Anything in this Section 5.6 or elsewhere herein to the contrary notwithstanding, nothing shall prevent or prohibit the Buyer from raising any capital, whether through borrowings, or any private or public offering of debt or equity securities, or otherwise, or entering into any business development, collaborative, licensing or other agreement or relationship with any other Person with respect to the development, manufacture, marketing or sale of any current or proposed product or technology of the Buyer.

        Section 5.7.    Regulatory Approvals.    The Buyer will execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, or which the Company may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. The Buyer will use its commercially reasonable best efforts to obtain all such authorizations, approvals and consents.

        Section 5.8.    Buyer Stockholders' Approval.    The Buyer will call a special meeting of its stockholders (the "Buyer Stockholder Meeting"), to be held within 35 days after the Proxy Statement shall have been approved by the SEC, to submit the issuance of Consideration Shares in connection with the transactions contemplated hereby, and related matters for the consideration and approval of the Buyer stockholders. The Proxy Statement will include a statement to the effect that the Buyer's Board of Directors has recommended that Buyer stockholders vote in favor of the issuance of Consideration Shares in connection with the transactions contemplated hereby, unless the Buyer's Board of Directors determines in good faith, after consultation with legal counsel, that in order to comply with its fiduciary duties under applicable Law it can no longer make such a recommendation. Such meeting will be called, held and conducted, and any proxies will be solicited, in compliance with applicable Law.

        Section 5.9.    NASDAQ Listing.    The Buyer agrees to authorize for listing on NASDAQ the Consideration Shares issuable, and those required to be reserved for issuance, in connection with this Agreement, upon official notice of issuance.

        Section 5.10.    Board Representation.    Prior to or on the Closing Date, the Buyer shall (a) set its authorized number of members of its Board of Directors at six (6), it being understood that five of such Board seats will be reserved for existing or new representatives of the Buyer, (b) appoint Michel Kaczorek to the Buyer's Board of Directors. The Buyer agrees to nominate Mr. Kaczorek (assuming he is willing to serve) as part of the slate of nominee directors at the Buyer's next annual stockholders meeting, provided that the Buyer does not reasonably determine after consultation with outside counsel that doing so would be a breach of fiduciary duty by the Buyer's Board of Directors.

        Section 5.11.    Reasonable Best Efforts.    Each of the Sellers, the Sellers' Agent, the Managers, and the Buyer shall cooperate and use their commercially reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws or Contracts or otherwise to consummate and make effective the transactions contemplated by this Agreement and the other Transaction Agreements to the extent each such Party has the power to do so. Without limiting the generality of the foregoing, each Seller as regards itself, the Managers, and the Buyer shall, and the Managers shall cause the Company to (a) make all filings (if any) and give all notices (if any) required to be made or given by such Party in connection with the transactions contemplated by this Agreement, including filings with and notices to any applicable Governmental Entities, (b) use all reasonable best efforts to obtain each Consent (if any) required to be obtained (pursuant to Law or the terms of any Contract or Governmental Authorization or otherwise) by such Party in connection with the transactions contemplated by this Agreement and (c) use all reasonable best efforts to lift any restraint, injunction or other legal bar to the consummation of the transactions contemplated by this Agreement. Each Seller as regards itself, the Managers as regards such Managers, and the Company, shall promptly deliver to the Buyer a copy of each such filing made, each such notice given and each such Consent requested and obtained by any of them. Subject to the terms and conditions of this Agreement, each Party hereto, at the reasonable request of the other Party hereto, shall execute and deliver such other instruments, and shall do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

        Section 5.12.    Confidentiality.    The information exchanged between the Parties in connection with the preparation and the consummation of this Agreement and of the Transaction shall be treated as confidential and shall not be disclosed by any Party hereto other than to its fund subscribers officers, directors, Affiliates, employees, accountants, lawyers, bankers, auditors and other advisors on a need-to-know basis, provided that they agree to be bound by similar terms of confidentiality; provided, however, that for purposes of this Section 5.12, the following information shall not be treated as confidential: (a) information that is or becomes generally known or available to the public, other than as a result of a disclosure by a disclosing Party in violation of the provision hereof, (b) information that was known by the Parties to whom disclosure is made prior to receiving such information from the disclosing Party as demonstrated by written records, (c) information that is required to be disclosed pursuant to applicable Law or pursuant to regulatory filings or filings with stock exchanges or fund subscribers or by any Governmental Entity, provided that wherever practical, prompt notice of such disclosure is given to the other Party such that the other Party will have a reasonable opportunity to contest such disclosure, or (d) information that is required to be disclosed for the purpose of any dispute arising from the execution, performance or termination of this Agreement.

        Section 5.13.    Public Announcements.    Each of the Parties hereby agrees with the other Party that (a) except as may be required for a Party to comply with the requirements of any applicable Law or Governmental Entity with respect to such Party, any press release or similar public announcement or communication concerning the execution or performance of this Agreement shall be provided to the other Party in advance of release for such other Party's review and comment and the releasing Party will in good faith consider all reasonable comments; and (b) except as contemplated in the foregoing clause (a), no press release or similar public announcement or communication shall ever be made or caused to be made concerning the execution or performance of this Agreement, unless specifically approved in advance by the other Party, provided, however, that (i) upon execution of this Agreement, the Parties shall mutually issue a single, joint press release with respect to the Transaction, and (ii) after the Closing Date, (1) Buyer may freely issue press releases or similar public announcements or communications with respect to the business, affairs and prospects of the Company, and (2) the Sellers may freely issue at a time of their choosing press releases or similar public announcements or communications concerning the transactions contemplated by this Agreement, provided they are approved by the Buyer in advance of release, which approval shall not be unreasonably withheld.

        Section 5.14.    Tax Matters.

          (a)   Tax Treatment.    The Sellers, the Company and the Buyer hereby acknowledge and agree that an election under Section 338 of the Code (or any similar provision of the law of any state or other taxing jurisdiction) will be made with respect to the Company and any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

          (b)   Transfer Taxes.    All excise, sales, use, transfer (including real property transfer or gains), stamp, documentary, filing, recordation, and other similar taxes, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties, attributable to the transactions contemplated by this Agreement (the "Transfer Taxes"), shall be borne by the Party on which they are primarily imposed under applicable Law; provided, that each Seller shall pay his or its pro rata portion of any such Transfer Taxes imposed upon the Company. Any Tax Returns that must be filed in connection with Transfer Taxes shall be prepared and filed when due by the Party primarily or customarily responsible under the applicable local Law for filing such Tax Returns, and such Party will use its reasonable efforts to provide such Tax Returns to the other Party at least 10 days prior to the Due Date for such Tax Returns. Sellers shall be solely responsible for any income and capital gain Taxes due, if any, as a result of the sale of the Shares to the Buyer in exchange for the Acquisition Price.

          (c)   Filing of Tax Returns.    The Company shall prepare and file or cause to be prepared and filed on a timely basis all Tax Returns with respect to the Company and its Subsidiaries that are due on or before the Closing Date. The Company shall prepare all Tax Returns that are due after the Closing Date with respect to the Company for all Pre-Closing Periods in a manner consistent with past practice of the Company unless otherwise required by applicable Law. The Company and its Subsidiaries shall prepare and file or cause to be prepared and filed all other Tax Returns and reports of the Company.

        Section 5.15.    Notice of Developments.

          (a)   The Buyer will promptly advise Sellers in writing (i) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of the Buyer contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect, together with a proposed amendment or supplement to the Buyer Disclosure Schedule relating thereto, (ii) the breach of any covenant by the Buyer or the occurrence of any event that makes the satisfaction of any of the conditions set forth in ARTICLE VI impossible or unlikely, and (iii) of any Buyer Material Adverse Effect.

          (b)   Each Seller will give prompt written notice to the Buyer, with a copy to the other Sellers, of any development causing or which could reasonably be expected (including with the giving of notice or the passage of time) to cause a material breach of or inaccuracy in any representations or warranties of any of such Seller, including if such representations or warranties were given as of the time of such development. Each Seller will give prompt written notice to the Buyer, with a copy to the other Sellers, if any such Seller becomes aware of the breach of any covenant of such Sellers or any Seller or the Company in this Agreement or the occurrence of any event that makes the satisfaction of any of the conditions set forth in ARTICLE VI impossible or unlikely.

          (c)   Managers will give prompt written notice to the Buyer, with a copy to the other Sellers, of any development causing or which could reasonably be expected (including with the giving of notice or the passage of time) to cause a material breach of or inaccuracy in any representations or warranties of the Managers, including if such representations or warranties were given as of the time of such development, together with a proposed amendment or supplement to the Managers Disclosure Schedule relating thereto. The Managers will give prompt written notice to the Buyer, with a copy to the other Sellers, if any Managers or the Company becomes aware of the breach of any covenant of the Managers in this Agreement or the occurrence of any event that makes the satisfaction of any of the conditions set forth in ARTICLE VI impossible or unlikely.

          (d)   No disclosure by a Party pursuant to this Section 5.15, however, shall be deemed to amend or supplement the Buyer Disclosure Schedule or Managers Disclosure Schedule for the purpose of the conditions set forth in Section 6.2(a) or Section 6.3(a), respectively. If, however, the Sellers shall determine in their discretion to waive the condition set forth in Section 6.2(a) notwithstanding any modification or supplement to the Buyer Disclosure Schedule, or the Buyer shall determine in its discretion to waive the condition set forth in Section 6.3(a) notwithstanding any modification or supplement to the Managers Disclosure Schedule, then, in either such event, the updated Buyer Disclosure Schedule or Managers Disclosure Schedule shall be the final Buyer Disclosure Schedule or Managers Disclosure Schedule for all purposes of this Agreement.

        Section 5.16.    Exclusivity.    Neither Sellers, nor the Company will, nor will they permit any of their respective Affiliates or their or such Affiliates' respective officers, directors, employees, agents and representatives or anyone else acting for them or their Affiliates, directly or indirectly, to: (a) supply any third party or other Person with information which could reasonably be expected to lead to a Third

Party Acquisition or to inquiries or proposals with respect thereto; (b) initiate, solicit, encourage, negotiate, accept or discuss any transaction or series of related transactions with a third party or other Person (other than the Buyer and its Affiliates) involving any recapitalization, restructuring, financing, merger, consolidation, sale or encumbrance or other business combination transaction or extraordinary corporate transaction of the Company or all or any significant part of the assets or equity or the business and properties of Company or any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the acquisition of the Company by Buyer contemplated hereby (any transaction described in this clause (b) is referred to as a "Third Party Acquisition"); or (c) enter into any Contract, agreement, arrangement or understanding with a third party or other Person that would have the effect of causing the Sellers to or would otherwise delay, abandon or terminate the acquisition of the Company by the Buyer contemplated hereby, provided, however, that, subject to the provisions set forth in Section 5.1 above, nothing herein shall preclude the Company or the Sellers from engaging in usual and customary business development, collaboration or licensing activities that would not reasonably be expected to preclude or have a material adverse effect on the proposed transaction. Neither the Sellers, nor the Company is engaged in any current discussions or negotiations with any Third Party or Person relating to a Third Party Acquisition or which could possibly result in a Third Party Acquisition. The Sellers and the Company shall promptly advise the Buyer of any inquiry, indication of interest or proposal with respect to, or that could reasonably be expected to lead to, a Third Party Acquisition or any request for nonpublic information relating to the Company or any of its Subsidiaries (including the identity of the person making or submitting such, inquiry, indication of interest, proposal or request), and thereafter shall keep the Buyer fully and promptly informed as to the status of, and any developments with respect to any of the same.

        Section 5.17.    Responsibility for Transaction Expenses.    Sellers hereby agree that Transaction Expenses shall be the sole responsibility of the Sellers, except for the Reimbursed Expenses which the Buyer has agreed to make on behalf and upon instruction of the Sellers, which payments shall be the sole responsibility of the Buyer.

        Section 5.18.    Sellers' Agent.    Each of the Sellers shall irrevocably appoint the Sellers' Agent as its agent (mandataire) pursuant to Articles 1984 et. seq. of the French Civil Code in connection with the enforcement of the provisions of this Agreement and the completion of the transactions contemplated hereby, pursuant to such terms and conditions to be agreed between the Sellers and the Sellers' Agent, which terms and conditions shall provide that the Sellers' Agent agree to be bound by the terms and conditions of this Agreement as though original parties hereto and that such Sellers' Agent shall be required to execute and deliver counterpart signatures to this Agreement if requested by the Buyer or Sellers. The Sellers' Agent shall not be entitled to terminate its appointment of the Sellers' Agent unless it has first obtained the agreement of another Person to replace it as the Sellers' Agent hereunder.

        Section 5.19.    Employment Agreements, Noncompetition Agreements.    Contemporaneously with the execution and delivery of this Agreement:

          (a)   The existing employment agreements between the Company and Gordon Waldron, Caroline Roussel, Roger Lahana, Jamal Temsamani and Luc-Andre Granier shall be modified in a manner mutually satisfactory to the Buyer and such Persons, to be effective upon the Closing, as provided for in the respective drafts of the amendments of their employment contracts dated November 2, 2004;

          (b)   The Buyer and Michel Kaczorek shall enter into the Kaczorek Employment Agreement which shall be effective as of the Closing (Mr. Kaczorek and the individuals specified in Section 5.19(a), hereinafter referred to as the "Key Employees"), as provided for in the draft of the amendment of his employment contract dated November 2, 2004; and

          (c)   The existing noncompetition agreements between the Company and the Key Employees shall be modified in a manner mutually satisfactory to the Buyer and the Key Employees, to be effective upon the Closing, as provided for in the respective drafts of the amendments of their noncompetition agreements dated November 2, 2004.

        Section 5.20.    Indemnification, Exculpation and Insurance.

          (a)   Buyer agrees to cause the Company to maintain in effect in accordance with their terms all rights to indemnification, exculpation from liabilities and reimbursement of expenses for acts or omissions occurring at or prior to the Closing Date now existing in favor of the current or former directors or officers of the Company as provided in their organizational documents and any indemnification contracts between the Company and their respective current or former directors and officers, copies of all of which have been delivered to the Buyer.

          (b)   In the event that Buyer or its successors or assigns (i) causes the Company to consolidate with or merge into any other Person and the Company is not the continuing or surviving corporation or Person of such consolidation or merger or (ii) the Company transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision will be made so that such successor or assign assumes the obligations set forth in this Section 5.20.

          (c)   The provisions of this Section 5.20 are intended to be for the benefit of, and will be enforceable by, each indemnified Party, his or her heirs and his or her representatives.

          (d)   Each Seller hereby represents and warrants that he or it has no claim or action, nor is there any fact or circumstance which may give rise to any claims or actions by such Seller, against any current or former director or officer of the Company or any Managers (including but not limited to claims or actions relating to this Agreement or the transactions contemplated thereby), and further, upon the Closing hereunder, each Seller irrevocably waives any such claim or action, whether known or unknown, against any current or former director or officer of the Company or any Managers (including but not limited to claims or actions relating to this Agreement or the transactions contemplated thereby).

        Section 5.21.    Benefit Plans.

          (a)   As soon as administratively practicable after the Closing Date, Buyer shall take all reasonable action to cause the Company to maintain the Company employee benefit plans so that employees of the Company shall be entitled to participate in each employee benefit plan of the Company to the same extent as such employees participated prior to the Closing in accordance with French Law.

          (b)   Buyer shall cause the Company to honor and continue to be obligated to perform, in accordance with their terms, all benefit obligations to, and contractual rights of, current and former employees of the Company existing as of the Closing Date, as well as all employment or severance agreements, plans or policies of the Company, as any such agreements, plans or policies may be amended from time to time in accordance with applicable Law; provided, however, that all agreements which provide for any payment or benefit upon a change in control of the Company shall be terminated effective immediately after the Closing; provided, however, that the existing change in control agreements and the redwood success bonuses granted to the Key Employees in June 2004 shall continue in effect as they relate to the transactions contemplated by this Agreement, but not to any subsequent transactions.

          (c)   If employees of the Company become eligible to participate in a medical, dental or vision benefits plan of Buyer, Buyer shall, to the extent allowable under the terms of any such plan, cause each such plan to (i) waive any preexisting condition limitations to the extent such conditions are covered under the applicable medical, dental or vision benefits plans of Buyer, (ii) honor under such plans any deductible, co-payment and out-of-pocket expenses incurred by the employees and their beneficiaries during the portion of the calendar year prior to such participation and (iii) waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to such employee on or after the Closing Date to the extent such employee had satisfied any similar limitation or requirement under an analogous the Company employee benefit plan prior to the Closing Date.

          (d)   The Buyer agrees to offer to the key management employees of the Company listed on Exhibit D on the Closing Date options to purchase shares of the Buyer's Common Stock in the aggregate amount set forth on Exhibit D, to be allocated among such key management employees as Buyer shall determine, and subject to the terms and provisions of the standard form option agreement of the Buyer and the equity incentive plan of the Buyer.

        Section 5.22.    Company Derivative Securities.    Each of the Sellers, the Sellers' Agent, the Managers and the Buyer shall cooperate and use their commercially reasonable best efforts to cause the holders of Derivative Securities listed on Schedule 5.22 hereof and who are not Parties to this Agreement to waive the right to exercise and terminate their respective Derivative Securities as described on Schedule 5.22 hereto, without unreasonable cost or expense to the Company or the Buyer. The use of commercially reasonable best efforts shall not require any Party to pay any consideration to the holders of Derivative Securities listed on Schedule 5.22. Any cost or expense incurred by the Company or the Buyer which has been mutually agreed upon by Buyer and the Sellers' Agent in connection with such waiver and termination shall be included in Transaction Expenses hereunder.

ARTICLE VI
CONDITIONS TO CONSUMMATION OF THE TRANSACTION

        Section 6.1.    Conditions to Each Party's Obligations to Consummate the Transaction.    The respective obligations of each Party to consummate the transactions contemplated hereby is subject to the satisfaction at or prior to the Closing Date of the following conditions:

          (a)   No statute, rule, regulation, executive order, decree, Order, or injunction, or Proceeding initiated or threatened by a Governmental Entity shall have been enacted, entered, promulgated, enforced or commenced by any court or Governmental Entity which remains in force or pending or threatened (as applicable) and prohibits or seeks to prohibit the consummation of the transactions contemplated hereby, requires or seeks to require divestiture of any material assets of the Buyer or the Company or their respective Subsidiaries or requires or seeks to require any such assets to be held separate or orders or seeks material damages or other relief in connection therewith.

          (b)   There shall have been obtained at or prior to the Closing Date such permits or authorizations, and there shall have been taken such other action, as may be required to consummate the transactions contemplated hereby by any Governmental Entity having jurisdiction over the Parties and the actions herein proposed to be taken, including but not limited to requirements under applicable federal and state securities laws;

          (c)   The Proxy Statement, with respect to the Buyer Stockholder Meeting, shall not be subject to any enforcement proceedings commenced or threatened by the SEC;

          (d)   The principal terms of this Agreement and the issuance of the Consideration Shares issuable hereunder, shall have been approved and adopted by the Buyer Stockholder Meeting as required by NASDAQ and applicable Law;

        Section 6.2.    Further Conditions to the Sellers' Obligations.    The obligation of the Sellers to consummate the transactions contemplated hereby are further subject to satisfaction or waiver by the Sellers of the following conditions:

          (a)   the representations and warranties of the Buyer contained in this Agreement which are qualified as to materiality or as to a Buyer Material Adverse Effect or similarly qualified shall be true and correct in all respects as of the date hereof and at and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case, as of such date), and the representations and warranties of the Buyer contained in this Agreement which are not so qualified shall be true and correct in all material respects as of the date hereof and at and as of the Closing Date as if made at and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case, as of such date). For the purposes of determining whether the condition set forth in this Section 6.2(a) has been satisfied, all updates of, or modification to, the Buyer Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded;

          (b)   the Buyer shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by it on or prior to the Closing Date;

          (c)   no litigation or proceeding shall be threatened or pending for the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement or which could reasonably be expected to have a Buyer Material Adverse Effect.

          (d)   there shall not have been any Buyer Material Adverse Effect from the date hereof to the Closing Date, nor shall there exist any state of facts or condition which could reasonably be expected (with or without the passage of time or the giving of notice) to result in such a Buyer Material Adverse Effect;

          (e)   the Escrow Agreement shall have been executed by the Buyer and Escrow Agent;

          (f)    the Stockholders Agreement shall have been executed by the Buyer;

          (g)   the Buyer shall have delivered to the Sellers a certificate, dated the Closing Date, executed by the President or Chief Executive Officer of the Buyer, to the effect that each of the conditions specified above in Sections 6.2(a) and (b) is satisfied in all respects; and

          (h)   each of the documents required to be delivered by the Buyer to the Sellers under Section 1.11 shall have been so delivered.

        Section 6.3.    Further Conditions to the Buyer's Obligations.    The obligation of the Buyer to consummate the transactions contemplated hereby is further subject to the satisfaction or waiver by the Buyer at or prior to the Closing Date of the following conditions:

          (a)   the representations and warranties of any Seller or the Managers contained in this Agreement which are qualified as materiality or as to a Company Material Adverse Effect or similarly qualified (and those set forth in ARTICLE II) shall be true and correct in all respects as of the date hereof and at and as of the Closing Date as though such representations and warranties were made at and as of such date (except to the extent expressly made as of an earlier date, in which case, as of such date), and the representations and warranties of the Sellers or the Managers contained in this Agreement which are not so qualified (or set forth in ARTICLE II) shall be true and correct in all material respects as of the date hereof and at and as of the Closing Date as if made at and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case, as of such date). For the purposes of determining whether the condition set forth in this Section 6.3(a) has been satisfied all updates of, or modification to, the Managers

  Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded;

          (b)   the Sellers and the Managers shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by them on or prior to the Closing;

          (c)   no litigation or proceeding shall be threatened or pending for the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement, or which could reasonably be expected to have a Company Material Adverse Effect;

          (d)   an Investment Representation statement in substantially the form of Exhibit B shall have been executed and delivered by each Seller;

          (e)   the Escrow Agreement shall have been executed by the Escrow Agent, the Sellers and the Sellers' Agent;

          (f)    the Stockholders Agreement shall have been executed by Sellers and Sellers' Agent;

          (g)   irrevocable waivers in the form of Exhibit C shall have been executed and delivered by each of the Derivative Securities Holders.

          (h)   the Managers and Sellers shall have delivered to the Buyer a certificate, dated the Closing Date, executed by the Managers and each Seller to the effect that each of the conditions specified in Sections 6.3(a), (b) and (i) is satisfied in all respects;

          (i)    each of the Consents to the consummation of the transactions contemplated hereby that is identified in Section 3.4(a) and (b) shall have been obtained and shall be in full force and effect;

          (j)    each of the documents required to be delivered by the Sellers, the Managers, the Derivative Securities Holders, and the Company to the Buyer under Section 1.10 shall have been so delivered;

          (k)   there shall not have been any Company Material Adverse Effect from the date hereof to the Closing Date, nor shall there exist any state of facts or condition which could reasonably be expected (with or without the passage of time or the giving of notice) to result in such a Company Material Adverse Effect;

          (l)    the Kaczorek Employment Agreement and the modifications to employment agreements with the other Key Employees, and the modifications to the noncompetition agreements with each of the Key Employees as provided in Section 5.19, shall each be in full force and effect as of the Closing; and

          (m)  the Managers shall have delivered or caused to be delivered to the Buyer a statement setting forth the amount of cash and cash equivalents, accounts receivable and accounts payable of the Company as of a date not earlier than five Business Days preceding the Closing Date which statement shall provide that the amount of cash and cash equivalents of the Company as of the Closing Date shall be not less than (i) 2,500,000 Euros if the Closing Date shall occur on or before January 31, 2005, (ii) 1,400,000 Euros if the Closing Date shall occur after January 31, 2005 but prior to February 28, 2005, or (iii) 700,000 Euros if the Closing Date shall occur after February 28, 2005 but prior to March 31, 2005. Such statement will be unaudited and is intended only to be an indication of such cash and cash equivalents, accounts receivable and accounts payable.

ARTICLE VII
INDEMNIFICATION AND REMEDIES

        Section 7.1.    Survival; Right to Indemnification Not Affected by Knowledge.    All representations, warranties, covenants, and obligations in this Agreement, the Managers Disclosure Schedule, the Buyer Disclosure Schedule, the certificate delivered pursuant to Section 6.3(h), and the certificate to be delivered pursuant to Section 6.2(g) and any other certificate or document delivered by the Sellers or the Buyer pursuant to this Agreement will survive the Closing. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations, will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation, subject to the disclosures set forth on the Managers Disclosure Schedule or the Buyer Disclosure Schedule, as modified or supplemented as provided in Section 5.15(d), as applicable. The waiver of any condition based on the performance of, or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such covenants, and obligations.

        Section 7.2.    Remedies for Breaches of Sellers.

          (a)   Indemnification.    Subject to the limitations set forth in Section 7.6(b) and (c), each Seller, acting for himself or itself, individually and solely in his or its capacity as a Seller and not as a Manager (individuellement et non solidairement) hereby agrees to indemnify, defend and hold Buyer and its successors and assigns (collectively, the "Buyer Indemnified Persons") harmless from and against any damages arising, directly or indirectly, from or in connection with:

              (i)  any inaccuracy in, or breach of any of the representations or warranties made by such Seller in ARTICLE II or in Schedule 1 (to the extent only that they relate to such Seller);

             (ii)  any failure to satisfy or comply with, or any breach of any covenants, promises or agreements of such Seller to be performed by such Seller hereunder;

            (iii)  any failure of such Seller to have good, valid and marketable title to the Shares free and clear of any Liens;

            (iv)  any Fraud or Willful Breach; and

             (v)  any claim by any Person for any such Seller's portion of Transaction Expenses, other than Reimbursed Expenses, incurred but unpaid by such Seller in connection with this Agreement and the transactions contemplated hereby.

          (b)   Time Limitations.    If the Closing occurs, no Seller will have liability for indemnification of Damages pursuant to Sections 7.2(a) (i) and (ii): (i) with respect to claims against the Contingent Consideration Escrow Sub-Account, unless on or before the 2005 Audit Date, or (ii) with respect to claims against the Earn-Out Escrow Indemnification Sub-Account, unless on or before the date that is 18 months following the Closing Date, the Buyer (A) provides the Sellers' Agent with a Buyer's Claim Notice and (B) provides the Escrow Agent with a Buyers' Escrow Claim Notice.

          (c)   Limitations on Amount.    Each Seller will have no liability for indemnification with respect to matters described in Sections 7.2(a)(i) and (ii) until the total of all Damages with respect to such matters exceeds such Seller's proportionate share, based upon Shares of the Company owned by such Seller, of US$20,000, in which event the Sellers shall be responsible for any and all Damages without regard to such limitation; provided, that the aggregate liability of each Seller for indemnification with respect to the matters described in Section 7.2(a)(i) and (ii) shall not exceed such Seller's proportionate share, based upon Shares of the Company owned by such Seller, of the difference between (i) either (A) the amount of the Contingent Consideration Escrow Sub-Account and the Earn-Out Escrow Indemnification Sub-Account if a claim is made prior to the 2005 Audit Date, or (B) the amount of the Earn-Out Escrow Indemnification Sub-Account if the claim is made after the 2005 Audit Date, and (ii) the Consideration Shares previously distributed to Buyer from such accounts pursuant to this Agreement and the Escrow Agreement. For the avoidance of doubt, after all Consideration Shares comprising the Contingent Consideration Escrow Sub-Account and the Earn-Out Escrow Indemnification Sub-Account have been distributed to Buyer and/or the Sellers, the Buyer shall have no further remedy with respect to matters described in Sections 7.2(a)(i) and (ii).

        Section 7.3.    Remedies to breaches of ARTICLE III.

          (a)   Reduction of Acquisition Price.    The Contingent Consideration and the First Earn-Out Payment to which each Seller is entitled under this Agreement shall be reduced by its proportionate share, based upon Shares of the Company owned by such Seller, of the amount of any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

              (i)  any breach or inaccuracy of any representation or warranty made by the Managers in ARTICLE III, the Managers' Disclosure Schedule (as may be modified or supplemented as provided in Section 5.15(d)), or any other certificate or document delivered by or on behalf of the Managers pursuant to this Agreement; provided, that if any of such representation or warranty of ARTICLE III or in the Managers' Disclosure Schedule contains a materiality qualifier, such materiality will be taken into consideration only for purposes of determining whether a breach of such representation or warranty containing the materiality qualifier has or has not occurred but, in the event it is determined that a breach of any such representation or warranty has occurred, the materiality qualifier shall be disregarded for purposes of determining the amount of the Damages resulting from such breach;

             (ii)  any breach by the Managers of any of their respective covenants or obligations in this Agreement; or

            (iii)  any claim by any Person for any Transaction Expenses, other than Reimbursed Expenses, incurred but unpaid in connection with this Agreement and the transactions contemplated hereby.

          (b)   Time Limitations.    If the Closing occurs, the Acquisition Price will not be reduced by the amount of Damages pursuant to Section 7.3(a)(i) and (ii): (i) with respect to claims against the Contingent Consideration Escrow Account unless on or before the 2005 Audit Date and (ii) with respect to claims against the Earn-Out Escrow Indemnification Sub-Account, unless on or before the date that is 18 months following the Closing Date, the Buyer notifies (A) the Sellers' Agent of one or more claims specifying the factual basis of each claim for Buyer's Damages in reasonable detail to the extent then known by the Buyer, including a fair estimation of each claim (the "Buyer's Claim Notice") and (B) the Escrow Agent of such Buyer's claims (the "Buyer's Escrow Claim Notice").

          (c)   Limitations on Amount.    The Sellers will have no liability for indemnification with respect to the matters described in Section 7.3(a)(i) and (ii) until the total of all Damages with respect to such matters exceeds US$20,000, in which event the Sellers shall be responsible for any and all Damages without regard to such limitation; provided, that the aggregate reduction of each Seller's proportionate share, based upon Shares of the Company owned by such Seller, of the Acquisition Price with respect to the matters described in Section 7.3(a)(i) and (ii) shall not exceed each

  Seller's proportionate share of the difference between (i) either (A), the amount of the Contingent Consideration Escrow Sub-Account and the Earn-Out Escrow Indemnification Sub-Account if a claim is made prior to the 2005 Audit Date, or (B) the amount of the Earn-Out Escrow Indemnification Sub-Account if the claim is made after the 2005 Audit Date and (ii) the proportionate share of the Consideration Shares previously distributed to Buyer from such accounts pursuant to this Agreement and the Escrow Agreement. For the avoidance of doubt, after all Consideration Shares comprising the Contingent Consideration Escrow Sub-Account and the Earn-Out Escrow Indemnification Sub-Account have been distributed to Buyer and/or the Sellers, the Buyer shall have no further remedy with respect to matters described in Section 7.3(a)(i) and (ii).

          (d)   For the avoidance of doubt, each Seller has agreed that its portion of the Acquisition Price deposited in the Contingent Consideration Escrow Sub-Account and the Earn-Out Escrow Indemnification Sub-Account is subject to the amount of Buyer's Damages which may be awarded to the Buyer with respect to the matters described in Section 7.3(a) upon mutual agreement between the Buyer and Sellers' Agent or upon Final Resolution, and, except as set forth in Section 7.7, the Buyer acknowledges that the Managers, acting in their capacity as Managers, shall have no liability for indemnification of Buyer's Damages.

        Section 7.4.    Indemnification by the Buyer.

          (a)   Indemnification.    The Buyer will indemnify and hold harmless the Sellers for, and will pay to the Sellers and its successors and assigns, the amount of any Damages arising, directly or indirectly, from or in connection with:

              (i)  any breach or inaccuracy of any representation or warranty made by the Buyer in this Agreement, the Buyer Disclosure Schedule, (as may be modified or supplemented as provided in Section 5.15(d)) or any other certificate or document delivered by or on behalf of the Buyer pursuant to this Agreement;

             (ii)  any breach by the Buyer of any of its covenants or obligations under this Agreement (other than payment of the Consideration Shares and Transaction Expenses as required by this Agreement);

            (iii)  any Fraud or Willful Breach; and

            (iv)  any failure of Buyer to pay the Consideration Shares and Transaction Expenses as required by this Agreement or to deliver good, valid and marketable title to the Consideration Shares to which each Seller is entitled free of any Liens, subject to the restrictions contemplated by this Agreement and the exhibits attached hereto.

          (b)   Time Limitations.    If the Closing occurs, the Buyer will have no liability for indemnification of Damages pursuant to Section 7.4(a)(i) and (ii): (i) with respect to claims against the Buyer's First Indemnification Cap, unless on or before the 2005 Audit Date, and (ii) with respect to claims against the Buyer's Second Indemnification Cap, unless on or before the date that is 18 months following the Closing Date, any of Sellers' Agent notifies (A) the Buyer of one or more such claims specifying the factual basis of each such claim in reasonable detail to the extent then known by the Sellers' Agent, including a fair estimation of each such claim (the "Sellers Claim Notice") and (B) the Escrow Agent of such Sellers' claims (the "Sellers' Escrow Claim Notice").

          (c)   Limitations in Amount.    The Buyer will have no liability for indemnification of Sellers' Damages with respect to matters described in Sections 7.4(a)(i) and (ii) until the total of all Sellers' Damages exceeds US$20,000, in which event the Buyer shall be responsible for any and all Sellers' Damages without regard to such limitation; provided, that the aggregate liability of the

  Buyer for indemnification with respect to matters described in Sections 7.4(a)(i) and (ii) shall not exceed the difference between (i) either (A) US$500,000 (the "Buyer's First Indemnification Cap") plus twenty-five percent (25%) of the US Dollar value of the First Earn-Out Payment earned by and deliverable to Sellers (the "Buyer's Second Indemnification Cap") if the claim is made prior to the 2005 Audit Date, or (B) the amount of the Buyer's Second Indemnification Cap if the claim is made after the 2005 Audit Date, and (ii) the amounts previously paid to Sellers by Buyer pursuant to this Section 7.4.

        Section 7.5.    Procedure for Indemnification.

          (a)   Promptly after receipt by the Buyer or a Seller (collectively, "Indemnified Person(s)") under Sections 7.2, 7.4 or 7.7 of notice of the commencement of any Proceeding against it, or Section 7.3 with respect to a claim for a reduction of the Acquisition Price, such Indemnified Person will, if a claim is to be made against the other Party under such Section (the "Indemnifying Person"), give notice to the Indemnifying Person of the commencement of such claim, but the failure to notify the Indemnifying Person will not relieve the Indemnifying Person of any liability that it may have to any Indemnified Person, except to the extent that the Indemnifying Person demonstrate that the defense of such action is actually prejudiced by the Indemnified Person's failure to give such notice.

          (b)   If any Proceeding referred to in Section 7.5(a) is brought against an Indemnified Person and it gives notice to the Indemnifying Person of the commencement of such Proceeding, the Indemnifying Person will be entitled to participate in such Proceeding and, to the extent that it wishes (unless any of the Indemnifying Persons, are also a Party to such Proceeding and the Indemnified Person determines in good faith that joint representation would be inappropriate), to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnified Person and, after notice from the Indemnifying Person to the Indemnified Person of its election to assume the defense of such Proceeding, the Indemnifying Person will not, as long as it diligently conducts such defense, be liable to the Indemnified Person under this Section 7.5 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the Indemnified Person in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the Indemnifying Person assumes the defense of a Proceeding, (i) no compromise or settlement of such claims may be effected by the Indemnifying Person without the Indemnified Person's consent unless (A) there is no finding or admission of any violation of Law or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnified Person, and (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Person; and (ii) the Indemnifying Person will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an Indemnifying Person of the commencement of any Proceeding and the Indemnifying Person does not, within ten days after the Indemnified Person's notice is given, give notice to the Indemnified Person of its election to assume the defense of such Proceeding, the Indemnifying Person will be bound by any determination made in such Proceeding or any compromise or settlement effected by the Indemnified Person.

          (c)   Notwithstanding the foregoing, if an Indemnified Person determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its Affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Person may, by notice to the Indemnifying Person, assume the exclusive right to defend, compromise, or settle such Proceeding, but the Indemnifying Person will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

          (d)   Each of the Parties hereby consents to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Section 7.5 with respect to such Proceeding or the matters alleged therein, and agrees that process may be served on the Parties with respect to such a claim anywhere in the world.

          (e)   For the purposes of this Section 7.5, any and all notices to be given to the Sellers may be given by the Buyer to the Sellers' Agent on behalf of the Sellers (and the Buyer shall not be obligated to give any such notice to all Sellers).

        Section 7.6.    Recourse to Escrow Agreement and Earn-Out Offset.

          (a)   The Buyer may set-off against the First Earn-Out Payment, to the extent of the Third Indemnification Sub-Account, which may be payable by the Buyer to any Sellers in accordance with Section 1.4(a), amounts to which the Buyer may, or may believe itself to be entitled in respect of Damages under Section 7.2(a) and Section 7.3(a).

              (i)  At the time the Buyer pays the First Earn-Out Payment to such Seller under Section 1.4(a), the Buyer may (A) give written notice (a "Setoff Notice") to the Sellers' Agent specifying in reasonable detail the nature and dollar amount of any claim(s) (each, a "Setoff Claim") for Damages that Buyer may then have under Section 7.2(a) or Section 7.3(a) (whether or not such claim has previously been asserted by the Buyer or the final resolution thereof is then pending) and (ii) notify forthwith a copy of the Setoff Claim to the Escrow Agent (the "Setoff Escrow Notice"), instructing the Escrow Agent to withhold the Buyer's Damages from the First Earn-Out Payment then otherwise payable to the Sellers in an amount equal to the full amount of any and all such Setoff Claims. Each share of Buyer Common Stock subject to the set off shall be valued in an amount equal to the Average Closing Price.

             (ii)  Unless the Sellers' Agent give written notice (a "Counter Notice") to the Buyer, with a copy to the Escrow Agent, disputing any Setoff Claim within 30 days following receipt by the Sellers' Agent of the Setoff Notice relating to such Setoff Claim, then the amount of Damages claimed by the Buyer in the Setoff Notice as to such Setoff Claim and the Buyer's right of setoff against the First Earn-Out Payment for satisfaction thereof, shall be deemed conclusively established, and the Sellers shall no longer be entitled to payment of such portion of the First Earn-Out Payment, and the Escrow Agent shall release and deliver to the Buyer the number of Consideration Shares withheld pursuant to Setoff Escrow Notice.

            (iii)  If the Sellers' Agent gives a timely Counter Notice with respect to any Setoff Claim set forth in a Setoff Notice and, after final resolution of such Setoff Claim by agreement or settlement of the Parties, by a court or other Governmental Entity or otherwise, the Buyer elects or is required to pay to the Sellers all or any part of the amount of the First Earn-Out Payment as to which the Buyer exercised the right of setoff set forth in this Section 7.6 in satisfaction of such resolved Setoff Claim (the "Released Earn-Out Payment Amount"), then the Escrow Agent shall release and deliver to the Seller a number of Consideration Shares withheld pursuant to Setoff Escrow Notice, equal to the Released Earn-Out Payment Amount to the Sellers' Agent for distribution to the Sellers, and shall deliver, if applicable, the remaining withheld Consideration Shares to the Buyer.

          (b)   If this Agreement is consummated, recovery from and/or offset against the Contingent Consideration Escrow Sub-Account, and the Reallocation Escrow Indemnification Sub-Account for matters listed in 7.3(a)(i) and (ii), and recovery from and/or offset against the Contingent Consideration Escrow Sub-Account and the Earn-Out Escrow Indemnification Sub-Account for matters listed in Sections 7.2(a)(i) and (ii) shall be the sole and exclusive remedy for the Buyer.

  No limitations set forth in this ARTICLE VII shall limit Buyer's remedies for matters listed in Section 7.2(a) (iii), (iv) and (v), Section 7.3(a)(iii) or Section 7.7.

          (c)   All payments made by Sellers under the provisions of this ARTICLE VII will be treated for all Tax purposes as adjustments of the purchase price except to the extent such treatment is not permitted by the applicable Tax Law. If the treatment as an adjustment to purchase price is disputed by any taxing authority, the Party receiving the notice of such dispute will promptly notify and consult with the other Party concerning resolution of such dispute.

        Section 7.7.    Remedies for Managers Fraud or Willful Breach.    Each Manager will, individually, indemnify and hold harmless the Buyer Indemnified Persons for, and will pay to the Buyer Indemnified Persons the amount of any Damages arising, directly or indirectly, from or in connection with any Fraud or Willful Breach of such Manager. Each Seller individually agrees to pay on a proportional basis based on the number of Shares of the Company any and all fees and expenses (including without limitation all attorney fees from a law firm selected by the Manager(s)) of the Manager(s) for defense of any claims unless and until a Final Resolution finding Fraud or Willful Breach on the claims occurs.

ARTICLE VIII
TERMINATION AND ABANDONMENT

        Section 8.1.    Termination.    This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

          (a)   by mutual written consent of the Sellers' Agent and the Buyer;

          (b)   by the Sellers' Agent on behalf of the Sellers if the Buyer fails to file the Proxy Statement with the SEC as provided in Section 5.3(b) above;

          (c)   by the Sellers' Agent on behalf of the Sellers if the Buyer fails to hold a Buyer Stockholder Meeting on or before (i) February 28, 2005 (if the SEC shall not have elected to review the Proxy Statement) or (ii) April 28, 2005 (if the SEC shall have elected to review the Proxy Statement), as provided in Section 5.8 above;

          (d)   by the Buyer if the stockholders of the Buyer fail to approve the issuance of Consideration Shares at the Buyer Stockholders Meeting as provided in Section 5.8 above;

          (e)   by the Sellers' Agent on behalf of the Sellers or the Buyer at any time after February 28, 2005 (or March 31, 2005 if the SEC shall elect to review the Proxy Statement), if the Closing shall not have occurred by such date; provided, however, that (i) the Buyer may elect to extend the March 31, 2005 date if the SEC shall elect to review the Proxy Statement to April 30, 2005, if it is not practical to hold the Buyer Stockholder Meeting by March 31, 2005 as a result of such SEC review, conditioned upon making a loan to the Company of 500,000 Euros on commercial terms, and (ii) the right to terminate this Agreement under this Section 8.1 shall not be available to (A) the Sellers, if any Seller has or the Managers has breached any of its representations, warranties or covenants hereunder in any material respect and such breach has been the cause of or resulted in the failure of the Closing to occur on or before such date or (B) the Buyer, if the Buyer has breached any of its representations, warranties or covenants hereunder in any material respect and such breach has been the cause of or resulted in the failure of the Closing to occur on or before such date. If the Buyer shall elect to extend the date as provided in clause (c)(i) above and the Closing Date does not occur by April 30, 2005 for any reason other than a breach or default by Sellers or the Managers hereunder, the loan of the Buyer to the Company shall be forgiven; or

          (f)    by the Sellers' Agent on behalf of the Sellers or the Buyer upon written notice to the other Party, if the Buyer, or the Sellers, as applicable shall have breached or failed to perform in any material respect any of its respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.2(a) or (b) or Section 6.3(a) or (b), as applicable, and (ii) cannot be or has not been cured within 30 days after the giving of written notice by the Sellers or the Buyer to the other, as applicable.

        Section 8.2.    Procedure for, and Effect of Termination.    In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by the Parties hereto pursuant to Section 8.1 hereof, written notice thereof shall be given by a Party so terminating to the other Party and this Agreement shall forthwith terminate and shall become null and void and of no further effect, and the transactions contemplated hereby shall be abandoned without further action by the Company, the Sellers or the Buyer. Upon termination of this Agreement pursuant to the provisions of Section 8.1(a), (b), (c), (d) or (e) above, neither Party shall have any further duty, liability or obligation to the other Parties under this Agreement. The provisions of Sections 5.2(b), Section 5.12 and ARTICLE VII shall survive any termination of this Agreement. Each Party's right of termination under Section 8.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies.

ARTICLE IX
WAIVERS OF PRE-EMPTIVE RIGHTS, RIGHTS OF
FIRST REFUSAL, TAG-ALONG AND SIMILAR RIGHTS

        Section 9.1.    Waiver of Notices, Pre-Emptive Rights, Rights of First Refusal, Tag-Along and Similar Rights.    In connection with the sale and exchange of the Shares by Sellers, and the consummation of the transactions contemplated hereby, each of the Sellers hereby irrevocably waives (a) any and all rights to receive written notice of the proposed sale and exchange of the Shares as contemplated herein, (b) any and all pre-emptive rights, or rights of first refusal or any similar rights to acquire any of the Shares under the Articles of Association of the Company, as amended, any other charter or governing instrument of the Company, or that certain Stockholders Agreement dated December 20, 2000, as amended, among the Sellers (the "Sellers Stockholders Agreement"), or any other agreement or understanding to which the Company or any of Sellers is a Party, and (c) any and all rights to sell of their respective Shares pursuant to any tag-along rights, or any similar rights, pursuant to the Articles of Association of the Company, as amended, any other charter or governing instrument of the Company, the Sellers Stockholder Agreement, or any other agreement or understanding to which the Company or any of Sellers is a Party.

ARTICLE X
MISCELLANEOUS PROVISIONS

        Section 10.1.    Entire Agreement; Amendment.    This Agreement (including the Managers Disclosure Schedule and the Buyer Disclosure Schedule and the Exhibits and Annexes hereto) constitutes the entire agreement of the Parties relating to the subject matter hereof and supersedes all other prior agreements, negotiations, discussions, arrangements and understandings between the Parties both oral and written regarding such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the Managers Disclosure Schedule (other than an exception expressly set forth as such in the appropriate Schedule of the Managers Disclosure Schedule with respect to a specifically identified representation or warranty), the statements in the body of this Agreement shall control. This Agreement may be amended, supplemented, amended and restated or otherwise changed or modified only by a written agreement duly executed by the Buyer and the Sellers' Agent.

        Section 10.2.    Severability.    Each Article, Section, subsection, term and provision (or part thereof) of this Agreement shall be considered severable, and if, for any reason, any such Article, Section, subsection, term or provision (or part thereof) herein is determined by a court or other Governmental Entity of competent jurisdiction to be invalid and contrary to, or in conflict with any existing or future Law or regulation, such determination shall not impair the operation of, or otherwise affect the remaining Articles, Sections, subsections, terms or provisions (or parts thereof) of this Agreement, and the latter will continue to be given full force and effect and bind the Parties hereto; and said invalid Articles, Sections, subsections, terms or provisions (or parts hereof) shall be deemed not a part of this Agreement.

        Section 10.3.    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) upon receipt if delivered personally, (ii) five Business Days after being mailed by registered or certified mail, postage prepaid, return receipt requested, (iii) two Business Days after it is sent by an internationally recognized commercial overnight courier service, or (iv) upon transmission, if sent via facsimile (with confirmation of receipt) to the Parties at the following address (or telecopy number in the case of facsimile transmission), or at such other address for a Party as shall be specified upon prior notice given in the manner contemplated by this Section 10.3:

          (a)   if to the Sellers' Agent, to

      Telecopy:
      Attention:

      with a copy to:

      Telecopy:
      Attention:

          (b)   if to the Buyer, to:

      Sonus Pharmaceuticals, Inc.
      22026 20th Avenue SE
      Bothell, WA 98021
      Telecopy: (425) 489-3936
      Attention: Michael Martino, President and CEO

      with a copy to:

      K.C. Schaaf, Esq.
      Stradling Yocca Carlson & Rauth
      660 Newport Center Drive, Suite 1600
      Newport Beach, CA 92660
      Telecopy: (949) 725-4100

        Section 10.4.    Governing Law; Jurisdiction.    This Agreement shall be governed by, enforced under and construed in accordance with the laws of the State of Delaware applicable to Contracts made and to be performed entirely within the State of Delaware, without giving effect to any choice or conflict of law provision or rule thereof. Except as provided in Section 1.4(c), each of the Parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York or the United States District Court for the Southern District of New York for any litigation, proceeding or action arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation, proceeding or action relating thereto except in such courts). Each of the Parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation, proceeding or action arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States District Court for the Southern District of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation, proceeding or action brought in any such court has been brought in an inconvenient forum. Each Party hereto hereby consents to process being served in any such litigation, proceeding or action by the mailing of a copy thereof to the address set forth in Section 10.3 hereof below its name and agrees that such service upon receipt shall constitute good and sufficient service of process or notice thereof. Nothing in this paragraph shall affect or eliminate any right to serve process in any other manner contemplated by applicable Law.

        Section 10.5.    Descriptive Headings.    The descriptive headings herein are inserted for convenience of reference only and shall in no way be construed to define, limit, describe, explain, modify, amplify, or add to the interpretation, construction or meaning of any provision of, or scope or intent of, this Agreement nor in any way affect this Agreement.

        Section 10.6.    Counterparts.    This Agreement may be signed in multiple counterparts and all signed copies of this Agreement will together constitute one original of this Agreement. This Agreement shall only be deemed valid and effective once all of the Buyer, Sellers, Managers, the Company Option Holders (excluding those listed on Schedule 5.22, if any) and the Company Warrant Holders (excluding those listed on Schedule 5.22, if any) have executed and delivered this Agreement. Prior to the execution and delivery by all of such Parties, any of such Parties may by written notice withdraw their signature on this Agreement from the other Parties hereto.

        Section 10.7.    Assignment.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto (whether by operation of law or otherwise) without the prior written consent of the other Parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

        Section 10.8.    Fees and Expenses.    Whether or not this Agreement and the transactions contemplated hereby are consummated, and except as otherwise expressly set forth herein, including with respect to Transaction Expenses, all costs and expenses (including legal and financial advisory fees and expenses) incurred in connection with, or in anticipation of, this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses.

        Section 10.9.    Interpretation.    Throughout this Agreement, nouns, pronouns and verbs shall be construed as masculine, feminine, neuter, singular or plural, whichever shall be applicable. Unless otherwise specified, all references herein to "Section" or "Article" shall refer to corresponding provisions of this Agreement. Unless otherwise specified, all references herein to "Schedules" "Exhibits" or "Appendices" are references to the Schedules, Exhibits and Appendices of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they are deemed to be followed by the words "without limitation." In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement. Unless otherwise specified in the Agreement, Sellers act individually, and not jointly or severally.

        Section 10.10.    No Third Party Beneficiaries.    Except as expressly provided in this Agreement, this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the Parties hereto; provided, however, that this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns.

        Section 10.11.    Waivers.    The failure of a Party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that Party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing and must be executed by the Party against whom enforcement is sought (which, in the case of any Seller, may be the Sellers' Agent).

        Section 10.12.    Specific Performance.    The Parties agree that irreparable damages would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly hereby agreed that the Parties shall be entitled to an injunction or injunctions to prevent actual breaches or threatened breaches of this Agreement and to otherwise enforce specifically, and obtain equitable relief in connection with, the terms and provisions hereof in any court of the United States or any state having jurisdiction, all of the foregoing, in addition to any other remedy to which they are entitled at law or in equity and without the necessity of proving damages or posting a bond or other security.

        Section 10.13.    Time.    If the last day permitted for the giving of any notice or the performance of any act required or permitted under this Agreement falls on a day which is not a Business Day, the time for the giving of such notice or the performance of such act will be extended to the next succeeding Business Day.

        Section 10.14.    Exchange Rate.    For the avoidance of doubt, all Euro-denominated amounts referred in this Agreement or in the notices sent by the Parties to the Escrow Agent or in their attachments shall be converted to US Dollars on the basis of an exchange rate equal to the Euro to US$ exchange rate applicable the day before Closing, which exchange rate for purpose of the Escrow Agreement shall be specified as a fixed exchange rate in the Escrow Agreement.

ARTICLE XI
DEFINITIONS

        Section 11.1.    Defined Terms.    As used herein, the terms below shall have the following meanings.

        "2005 Audit Date" has the meaning set forth in Section 1.5(b)(i).

        "Accounts Receivable" has the meaning set forth in Section 3.20.

        "Acquisition Price" has the meaning set forth in Section 1.2.

        "Adjusted Cash" means the aggregate cash and cash equivalents and marketable securities of the Company as defined by [the French Plan Comptable Général] as of December 31, 2004, less debt for money borrowed (including loans made by ANVAR) as of December 31, 2004, less any Transaction Expenses incurred and paid after December 31, 2004 in connection with the transaction as of the Closing Date, which are paid or payable or reimbursed or reimbursable in cash by Buyer, and plus the amount of the Research Tax Credit.

        "Affiliates" means, with respect to any Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For the purposes of this definition, a Person shall be regarded as in control of another corporation or non-corporate entity if it owns, or directly or indirectly controls at least 50% of the voting stock of the other entity or, (a) in the absence of the ownership of at least 50% of the voting stock of a corporation or (b) in the case of a non-corporate entity, if it has the power to direct or cause the direction of the management and policies of such corporation or non-corporate entity, as applicable. In the case of Sellers who are financial investors, the term "Affiliate" shall specifically exclude any corporate or non-corporate entity in which such Sellers hold for investment purposes shares, warrants, convertible debentures, securities or other ownership interests.

        "Agreement" has the meaning set forth in the Preamble.

        "Annual Financial Statements" has the meaning set forth in Section 3.5(a).

        "Applicable Contract" means any Contract (a) under which the Company has or may acquire any rights, (b) under which the Company has or may become subject to any obligation or liability, or (c) by which the Company or any of the assets owned or used by it is or may become bound.

        "Applicable Law" has the meaning set forth in Section 3.8(a)(i).

        "Average Closing Price" has the meaning set forth in Section 1.3(a) as such Average Closing Price may be adjusted pursuant to the last sentence of Section 1.3(a).

        "Average Value Event Trading Price" has the meaning set forth in Section 1.3(c).

        "Balance Sheet" has the meaning set forth in Section 3.5(a).

        "Business Day" shall mean any day other than a Saturday, a Sunday or other day which is a legal holiday or on which banks are closed in Seattle, Washington, United States of America.

        "Buyer" has the meaning set forth in the Preamble.

        "Buyer Common Stock" has the meaning set forth in Section 4.4.

        "Buyer Disclosure Schedule" has the meaning set forth in Section 4.3.

        "Buyer Financial Statements" has the meaning set forth in Section 4.6.

        "Buyer Indemnified Persons" has the meaning set forth in Section 7.2(a).

        "Buyer Material Adverse Effect" has the meaning set forth in Section 4.12.

        "Buyer Options" has the meaning set forth in the Recitals.

        "Buyer Rights" has the same meaning as the term "Rights" under the Buyer Rights Plan.

        "Buyer Rights Plan" means the Amended and Restated Right Agreement, date as of July 24, 2002, between the Company and U.S. Stock Transfer Corporation, as amended from time to time.

        "Buyer's Claim Notice" has the meaning set forth in the Section 7.3.

        "Buyer's Escrow Claim Notice" has the meaning set forth in Section 7.3.

        "Buyer Financial Statements" has the meaning set forth in Section 4.6.

        "Buyer's First Indemnification Cap" has the meaning set forth in Section 7.4(c).

        "Buyer's Second Indemnification Cap" has the meaning set forth in Section 7.4(c).

        "Buyer SEC Reports" has the meaning set forth in Section 4.6.

        "Buyer Securities" has the meaning set forth in Section 4.4.

        "Buyer Stockholder Meeting" has the meaning set forth in Section 5.8.

        "Closing" has the meaning set forth in Section 1.9.

        "Closing Date" has the meaning set forth in Section 1.9.

        "Closing Date Purchase Price" has the meaning set forth in Section 1.3(a).

        "Code" means the Internal Revenue Service Code of 1986, as amended, or any successor law, and the regulations issued by the Internal Revenue Service or any successor agency (and, to the extent relevant, the US Department of the Treasury) thereunder.

        "Company" has the meaning set forth in the Recitals.

        "Company Material Adverse Effect" means a material adverse change in, or effect on, the business, financial condition, results of operations of the Company other than any such change or effect (a) relating to general economic, regulatory or political conditions, except to the extent such change or effect disproportionately affects the Company (relative to other industry participants) or (b) relating to the healthcare industry, the life sciences industry or the pharmaceutical industry generally, except to the extent such change or effect disproportionately affects the Company (relative to other industry participants). Failure to pursue the first generation of Syn 1001 in its current configuration shall not, in and of itself, be deemed to cause a Company Material Adverse Effect.

        "Company Options" means options to purchase shares of capital stock of the Company.

        "Company Option Holders" has the meaning set forth in the Preamble.

        "Company Warrants" means warrants to purchase shares of capital stock of the Company.

        "Consent" means any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

        "Consideration Shares" means the shares of Buyer Common Stock that Buyer shall issue and deliver to Sellers as consideration for the acquisition of the Shares.

        "Contingent Consideration" has the meaning set forth in Section 1.5.

        "Contingent Consideration Escrow Deposit" has the meaning set forth in Section 1.5(b).

        "Contingent Consideration Escrow Sub-Account" has the meaning set forth in Section 1.5(b).

        "Contract" means any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

        "Counter Notice" has the meaning set forth in Section 6(a)(ii).

        "Damages" has the meaning set forth in Section 7.3(a).

        "Derivative Securities" means the Company Options and the Company Warrants, as set forth in the Recitals.

        "Derivative Securities Holder(s)" has the meaning set forth in the Preamble.

        "Dispute" has the meaning set forth in Section 1.4(c).

        "Due Date" means, with respect to any Tax Return, the date such return is due to be filed (taking into account any valid extensions).

        "Earn-Out Amount" has the meaning set forth in Section 1.4(a).

        "Earn-Out Escrow Deposit" has the meaning set forth in Section 1.4(d).

        "Earn-Out Escrow Sub-Account" has the meaning set forth in Section 1.4(d).

        "Earn-Out Escrow Indemnification Sub-Account" has the meaning set forth in Section 1.4(d).

        "Earn-Out Event(s)" has the meaning set forth in Section 1.4(a)(iii).

        "Earn-Out Payments" has the meaning set forth in Section 1.4(a)(i).

        "Environment" means soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

        "Environmental, Health, and Safety Liabilities" means any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of, or relating to:

          (a)   any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

          (b)   fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

          (c)   financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Entity or any other Person) and for any natural resource damages; or

          (d)   any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 USC. § 9601 et seq., as amended ("CERCLA").

        "Environmental Law" means any applicable Law that requires or relates to:

          (a)   advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

          (b)   preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

          (c)   reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

          (d)   assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

          (e)   protecting resources, species, or ecological amenities;

          (f)    reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

          (g)   cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

          (h)   making responsible Parties pay private Parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

        "Escrow Agent" has the meaning set forth in Section 1.6(a).

        "Escrow Agreement" has the meaning set forth in Section 1.6(b).

        "Escrow Deposits" has the meaning set forth in Section 1.6(b).

        "Exchange Act" has the meaning set forth in Section 4.6.

        "Facilities" means any real property, leaseholds, or other interests currently or formerly owned or operated by the Company and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by any such Person.

        "Final Resolution" means a binding and non-appealable court or arbitration decision which finally resolves any dispute arising out of a claim of any Party against one or more other Parties under this Agreement.

        "First Earn-Out Event" has the meaning set forth in Section 1.4(a)(i).

        "First Earn-Out Payment" has the meaning set forth in Section 1.4(a)(i).

        "Fraud" or "Willful Breach" means dol as defined by Article 1116 of the French Civil Code: Deception (dol) is a ground for annulment of a contract where the schemes used by one of the parties are such that it is obvious that, without them, the other party would not have entered into the contract. It may not be presumed, and must be proved.

        "French "GAAP" means French generally accepted accounting principals, consistently applied.

        "Governmental Authorization" means any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Entity or pursuant to any Law.

        "Governmental Entity" means any government or any agency, bureau, board, directorate, commission, court, department, official, political, subdivision, tribunal, or other instrumentality of any government, whether federal, state or local, domestic or foreign.

        "Hazardous Activity" means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Company.

        "Hazardous Materials" means any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

        "Indemnified Person" has the meaning set forth in Section 7.5(a).

        "Indemnifying Person" has the meaning set forth in Section 7.5(a).

        "Intellectual Property" has the meaning set forth in Section 3.14(b).

        "Intellectual Property Assets" means all of the Intellectual Property owned, licensed or otherwise used or held for use by the Company in the conduct of its business.

        "Interim Balance Sheet" has the meaning set forth in Section 3.5(a).

        "Kaczorek Employment Agreement" means an Employment Agreement, dated the date hereof, between Michel Kaczorek and the Buyer.

        "Key Employees" has the meaning set forth in Section 5.19(b).

        "Knowledge" means, for the purposes of this Agreement and all references to the "Knowledge of the Sellers or the Managers" herein, the Sellers and the Managers will be deemed to have Knowledge of any fact or matter if (i) any officer or director of the Company is actually aware of that fact or matter, or (ii) an officer or director of the Company could reasonably be expected to discover or otherwise become aware of such fact or matter after due inquiry, including due inquiry of employees, officers and directors of the Company. For the purposes of this Agreement and all references to the

"Knowledge of the Buyer" herein, the Buyer will be deemed to have Knowledge of any fact or matter if (a) any officer or director of the Buyer is actually aware of that fact or matter or (b) an officer or director of the Buyer could reasonably be expected to discover or otherwise become aware of such fact or matter after due inquiry, including due inquiry of employees, officers and directors of the Buyer.

        "Law(s)" means any federal, state, local, municipal, French, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

        "Lien" means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership other than Permitted Liens.

        "Major Customer" has the meaning set forth in Section 3.22.

        "Managers" has the meaning set forth in the Preamble of this Agreement.

        "Managers Disclosure Schedule" means a document, dated of even date with this Agreement and delivered by the Managers to the Buyer at the Closing, which refers to the representations and warranties of the Managers in this Agreement and which contains the information contemplated to be set forth in the Managers Disclosure Schedule by this Agreement and certain exceptions to the representations and warranties of the Managers provided by the Managers in ARTICLE III and otherwise under this Agreement. The Managers Disclosure Schedule shall be arranged in sections which correspond to the numbered and lettered paragraphs contained in ARTICLE III and otherwise in this Agreement (as applicable).

        "Mediation Period" has the meaning set forth in Section 1.4(c).

        "NASDAQ" means the NASDAQ National Market System or such other automated quotation system in which the Buyer Common Stock is then quoted if the Buyer Common Stock is not quoted on the National Market System.

        "Noncompetition Agreements" means two noncompetition agreements, dated the date of this Agreement, executed and delivered by Mr. Kaczorek and by Mr. Waldron in favor of the Buyer, containing certain agreements by Messrs. Kaczorek and Waldron with respect to noncompetition and nonsolicitation, effective as of the Closing Date.

        "Occupational Safety and Health Law" means any Law designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

        "Order" means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Entity or by any arbitrator.

        "Ordinary Course of Business" means with respect to any action taken by a Person, an action consistent with the past practices of such Person is taken in the ordinary course of the normal day-to-day operations of such Person.

        "Permitted Liens" means (a) Liens that arise out of Taxes not in default and payable without penalty or interest or the validity of which is being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with French GAAP, (b) workmen's, repairmen's or other similar Liens arising or incurred by the operation of law and in the Ordinary Course of Business in respect of obligations which are not overdue, and (c) minor title defects, recorded easements or Liens affecting real or personal property, which defects, easements or

Liens do not, individually or in the aggregate, impair the continued use, occupancy, value or marketability of title of the real or personal property to which they relate, assuming that the property is used on substantially the same basis as such property is currently being used by the Company.

        "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Entity.

        "Plans" has the meaning set forth in Section 3.9(a).

        "Pre-Closing Period" means any taxable period ending on or before the Closing Date and, with respect to any taxable period that includes but does not end on the Closing Date, the portion of such period that ends on and includes the Closing Date.

        "Pre-Closing Taxes" means any Taxes of the Company and its Subsidiaries attributable to Pre-Closing Periods; provided, that Pre-Closing Taxes shall not include the amount of any Taxes reflected as a current liability on the Balance Sheet or the Interim Balance Sheet or books of the Company as of the Closing.

        "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Entity or arbitrator.

        "Proxy Statement" has the meaning set forth in Section 5.3(a).

        "Qualified Product Candidate" has the meaning set forth in Section 1.4(a)(ii).

        "Reallocation Escrow Deposit" has the meaning set forth in Section 1.3(c).

        "Reallocation Escrow Sub-Account" has the meaning set forth in Section 1.3(c).

        "Reimbursed Expenses" has the meaning set forth in Section 1.8.

        "Related Person" means, (a) with respect to a particular individual: (a) each other member of such individual's Family, (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family, (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest, (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity); and (e) with respect to a specified Person other than an individual: (i) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person, (ii) any Person that holds a Material Interest in such specified Person, (iii) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity), (iv) any Person in which such specified Person holds a Material Interest, (v) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity) and (vi) any Related Person of any individual described in clause (ii) or (iii).

For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse and former spouses, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of voting securities or other voting interests representing at least 10% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in a Person.

        "Release" means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

        "Released Earn-Out Payment Amount" has the meaning set forth in Section 7.6(a)(iii).

        "Research Tax Credit" means the research tax credit (credit d'impôt recherché) of the Company for the fiscal year ended December 31, 2001 in the amount of approximately 864,454 Euros which becomes due on December 31, 2004 and is payable in the first quarter of 2005.

        "Research Tax Credit Escrow Sub-Account" has the meaning set forth in Section 1.3(b).

        "S-3 Registration Statement" has the meaning set forth in Section 5.4.

        "Second Earn-Out Event" has the meaning set forth in Section 1.4(a)(i).

        "Second Earn-Out Payment" has the meaning set forth in Section 1.4(a)(i).

        "SEC" has the meaning set forth in Section 4.6.

        "Securities Act" means the Securities Act of 1933, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

        "Seller" and "Sellers" has the meaning set forth in the Preamble.

        "Sellers' Agent" has the meaning set forth in Section 5.18.

        "Sellers Claim Notice" has the meaning set forth in Section 7.4(b).

        "Sellers Escrow Claim Notice" has the meaning set forth in Section 7.4(b).

        "Sellers Stockholders Agreement" has the meaning set forth in Section 9.1.

        "Setoff Claim" has the meaning set forth in Section 7.6(a)(i).

        "Setoff Escrow Notice" has the meaning set forth in Section 7.6(a)(i).

        "Setoff Notice" has the meaning set forth in Section 7.7.

        "Shares" has the meaning set forth in the Recitals.

        "Stockholders Agreement" has the meaning set forth in Section 1.10(a)(iv).

        "Subsidiary" of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or more than 50% of the equity interests of which) is owned directly or indirectly by such person.

        "Taxes" means (a) any tax, governmental fee or other like assessment or charge of any kind whatsoever; including withholding on amounts paid to or by any Person, federal and state income taxes, real property gains taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, capital stock taxes, real and personal property taxes, environmental taxes, transfer taxes, severance taxes, alternative or add-on minimum taxes, and custom duties, together with any interest, penalty, addition to tax or additional amount imposed by any Tax Authority or Governmental Entity responsible for the imposition of any such tax; (b) any liability for the payment of any amount of the type described in the immediately preceding clause (a) as a result of the Company being a member of an affiliated, consolidated, combined or similar group with any other Person at any time on or prior to the Closing Date; and (c) any liability for the payment of any amount of the type described in clause (a) or clause (b) above as a result of any express or implied obligation to indemnify or otherwise assume or succeed to the liability of any other Person.

        "Taxing Authority" means any Governmental Entity, U.S., French, or otherwise, having jurisdiction over the assessment, determination, collection or other imposition of any Tax.

        "Tax Returns" means all returns, reports, statements, declarations, estimates and forms or other documents (including any related or supporting information), required to be filed with respect to any Taxes.

        "Third Party Acquisition" has the meaning set forth in Section 5.16.

        "Threat of Release" means a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

        "Transaction" has the meaning set forth in Section 1.1.

        "Transaction Agreements" means, together this Agreement, the Kaczorek Employment Agreement, the Waldron Employment Agreement, the Noncompetition Agreements, the Escrow Agreement, the Company Option Holders waivers, and the Stockholders Agreement.

        "Transaction Expenses" has the meaning set forth in Section 1.8.

        "Transaction Expenses Notice" has the meaning set forth in Section 1.8.

        "Transfer Taxes" has the meaning set forth in Section 5.14(b).

        "Unaudited Financial Statements" has the meaning set forth in Section 3.5(a).

        "U.S. GAAP" means United States generally accepted accounting principles, consistently applied.

        "Value Event" has the meaning set forth in Section 1.3(c).

* * * * *

        IN WITNESS WHEREOF, each of the undersigned has caused this Stock Purchase Agreement to be duly signed as of the date first above written.

SONUS PHARMACEUTICALS, INC.

By:	/s/ MICHAEL MARTINO
	Name:	Michael Martino
	Title:	President and Chief Executive Officer

By:	/s/ NEILE GRAYSON, PHD
	Name:	Neile Grayson, PhD
	Title:	Vice President, Strategic Planning and Business Development

[Signature Page to Amended and Restated Stock Purchase Agreement Dated December 22, 2004]
APAX FRANCE IV FCPR		BANEXI VENTURES II FCPR
By:	/s/ MICHEL KACZOREK	By:	/s/ GORDON WALDRON
LOMBARD ODIER IMMUNITY FUND FCP		3i TECHNOLOGY 2001 FCPR
By:	/s/ MICHEL KACZOREK	By:	/s/ PATRICK DOUIN
P/S BI BIOMEDICINSK VENTURE III		PRIVATE EQUITY DIRECT FINANCE
By:	/s/ GORDON WALDRON	By:	/s/ MICHEL KACZOREK
Michel KACZOREK		SORIDEC SA
		By:	/s/ GORDON WALDRON
A/S BIOMEDICINSK VENTURE II		RENDEX SA
By:	/s/ GORDON WALDRON	By:	/s/ MICHEL KACZOREK

[Signature Page to the Amended and Restated Stock Purchase Agreement Dated December 22, 2004]
SOFILARO SA		HEALTHCAP COINVEST KB
By:	/s/ MICHEL KACZOREK	By:	/s/ MICHEL KACZOREK
SOFIMAC SA		MISTRAL INVESTISSEMENTS SA
By:	/s/ GORDON WALDRON	By:	/s/ GORDON WALDRON
ALTAMIR & Cie SCA		HEALTHCAP KB
By:	/s/ MICHEL KACZOREK	By:	/s/ MICHEL KACZOREK
Roger LAHANA		Gavril PASTERNAK
By:	/s/ CAROLINE ROUSSEL	By:	/s/ MICHEL KACZOREK
Caroline ROUSSEL		Daniel KACZOREK
		By:	/s/ MICHEL KACZOREK

[Signature Page to the Amended and Restated Stock Purchase Agreement Dated December 22, 2004]
MERCURE BIOTECH		SARL MADELON
By:	/s/ GORDON WALDRON	By:	/s/ GORDON WALDRON
Philippe CLAIR		Jean-Paul MANNECY
By:	/s/ CAROLINE ROUSSEL	By:	/s/ MICHEL KACZOREK
MEDICIS VENTURES Gmbh &Co KG		Gordon WALDRON
By:	/s/ LAURENT GANEM
FOCAL AUDIO INTERNATIONAL		Anouk CARAUX
By:	/s/ GORDON WALDRON	By:	/s/ GORDON WALDRON
KIMED BETEILIGUNGEN AG		Gérard GRASSY
By:	/s/ MICHEL KACZOREK	By:	/s/ GORDON WALDRON

[Signature Page to the Amended and Restated Stock Purchase Agreement Dated December 22, 2004]
Philippe BERTA		Guillaume CALAS
By:	/s/ MICHEL KACZOREK	By:	/s/ MICHEL KACZOREK
Olivier CALAS		Anthony REES
By:	/s/ GORDON WALDRON	By:	/s/ GORDON WALDRON
Jean CARAUX		Denis LONDEIX
By:	/s/ MICHEL KACZOREK	By:	/s/ MICHEL KACZOREK
Christian POLICARD		Luc-André GARNIER
By:	/s/ MICHEL KACZOREK	By:	/s/ CAROLINE ROUSSEL
Jamal TEMSAMANI		Jean-Michel SCHERRMANN
By:	/s/ CAROLINE ROUSSEL	By:	/s/ MICHEL KACZOREK

[Signature Page to the Amended and Restated Stock Purchase Agreement Dated December 22, 2004]
Antony BLANC
By:	/s/ GORDON WALDRON
ERHVERVSUDVIKLINGSFORENINGEN BANKINVEST BIOMEDICINSK VENTURE I
By:	/s/ GORDON WALDRON

        Erhvervsudviklingsforeningen BankInvest Biomedicinsk Venture I is required to make a reservation as to Article II of the Stockholders Agreement and as a consequence thereof and only with regard to these provisions to Sections 1.3(c), 1.10(a)(iv), 1.11(e), 2.2 and 6.3.(f) of this Agreement, as the fund is not permitted to enter into agreements that decrease the liquidity of the instruments that the fund invests its assets according to the Danish Act on Mutual Funds, Special Purpose Mutual Funds and other Collective Investment Schemes section 92(1) cf. 109(4). Consequently the said provisions shall not be legally binding for the fund to the extent that such provisions restrict the liquidity of its shares. However, it is the non-binding intention of the fund to comply with the provisions as set out in a letter of intent issued by the fund to the Buyer in connection with entering into the Agreement. Subject to this reservation, the fund agree to the Agreement.

Appendix 1.4(b)(i)

        Buyer and the Company will support a steady state of at least two regulatory preclinical programs for products of Buyer and Company (whether or not Qualified Product Candidates) within the combined development plan of the Company and Buyer until the Earn-Out Amount has been paid or for 5 years (which ever comes first).

        The final choice of these programs and the various "go / no go" decisions during the 5 year period will be decided by the Buyer's Project Committee, Strategic Committee and Board of Directors in the exercise of commercially reasonable discretion.

        Decisions for project selection and investment will incorporate the following criteria:

          1.     Scientific viability;

          2.     Market opportunity and

          3.     Economic feasibility.

        Factors to be considered in determining the criteria above shall include, without limitation, available personnel with the requisite knowledge and experience, technological changes, available financial resources, the enforceability or defensibility of intellectual property rights relating to any Qualified Product Candidate, and the availability of compounds and other supplies necessary to pursue a preclinical program.

Appendix B

EXHIBIT A
FORM OF STOCKHOLDERS AGREEMENT

        THIS STOCKHOLDERS AGREEMENT (this "Agreement") is made and entered into as of                        , 2005 by and between Sonus Pharmaceuticals,Inc., a Delaware corporation ("Buyer"), and the undersigned Stockholders of Buyer (collectively the "Stockholders") with reference to the following recitals.

R E C I T A L S

        A.    Buyer and the Stockholders have entered into that certain Amended and Restated Stock Purchase Agreement dated as of December 22, 2004 (the "Stock Purchase Agreement"), providing for the sale of all outstanding shares of capital stock of Synt:em S.A. (the "Acquisition"), a French société anonyme (the "Company"). The Stock Purchase Agreement contemplates that upon consummation of the Acquisition, (i) the holders of shares of capital stock of the Company ("Company Stock") will receive shares of common stock of Buyer ("Buyer Common Stock") in exchange for their shares of Company Stock, (ii) the holders of Company Options and Company Warrants who exercise their Company Options or Company Warrants on or before the Closing Date will receive shares of Buyer Common Stock for shares of Company Stock received upon such exercise, and (iii) the Company will become a wholly owned subsidiary of Buyer.

        B.    Pursuant to the Stock Purchase Agreement, Stockholders will become the beneficial owners of Registrable Securities (defined below). Buyer and Stockholders desire that Buyer grant Stockholders certain registration rights regarding the Registrable Securities in order to facilitate Stockholder's ability to liquidate those securities. In addition, Stockholders have agreed to certain restrictions on the sale or transfer of certain shares of Buyer Common Stock received in connection with the Stock Purchase Agreement.

        C.    As an inducement and condition to entering into the Stock Purchase Agreement, Buyer has agreed that Stockholders will be entitled to the registration rights as set forth in this Agreement, and Stockholders have agreed to certain covenants as set forth herein.

        ACCORDINGLY, THE PARTIES AGREE AS FOLLOWS:

ARTICLE I.
DEFINITIONS

        For purposes of this Agreement, these terms have these meanings:

        "Business Day" means any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in the City of New York are authorized by law, regulation or executive order to close.

        "Buyer Common Stock" has the meaning set forth in the recitals.

        "Closing Date" means the date of the closing of the Acquisition.

        "Common Stock" means the common stock, $0.001 par value per share, of Buyer.

        "Delay Notice" has the meaning set forth in Article III, Section 5(b).

        "Exchange Act" means the Securities Exchange Act of 1934, as amended or any successor federal statute, and the rules and regulations thereunder, as the same are in effect from time to time.

        "Holder" means any Stockholder and any permitted assignee of all or any of Stockholder's registration rights under this Agreement.

        "Lock-up Shares" has the meaning set forth in Article II, Section 1(a).

        "Material Development Condition" has the meaning set forth in Article III, Section 5(b).

        "Other Holders" has the meaning set forth in Article III, Section 3.

        "Person" means an individual or entity.

        "Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented.

        "Registrable Securities" means the Shares, but only so long as such Shares are held by such Stockholder or another Holder or a permitted transferee as provided in Article II, Section 1(e) and Article III, Section 9.

        "Registration Expenses" has the meaning set forth in Article III, Section 6.

        "Registration Statement" means any registration statement within the scope of Article III, Section 2 or Article III, Section 3 of this Agreement that covers any of the Registrable Securities, including the Prospectus included therein, all amendments and supplements to that Registration Statement, including post-effective amendments, and all exhibits and all materials incorporated by reference in that Registration Statement.

        "Requesting Securityholder" has the meaning set forth in Article III, Section 3.

        "Restricted Security" has the meaning set forth in Article III, Section 1.

        "Rule 144" means Rule 144 adopted under the Securities Act, as amended from time to time, or any successor rule that may be adopted by the SEC.

        "Rule 415" means Rule 415 adopted under the Securities Act, as amended from time to time, or any successor rule that may be adopted by the SEC.

        "SEC" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

        "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder, as the same are in effect from time to time.

        "Shares" means the Common Stock issued to Stockholders in the Acquisition and any other securities later issued, as a result of or in connection with any stock dividend, stock split or reverse stock split, combination, recapitalization, reclassification, merger, consolidation, exchange or distribution in respect of the Common Stock issued to Stockholders in the Acquisition.

        "Shelf Registration Period" has the meaning set forth in Article III, Section 2(b).

        "Shelf Registration Statements" has the meaning set forth in Article III, Section 2(a).

        "Stock Purchase Agreement" has the meaning set forth in the recitals.

        "Underwritten Offering" means a registered offering in which securities of Buyer are sold to an underwriter for reoffering to the public.

Except where expressly indicated otherwise, all references to sections in this Agreement are to sections of this Agreement. Unless the context otherwise requires, all capitalized terms not defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement.

ARTICLE II.
RESTRICTIVE PROVISIONS

        1.     Lock-Up Agreement.

          (a)   Except as provided in Article II, Section 1(e), each Stockholder hereby severally, and not jointly, agrees that it will not (i) offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Shares which constitute the Closing Date Purchase Price under the Stock Purchase Agreement (the "Lock-up Shares") or securities convertible into or exchangeable or exercisable for any Lock-up Shares, (ii) enter into a transaction which would have the same effect, (iii) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-up Shares, whether any such aforementioned transaction is to be settled by delivery of the Lock-up Shares or such other securities, in cash or otherwise, or (iv) publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement (unless, without in any way limiting the restrictions in clauses (i) through (iii) above, in the reasonable judgment of Stockholder, such disclosure is required under Schedule 13D under the Exchange Act, or by other legal or regulatory requirement).

          (b)   Except as provided in Article II, Section 1(e), the restrictions set forth in Article II, Section 1(a) shall lapse on December 31, 2005.

          (c)   Each Stockholder further severally and not jointly, agrees that Stockholder shall not effect any sale, transfer or other disposition of any Shares unless:

              (i)  such sale, transfer or other disposition is made in conformity with the volume and other requirements of Rule 144 under the Securities Act;

             (ii)  such sale, transfer or other disposition is effected pursuant to an effective registration statement under the Securities Act;

            (iii)  an authorized representative of the SEC shall have rendered written advice to Stockholder to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to such proposed sale, transfer or other disposition, and a copy of such written advice and all other related communications with the SEC shall have been delivered to Buyer; or

            (iv)  Stockholder shall have furnished Buyer with a written opinion of counsel, reasonably satisfactory to Buyer, to the effect that such sale, transfer or other disposition will not require registration of such shares under the Securities Act.

          (d)   Anything herein to the contrary notwithstanding, the restrictions set forth in Article II, Section 1(a) shall lapse as provided in Article III, Section 2(b).

          (e)   Notwithstanding Article II, Sections 1(a)-(b) above, Shares may be transferred (i) in the case of an individual, to any member of the immediate family of such individual or to any trust for the benefit of the individual or any such family member or members, (ii) in the case of an entity, to any shareholder, general or limited partner of affiliate of such Holder; provided that written notice is given to Buyer and such assignee or transferee agrees in writing to be bound by all of the terms and provisions of this Agreement.

          (f)    The restrictions set forth in Article II, Section 1(a) shall not be waived, released or otherwise modified for the benefit of any Holder, unless similar restrictions of each of the other Holders are waived, released or otherwise modified to the same extent and with respect to a number of securities that bears the same proportion to the total number of securities of each of the Holders bound by any such restriction as the number of securities of any such Holder affected by any such waiver, release or modification bears to the total number of such Holder's securities bound by such similar restriction.

ARTICLE III.
REGISTRATION RIGHTS

        1.     Securities Subject to this Agreement.    The securities entitled to the benefits of this Agreement are the Registrable Securities but, with respect to any particular Registrable Security, only so long as such securities continue to be Restricted Securities and only so long as such securities are held by a Holder or permitted transferee or assignee. A Registrable Security that has ceased to be a Registrable Security cannot thereafter become a Registrable Security. A "Restricted Security" is a Registrable Security (i) which has not been sold pursuant to an effective Registration Statement in accordance with the intended plan and method of distribution therefor set forth in the final Prospectus forming part of such Registration Statement, (ii) which has not been sold pursuant to Rule 144, and (iii) which cannot, at that time, be sold by its Holder, together with all other Registrable Securities (or securities that would be Registrable Securities but for operation of this clause (iii)) beneficially owned by such Holder, without limitations as to volume under Rule 144. Buyer acknowledges and agrees that if on or after the second anniversary of the Closing Date, such Stockholder provides Buyer with an opinion of counsel stating that such Stockholder is not an "affiliate" as that term is defined under the Securities Act and has not been an affiliate during the preceding three months, Buyer shall cause to be removed any restrictive legends from the stock certificates issued to such Stockholder in the Acquisition.

        2.     Shelf Registration.

          (a)   General.    Buyer shall use its commercially reasonable best efforts to file with the SEC a Registration Statement within five Business Days following the Closing Date relating to the resale, from time to time, of all the Registrable Securities (the "Shelf Registration") in accordance with the plan and method of distribution set forth in the Prospectus included in such Registration Statement (the "Shelf Registration Statement"), subject to the receipt by Buyer of all information relating to the Holders and the plan and method of distribution necessary to allow Buyer to comply with its filing requirements pursuant to Form S-3 under the Securities Act. Buyer shall promptly respond to any SEC comments to such Shelf Registration Statement. The Buyer will use its commercially reasonable efforts to provide the Sellers' Agents a reasonable opportunity to review and comment on the Shelf Registration Statement. Buyer shall file amendments to the Shelf Registration Statements to reflect transfers of Registrable Securities to any Holder following the new Holder's delivery to Buyer of its written assumption of obligations contemplated by Article IV, Section 4 of this Agreement.

          (b)   Effective Period.    Buyer will use its commercially reasonable best efforts to cause the Shelf Registration Statement to become effective within 9 months of the Closing Date and keep the Shelf Registration Statement continuously effective until the earliest of (i) the date on or following the second anniversary of the Closing Date (subject to extension as provided in Article III, Section 4(b)) on which all Registrable Securities may be immediately sold by the Holders without registration and without restriction as to the number of Registrable Shares to be sold, or (ii) the date on which all Registrable Securities are no longer Restricted Securities (the "Shelf Registration Period"). In the event, for any reason, the Registration Statement for the Shelf Registration is not declared effective within 9 months of the Closing Date, the restrictive provisions set forth in Section 1(a) of Article II above shall terminate as of 9 months following the Closing Date. The termination of such restrictive provisions shall be the sole remedy to the Sellers for the Buyer's default of this Section 2(b).

          (c)   Inclusion of Other Securities.    Buyer and any other holder of Buyer's securities who have existing contractual registration rights may include its securities in the Shelf Registration effected pursuant to this Section 2. Buyer agrees not to enter into any subsequent agreement which would allow any other person to include its securities in the Shelf Registration.

          (d)   Withdrawal.    Subject to Article III, Section 5(b), Buyer will withdraw the Shelf Registration Statement upon: (i) the receipt from the SEC of a written request for withdrawal or (ii) having obtained the written request of the Holders of a majority of the Registrable Securities covered by the Shelf Registration Statement.

        3.     Piggyback Registration.    If, on or before the eighth anniversary of the Closing Date, Buyer proposes to file a registration statement with respect to any class of its equity securities, whether for its own account (other than in connection with a registration statement on Form S-4 or S-8 or any successor or substantially similar form), or for the account of a holder of securities of Buyer pursuant to demand registration rights granted by Buyer to such holder (a "Requesting Securityholder"), or for the registration of securities for sale by Buyer on a continuous or delayed basis pursuant to Rule 415, in either case, then Buyer shall give written notice of such proposed filing to all Holders at least 20 days before the anticipated filing date of such registration statement. Notwithstanding the foregoing, (i) during the time when the Shelf Registration Statement contemplated by Article III, Section 2(b) is effective and not suspended or withdrawn, and (ii) after two years following the Closing Date, then the piggyback registration rights under this Section 3 shall apply only to Underwritten Offerings. In either case, that notice shall offer to all Holders the opportunity to have any or all of the Registrable Securities held by the Holders included in that registration statement. Each Holder desiring to have its Registrable Securities registered under this Section 3 shall so advise Buyer in writing within 15 days after the date of receipt of such notice (which request shall set forth the amount of Registrable Securities for which registration is requested). Buyer shall use its commercially reasonable best efforts to include in that registration statement all the Registrable Securities so requested to be included therein. Notwithstanding the foregoing, if in connection with an Underwritten Offering the managing underwriter or underwriters of any such proposed public offering advises Buyer in writing that the total amount or kind of securities which the Holders, Buyer and any other Persons (the "Other Holders") intend to be included in such proposed public offering is sufficiently large to materially and adversely affect the success of such proposed public offering, then the amount or kind of securities to be offered for the accounts of Holders and Other Holders shall be reduced as follows: (i) if such Registration Statement is a primary registration on behalf of Buyer, Buyer will include in such registration (A) first, all securities to be offered by Buyer and (B) second, up to the full amount of securities requested to be included in such registration by the Holders and the Requesting Securityholders having contractual rights to include securities in such underwritten offering (allocated pro rata among the Holders and Requesting Securityholders having contractual rights to include securities in such underwritten offering on the basis of the amount of securities requested to be included therein by each such Holder or Requesting Securityholder), so that the total amount of securities to be included in such offering is the full amount that, in the written opinion of such managing underwriter or underwriters, can be sold without materially and adversely affecting the success of such offering; and (ii) if such Registration Statement is an underwritten secondary registration on behalf of such Requesting Securityholders, Buyer will include in such registration: (A) first, all securities of such Requesting Securityholders requested to be included therein and (B) second, up to the full amount of securities requested to be included in such registration by the Holders and other persons (allocated pro rata among such Holders and such other persons on the basis of the amount of securities requested to be included therein by each such Holder or other person), provided that if such allocation would result in the Holders including less than 25% of the securities to be allocated pursuant to this clause (B), the Holders shall be allocated 25% of the securities to be allocated pursuant to this clause (B) and the remaining securities shall be allocated pro rata among the remaining persons, so that, in either case, the total amount of securities to be included in such offering is the full amount, that in the written opinion of such managing underwriter or underwriters, can be sold without materially and adversely affecting the success of the offering. Anything to the contrary in this Agreement notwithstanding, Buyer may withdraw or postpone a registration statement referred to in this Section 3 at any time before it becomes effective, without obligation to any Holder. If an offering in connection with which a Requesting Securityholder is entitled to registration under this Section 3 is an Underwritten Offering, any Requesting Securityholder whose Registrable Securities are included in the Registration Statement shall, unless otherwise agreed by Buyer, offer and sell the Registrable Securities in an Underwritten Offering using the same underwriter or underwriters and, subject to this Agreement, on the same terms and conditions as other shares of Common Stock included in the Underwritten Offering.

        4.     Registration Procedures.

          (a)   General.    Subject to Article III, Sections 5(b) and (c), in connection with Buyer's registration obligations pursuant to Article III, Section 2 and, to the extent applicable, Article III, Section 3, Buyer shall:

            (i)  prepare and file with the SEC: (A) a new Registration Statement or such amendments and post-effective amendments to an existing Registration Statement as may be necessary to keep the Registration Statement effective for the time period set forth herein, and (B) any amendments and post-effective amendments to any Shelf Registration Statement, any Prospectus and any supplements to any Prospectus included in any Shelf Registration Statement, as may be requested by any Holder of Registrable Securities to reflect (1) any changes to the plan of distribution contained in the Prospectus included in such Shelf Registration Statement or (2) the identity of any transferee of Registrable Securities, provided that, as soon as practicable, but in no event later than three (3) Business Days (unless such Registration Statement relates to an Underwritten Offering in which case such period shall be one (1) Business Day) before filing any Registration Statement, any related Prospectus or any amendment or supplement thereto, other than any amendment or supplement made solely as a result of incorporation by reference of documents filed with the SEC subsequent to the filing of such Registration Statement, Buyer shall furnish to the Holders of the Registrable Securities covered by the Registration Statement and the underwriters, if any, copies of all such documents proposed to be filed;

           (ii)  notify the selling Holders of Registrable Securities and the managing underwriters, if any, promptly: (A) when a new Registration Statement, Prospectus or any Prospectus supplement or post-effective amendment has been filed and, with respect to any new Registration Statement or post-effective amendment, when it has become effective, (B) of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose, (C) of any suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (D) if there is a misstatement or omission of a material fact in any Registration Statement, Prospectus or any document incorporated therein by reference or if any event occurs that requires the making of any changes in any Registration Statement, Prospectus or any document incorporated therein by reference in order to make the statements therein (in the case of any Prospectus, in the light of the circumstances under which they were made) not misleading; provided that upon any occurrence specified in clauses (B), (C) or (D) Buyer shall use its commercially reasonable best efforts to, at the earliest practicable date, obtain a withdrawal of any stop order, the lifting of any suspension of the qualification or exemption from qualification or amend the Registration Statement, Prospectus or any document incorporated therein by reference in order to make the statements therein (in the case of any Prospectus, in the light of the circumstances under which they were made) not misleading;

          (iii)  if reasonably requested by the managing underwriter or underwriters or a Holder of Registrable Securities being sold in connection with an Underwritten Offering, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and the Holders of a majority of the Registrable Securities being sold in such Underwritten Offering agree should be included therein relating to the sale of the Registrable Securities including, without limitation, information with respect to the total number of shares of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering, and promptly make all required filings of such Prospectus supplement or post-effective amendment;

          (iv)  furnish to each selling Holder of Registrable Securities and each managing underwriter, if any, without charge, (i) preliminary drafts of the Registration Statement as they become available, and (ii) as many conformed copies as may reasonably be requested of the then effective Registration Statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

           (v)  deliver to each selling Holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the then effective Prospectus (including each Prospectus subject to completion) and any amendments or supplements thereto as such Persons may reasonably request;

          (vi)  use commercially reasonable best efforts to register or qualify or cooperate with the selling Holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any selling Holder of Registrable Securities or underwriter reasonably requests in writing, provided that Buyer will not be required to: (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, but for this paragraph (vi), (B) subject itself to general taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

         (vii)  otherwise use commercially reasonable best efforts to comply in all material respects with all applicable rules and regulations of the SEC relating to such registration and the distribution of the securities being offered and make generally available to its securities holders earnings statements satisfying Section 11(a) of the Securities Act;

        (viii)  cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc.;

          (ix)  subject to the proviso in paragraph (vi) above, cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the selling Holders or the underwriters, if any, to complete the disposition of such Registrable Securities (other than as may be required by the governmental agencies or authorities of any foreign jurisdiction and other than as may be required by a law applicable to a selling Holder by reason of its own activities or business other than the sale of Registrable Securities);

           (x)  cooperate with the selling Holders of Registrable Securities, the underwriters, if any, and their respective counsel, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates will not bear any restrictive legends; and cause such certificates to be in such denominations and registered in such names as the selling Holders or managing underwriters, if any, shall request; and

        As a condition precedent to the participation in any registration hereunder, Buyer may require each selling Holder of Registrable Securities as to which such registration is being effected to furnish to Buyer such reasonable information regarding such Person and the distribution of such securities as Buyer may from time to time request.

          (b)   Discontinuance.    Each Holder of Registrable Securities shall, upon receipt of any notice from Buyer of the happening of any event of the kind described in Article III, Section 4(a)(ii),(B)(C) or (D) forthwith discontinue disposition of Registrable Securities pursuant to the then current Registration Statement until: (A) such Holder is advised in writing by Buyer that a new Registration Statement covering the offer of Registrable Securities has become effective under the Securities Act or (B) such Holder receives copies of any required supplemented or amended Prospectus, or until such Holder is advised in writing by Buyer that the use of the Registration Statement may be resumed. If so directed by Buyer, on the happening of such event, each Holder will deliver to Buyer (at Buyer's expense) all copies, other than permanent file copies then in such Holder's possession, of the Registration Statement covering such Registrable Securities at the time of receipt of such notice.

        5.     Certain Limitations on Registration Rights.

          (a)   Hold-Back Election.    In the case of the registration of any underwritten primary offering initiated by Buyer (other than any registration by Buyer on Form S-4 or Form S-8 or any successor or substantially similar form and in which the Holders participate in any amount, and other than in connection with (i) an employee stock option, stock purchase or compensation plan or of securities issued or issuable pursuant to any such plan or an acquisition of any securities or assets of another entity, or (ii) a dividend reinvestment plan) or any underwritten secondary offering initiated at the request of a Requesting Securityholder, each Holder that includes Registrable Securities therein or is offerred the opportunity to include Registrable Securities therein but declines to participate in the offering, agrees not to effect any public sale or distribution of securities of Buyer, except as part of such underwritten registration, during the period beginning 15 days prior to the expected date of execution of an underwriting agreement relating to such underwritten offering and ending 90 days after such closing date (or such shorter period as may be agreed to between the underwriters thereof and Buyer or any other security holder of Buyer selling securities in such offering), provided that the officers and directors of Buyer and the other participants in the offering are bound by the same restrictions. These restrictions shall not be waived, released or otherwise modified for the benefit of any person (including any Holder) subject to such restrictions, unless similar restrictions of each of the other such persons are waived, released or otherwise modified to the same extent and with respect to a number of securities that bears the same proportion to the total number of securities of each of the persons bound by any such restriction as the number of securities of any such person affected by any such waiver, release or modification bears to the total number of such person's securities bound by such similar restriction. The parties acknowledge that the expected date of execution of an underwriting agreement shall be made in the good faith determination of the managing underwriter of such offering and communicated in writing to such Holders.

          (b)   Material Development Condition.    With respect to any Registration Statement filed or to be filed pursuant to Article III, Section 2, if Buyer determines that, in its reasonable and good faith judgment, it would (because of the existence of, or in anticipation of, any acquisition or corporate reorganization or other transaction, financing activity, stock repurchase involving Buyer or any subsidiary, or the unavailability for reasons substantially beyond Buyer's control of any required financial statements) require public disclosure by Buyer of material non-public information that is not included in such Registration Statement and that immediate disclosure of such information would be seriously detrimental to Buyer (a "Material Development Condition"), Buyer shall, notwithstanding any other provisions of this Agreement, be entitled, upon the giving of a written notice that a Material Development Condition has occurred (a "Delay Notice") from Buyer to any Holder of Registrable Securities included or to be included in such Registration Statement: (i) to cause sales of Registrable Securities by such Holder pursuant to such Registration Statement to cease, or (ii) if no such Registration Statement has yet been filed or declared effective, to delay the filing or effectiveness of any such Registration Statement until, in the good faith judgment of Buyer, such Material Development Condition no longer exists (notice of which Buyer shall promptly deliver to any Holder of Registrable Securities with respect to which any such Registration Statement has been filed). Notwithstanding the foregoing: (A) in no event may such cessation or delay (I) be for a period of more than 45 consecutive days from the giving of the Delay Notice to a Holder with respect to the Material Development Condition, as above provided, (II) exceed 90 days in the aggregate in any 12 month period and (III) prevent the Shelf Registration from being declared effective within nine (9) months following the Closing Date under the Stock Purchase Agreement. In the event of any such cessation or delay, the Shelf Registration Period with respect to such Holder and Registrable Securities shall be extended by the number of days during the Shelf Registration Period that such Holder is required to refrain from selling Registrable Securities.

          (c)   Limitation on Piggyback Registration Rights.    Anything to the contrary contained in this Agreement notwithstanding, when, in the opinion of outside securities counsel for Buyer, the registration of the Registrable Securities is not required by the Securities Act in connection with a proposed sale of such Registrable Securities, the Holders shall have no rights pursuant to Article III, Section 3 to request a piggyback registration in connection with such proposed sale and Buyer shall promptly provide to the transfer agent and the Holder's or Holders' broker or brokers in connection with any sale transaction an opinion to that effect.

        6.     Registration Expenses.    All expenses incident to Buyer's performance of or compliance with this Agreement including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications or registrations, or the obtaining of exemptions therefrom, of the Registrable Securities), printing expenses (including expenses of printing Prospectuses), messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), fees and disbursements of its counsel and its independent certified public accountants, securities acts liability insurance (if Buyer elects to obtain such insurance), fees and expenses of any special experts retained by Buyer in connection with any registration fees and expenses of other Persons retained by Buyer and reasonable fees and expenses of one counsel for all selling Holders (such selling Holders' counsel's fees shall not exceed $25,000) (such expenses being referred to as "Registration Expenses") shall be borne by Buyer, provided that Registration Expenses shall not include any fees and expenses of more than one counsel for the Holders, out-of-pocket expenses incurred by the Holders and underwriting discounts, commissions or fees attributable to the sale of the Registrable Securities.

        7.     Indemnification.

          (a)   Indemnification by Buyer.    Buyer shall indemnify and hold harmless, to the full extent permitted by law, but without duplication, each Holder of Registrable Securities, and each Person who controls such Holder (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and reasonable legal fees and expenses) resulting from any untrue statement of a material fact in, or any omission of a material fact required to be stated in, any Registration Statement or Prospectus or necessary to make the statements therein (in the case of a Prospectus in light of the circumstances under which they were made) not misleading, except insofar as the same are contained in any information furnished in writing to Buyer or to any underwriters by any Holder expressly for use therein. Buyer shall also indemnify underwriters participating in the distribution, their officers, directors, employees, partners and agents, and each Person who controls such underwriters (within the meaning of the Securities Act), to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities, if so requested.

          (b)   Indemnification by Holders of Registrable Securities.    In connection with any Registration Statement in which a Holder of Registrable Securities is participating, each such Holder will furnish to Buyer in writing such information and affidavits as Buyer reasonably requests for use in connection with any such Registration Statement or Prospectus and shall indemnify and hold harmless, to the full extent permitted by law, but without duplication, Buyer, its officers, directors, stockholders, employees, advisors and agents, and each Person who controls Buyer (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and reasonable legal fees and expenses) resulting from any untrue statement of material fact in, or any omission of a material fact required to be stated in, any Registration Statement or Prospectus or necessary to make the statements therein (in the case of a Prospectus in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder to Buyer specifically for inclusion therein. In no event will the liability of any Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. Holders of Registrable Securities shall also indemnify Buyer and hold harmless, to the full extent permitted by law, but without duplication, Buyer, its officers, directors, employees, advisors and agents, and each Person who controls Buyer (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and reasonable legal fees and expenses) resulting from any violations or alleged violations by Holders of Registrable Securities of Regulation M under the Exchange Act.

          (c)   Conduct of Indemnification Proceedings.    Any Person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel of such indemnifying party's choice, provided that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in (but not control) the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified Person unless: (A) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to the indemnified Person in a timely manner or (B) in the reasonable judgment of any such indemnified Person, based upon the advice of outside securities counsel, a conflict of interest exists between such indemnified Person and the indemnifying party with respect to such claim (in which case, if the indemnified Person notifies the indemnifying party in writing that such indemnified Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such indemnified Person). The indemnifying party will not be subject to any liability for any settlement made without its written consent. No indemnified Person will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term given by the claimant or plaintiff to such indemnified Person of a release from all liability in respect of such claim. An indemnifying party who is not entitled to, or elects not to, assume the defense of the claim will not be obligated to pay the fees and expenses of more than one counsel for all Persons indemnified by such indemnifying party with respect to such claim.

          (d)   Contribution.    If for any reason the indemnification provided for in Article III, Section 7(a) or Article III, Section 7(b) is unavailable to an indemnified Person or insufficient to hold it harmless as contemplated by Article III, Section 7(a) and Article III, Section 7(b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified Person as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party and the indemnified Person, but also the relative fault of the indemnifying party and the indemnified Person, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the indemnifying party or parties on the one hand, or the indemnified Person or Persons on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentations.

        8.     Participation in Underwritten Registrations.    No Person may participate in any Underwritten Offering hereunder unless such Person: (i) agrees to sell such Person's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and signs all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements and in form and substance reasonably approved by Buyer. Nothing in this Section 8 shall be construed to create any additional rights regarding the registration of Registrable Securities in any Person otherwise than as set forth herein.

        9.     Transfer of Registration Rights.    The registration rights of a Holder of Registrable Securities under this Agreement may be transferred (i) in the case of an individual, to any member of the immediate family of such individual or to any trust for the benefit of the individual or any such family member or members, (ii) in the case of an entity, to any shareholder, general or limited partner of affiliate of such Holder; provided that written notice is given to Buyer and such assignee or transferee agrees in writing to be bound by all of the terms and provisions of this Agreement.

ARTICLE IV.
MISCELLANEOUS

        1.     Amendments.    This Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions may not be given, except pursuant to a written amendment executed by Buyer and the Stockholders. Any amendment effected in accordance with this paragraph shall be binding upon the Stockholders, each Holder and Buyer.

        2.     Waivers.    Any failure of any Stockholder or another Holder, on one hand, or Buyer, on the other hand, to comply with any provision of this Agreement may be waived by Buyer or Stockholder or that Holder, respectively, only by a written instrument signed by the party granting the waiver, but that waiver or the failure to insist upon strict compliance with that provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Any waiver effected in accordance with this paragraph shall be binding upon Stockholder, each Holder and Buyer.

        3.     Notices.    All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally, sent by facsimile, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses set forth below or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received (A) in the case of personal delivery, on the date of such delivery, (B) in the case of facsimile, on the date sent if confirmation of receipt is received and such notice is also promptly mailed by registered or certified mail (return receipt requested), (C) in the case of a nationally-recognized overnight courier in circumstances under which such courier guarantees next business day delivery, on the next business day after the date when sent, and (D) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted:

        If to a Holder other than Stockholder, at the most current address given by that Holder to Buyer, in accordance with this Section 3.

          (a)   if to Buyer, to:

      Sonus Pharmaceuticals, Inc.
      22026 20th Avenue SE
      Bothell, WA 98021

      Attention: Michael Martino, President and CEO
      Facsimile No.:425 489-0626
      Telephone No.: 425 487-9500

      with a copy to:

      Stradling Yocca Carlson & Rauth
      660 Buyer Center Drive, Suite 1600
      Newport Beach, CA 92660
      Telephone: (949) 725-4000
      Facsimile: (949) 725-4100
      Attention: K.C. Schaaf, Esq.

          (b)   If to Stockholder, to:

      Telephone:
      Facsimile:
      Attention:

        4.     Successors and Assigns.    Except as provided in Article II, Section 1(e), the obligations of the Stockholders under the Restrictive Provisions set forth in Article II of this Agreement may not be delegated by the Stockholder to any Person. The Registration Rights set forth in Article III of this Agreement may not be assigned by the Stockholder to any Person, except as provided in Article III, Section 9. Any such assignment shall not be effected unless and until the assignee assumes in writing all the obligations under this Agreement that correspond to the rights being assigned to that assignee, as determined in good faith by Buyer.

        5.     Right to Decline Transfer.    In furtherance of the provisions contained in this Agreement, Buyer and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Registrable Securities if such transfer would constitute a violation or breach of this Agreement.

        6.     Entire Agreement.    This Agreement and the Stock Purchase Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all other prior and contemporaneous agreements and understandings both written and oral between the parties with respect to the subject matter hereof and thereof.

        7.     Governing Law; Equitable Relief.

          (a)   This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of Delaware without regard to the conflict of law principles thereof.

          (b)   The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions (or similar equitable relief)

  to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the State of New York and the United States District Court for the District of New York, this being in addition to any other remedy to which they are entitled at law or in equity.

        8.     Descriptive Headings.    The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

        9.     Gender.    Whenever required by the context, the masculine gender shall include the feminine and neuter genders, and vice versa and the singular shall include the plural, and vice versa.

        10.   Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall together constitute one and the same agreement.

        11.   Validity.    If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and to such end the provisions of this Agreement are agreed to be severable.

        12.   Parties in Interest.    This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns and, except as expressly provided herein, nothing in this Agreement is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement nor shall any such person be entitled to assert any claim hereunder. In no event shall this Agreement constitute a third party beneficiary contract.

        13.   Personal Liability.    This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of Stockholder or Buyer, or any officer, director, employee, agent, representative or investor of any party hereto.

        14.   Remedies Cumulative.    Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

        15.   Additional Actions.    From time to time, at either party's request and without further consideration, the other party hereto (and any Holder in addition to the Stockholders) shall execute and deliver such additional documents and take such other actions as may be necessary or desirable to effectuate this Agreement.

        16.   Representation of Counsel.    Each party to this Agreement has been represented by counsel during the preparation and negotiation of this Agreement, and therefore waives any rule of construction that would construe ambiguities against the party drafting this Agreement.

        17.   WAIVER OF JURY TRIAL.    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED

THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION 18.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SONUS PHARMACEUTICALS, INC.

By:
Name:
Title:

STOCKHOLDER

By:
Name:
Title:

Appendix C

October 22, 2004

Board of Directors
Sonus Pharmaceuticals, Inc.
22026 20th Avenue SE
Bothell, WA 98021

Ladies and Gentlemen:

        We understand that Sonus Pharmaceuticals, Inc. ("Sonus") and Synt:em S.A., Inc. ("Synt:em S.A.") and certain of Synt:em S.A.'s managers and equity holders propose to enter into a Stock Purchase Agreement (the "Purchase Agreement"), whereby, subject to the terms and conditions of the Purchase Agreement, Sonus will acquire all of the outstanding securities of Synt:em S.A. (the "Transaction"). We further understand that the terms of the Transaction will be set forth more fully in the Purchase Agreement.

        Pursuant to the Purchase Agreement, we understand that total consideration of up to U.S. $30 million (net of fees or expenses which may be paid by Sonus) may be paid by Sonus (the "Consideration") to the equity holders of Synt:em S.A. in connection with the Transaction.

        You have asked us to advise you as to the fairness, from a financial point of view, to the Sonus shareholders of the total consideration to be paid in the proposed Transaction.

        For purposes of this opinion we have, among other things: (i) reviewed a draft of the Purchase Agreement dated October 19, 2004 (the "Draft Agreement"); (ii) reviewed certain publicly available information concerning Sonus and Synt:em S.A. and certain other relevant financial and operating data of Sonus and Synt:em S.A. furnished to us by Sonus and Synt:em S.A.; (iii) held discussions with members of management of Sonus and Synt:em S.A. concerning their current and future business prospects and joint prospects for the combined companies, including the potential cost savings and other synergies that may be achieved by the combined companies; (iv) reviewed certain financial forecasts prepared by the respective managements of Sonus and Synt:em S.A.; (v) compared certain publicly available financial data of companies whose securities are traded in the public markets and that we deemed relevant to similar data for Sonus and Synt:em S.A.; (vi) reviewed the financial terms of certain other business combinations that we deemed generally relevant; and (vii) performed and/or considered such other studies, analyses, inquiries and investigations as we deemed appropriate.

        In connection with our review and in arriving at our opinion, we have assumed and relied on the accuracy and completeness of all of the financial and other information reviewed by us for purposes of this opinion and have neither attempted to verify independently nor assumed responsibility for verifying any of such information. In addition, we have assumed, with your consent, that the Transaction, including the First Earn-out Event and the Second Earn-out Event as such terms are defined and described in the Draft Agreement, will be consummated upon the terms and subject to the conditions set forth in the Draft Agreement without material alternation thereof. With respect to Sonus' and Synt:em S.A.'s financial forecasts provided to us by their respective managements and the joint prospects of the combined companies, we have assumed, with your consent and based upon discussions with such managements, that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such managements, at the time of preparation, of the future operating and financial performance of Sonus and Synt:em S.A. and the combined companies. We have relied, without independent verification, upon the estimates of such managements of the potential cost savings and other synergies, including the amount and timing thereof, that may be achieved as a result of the proposed Transaction. We have relied on the advice of counsel and independent accountants to Sonus and Synt:em S.A. as to all legal and financial reporting matters with

C-1

respect to Sonus, Synt:em S.A., the Purchase Agreement and the Transaction. We have not assumed any responsibility for or made or obtained any independent evaluation, appraisal or physical inspection of the assets or liabilities of Sonus or Synt:em S.A. Further, our opinion is based on economic, monetary and market conditions as they exist and can be evaluated as of the date hereof and we assume no responsibility to update or revise our opinion based upon circumstances and events occurring after the date hereof. Our opinion as expressed herein is limited to the fairness, from a financial point of view, to the Sonus shareholders of the Consideration to be paid by Sonus in connection with the Transaction as it is described in the Draft Agreement, and does not address Sonus' underlying business decision to engage in the Transaction or the relative merits of the Transaction as compared to other business strategies that might be available to Sonus. Our opinion does not constitute a recommendation to any shareholder of Sonus as to how such shareholder should vote on, or take any other action relating to, the proposed Transaction.

        We are not expressing any opinions as to what the value of Sonus common stock will be when issued at any time pursuant to the Transaction or the prices at which Sonus common stock will actually trade at any time.

        Needham & Company, Inc., as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and other purposes. We have been engaged by Sonus as financial advisor in connection with the Transaction and to render this opinion and will receive a fee for our services, a substantial portion of which is contingent on the consummation of the Transaction. In addition, Sonus has agreed to indemnify us for certain liabilities arising from our role as financial advisor and out of the rendering of this opinion and to reimburse us for our reasonable out-of-pocket expenses. We may in the future provide investment banking and financial advisory services to Sonus unrelated to the proposed Transaction, for which services we expect to receive compensation. In the ordinary course of our business, we may actively trade the equity securities of Sonus for our own account or for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

        This letter and the opinion expressed herein are provided at the request and for the information of the Board of Directors of Sonus and may not be quoted or referred to or used for any purpose without our prior written consent, except that this letter may be disclosed in connection with any proxy statement used in connection with the Transaction so long as this letter is quoted in full in such registration statement or proxy statement.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be paid by Sonus in connection with the Transaction is fair to the Sonus shareholders from a financial point of view.

Very truly yours,
NEEDHAM & COMPANY, INC.

C-2

/*\ DETACH PROXY CARD HERE /*\

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
SONUS PHARMACEUTICALS, INC.

        The undersigned hereby appoints Michael A. Martino and Alan Furhman, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to represent the undersigned and to vote all shares of stock of Sonus Pharmaceuticals, Inc. which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of Sonus Pharmaceuticals, Inc. to be held at the Hyatt Regency Bellevue, 900 Bellevue Way Northeast, Bellevue, Washington 98004 on ____________, 2005 at ______ a.m. local time, and at any and all adjournments or postponements thereof, as follows on the reverse side.

(Continued, and to be marked, dated and signed, on the other side)

SONUS PHARMACEUTICALS, INC.

/*\ DETACH PROXY CARD HERE /*\

        Whether or not the undersigned plans to attend the Special Meeting, the undersigned is urged to execute and return this Proxy, which may be revoked at any time prior to the voting hereof.

        All other proxies heretofore given by the undersigned to vote shares of stock of Sonus Pharmaceuticals, Inc. which the undersigned would be entitled to vote if personally present at said Special Meeting or any other adjournment thereof are hereby expressly revoked.

        The shares represented by this Proxy will be voted as directed, but when no direction is given, they will be voted FOR approval of the proposal named below. The proposal to approve the issuance of 5,425,000 shares of Sonus Pharmaceuticals, Inc. common stock, representing the maximum number of shares deliverable to the stockholders of Synt:em, S.A. in connection with the proposed acquisition by Sonus Pharmaceuticals, Inc. of Synt:em, S.A. pursuant to an Amended and Restated Stock Purchase Agreement executed on December 27, 2004, by and among Sonus Pharmaceuticals, Inc. and the stockholders of Synt:em, S.A., and certain warrant holders and option holders of Synt:em, S.A., has been made by Sonus Pharmaceuticals, Inc.

1.	To approve the issuance of 5,425,000 shares of Sonus Pharmaceuticals, Inc. common stock, representing the maximum number of shares deliverable to the stockholders of Synt:em, S.A. in connection with the proposed acquisition by Sonus Pharmaceuticals, Inc. of Synt:em, S.A. pursuant to an Amended and Restated Stock Purchase Agreement executed on December 27, 2004, by and among Sonus Pharmaceuticals, Inc. and the stockholders of Synt:em, S.A., and certain warrant holders and option holders of Synt:em, S.A.:	In addition, the proxies are authorized, in their discretion, to vote upon such other matters as may properly come before the Special Meeting or any adjournment thereof. The Board of Directors recommends a vote FOR Proposal 1. This Proxy, when properly executed, will be voted as specified above. THIS PROXY WILL BE VOTED FOR PROPOSAL 1 IF NO SPECIFICATION IS MADE.
☐	FOR	☐	AGAINST	☐	ABSTAIN
The undersigned acknowledges receipt of the Notice of Special Meeting and Proxy Statement for the Special Meeting.

Please sign your name exactly as it appears on your stock certificate, date and return this Proxy as promptly as possible in the reply envelope provided. When signing as attorney, executor, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by authorized person. Joint owners must each sign personally.
Dated:

Signature

Signature
PLEASE BE CERTAIN YOU HAVE DATED AND SIGNED THIS PROXY

Please Detach Here
/*\ You Must Detach This Portion of the Proxy Card /*\
Before Returning it in the Enclosed Envelope

QuickLinks

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON , 2005
Table of Contents
PROXY STATEMENT
INTRODUCTION
VOTING SECURITIES
SUMMARY
QUESTIONS AND ANSWERS ABOUT THE ACQUISITION AND THE SPECIAL MEETING
QUESTIONS AND ANSWERS ABOUT THE ACQUISITION
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING
SELECTED HISTORICAL FINANCIAL DATA OF SONUS
SELECTED HISTORICAL FINANCIAL DATA OF SYNT:EM S.A.
EXCHANGE RATE INFORMATION
SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS—SYNT:EM S.A.
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
RISK FACTORS
Risks Relating to the Acquisition
Risks Relating to the Combined Company After the Acquisition
PROPOSAL ONE APPROVAL OF THE ISSUANCE OF COMMON STOCK IN CONNECTION WITH THE ACQUISITION OF SYNT:EM S.A., S.A.
THE ACQUISITION
THE AMENDED AND RESTATED STOCK PURCHASE AGREEMENT
RELATED TRANSACTION AGREEMENTS
INFORMATION CONCERNING SONUS
INFORMATION CONCERNING SYNT:EM S.A.
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS AND MANAGEMENT OF SONUS
NO DISSENTERS' RIGHTS OF APPRAISAL
STOCKHOLDER PROPOSALS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF INFORMATION BY REFERENCE
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Sonus Pharmaceuticals, Inc. Unaudited Pro Forma Condensed Combined Balance Sheet September 30, 2004 (U.S. GAAP basis, in thousands)
Sonus Pharmaceuticals, Inc. Unaudited Pro Forma Condensed Combined Statement of Operations Nine Months Ended September 30, 2004 (U.S. GAAP basis, in thousands, except per share amounts)
Sonus Pharmaceuticals, Inc. Unaudited Pro Forma Condensed Combined Statement of Operations Year Ended December 31, 2003 (U.S. GAAP basis, in thousands, except per share amounts)
Notes to Unaudited Pro Forma Condensed Combined Financial Statements
SYNT:EM S.A. FINANCIAL STATEMENTS
Report of Independent Auditors
SYNT:EM S.A. BALANCE SHEET (EURO)
SYNT:EM S.A STATEMENT OF OPERATIONS (EURO)
SYNT:EM S.A. NOTES TO THE FINANCIAL STATEMENTS (All amounts in Euros)
NUMBER OF OUTSTANDING WARRANTS AND STOCK OPTIONS AT DECEMBER 31, 2003
AMENDED AND RESTATED STOCK PURCHASE AGREEMENT
EXHIBIT A FORM OF STOCKHOLDERS AGREEMENT
R E C I T A L S